As filed with the Securities and Exchange Commission on July 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Associated Materials, LLC	AMH New Finance, Inc.

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
3089	3089
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
75-1872487	27-3533185
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

3773 State Road

Cuyahoga Falls, Ohio 44223

(330) 929-1811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jerry W. Burris

President and Chief Executive Officer

3773 State Road

Cuyahoga Falls, Ohio 44223

(330) 929-1811

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

William B. Brentani

Daniel N. Webb

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

(650) 251-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Associated Materials, LLC is a non-accelerated filer, and AMH New Finance, Inc. does not currently file reports.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
9.125% Senior Secured Notes due 2017	$100,000,000	100%	$100,000,000	$13,640
Guarantees of 9.125% Senior Secured Notes due 2017 (2)	$100,000,000	100%	$100,000,000	(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor, as Specified in its Charter or Other Organizational Document	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address and Telephone Number
Gentek Holdings, LLC	Delaware	3089	31-1533672	3773 State Road Cuyahoga Falls, Ohio 44223 (330) 929-1811
Gentek Building Products, Inc.	Delaware	3089	31-1533669	3773 State Road Cuyahoga Falls, Ohio 44223 (330) 929-1811

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 24, 2013

PROSPECTUS

Associated Materials, LLC

AMH New Finance, Inc.

Offer to Exchange

We are offering to exchange up to $100,000,000 aggregate principal amount of our new 9.125% Senior Secured Notes due 2017 and the related guarantees (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the $100,000,000 aggregate principal amount of our 9.125% Senior Secured Notes due 2017 and the related guarantees issued in a private placement on May 1, 2013 (the “Private Notes”) as additional notes under the same indenture, dated as of October 13, 2010, governing the $730,000,000 million aggregate principal amount of 9.125% Senior Secured Notes due 2017 and the related guarantees that were originally issued in October 2010 in a private placement and subsequently registered under the Securities Act in July 2011 (the “Existing Registered Notes”), as supplemented by a supplemental indenture, dated as of May 1, 2013 (the “Indenture”). We are offering to exchange the Exchange Notes for the Private Notes to satisfy our obligations contained in the registration rights agreement that we entered into when the Private Notes were sold pursuant to Rule 144A and Regulation S under the Securities Act. The Exchange Notes are expected to have the same CUSIP and ISIN numbers as, and to trade fungibly with, the Existing Registered Notes.

The Exchange Offer

•	We will exchange all Private Notes that are validly tendered and not validly withdrawn for an equal principal amount of Exchange Notes that are freely tradable.

•	You may withdraw tenders of Private Notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2013, unless extended. We do not currently intend to extend the expiration date.

•	The Exchange Notes to be issued in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•

The terms of the Exchange Notes to be issued in the exchange offer are substantially identical to the Private Notes, except that the Exchange Notes will be freely tradable other than in the limited circumstances described below.

Resales of the Exchange Notes

•	The Exchange Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the Exchange Notes on a national market.

All untendered Private Notes will continue to be subject to the restrictions on transfer set forth in the Private Notes and in the Indenture. In general, the Private Notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the Private Notes under the Securities Act.

See “Risk Factors” beginning on page 15 for a discussion of certain risks that you should consider before participating in the exchange offer.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus. We have agreed that, for a period of 90 days after the date of this prospectus (subject to extension as provided in the registration rights agreement), we will make this prospectus available to any broker-dealer for use in connection with such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013.

You should rely only on the information contained in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or to represent anything about us, our financial results or the exchange offer that is not contained in this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the Private Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page.

Trademarks and Trade Names

We own or have rights to trademarks and trade names that we use in conjunction with the operation of our business. In addition, our name, logo and website name and address are our trademarks or service marks. Some of the more important trademarks that we use include Alside®, Revere®, Gentek®, Alpine®, Alpine WindowsTM, CenterLock®, Charter Oak®, Color Clear Through®, ColorConnect®, Excalibur®, Performance SeriesTM, Preservation®, TriBeamTM, Prodigy®, UltraGuard® and UltraMaxx®. This prospectus contains additional trademarks, trade names and service marks of other companies. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply relationships with, or endorsement or sponsorship of us by, these other companies.

Market, Industry and Other Data

This prospectus contains statistical data that we obtained from industry publications and reports. These publications generally indicate that they have obtained their information from sources believed to be reliable.

i

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus and does not contain all of the information that you should consider before tendering your Private Notes in the exchange offer. To understand all of the terms of the exchange offer and for a more complete understanding of our business, you should carefully read this entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus and the information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless otherwise indicated in this prospectus, “Associated Materials,” “we,” “us,” “our” and “our company” refer to Associated Materials, LLC and, where appropriate, its subsidiaries, and references to the “issuers” are collective references to Associated Materials, LLC and AMH New Finance, Inc., as co-issuers of the Notes.

Our Company

We are a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States and Canada. We produce a comprehensive offering of exterior building products, including vinyl windows, vinyl siding, vinyl railing and fencing, aluminum trim coil, aluminum and steel siding and related accessories, which we produce at our 11 manufacturing facilities. We also sell complementary products that are manufactured by third parties, such as roofing materials, cladding materials, insulation, exterior doors, equipment and tools, and provide installation services. We distribute these products through our extensive dual-distribution network to over 50,000 professional exterior contractors, builders and dealers, whom we refer to as our “contractor customers.” This dual-distribution network consists of 123 company-operated supply centers, through which we sell directly to our contractor customers, and our direct sales channel, through which we sell to more than 275 independent distributors, dealers and national account customers. The products we sell are generally marketed under our brand names, such as Alside®, Revere®, Gentek®, UltraGuard® and Preservation®. Our product sales of vinyl windows, vinyl siding, metal products and third-party manufactured products comprised approximately 31%, 20%, 15% and 27%, respectively, of our net sales for the year ended December 29, 2012.

Our company-operated supply centers provide “one-stop” shopping to our contractor customers by carrying the products, accessories and tools necessary to complete a project. In addition, our supply centers provide value-added services, including marketing support, installation support, technical support and warranty services that become a part of our contractor customers’ workflows, and these services form a critical component of the contractors’ offering to end consumers. Many of our supply centers also offer full-service product installation of our window, siding and third-party products through our Installed Sales Solutions (“ISS”) group. Our ISS group provides a turn-key solution for remodeling dealers and builders who benefit from purchasing bundled products and installation from a single source, allowing them to focus on generating new business. For the year ended December 29, 2012 and the quarter ended March 30, 2013, approximately 75% and 73%, respectively, of our net sales were generated through our network of supply centers.

We also distribute products through our direct sales channel, which consists of more than 275 independent distributors, dealers and national account customers. We sell to distributors and dealers both in markets where we have existing supply centers and in markets where we may not have a supply center presence, and we utilize our manufacturing and marketing capabilities to help these direct customers grow their businesses. Our distributor and dealer customers in this channel are carefully selected based on their ability to drive sales of our products, deliver high customer service levels and meet other performance factors. This sales channel also allows us to service larger regional and national account customers with a broader geographic scope, which drives additional volume. In addition, in many cases we are able to leverage our vertical integration in support of our distributor and dealer customers by selling and shipping our products directly to their contractor customers. For the year ended December 29, 2012 and the quarter ended March 30, 2013, we generated approximately 25% and 27%, respectively, of our net sales from this channel.

We estimate that, for the year ended December 29, 2012, approximately 70% of our net sales were generated in the residential repair and remodeling (“R&R”) market and approximately 30% of our net sales were generated in the residential new construction market. We believe that our focus on the R&R market provides us with a more attractive market than residential new construction due to the relative stability in demand, superior competitive dynamics and higher profit margins available in R&R.

Our History and the Merger

Associated Materials was founded in 1947 when it first introduced residential aluminum siding under the Alside® name and is a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States and Canada. In October 2010, Associated Materials Group, Inc. (“Parent”) (formerly known as AMH Investment Holdings Corp. and before that as Carey Investment Holdings Corp.), Associated Materials Incorporated (“Holdings”) (formerly known as AMH Intermediate Holdings Corp. and before that as Carey Intermediate Holdings Corp.), Carey Acquisition Corp. (“Merger Sub”), a wholly owned direct subsidiary of Holdings, and AMH Holdings II, Inc. (“AMH II”) entered into a merger agreement pursuant to which Merger Sub merged with and into AMH II (the “Acquisition Merger”), with AMH II surviving such merger as a wholly owned direct subsidiary of Holdings. After a series of additional mergers (together with the “Acquisition Merger,” the “Merger”), AMH II merged with and into Associated Materials, LLC in October 2010, with Associated Materials, LLC surviving such merger as a wholly owned direct subsidiary of Holdings. As a result of the Merger, Associated Materials, LLC became an indirect wholly owned subsidiary of Parent. Investment funds affiliated with Hellman & Friedman LLC (“H&F”) own approximately 97% of the common stock of Parent. These investment funds are referred to in this prospectus as the “H&F Investors.”

Organizational Structure

The following chart illustrates Associated Materials, LLC’s direct and indirect parent companies, subsidiaries and debt capitalization:

*	Holdings is a guarantor of our senior secured asset-based revolving credit facilities (the “ABL facilities”).
**	Associated Materials, LLC and AMH New Finance, Inc. are the co-issuers of the Notes. Gentek Holdings, LLC is a guarantor of the Notes and is a guarantor of our ABL facilities, which is comprised of a $141.5 million U.S. facility and a $71.5 million Canadian facility, and Gentek Building Products, Inc. is also a guarantor of the Notes and is the borrower under the U.S. portion of our ABL facilities. The other subsidiaries are borrowers or guarantors under the Canadian portion of our ABL facilities. None of these other subsidiaries is a guarantor of the Notes or of the U.S. portion of our ABL facilities. In addition, Associated Materials Finance, Inc. is not a guarantor of our ABL facilities.

Our Sponsor

H&F is a leading private equity firm with offices in San Francisco, London and New York. Since its founding in 1984, H&F has raised and, through its affiliated funds, managed, over $25 billion of committed capital and has invested in over 75 companies. The firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including energy & industrials, internet & digital media, software, business & marketing services, financial services, insurance, media and healthcare. The H&F Investors control a majority of the voting power of all outstanding shares of Parent’s common stock. For a discussion of certain risks, potential conflicts and other matters associated with the H&F Investors’ control, see “Risk Factors—Risks Relating to Our Business—We are controlled by the H&F Investors, whose interests may be different than the interests of other holders of our securities.”

Corporate Information

Associated Materials, Inc., the predecessor of Associated Materials, LLC, was formed under the laws of the State of Delaware on April 4, 1983 and converted into a limited liability company on December 28, 2007. AMH New Finance, Inc. was incorporated under the laws of the State of Delaware on September 23, 2010. Our principal executive offices are located at 3773 State Road, Cuyahoga Falls, Ohio 44223, and our telephone number is (330) 929-1811. Our website is located at http://www.associatedmaterials.com. Information contained or linked on our website is not incorporated by reference into this prospectus and is not a part of this prospectus.

The Exchange Offer

In this prospectus, the term “Private Notes” refers to the $100,000,000 aggregate principal amount of 9.125% Senior Secured Notes due 2017 and the related guarantees issued in a private placement on May 1, 2013. The term “Exchange Notes” refers to our 9.125% Senior Secured Notes due 2017 and the related guarantees, as registered under the Securities Act of 1933, as amended (the “Securities Act”), offered by this prospectus. The term “Existing Registered Notes” refers to the $730,000,000 aggregate principal amount of 9.125% Senior Secured Notes due 2017 and the related guarantees that were originally issued in October 2010 in a private placement and subsequently registered under the Securities Act in July 2011. The term “Notes” or “9.125% notes” refers collectively to the Private Notes, the Existing Registered Notes and the Exchange Notes.

The summary below describes the principal terms of the exchange offer. See also the section of this prospectus titled “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the exchange offer.

General	In connection with the private placement in May 2013, we entered into a registration rights agreement with the purchasers in which we agreed, among other things, to deliver this prospectus to you and to obtain the effectiveness of the registration statement on Form S-4 of which this prospectus is a part within 180 days after the date of original issuance of the Private Notes. You are entitled to exchange in the exchange offer your Private Notes for Exchange Notes, which are substantially identical in all material respects to the Private Notes except:

•	the Exchange Notes have been registered under the Securities Act;

•	the terms with respect to transfer restrictions no longer apply, provided that the resale conditions described below are satisfied;

•	the Exchange Notes are not entitled to any registration rights that are applicable to the Private Notes under the registration rights agreement; and

•	the provisions of the registration rights agreement that provide for payment of additional amounts upon a registration default are no longer applicable.

The Exchange Offer	We are offering to exchange up to $100,000,000 aggregate principal amount of our 9.125% Senior Secured Notes due 2017 and the related guarantees, which have been registered under the Securities Act, for any and all of our Private Notes and the related guarantees.

Private Notes may be exchanged only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the Exchange Notes for all Private Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Resale

Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued pursuant to the exchange offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Private Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Any holder of Private Notes who:

•	is our affiliate;

•	does not acquire Exchange Notes in the ordinary course of its business; or

•	tenders its Private Notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless extended by us. We do not currently intend to extend the expiration of the exchange offer.

Withdrawal	You may withdraw the tender of your Private Notes at any time prior to the expiration of the exchange offer. We will return to you any of your Private Notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Private Notes	Each Exchange Note bears interest at the rate of 9.125% per annum from the original issuance date of the Private Notes or from the most recent date on which interest has been paid on the Notes. The interest on the Exchange Notes is payable on May 1 and November 1 of each year, commencing November 1, 2013. No interest will be paid on Private Notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the Private Notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold Private Notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes in violation of the provisions of the Securities Act;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Private Notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such Exchange Notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of Private Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Private Notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those Private Notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Private Notes, either make appropriate arrangements to register ownership of the Private Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your Private Notes and your Private Notes are not immediately available or you cannot deliver your Private Notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your Private Notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Private Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered Private Notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no payments of additional amounts on the Private Notes under the circumstances described in the registration rights agreement. If you do not tender your Private Notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the Private Notes as set forth in the Indenture, except we will not have any further obligation to you to provide for the exchange and registration of the Private Notes under the registration rights agreement. To the extent that Private Notes are tendered and accepted in the exchange offer, the trading market for Private Notes could be adversely affected.

Consequences of Failure to Exchange	All untendered Private Notes will continue to be subject to the restrictions on transfer set forth in the Private Notes and in the Indenture. In general, the Private Notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not intend to register the Private Notes under the Securities Act, except as otherwise required by the registration rights agreement.

United States Federal Income Tax Consequences of the Exchange Offer	The exchange of Private Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of Exchange Notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the Notes. The Exchange Notes will have terms substantially identical to the Private Notes, except that the Exchange Notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement.

Co-Issuers	Associated Materials, LLC and AMH New Finance, Inc.

Notes Offered	$100,000,000 million aggregate principal amount of 9.125% Senior Secured Notes due 2017 and the related guarantees.

The Exchange Notes will be consolidated with and form a single class with the Existing Registered Notes and have the same terms as to status, redemption, collateral and otherwise (other than issue date, issue price, first interest payment date) as the Existing Registered Notes under the Indenture. Upon completion of the exchange offer, the Exchange Notes are expected to trade fungibly with the Existing Registered Notes.

Maturity Date	November 1, 2017.

Interest Payment Dates	May 1 and November 1 of each year after date of issuance of the Private Notes, commencing November 1, 2013.

Guarantees	The Notes currently are guaranteed, jointly and severally, by all of our direct and indirect domestic subsidiaries that guarantee our ABL facilities. See “Description of Notes—Note Guarantees.”

Our subsidiaries that do not guarantee the Notes represented approximately 21% and 27% of our net sales and operating profit (excluding intercompany items), respectively, for the year ended December 29, 2012, and approximately 22% and 18% of our net sales and operating loss (excluding intercompany items), respectively, for the quarter ended March 30, 2013. In addition, these non-guarantor subsidiaries represented approximately 28% and 9% of our total assets and total liabilities (including trade payables and excluding intercompany liabilities), respectively, as of December 29, 2012 and approximately 28% and 10% of our total assets and total liabilities (including trade payables and excluding intercompany liabilities), respectively, as of March 30, 2013.

Collateral	The Notes and the guarantees are secured by a first-priority lien on substantially all of our and our guarantors’ present and future assets located in the United States (other than the ABL Collateral (as defined below), in which the Notes and the guarantees will have a second-priority lien, and other Excluded Assets (as defined below)), including equipment, owned real property valued at $5.0 million or more and all present and future shares of capital stock of each of our and each guarantor’s material directly wholly-owned domestic subsidiaries and 65% of the present and future shares of capital stock,

of each of our and each guarantor’s directly owned foreign restricted subsidiaries (other than Canadian subsidiaries), in each case subject to certain exceptions and customary permitted liens. Such assets are referred to as the “Notes Collateral.”

In addition, the Notes and the guarantees are secured by a second-priority lien on substantially all of our and our guarantors’ present and future assets, which assets also secure our obligations under our ABL facilities, including accounts receivable, inventory, related general intangibles, certain other related assets and proceeds thereof. Such assets are referred to as the “ABL Collateral.” We refer to the Notes Collateral and the ABL Collateral together as the “Collateral.” The lenders under our ABL facilities have a first-priority lien securing our ABL facilities and other customary liens subject to an intercreditor agreement relating to the Notes, until such ABL facilities and obligations are paid in full. See “Description of Notes—Security for the Notes.”

No appraisal of the value of the Collateral has been made in connection with this exchange offer, and the value of Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. The liens on the Collateral may be released without the consent of the holders of the Notes if Collateral is disposed of in a transaction that complies with the Indenture and related security documents, including in accordance with the provisions of the intercreditor agreement relating to the Collateral securing our ABL facilities on a first-priority basis. In the event of a liquidation of the Collateral, the proceeds may not be sufficient to satisfy the obligations under the Notes.

Ranking	The Notes and guarantees constitute senior secured debt of the issuers and the guarantors. They rank:

•	equally in right of payment with all of our and the guarantors’ existing and future senior debt, including their obligations under our ABL facilities;

•	senior in right of payment to all of our and the guarantors’ existing and future subordinated debt;

•

effectively subordinated to all of our and the guarantors’ indebtedness and obligations that are secured by first-priority liens under our ABL facilities to the extent of the value of the ABL Collateral;

•	effectively senior to our and the guarantors’ obligations under our ABL facilities, to the extent of the value of the Notes Collateral; and

•	effectively senior to our and the guarantors’ senior unsecured indebtedness, to the extent of the value of the Collateral (after giving effect to any senior lien on the Collateral); and

structurally subordinated to all existing and future indebtedness and other liabilities, including preferred stock, of our non-guarantor subsidiaries, including the Canadian sub-facility of our ABL facilities

(other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Intercreditor Agreement	The trustee and the collateral agent under the Indenture and the administrative agent and collateral agent under our ABL facilities have entered into an intercreditor agreement as to the relative priorities of their respective security interests in the Collateral and certain other matters relating to the administration of security interests. See “Description of Notes—Security for the Notes—Intercreditor Agreement.”

Optional Redemption	Except as described below, we cannot redeem the Notes before November 1, 2013. Thereafter, we may redeem some or all of the Notes at the redemption prices listed under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest to the redemption date.

Prior to November 1, 2013, we may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus the make-whole premium described under “Description of Notes—Optional Redemption.”

Additionally, during any 12-month period prior to November 1, 2013, we may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103.00% of the principal amount thereof plus accrued and unpaid interest, if any.

At any time (which may be more than once) before November 1, 2013, we may redeem up to 35% of the aggregate principal amount of Notes issued with the net proceeds that we raise in one or more equity offerings, as long as:

•	we pay 109.125% of the face amount of the Notes, plus accrued interest to the date of redemption;

•	we redeem the Notes within 120 days of completing the equity offering; and

•	at least 50% of the aggregate principal amount of Notes issued remains outstanding afterwards.

Change of Control	If a change of control occurs, we must give holders of the Notes the opportunity to sell us their Notes at 101% of their face amount, plus accrued and unpaid interest. For more details, you should read “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Proceeds	If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such asset sales in our business within a period of time, pre-pay certain secured senior debt or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest. See “Description of Notes—Repurchase at the Option of the Holders—Asset Sales.”

Covenants	The Indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	pay dividends or distributions, repurchase equity, prepay junior debt and make certain investments;

•	incur additional debt or issue certain disqualified stock and preferred stock;

•	incur liens on assets;

•	merge or consolidate with another company or sell all or substantially all assets;

•	enter into transactions with affiliates; and

•	allow to exist certain restrictions on the ability of subsidiaries to pay dividends or make other payments to us.

These covenants are subject to important exceptions and qualifications as described under “Description of Notes—Certain Covenants.” Most of these covenants will cease to apply for so long as the Exchange Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Absence of Public Market	The Exchange Notes are a new issue of securities, and there is no active public trading market for the Exchange Notes. We do not intend to list the Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.

Risk Factors	See “Risk Factors” and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before tendering your Private Notes in the exchange offer.

For additional information regarding the Notes, see “Description of Notes.”

SUMMARY HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA

The following table sets forth our summary financial data for the periods presented. Our fiscal year consists of a 52/53 week period ending on the Saturday closest to December 31st. For fiscal years 2010, 2011 and 2012, our fiscal years were comprised of the 52 weeks ended January 1, 2011, December 31, 2011 and December 29, 2012, respectively.

Our results of operations prior to the date of the Merger in October 2010 are presented as the results of the Predecessor, which include the results of our then existing direct and indirect parent companies, Associated Materials Holdings, LLC, AMH Holdings, LLC and AMH Holdings II, Inc. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Merger” for a discussion of the Merger. The results of operations from and after the Merger are presented as the results of the Successor. The statement of operations data set forth below for the predecessor period January 3, 2010 to October 12, 2010, the successor period October 13, 2010 to January 1, 2011 and the years ended December 31, 2011 and December 29, 2012 are derived from our audited consolidated financial statements that are included elsewhere in this prospectus. The statement of operations data set forth below for the quarters ended March 31, 2012 and March 30, 2013 and the balance sheet data as of March 30, 2013 are derived from our unaudited condensed consolidated financial statements that are included elsewhere in this prospectus. The unaudited condensed consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

This summary historical condensed consolidated financial data set forth below for the quarter ended March 30, 2013 should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and unaudited consolidated condensed financial statements and the related notes included elsewhere in this prospectus.

	Predecessor	Successor
	January 3, 2010 to October 12, 2010	October 13, 2010 to January 1, 2011	Year Ended		Quarter Ended
			December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands, except share and per share data)
Statement of Operations Data:
Net sales(1)	$897,938	$269,249	$1,159,515	$1,142,521	$212,954	$208,984
Cost of sales	658,509	222,737	894,333	859,617	171,860	164,230

Gross profit	239,429	46,512	265,182	282,904	41,094	44,754
Selling, general and administrative expenses	159,448	53,543	247,278	240,027	59,470	56,835
Impairment of goodwill(2)	—	—	84,253	—	—	—
Impairment of other intangible assets(2)	—	—	79,894	—	—	—
Merger costs	102,661	7,411	585	—	—	—
Manufacturing restructuring costs	—	—	228	—	—	—

(Loss) income from operations	(22,680)	(14,442)	(147,056)	42,877	(18,376)	(12,081)
Interest expense, net	58,759	16,120	75,729	75,520	18,687	18,841
Net (gain) loss on debt extinguishments	(15,201)	25,129	—	—	—	—
Foreign currency (gain) loss	(184)	771	438	119	38	253

Loss before income taxes	(66,054)	(56,462)	(223,223)	(32,762)	(37,101)	(31,175)
Income tax expense (benefit)	5,220	8,553	(20,434)	5,605	769	169

Net loss	$(71,274)	$(65,015)	$(202,789)	$(38,367)	$(37,870)	$(31,344)

Other Financial Data:
Capital expenditures	$(10,302)	$(5,160)	$(15,447)	$(5,371)	$(738)	$(1,361)
Cash dividends	—	—	—	—	—	—
Ratio of earnings to fixed charges(3)	0.03x	—	—	0.63x	—	—

As of March 30, 2013
(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$6,132
Working capital(4)	99,670
Total assets	1,515,182
Total debt	820,432
Member’s equity	194,359

(1)	The following table presents a summary of net sales by principal product offering:

	Predecessor	Successor
	January 3, 2010 to October 12, 2010	October 13, 2010 to January 1, 2011	Year Ended		Quarter Ended
			December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands)
Vinyl windows	$316,102	$118,778	$362,570	$357,267	$66,888	$67,635
Vinyl siding products	181,904	41,504	224,388	227,374	43,358	39,737
Metal products	147,321	35,226	178,398	174,111	35,667	31,861
Third-party manufactured products	196,587	55,511	320,852	302,966	52,094	51,016
Other products and services	56,024	18,230	73,307	80,803	14,947	18,735

Total	$897,938	$269,249	$1,159,515	$1,142,521	$212,954	$208,984

(2)	We review goodwill and other intangible assets with indefinite lives for impairment on an annual basis, or more frequently if events or circumstances change that would impact the value of these assets. During the third quarter of 2011, the weaker economic conditions and lower results of operations resulted in management changing our outlook and lowering our forecast used for our discounted cash flow analysis. As a result of the lower management projections for operating results and the calculated lower per share equity value, we believed that we had an indicator of impairment and performed interim impairment testing on goodwill and indefinite lived intangibles as of September 3, 2011 resulting in impairment charges of $84.3 million during the fourth quarter of 2011 and $72.2 million during the third quarter of 2011, respectively.

In addition to the interim impairment testing, we performed our annual impairment test on goodwill and indefinite lived intangibles in the fourth quarter of 2011. We had revised our forecasts downward after the date of the interim impairment testing based on our annual budgeting process which resulted in an additional impairment charge related to indefinite lived intangibles of $7.7 million. No additional impairment charges were required as a result of the annual impairment test of goodwill for 2011.
(3)	The ratio of earnings to fixed charges is computed by dividing income (or loss) from continuing operations before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, and preferred stock dividends or accretion on preferred stock by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable) and the portion of rental expense that is representative of interest. For the predecessor period January 3, 2010 to October 12, 2010, the successor period October 13, 2010 to January 1, 2011, the years ended December 31, 2011 and December 29, 2012 and the quarters ended March 31, 2012 and March 30, 2013, earnings were not adequate to cover fixed charges by $66.1 million, $56.5 million, $223.2 million, $32.8 million, $37.1 million and $31.1 million, respectively.
(4)	Working capital is defined as current assets minus current liabilities.

RISK FACTORS

Investing in the Notes involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to tender your Private Notes in the exchange offer. The occurrence of any of the events described below could harm our business, financial condition, results of operations and growth prospects.

Risks Related to the Exchange Offer and the Notes

If you do not exchange your Private Notes in the exchange offer, the transfer restrictions currently applicable to your Private Notes will remain in force, and the market price of your Private Notes could decline.

If you do not exchange your Private Notes for Exchange Notes in the exchange offer, you will continue to be subject to restrictions on transfer of your Private Notes as set forth in the offering memorandum distributed in connection with the private offering of the Private Notes. In general, the Private Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Private Notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your Private Notes.

The tender of Private Notes under the exchange offer will reduce the aggregate principal amount of the Private Notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the Private Notes due to a reduction in liquidity. In addition, if you do not exchange your Private Notes in the exchange offer, you will no longer be entitled to exchange your Private Notes for Exchange Notes registered under the Securities Act, and you will no longer be entitled to have your Private Notes registered for resale under the Securities Act.

Our substantial level of indebtedness could adversely affect our financial condition.

We have a substantial amount of indebtedness, which requires significant interest payments. As of March 30, 2013, we would have had $830.0 million of indebtedness after giving effect to the offering of the Private Notes in May 2013 and the application of net proceeds from such offering.

Our substantial level of indebtedness could have important consequences, including the following:

•

We must use a substantial portion of our cash flow from operations to pay interest and principal on our ABL facilities, the Notes and other indebtedness, which reduces funds available to us for other purposes, such as working capital, capital expenditures, other general corporate purposes and potential acquisitions;

•	our ability to refinance such indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

•	we are exposed to fluctuations in interest rates because the ABL facilities have a variable rate of interest;

•

our leverage may be greater than that of some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in responding to current and changing industry and financial market conditions;

•	we may be more vulnerable to economic downturns and adverse developments in our business; and

•

we may be unable to comply with financial and other restrictive covenants in the ABL facilities, the Indenture and other debt instruments, as applicable, some of which require the obligor to maintain specified financial ratios and limit our ability to incur additional debt and sell assets, which could result in an event of default that, if not cured or waived, would have an adverse effect on our business and prospects and could result in bankruptcy.

Our ability to access funding under the ABL facilities depends upon, among other things, the absence of a default under the ABL facilities, including any default arising from a failure to comply with the related covenants. If we are unable to comply with our covenants under the ABL facilities, our liquidity may be adversely affected.

Our ability to meet expenses, to remain in compliance with our covenants under our debt instruments and to make future principal and interest payments in respect of our debt depends on, among other things, our operating performance, competitive developments and financial market conditions, all of which are significantly affected by financial, business, economic and other factors. We are not able to control many of these factors. If industry and economic conditions deteriorate, our cash flow may not be sufficient to allow us to pay principal and interest on our debt and meet our other obligations.

We may be able to incur more indebtedness, in which case the risks associated with our substantial leverage, including our ability to service our indebtedness, would increase.

The ABL facilities and the Indenture permit, subject to specified conditions and limitations, the incurrence of a significant amount of additional indebtedness. As of March 30, 2013, we would have been able to incur an additional $44.0 million of indebtedness under the ABL facilities, after giving effect to outstanding letters of credit and borrowing base limitations. If we incur additional debt, the risks associated with this substantial leverage and the ability to service such debt would increase.

The Indenture and the ABL facilities impose significant operating and financial restrictions on us.

The Indenture and the ABL facilities, as applicable, impose, and the terms of any future debt may impose, significant operating and financial restrictions on us. These restrictions, among other things, limit our ability and that of our subsidiaries to:

•	pay dividends or distributions, repurchase equity, prepay junior debt and make certain investments;

•	incur additional debt or issue certain disqualified stock and preferred stock;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	incur liens on assets;

•	merge or consolidate with another company or sell all or substantially all assets;

•	enter into transactions with affiliates; and

•	enter into agreements that would restrict the ability of our subsidiaries to pay dividends or make other payments to us.

In addition, as discussed under “Description of Other Indebtedness,” if our borrowing availability under the ABL facilities is below specified levels, we will be subject to compliance with a fixed charge coverage ratio. We were in compliance with our debt covenants as of March 30, 2013.

All of these covenants may adversely affect our ability to finance our operations, meet or otherwise address our capital needs, pursue business opportunities, react to market conditions or otherwise restrict activities or business plans. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. If repayment of our indebtedness is accelerated as a result of such default, we cannot provide any assurance that we would have sufficient assets or access to credit to repay such indebtedness.

We may not have sufficient cash flows from operating activities to service our indebtedness and meet our other cash needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our future cash flow, cash on hand or available borrowings may not be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the Notes), selling material assets or operations or seeking to raise additional debt or equity capital. These actions may not be effected on a timely basis or on satisfactory terms or at all, or these actions may not enable us to continue to satisfy our capital requirements. In addition, our existing or future debt agreements contain and will contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts. See “Description of Notes.”

In addition, we conduct some of our operations through our subsidiaries, certain of which will not be subsidiary guarantors of the Notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the Notes, will be dependent in part on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are subsidiary guarantors of the Notes or our other indebtedness, the subsidiaries will not have any obligation to pay amounts due on the Notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Notes. Each subsidiary is a distinct legal entity, and under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the Indenture and the agreements governing certain of our other existing indebtedness limit the ability of certain of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that Associated Materials, LLC does not receive distributions from its subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes.

If we cannot make scheduled payments on our debt, we will be in default, and as a result, holders of the Notes could declare all outstanding principal and interest to be due and payable, the lenders under our ABL facilities could terminate their commitments to loan money and could foreclose against the assets securing the borrowings under such agreements and we could be forced into bankruptcy or liquidation, which, in each case, could result in your losing your investment in the Notes.

Sales of assets by us or our subsidiary guarantors could reduce the pool of assets securing the Notes and the guarantees.

The security documents allow us and our subsidiary guarantors to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of any income from, the collateral securing the Notes. To the extent we sell any assets that constitute such collateral, the proceeds from such sale will be subject to the liens securing the Notes only to the extent such proceeds would otherwise constitute “collateral” securing the Notes and the subsidiary guarantees under the security documents. Such proceeds will also be subject to the security interest of creditors other than the holders of the Notes, some of which may be senior or prior to the liens held by the holders of the Notes or may have a lien in those assets that is pari passu with the lien of the holders of the Notes. For example, the lenders under our ABL facilities have a first-priority lien in any ABL Collateral securing both the Notes and our ABL facilities, and the holders of the Notes will have a second-priority lien in such shared ABL Collateral. To the extent the proceeds from any sale of collateral do not constitute “collateral” under the security documents, the pool of assets securing the Notes and the guarantees would be reduced, and the Notes and the guarantees would not be secured by such proceeds.

The liens on the ABL Collateral securing the Notes are junior and subordinate to the liens on the ABL Collateral securing our obligations under the ABL facilities and certain permitted additional secured indebtedness. If there is a default, the value of the ABL Collateral may not be sufficient to repay both the holders of the Notes and any other lenders or debt holders whose debt is secured senior to or on a pari passu basis with the Notes.

Obligations under the Notes are secured by a first-priority lien on the Notes Collateral and a second-priority lien on the ABL Collateral. No appraisal of the value of the collateral has been made in connection with this offering, and the fair market value is subject to fluctuations based on factors that include, among others, changing economic conditions, competition and other future trends. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the Notes, in full or at all, after first satisfying our obligations in full under applicable first-priority claims. There also can be no assurance that the collateral will be saleable, and even if saleable, the timing of its liquidation would be uncertain. In addition, with respect to certain of our owned real property, we may not obtain title insurance or legal opinions with respect to the mortgages securing the Notes. To the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the collateral and the ability of the collateral agent to foreclose on the collateral. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of the collateral securing the Notes and the obligations under the Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

With respect to some of the collateral, the collateral agent’s security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third party consents and making additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate consents and filings, be limited.

Under the terms of the Indenture, we are permitted to incur indebtedness in amounts in excess of the current commitments under our ABL facilities, all of which can be secured by the ABL Collateral on a first-priority lien basis and which will be entitled to payment out of the proceeds of any sale of such ABL Collateral before the holders of the Notes are entitled to any recovery from such ABL Collateral.

In addition, the Indenture permits the issuers and the subsidiary guarantors to create additional liens on the collateral under specified circumstances, some of which liens may be pari passu with the liens securing the Notes. Any obligations secured by such liens may further limit the recovery from the realization of the collateral available to satisfy holders of the Notes. See “Description of Notes—Certain Covenants—Limitation on Liens.”

The rights of holders of the Notes with respect to the collateral are substantially limited by the terms of the intercreditor agreement.

The collateral agent for the Notes and the agent under our ABL facilities have entered into an intercreditor agreement. The intercreditor agreement significantly restricts any action that may be taken by the collateral agent with respect to the ABL Collateral. Under the terms of the intercreditor agreement, at any time that obligations under our ABL facilities are outstanding, any actions that may be taken with respect to (or in respect of) the ABL Collateral that secures obligations under our ABL facilities on a first-priority basis, including the ability to cause the commencement of enforcement proceedings against such ABL Collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of such ABL Collateral from the lien of, and waivers of past defaults under, such documents relating to such ABL Collateral, will be at the direction of the holders of the obligations under our ABL facilities, and the holders of the Notes, which are secured on a second-priority basis on such ABL Collateral, may be adversely affected. See “Description of Notes—Collateral.” The ABL Collateral so released will no longer secure our and the guarantors’ obligations under the Notes and the guarantees. In addition, because the holders of the indebtedness under our ABL facilities control the disposition of such ABL Collateral, such holders could decide not to proceed against such ABL Collateral, regardless of whether there is a default under the documents governing such indebtedness or under the Indenture. In such event, the only remedy available to the holders of the Notes would be to sue for payment on the Notes and the related guarantees. In addition, under the intercreditor agreement, the collateral agent for the Notes may not assert any right of marshalling that may be available under applicable law with respect to such ABL Collateral. Without this waiver of the right of marshalling, holders of indebtedness secured by first-priority liens in the ABL Collateral would likely be required to liquidate collateral on which the Notes did not have a lien, if any, prior to liquidating the collateral securing the Notes, thereby maximizing the proceeds of the collateral that would be available to repay obligations under the Notes. As a result of this waiver, the proceeds of sales of such ABL Collateral could be applied to repay any indebtedness secured by first-priority liens in such ABL Collateral before applying proceeds of other collateral securing indebtedness, and the holders of notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the Notes.

In addition, because the holders of the indebtedness secured by first-priority liens in the ABL Collateral control the disposition of the ABL Collateral, such holders could decide not to proceed against the ABL Collateral, regardless of whether there is a default under the documents governing such indebtedness or under the Indenture. The Indenture and the intercreditor agreement contain certain provisions benefiting holders of indebtedness under our ABL facilities, including provisions prohibiting the trustee and the Notes collateral agent from objecting following the filing of a bankruptcy petition to a number of important matters regarding the collateral and the financing to be provided to us. After such filing, the value of this collateral could materially deteriorate and holders of the Notes would be unable to raise an objection. In addition, the right of holders of obligations secured by first priority liens to foreclose upon and sell such collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding. The intercreditor agreement also gives the holders of first-priority liens on the ABL Collateral the right to access and use the collateral that secures the Notes to allow those holders to protect the ABL Collateral and to process, store and dispose of the ABL Collateral.

The ABL Collateral is also subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the lenders under our ABL facilities and other creditors that have the benefit of first-priority liens on such collateral from time to time, whether on or after the date the Notes and guarantees are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the Notes as well as the ability of the Notes collateral agent to realize or foreclose on such collateral.

There are circumstances, other than repayment or discharge of the Notes, under which the collateral securing the Notes and the subsidiary guarantees will be released automatically, without your consent or the consent of the collateral agent for the Notes. You may not realize any payment upon disposition of such collateral.

Under various circumstances, the collateral securing the Notes will be released automatically, including:

•	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the Indenture;

•	with respect to collateral held by a guarantor, upon the release of the guarantor from its guarantee;

•	to the extent any lease is collateral, upon termination of such lease;

•	with respect to collateral that is capital stock, upon the dissolution of the issuer of that capital stock in accordance with the Indenture; and

•

with respect to any collateral constituting inventory, receivables and other ABL Collateral, in which the Notes have a second-priority lien, upon any release by the lenders under our ABL facilities of their first-priority lien in that collateral (subject to the interest of the holders of the Notes in the proceeds of that collateral), as described in the preceding risk factor.

The Indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the Notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any collateral owned by that subsidiary or any of its subsidiaries and any guarantees of the Notes by that subsidiary or any of its subsidiaries will be released under the Indenture but not necessarily under the ABL facilities.

In addition, the second-priority lien on the ABL Collateral securing the Notes will also be released automatically to the extent the first-priority liens on the ABL Collateral are released by the collateral agent for our ABL facilities in connection with a sale, transfer or disposition of ABL Collateral that is either not prohibited under the Indenture or occurs in connection with the foreclosure of, or other exercise of remedies with respect to, ABL Collateral by the collateral agent for our ABL facilities (subject to the interest of the holders of the Notes in the proceeds of that collateral). In addition, under the terms of the intercreditor agreement, at any time that obligations under our ABL facilities are outstanding, if the holders of such indebtedness release any ABL Collateral for any reason whatsoever (other than any such release granted following the discharge of obligations with respect to our ABL facilities), including, without limitation, in connection with any sale of assets, the second-priority liens on such ABL Collateral securing the Notes will be automatically and simultaneously released without any consent or action by the holders of the Notes, subject to certain exceptions. The collateral so released will no longer secure our and the guarantors’ obligations under the Notes and the guarantees.

In addition, upon certain sales of the assets that comprise the collateral, we may be required or permitted to repay amounts outstanding under the ABL facilities, prior to repayment of any other indebtedness, including the Notes, with the proceeds of such collateral disposition.

Pledges of equity interests of certain of our foreign subsidiaries may not constitute collateral for the repayment of the Notes because such pledges will not be perfected pursuant to foreign law pledge documents.

Part of the security for the repayment of the Notes may consist of a pledge of 65% of the voting capital stock of direct foreign subsidiaries (other than stock of our Canadian subsidiaries) owned by us or our domestic subsidiaries. Although such pledges of capital stock will be required to be granted under U.S. security documents, it may be necessary or desirable to perfect such pledges under foreign law pledge documents. We will not be required to provide such foreign law pledge documents. We cannot assure you that all such pledges will be effected and perfected under applicable foreign laws. Unless and until such pledges of equity interests are properly perfected, they may not constitute collateral for the repayment of the Notes.

Certain laws and regulations may impose restrictions or limitations on foreclosure.

Our obligations under the Notes and the subsidiary guarantors’ obligations under the guarantees are secured only by the collateral described in this prospectus. The collateral agent’s ability to foreclose on the collateral on your behalf may be subject to perfection, priority issues, state law requirements and practical problems associated with the realization of the collateral agent’s security interest or lien in the collateral, including cure rights, foreclosing on the collateral within the time periods permitted by third parties or prescribed by laws, obtaining third party consents, making additional filings, statutory rights of redemption, and the effect of the order of foreclosure. We cannot assure you that the consents of any third parties and approvals by governmental entities will be given when required to facilitate a foreclosure on such assets. Therefore, we cannot assure you that foreclosure on the collateral will be sufficient to make all payments on the Notes.

In addition, our business requires numerous registrations, licenses and permits. Continued operation of our manufacturing plants that are significant to the value of the collateral for the Notes depends on the maintenance of such registrations, licenses and permits. Our business is subject to substantial regulation and registration, license and permit requirements and may be adversely affected if we are unable to comply with existing regulations or requirements or changes in applicable regulations or requirements. In the event of foreclosure, the transfer of such registrations, licenses and permits may be prohibited and may require us to incur significant cost and expense. Further, we cannot assure you that the applicable governmental authorities will consent to the transfer of such registrations, licenses and permits. If the regulatory approvals required for such transfers are not obtained or are delayed, the foreclosure may be delayed, a temporary shutdown of operations may result and the value of the collateral may be significantly decreased.

If the issuers do not fulfill their obligations to you under the Notes, you will not have any recourse against our parent companies or stockholders.

None of our indirect stockholders, directors, officers, employees or affiliates, including, without limitation, our parent companies and the H&F Investors, will be an obligor or guarantor under the Notes. If we do not fulfill our obligations to you under the Notes, you will have no recourse against any of our indirect stockholders, directors, officers, employees or affiliates, including, without limitation, the entities listed above.

The guarantees and the liens securing the guarantees may not be enforceable because of fraudulent conveyance laws; if so, you may be required to return payments received by you in respect of the guarantees and liens.

The incurrence of the guarantees and the grant of liens by our subsidiary guarantors (including any future guarantees and future liens) may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the subsidiary guarantors’ unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time such subsidiary guarantor incurred a guarantee of the Notes or granted the lien, such subsidiary guarantor:

•	incurred the guarantee of the Notes or granted the lien with the intent of hindering, delaying or defrauding current or future creditors;

•	received less than reasonably equivalent value or fair consideration for incurring the guarantee of the Notes or granting the lien;

•	was insolvent or was rendered insolvent;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•

intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then such court could avoid the guarantee or lien of such subsidiary guarantor or subordinate the amounts owing under such guarantee or such lien to such subsidiary guarantor’s presently existing or future debt, or take other actions detrimental to you.

It may be asserted that the subsidiary guarantors incurred their guarantees for the issuers’ benefit and they incurred the obligations under the guarantees or granted the liens for less than reasonably equivalent value or fair consideration. The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation;

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; or

•	it could not pay its debts as they became due.

If a guarantee or a lien is avoided as a fraudulent conveyance or found to be unenforceable for any reason, you will not have a claim against that obligor and will only be a creditor of the issuers or any subsidiary guarantor to the extent the issuers’ or such subsidiary guarantor’s obligation is not set aside or found to be unenforceable. You may also be required to return payments you have received with respect to such guarantees and liens.

Each subsidiary guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

Rights of holders of the Notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the Notes to repossess and dispose of the collateral securing the Notes and the guarantees upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us or our domestic restricted subsidiaries that provide security for the Notes or guarantees prior to, or possibly even after, the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the Notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

In the event of a bankruptcy of the issuers or any of our subsidiary guarantors, holders of the Notes may be deemed to have an unsecured claim to the extent that the issuers’ obligations in respect of the Notes exceed the fair market value of the collateral securing the Notes.

In any bankruptcy proceeding with respect to the issuers or any of our subsidiary guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the Notes on the date of the bankruptcy filing was less than the then current principal amount of the Notes. Upon a finding by the bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. In such event, the secured claims of the holders of the Notes would be limited to the value of the collateral.

Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the holders of the Notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Notes to receive other “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Notes.

Any future pledge of collateral might be avoidable by a trustee in bankruptcy.

Any future pledge of collateral in favor of the Notes collateral agent might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. To the extent that the grant of any such mortgage or other security interest is avoided as a preference, you would lose the benefit of the mortgage or security interest.

The Notes are structurally subordinated to the obligations of our non-guarantor subsidiaries. Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Our obligations under the Notes are structurally subordinated to the obligations of our non-guarantor subsidiaries. Holders of notes will not have any claim as a creditor against our non-guarantor subsidiaries. In the event that any of our non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of their debt and their trade creditors will generally be entitled to payment on their claims from the assets of those subsidiaries before any of those assets are made available to us. Consequently, your claims in respect of the Notes or subsidiary guarantees will be structurally subordinated to all of the liabilities of our non-guarantor subsidiaries. As of December 29, 2012, our non-guarantor subsidiaries had approximately $110.8 million of liabilities (including trade payables and excluding intercompany liabilities), accounting for approximately 9% of our total liabilities. For the year ended December 29, 2012, the non-guarantor subsidiaries accounted for approximately 21% of our net sales (excluding intercompany items) As of March 30, 2013, our non-guarantor subsidiaries had approximately $134.2 million of liabilities (including trade payables and excluding intercompany liabilities), accounting for approximately 10% of our total liabilities. For the quarter ended March 30, 2013, the non-guarantor subsidiaries accounted for approximately 28% of our net sales (excluding intercompany items).

Rights of holders of the Notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

The collateral securing the Notes and the guarantees includes substantially all of our and our subsidiary guarantors’ tangible and intangible assets that secure our indebtedness under our ABL facilities, whether now owned or acquired or arising in the future. If additional domestic restricted subsidiaries are formed or acquired and become guarantors under the Indenture, additional financing statements would be required to be filed to perfect the security interest in the assets of such guarantors. Depending on the type of the assets constituting after-acquired collateral, additional action may be required to be taken by the collateral agent for the Notes, or the collateral agent for our ABL facilities, to perfect the security interest in such assets, such as the delivery of physical collateral, the execution of account control agreements or the execution and recordation of mortgages or deeds of trust. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the Notes and the collateral agent for our ABL facilities have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the Notes and the guarantees against third parties.

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the Notes and the subsidiary guarantees.

Moreover, the collateral agent may need to evaluate the impact of potential liabilities before determining to foreclose, to the extent it may do so under the security documents related to the Notes, on collateral consisting of real property. That is because secured creditors that hold a security interest in real property may in some circumstances be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the Notes.

Federal and state environmental laws may decrease the value of the collateral securing the Notes and may result in you being liable for environmental cleanup costs at our facilities.

The notes and guarantees will be secured by liens on real property that may be subject to both known and unforeseen environmental risks, and these risks may reduce or eliminate the value of the real property pledged as collateral for the Notes or adversely affect our ability to repay the Notes.

Moreover, under some federal and state environmental laws, a secured lender may in some situations become subject to its borrower’s environmental liabilities, including liabilities arising out of contamination at or from the borrower’s properties. Such liability can arise before foreclosure, if the secured lender becomes sufficiently involved in the management of the affected facility. Similarly, when a secured lender forecloses and takes title to a contaminated facility or property, the lender could in some circumstances become subject to such liabilities. Before taking some actions, the collateral agent and the trustee may request that you provide for its reimbursement for any of its costs, expenses and liabilities. Cleanup costs could become a liability of the collateral agent and the trustee, and, if you agreed to provide for the collateral agent’s or the trustee’s costs, expenses and liabilities, you could be required to help repay those costs. You may agree to indemnify the collateral agent or the trustee for its costs, expenses and liabilities before you or the collateral agent or the trustee knows what those amounts ultimately will be. If you agreed to this indemnification without sufficient limitations, you could be required to pay the collateral agent or the trustee an amount that is greater than the amount you paid for the Notes. In addition, rather than acting through the trustee, you may in some circumstances have the right to act directly to pursue a remedy under the Indenture. If you exercise that right, you also could become subject to the risks of the collateral agent and trustee discussed above.

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the Notes will automatically be excluded from the collateral to the extent the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The notes and the guarantees will be secured by a pledge of the capital stock of some of our subsidiaries. However, the collateral will not include the capital stock and other securities of any subsidiary to the extent that the pledge of such capital stock and other securities results in us being required to file separate financial statements of such subsidiary with the SEC pursuant to Rule 3-16 or Rule 3-10 of SEC Regulation S-X. Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act, requires the presentation of a company’s stand-alone, audited financial statements if that company’s capital stock or other securities are pledged to secure the securities of another issuer, and the greatest of the principal amount, par value, book value and market value of the pledged stock or securities equals or exceeds 20% of the principal amount of the securities secured by such pledge. Accordingly, the collateral may in the future exclude the capital stock and securities of our subsidiaries, in each case to the extent necessary to not be subject to such requirement. As a result, holders of the Notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the Notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of Notes—Security for the Notes—Limitations on Stock Collateral.” The collateral securing our ABL facilities is not so limited to exclude collateral that would otherwise require the additional financial statements under Rule 3-16 or Rule 3-10.

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the Notes and the note guarantees. There are also certain other categories of property that are also excluded from the collateral.

Certain categories of assets are excluded from the collateral securing the Notes and the guarantees. For example, the capital stock of our Canadian subsidiaries and assets generally need not be pledged to the extent that it would be prohibited under an agreement, and certain other assets are excluded. See “Description of Notes—Security for the Notes.” If an event of default occurs and the Notes are accelerated, the Notes and the note guarantees will rank pari passu with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property. In addition, to the extent that the claims of noteholders exceed the value of the assets securing those notes and other liabilities, those claims will rank pari passu with the claims of the holders of any of our unsubordinated and unsecured indebtedness. As a result, if the value of the assets pledged as security for the Notes is less than the value of the claims of the holders of the Notes, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.

The collateral securing the Notes may be diluted under certain circumstances.

The collateral that will secure the Notes also secures loans and other obligations under our ABL facilities. The collateral may also secure additional indebtedness that we incur in the future, subject to restrictions on our ability to incur debt and liens under our ABL facilities and the Indenture. Your rights to the collateral would be diluted by any increase in the indebtedness secured by this collateral or portions thereof.

We may not be able to repurchase the Notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under our ABL facilities, a change of control (as defined therein) will constitute an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend. The source of funds for any purchase of the Notes and repayment of borrowings under our ABL facilities would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due or that will be put to us. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the Notes may be limited by law. In order to avoid the obligations to repurchase the Notes and events of default and potential breaches of the credit agreement governing our ABL facilities, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the Indenture that will govern the Notes, constitute a “change of control” that would require us to repurchase the Notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the Notes. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Ratings of the Notes may affect the market price and marketability of the Notes.

The Notes are currently rated by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., as we expect that, upon issuances, the Notes will continue to be rated by these agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the Notes.

An active trading market may not develop for the Exchange Notes.

We are offering the Exchange Notes to the holders of the outstanding Private Notes. The Exchange Notes are a new issue of securities, and there is no active public trading market for the Exchange Notes. We do not intend to list the Notes on any securities exchange or an automated dealer quotation system. We cannot assure you that an active trading market will develop for the Exchange Notes or that the Exchange Notes will trade as one class with the outstanding Notes. In addition, the liquidity of the trading market in the Exchange Notes and the market prices quoted for the Exchange Notes may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for your Exchange Notes, you may not be able to sell your Exchange Notes or, even if you can sell your Exchange Notes, you may not be able to sell them at an acceptable price.

Risks Related to Our Business

Conditions in the housing market, consumer credit market and economic conditions generally could adversely affect demand for our products.

Our business is largely dependent on home improvement (including repair and remodeling) and new home construction activity levels in the United States and Canada. Adverse conditions in, or sustained uncertainty about, our industry or the overall economy (including inflation, deflation, interest rates, availability and cost of capital, consumer spending rates, energy availability and costs and the effects of governmental initiatives to manage economic conditions) could adversely impact consumer confidence, causing our customers to delay purchasing or determine not to purchase home improvement products and services. High unemployment, low consumer confidence, declining home prices, increased mortgage rates and tightened credit markets may limit the ability of consumers to purchase homes or to finance home improvements and may negatively affect investments in existing homes in the form of renovations and home improvements. These industry conditions and general economic conditions may have an adverse impact on our business, financial condition and results of operations.

Our focus within the building products industry amplifies the risks inherent in a general economic downturn. The impact of this weakness on our net sales, net income and margins will be determined by many factors, including industry capacity, industry pricing and our ability to implement our business plan.

Disruption in the financial markets could negatively affect us as well as our customers and suppliers, and the inability to access financing on terms and at a time acceptable to us for any reason could have a material adverse effect on our financial condition, results of operations and liquidity.

Along with our customers and suppliers, we rely on stable and efficient financial markets. Availability of financing depends on the lending practices of financial institutions, financial and credit markets, government policies and economic conditions, all of which are beyond our control. The credit markets and the financial services industry have experienced significant volatility and disruption, characterized by limitations on credit availability, persistently high unemployment rates in the United States, weakness in many real estate markets, global economic turmoil and growing debt loads for many governments. These adverse economic conditions and disrupted financial markets could compromise the financial condition of our customers and suppliers. Customers may not be able to pay, or may delay payment of, accounts receivable due to liquidity and financial performance issues or concerns affecting them or due to their inability to secure financing. Suppliers may modify, delay or cancel projects and reduce their levels of business with us. In addition, the weak credit markets may also impact the ability of the end consumer to obtain any needed financing to purchase our products, resulting in a reduction in overall demand, and consequently negatively impact our sales levels. Further volatility and disruption in the financial markets could adversely affect our ability to refinance indebtedness when required and have a material adverse effect on our financial condition, results of operations and liquidity.

Our industry is highly competitive, and competitive pressures could have an adverse effect on us.

The markets for our products and services are highly competitive. We seek to distinguish ourselves from other suppliers of residential building products and to sustain our profitability through a business strategy focused on increasing sales at existing supply centers, selectively expanding our supply center network, increasing sales through independent specialty distributor customers, developing innovative new products, expanding sales of third-party manufactured products through our supply center network and driving operational excellence by reducing costs and increasing customer service levels. We believe that competition in the industry is based on price, product and service quality, customer service and product features. Sustained increases in competitive pressures could have an adverse effect on results of operations and negatively impact sales and margins.

We have substantial fixed costs and, as a result, operating income is sensitive to changes in net sales.

We operate with significant operating and financial leverage. Significant portions of our manufacturing costs and selling, general and administrative expenses are fixed costs that neither increase nor decrease proportionately with sales. In addition, a significant portion of our interest expense is fixed. There can be no assurance that we would be able to further reduce our fixed costs in response to a decline in net sales. As a result, a decline in our net sales could result in a higher percentage decline in our income from operations.

We may not successfully develop new products or improve existing products, and we may experience delays in the development of new products.

Our success depends on meeting customer needs, and one of the ways in which we meet customer needs is through new product development. We aim to introduce products and new or improved production processes proactively to offset obsolescence and decreases in sales of existing products. As materials technology for exterior residential building products advances, we will be expected to upgrade and adapt our existing products and production processes and introduce new products in order to continue to provide products incorporating the latest commercial innovations and meet customer expectations. We are currently working on an important update to one of our most popular window platforms. If this update fails to gain commercial acceptance, we may suffer a decline in our competitive position.

While we devote significant attention to the development of new products, we may not be successful in new product development, and our new products may not meet customer expectations or be commercially successful. To the extent we are not able to successfully develop new products, our future sales could be harmed. In addition, interruptions or delays in the development of new products and new or improved production processes could have an adverse effect on our business, financial condition and results of operations.

Increases in raw material costs and interruptions in the availability of raw materials and finished goods could adversely affect our profit margins.

The principal raw materials used by us are vinyl resin, aluminum, steel, resin stabilizers and pigments, glass, window hardware and packaging materials, all of which have historically been subject to price changes. Raw material pricing on certain of our key commodities has fluctuated significantly over the past several years, but has generally increased, and we expect raw material prices to continue to increase. In response, we have announced price increases over the past several years on certain of our product offerings to offset inflation in raw materials and continually monitor market conditions for price changes as warranted. Our ability to maintain gross margin levels on our products during periods of rising raw material costs depends on our ability to obtain increases in the selling price of our products. Furthermore, the results of operations for individual quarters can and have been negatively impacted by a delay between the timing of raw material cost increases and price increases on our products. There can be no assurance that we will be able to maintain the selling price increases already implemented or achieve any future price increases.

Additionally, we rely on our suppliers for deliveries of raw materials and finished goods. If any of our suppliers were unable to deliver raw materials or finished goods to us for an extended period of time, we may not be able to procure the required raw materials or finished goods through other suppliers without incurring an adverse impact on our operations. Even if acceptable alternatives were found, the process of locating and securing such alternatives might be disruptive to our business, and any such alternatives could result in increased costs for us. Extended unavailability of necessary raw materials or finished goods could cause us to cease manufacturing or distributing one or more of our products for an extended period of time.

Consolidation of our customers could adversely affect our business, financial condition and results of operations.

Though larger customers can offer efficiencies and unique product opportunities, consolidation increases their size and importance to our business. These larger customers can make significant changes in their volume of purchases and seek price reductions. Consolidation could adversely affect our margins and profitability, particularly if we were to lose a significant customer. In 2010, 2011 and 2012, sales to one customer and its licensees represented approximately 14%, 13% and 13% of total net sales, respectively. The loss of a substantial portion of sales to this customer could have a material adverse effect on our business, financial condition and results of operations.

Increases in union organizing activity and work stoppages at our facilities or the facilities of our suppliers could delay or impede our production, reduce sales of our products and increase our costs.

Our financial performance is affected by the cost of labor. As of March 30, 2013, approximately 20% of our employees were represented by labor unions. We are subject to the risk that strikes or other types of conflicts with personnel may arise or that we may become a subject of union organizing activity. Furthermore, some of our direct and indirect suppliers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these suppliers could result in slowdowns or closures of facilities where components of our products are manufactured. Any interruption in the production or delivery of our products could reduce sales of our products and increase our costs.

Risks associated with our ability to continuously improve organizational productivity and supply chain efficiency and flexibility could adversely affect our business, either in an environment of potentially declining market demand or one that is volatile or resurging.

We need to continually evaluate our organizational productivity and supply chains and assess opportunities to reduce costs and assets. We must also enhance quality, speed and flexibility to meet changing and uncertain market conditions. Our success also depends in part on refining our cost structure and supply chains to promote a consistently flexible and low cost supply chain that can respond to market pressures to protect profitability and cash flow or ramp up quickly to effectively meet demand. Failure to achieve the desired level of quality, capacity or cost reductions could impair our results of operations. Despite proactive efforts to control costs and improve production in our facilities, competition could still result in lower operating margins and profitability.

Our business is seasonal and can be affected by inclement weather conditions, which could affect the timing of the demand for our products and reduce profit margins and adversely affect our financial condition when such conditions exist.

Because most of our building products are intended for exterior use, sales and operating profits tend to be lower during periods of inclement weather. Weather conditions in the first quarter of each calendar year usually result in that quarter producing significantly less net sales and net cash flows from operations than in any other period of the year. Consequently, we have historically had losses or small profits in the first quarter and reduced profits from operations in the fourth quarter of each calendar year. To meet seasonal cash flow needs during the periods of reduced sales and net cash flows from operations, we have typically utilized our revolving credit facilities and repay such borrowings in periods of higher cash flow. We typically generate the majority of our cash flow in the third and fourth quarters. Our inability to meet our seasonal cash flow needs because of inclement weather conditions or any other reason could have a material adverse effect on our financial condition and results of operations.

We have a history of operating losses and may not maintain profitability in the future.

We have not been consistently profitable on a quarterly or annual basis. We experienced net losses of $202.8 million and $38.4 million in 2011 and 2012, respectively, and a net loss of $31.3 million in the quarter ended March 30, 2013. As of March 30, 2013, our accumulated deficit was $337.5 million. We may not be able to sustain or increase our growth or profitability in the future. We may incur significant losses in the future for a number of reasons, including the other risks and uncertainties described in this prospectus. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays and other unknown factors that may result in losses in future periods. If these losses exceed our expectations or our growth expectations are not met in future periods, our financial performance will be affected adversely.

Our failure to attract and retain qualified personnel could adversely affect our business.

Our success depends in part on the efforts and abilities of our senior management and key employees. Their motivation, skills, experience and industry contacts significantly benefit our operations and administration. The failure to attract, motivate and retain members of our senior management and key employees could have a negative effect on our results of operations. In particular, the departure of members of our senior management could cause us to lose customers and reduce our net sales, lead to employee morale problems and the loss of key employees or cause production disruptions.

We have significant goodwill and other intangible assets, which if impaired, could require us to incur significant charges.

As of March 30, 2013, we had $479.6 million of goodwill and $590.3 million of other intangible assets. The value of these assets is dependent, among other things, upon our future expected operating results. We are required to test for impairment of these assets annually or when factors indicating impairment are present, which could result in a write down of all or a significant portion of these assets. Any future write down of goodwill and other intangible assets could have an adverse effect on our financial condition and on the results of operations for the period in which the impairment charge is incurred.

The future recognition of our deferred tax assets is uncertain, and assumptions used to determine the amount of our deferred tax asset valuation allowance are subject to revision based on changes in tax laws and variances between future expected operating performance and actual results.

Our inability to realize deferred tax assets may have an adverse effect on our consolidated results of operations and financial condition. We recognize deferred tax assets and liabilities for the future tax consequences related to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. We evaluate our deferred tax assets for recoverability based on available evidence, including assumptions about future profitability.

Our valuation allowance is estimated based on the uncertainty of the future realization of deferred tax assets. This reflects our assessment that a portion of our deferred tax assets could expire unused if we are unable to generate taxable income in the future sufficient to utilize them or we enter into one or more transactions that limit our ability to realize all of our deferred tax assets. The assumptions used to make this determination are subject to revision based on changes in tax laws or variances between our future expected operating performance and actual results. As a result, significant judgment is required in assessing the possible need for a deferred tax asset valuation allowance. If we determine that we would not be able to realize an additional portion of the deferred tax assets in the future, we would further reduce our deferred tax asset through a charge to earnings in the period in which the determination was made. Any such net charge could have an adverse effect on our consolidated results of operations and financial condition.

We are subject to foreign exchange risk as a result of exposures to changes in currency exchange rates between the U.S. and Canada.

We are exposed to exchange rate fluctuations between the Canadian dollar and U.S. dollar. We realize revenues from sales made through our Canadian distribution centers in Canadian dollars. The exchange rate of the Canadian dollar to the U.S. dollar has been at or near historic highs in recent years. In the event that the Canadian dollar weakens in comparison to the U.S. dollar, earnings generated from Canadian operations will translate into reduced earnings in our consolidated statements of comprehensive loss reported in U.S. dollars. In addition, our Canadian subsidiary also records certain accounts receivable and accounts payable, which are denominated in U.S. dollars. Foreign currency transactional gains and losses are realized upon settlement of these assets and obligations. For more information, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk—Foreign Currency Exchange Rate Risk.”

We are controlled by the H&F Investors, whose interests may be different than the interests of other holders of our securities.

By reason of their majority ownership interest in Parent, which is our indirect parent company, H&F and its affiliates have the ability to designate a majority of the members of our board of directors (the “Board of Directors”). H&F and its affiliates are able to control actions to be taken by us, including amendments to our organizational documents and the approval of significant corporate transactions, including mergers, sales of substantially all of our assets, distributions of our assets, the incurrence of indebtedness and any incurrence of liens on our assets. The interests of H&F and its affiliates may be materially different than the interests of our other stakeholders. For example, H&F and its affiliates may cause us to take actions or pursue strategies that could impact our ability to make payments under the Indenture and the ABL facilities or that cause a change of control. In addition, to the extent permitted by the Indenture and the ABL facilities, H&F and its affiliates may cause us to pay dividends rather than make capital expenditures or repay debt.

We could face potential product liability claims relating to products we manufacture or distribute.

We face a business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in injury or other adverse effects. We currently maintain product liability insurance coverage, but we may not be able to obtain such insurance on acceptable terms in the future, if at all, or any such insurance may not provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert management and other personnel for months or years regardless of the ultimate outcome. An unsuccessful product liability defense could have an adverse effect on our business, financial condition, results of operations or business prospects or ability to make payments on our indebtedness when due.

We rely on a variety of intellectual property rights. Any threat to, or impairment of, these rights could cause us to incur costs to defend these rights.

As a company that manufactures and markets branded products, we rely heavily on trademark and service mark protection to protect our brands. We also have issued patents and rely on trade secret and copyright protection for certain of our technologies. These protections may not adequately safeguard our intellectual property, and we may incur significant costs to defend our intellectual property rights, which may harm our operating results. There is a risk that third parties, including our current competitors, will infringe on our intellectual property rights, in which case we would have to defend these rights. There is also a risk that third parties, including our current competitors, will claim that our products infringe on their intellectual property rights. These third parties may bring infringement claims against us or our customers, which may harm our operating results.

Increases in freight costs could cause our cost of products sold to increase and net income to decrease.

Increases in freight costs can negatively impact our cost to deliver our products to our company-operated supply centers and customers and thus increase our cost of products sold. Freight costs are strongly correlated to oil prices, and increases in fuel prices, surcharges and other factors have increased freight costs and may continue to increase freight costs in the future. As we incur substantial freight costs to transport materials and components from our suppliers and to deliver finished products to our company-operated supply centers and customers, an increase in freight costs could increase our operating costs, which we may be unable to pass to our customers. If we are unable to increase the selling price of our products to our customers to cover any increases in freight costs, our net income may be adversely affected.

We may incur significant, unanticipated warranty claims.

Consistent with industry practice, we provide to homeowners limited warranties on certain products. Warranties are provided for varying lengths of time, from the date of purchase up to and including lifetime. Warranties cover product failures such as seal failures for windows and fading and peeling for siding products, as well as manufacturing defects. Warranty reserves are established annually based on management’s estimates of future warranty costs, which are primarily based on a third-party actuarial review of historical trends and sales of products to which such costs relate. To the extent that our estimates are inaccurate and we do not have adequate warranty reserves, our liability for warranty payments could have a material impact on our financial condition and results of operations.

Potential liabilities and costs from litigation could adversely affect our business, financial condition and results of operations.

We are, from time to time, involved in various claims, litigation matters and regulatory proceedings that arise in the ordinary course of our business and that could have a material adverse effect on us. These matters may include contract disputes, personal injury claims, warranty disputes, environmental claims or proceedings, other tort claims, employment and tax matters and other proceedings and litigation, including class actions.

Increasingly, home builders, including our customers, are subject to construction defect and home warranty claims in the ordinary course of their business. Our contractual arrangements with these customers typically include an agreement to indemnify them against liability for the performance of our products or services or the performance of other products that we install. These claims, often asserted several years after completion of construction, frequently result in lawsuits against the home builders and many of their subcontractors and suppliers, including us, requiring us to incur defense costs even when our products or services may not be the principal basis for the claims.

We are currently a defendant in actions filed, whereby the plaintiffs, a number of individuals and a putative nationwide class of owners of steel and aluminum siding products manufactured by us, assert a breach of express and implied warranty, along with related causes of action, claiming that an unspecified defect in the siding causes paint to peel off the metal and that we have failed adequately to honor their warranty obligations to repair, replace or refinish the defective siding (collectively, the “Steel Peel” litigation). Plaintiffs seek unspecified actual and punitive damages, restitution of monies paid to the defendants and an injunction against the claimed unlawful practices, together with attorneys’ fees, costs and interest. On February 13, 2013, we entered into a Settlement Agreement and Release of Claims (the “Settlement”) with the named plaintiffs. A preliminary approval hearing was held by the Court on March 4, 2013 and the Settlement was preliminarily approved by the Court on March 5, 2013. The Settlement remains subject to final approval by the Court. The Court has scheduled an August 1, 2013 fairness hearing on the Settlement, following that hearing the Court may issue a final judgment and order approving the Settlement.

Although we intend to defend all claims and litigation matters vigorously, given the inherently unpredictable nature of claims and litigation, we cannot predict with certainty the outcome or effect of any claim or litigation matter, and there can be no assurance as to the ultimate outcome of any such matter.

We maintain insurance against some, but not all, of these risks of loss resulting from claims and litigation. We may elect not to obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. The levels of insurance we maintain may not be adequate to fully cover any and all losses or liabilities. If any significant accident, judgment, claim or other event is not fully insured or indemnified against, it could have a material adverse impact on our business, financial condition and results of operations.

We are subject to various environmental statutes and regulations, which may result in significant costs and liabilities.

Our operations are subject to various U.S. and Canadian environmental statutes and regulations, including those relating to: materials used in our products and operations; discharge of pollutants into the air, water and soil; treatment, transport, storage and disposal of solid and hazardous wastes and remediation of soil and groundwater contamination. Such laws and regulations may also impact the cost and availability of materials used in manufacturing our products. Our facilities are subject to investigations by governmental regulators, which occur from time to time. While our management does not currently expect the costs of compliance with environmental requirements to increase materially, future expenditures may increase as compliance standards and technology change.

Also, we cannot be certain that we have identified all environmental matters giving rise to potential liability. Our past use of hazardous materials, releases of hazardous substances at or from currently or formerly owned or operated properties, newly discovered contamination at any of our current or formerly owned or operated properties or at off-site locations such as waste treatment or disposal facilities, more stringent future environmental requirements (or stricter enforcement of existing requirements) or our inability to enforce indemnification agreements could result in increased expenditures or liabilities, which could have an adverse effect on our business and financial condition. For further details regarding environmental matters giving rise to potential liability, see “Business—Legal Proceedings.”

Legislative or regulatory initiatives related to global warming / climate change concerns may negatively impact our business.

Recently, there has been an increasing focus on global climate change, including increased attention from regulatory agencies and legislative bodies. This increased focus may lead to new initiatives directed at regulating an unspecified array of environmental matters. Legislative, regulatory or other efforts in the U.S. to combat climate change could result in future increases in taxes and the cost of raw materials, transportation and utilities for us and our suppliers, which would result in higher operating costs for us. However, our management is unable to predict at this time the potential effects, if any, that any future environmental initiatives may have on our business.

Additionally, the recent legislative and regulatory responses related to climate change could create financial risk. Many governing bodies have been considering various forms of legislation related to greenhouse gas emissions. Increased public awareness and concern may result in more laws and regulations requiring reductions in or mitigation of the emission of greenhouse gases. Our facilities may be subject to regulation under climate change policies introduced within the next few years. There is a possibility that, when and if enacted, the final form of such legislation could increase our costs of compliance with environmental laws. If we are unable to recover all costs related to complying with climate change regulatory requirements, it could have a material adverse effect on our results of operations.

Declining returns in the investment portfolio of our defined benefit pension plans and changes in actuarial assumptions could increase the volatility in our pension expense and require us to increase cash contributions to the plans.

We sponsor a number of defined benefit pension plans for our employees in the U.S. and Canada. Pension expense for the defined benefit pension plans sponsored by us is determined based upon a number of actuarial assumptions, including expected long-term rates of return on assets and discount rates. The use of these assumptions makes our pension expense and cash contributions subject to year-to-year volatility. Declines in market conditions, changes in pension law and uncertainties regarding significant assumptions used in the actuarial valuations can have a material impact on future required contributions to our pension plans and could result in additional charges to equity and an increase in future pension expense and cash contributions.

We may not be able to consummate and effectively integrate future acquisitions, if any.

We may from time to time engage in strategic acquisitions if we determine that they will provide future financial and operational benefits. Successful completion of any strategic transaction depends on a number of factors that are not entirely within our control, including our ability to negotiate acceptable terms, conclude satisfactory agreements and obtain all necessary regulatory approvals. In addition, our ability to effectively integrate any potential acquisitions into our existing business and culture may not be successful, which could jeopardize future operational performance for the combined businesses.

Failure of certain of our technology could disrupt our operations and adversely affect our financial condition.

We rely on certain information technology systems to process, transmit, store, and protect electronic information. Furthermore, communications between our personnel, customers, and suppliers is largely dependent on information technology. Our information technology systems could be interrupted as a result of events that may be beyond our control, including, but not limited to, natural disasters, terrorist attacks, cyber attacks, telecommunications failures, additional security issues, and other technology failures. Our technology and information security processes and disaster recovery plans may not be adequate or implemented properly to ensure that our operations are not disrupted. In addition, while our information technology systems are current, underinvestment in our technology solutions as technology advances could result in disruptions in our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements (other than statements of historical facts) in this prospectus regarding the prospects of the industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. The following factors are among those that may cause actual results to differ materially from the forward-looking statements:

•	declines in remodeling and home building industries, economic conditions and changes in interest rates, foreign currency exchange rates and other conditions;

•	deteriorations in availability of consumer credit, employment trends, levels of consumer confidence and spending and consumer preferences;

•	increases in competition from other manufacturers of vinyl and metal exterior residential building products as well as alternative building products;

•	our substantial fixed costs;

•	delays in the development of new or improved products or our inability to successfully develop new or improved products;

•	changes in raw material costs and availability of raw materials and finished goods;

•	consolidation of our customers;

•	our substantial level of indebtedness;

•	increases in union organizing activity;

•	our ability to continuously improve organizational productivity and global supply chain efficiency and flexibility;

•	changes in weather conditions;

•	our history of operating losses;

•	our ability to attract and retain qualified personnel;

•	increases in our indebtedness;

•	our ability to comply with certain financial covenants in the Indenture and ABL facilities and the restrictions such agreements impose on our ability to operate our business;

•	any impairment of goodwill or other intangible assets;

•	future recognition of our deferred tax assets;

•	increases in mortgage rates, changes in mortgage interest deductions and the reduced availability of financing;

•	our exposure to foreign currency exchange risk; and

•	our control by the H&F Investors.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before participating in the exchange offer, you should be aware that the occurrence of the events described under the caption “Risk Factors” and elsewhere in this prospectus could have a material adverse effect on our business, results of operations and financial condition.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Private Notes, the terms of which are identical in all material respects to the Exchange Notes, except that the Exchange Notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement. The Private Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of March 30, 2013. The information in this table should be read in conjunction with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

As of March 30, 2013
(in thousands)
Cash and cash equivalents	$6,132

Long-term debt:
Borrowings under ABL facilities(1)	$90,432
Notes(2)	730,000

Total long-term debt	820,432

Total member’s equity	194,359

Total capitalization	$1,014,791

(1)	Borrowings of up to $37.0 million were available as of the date indicated under the U.S. tranche and up to $38.9 million are available under the Canadian tranche of the ABL facilities after giving effect to the amendments to the ABL facilities in April 2013 and outstanding letters of credit and borrowing base limitations as of such date.
(2)	The May 2013 issuance of the Private Notes is not reflected in the table above.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth our summary financial data for the periods presented. Our fiscal year consists of a 52/53 week period ending on the Saturday closest to December 31st. For 2012, 2011, 2010 and 2009, our fiscal years were comprised of the 52 weeks ended December 29, 2012, December 31, 2011, January 1, 2011 and January 1, 2010 respectively. Our 2008 fiscal year was comprised of the 53 weeks ended January 3, 2009.

Our results of operations prior to the date of the Merger are presented as the results of the Predecessor, which include the results of our then existing direct and indirect parent companies, Associated Materials Holdings, LLC, AMH Holdings, LLC and AMH Holdings II, Inc. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Merger.” The results of operations from and after the Merger are presented as the results of the Successor. The statement of operations data set forth below for the predecessor period January 3, 2010 to October 12, 2010, the successor period October 13, 2010 to January 1, 2011 and the years ended December 31, 2011 and December 29, 2012 and the balance sheet data as of December 31, 2011 and December 29, 2012 are derived from our audited consolidated financial statements that are included elsewhere in this prospectus. The statement of operations data set forth below for the quarters ended March 31, 2012 and March 30, 2013 and the balance sheet data as of March 30, 2013 are derived from our unaudited condensed consolidated financial statements that are included elsewhere in this prospectus. The statement of operations data set forth below for the years ended January 3, 2009 and January 2, 2010 and the balance sheet data as of January 3, 2009, January 2, 2010 and January 1, 2011 are derived from our audited consolidated financial statements that are not included in this prospectus. The balance sheet data as of March 31, 2012 is derived from our unaudited condensed consolidated financial statements that are not included in this prospectus. The unaudited condensed consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

This summary financial data should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and unaudited consolidated condensed financial statements and the related notes included elsewhere in this prospectus.

	Predecessor			Successor
	Year Ended		January 3, 2010 to October 12, 2010	October 13, 2010 to January 1, 2011	Year Ended		Quarter Ended
	January 3, 2009	January 2, 2010			December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands, except share and per share data)
Statement of Operations Data:
Net sales	$1,133,956	$1,046,107	$897,938	$269,249	$1,159,515	$1,142,521	$212,954	$208,984
Cost of sales	859,107	765,691	658,509	222,737	894,333	859,617	171,860	164,230

Gross profit	274,849	280,416	239,429	46,512	265,182	282,904	41,094	44,754
Selling, general and administrative expenses	212,025	204,610	159,448	53,543	247,278	240,027	59,470	56,835
Impairment of goodwill	—	—	—	—	84,253	—	—	—
Impairment of other intangible assets	—	—	—	—	79,894	—	—	—
Merger costs	—	—	102,661	7,411	585	—	—	—
Manufacturing restructuring costs	1,783	5,255	—	—	228	—	—	—

Income (loss) from operations	61,041	70,551	(22,680)	(14,442)	(147,056)	42,877	(18,376)	(12,081)
Interest expense, net	82,567	77,352	58,759	16,120	75,729	75,520	18,687	18,841
Net (gain) loss on debt extinguishments	—	(29,665)	(15,201)	25,129	—	—	—	—
Foreign currency loss (gain)	1,809	(184)	(184)	771	438	119	38	253

(Loss) income before income taxes	(23,335)	23,048	(66,054)	(56,462)	(223,223)	(32,762)	(37,101)	(31,175)
Income tax expense (benefit)	53,062	2,390	5,220	8,553	(20,434)	5,605	769	169

Net (loss) income	$(76,397)	$20,658	$(71,274)	$(65,015)	$(202,789)	$(38,367)	$(37,870)	$(31,344)

Other Financial Data:
Capital expenditures	$(11,498)	$(8,733)	$(10,302)	$(5,160)	$(15,447)	$(5,371)	$(738)	$(1,361)
Cash dividends	—	—	—	—	—	—	—	—

	Predecessor		Successor
	January 3, 2009	January 2, 2010	January 1, 2011	December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands)
Balance Sheet Data (end of period):
Cash and cash equivalents	$6,709	$55,905	$13,789	$11,374	$9,594	$5,214	$6,132
Working capital	172,857	139,334	98,694	104,046	110,367	75,897	99,670
Total assets	752,466	762,129	1,755,904	1,521,168	1,482,284	1,543,933	1,515,182
Total debt	745,762	675,360	788,000	804,000	808,205	802,513	820,432
Stockholders’ (deficit)/Member’s equity	(356,866)	(325,205)	498,477	270,464	231,055	240,654	194,359

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with the section titled “Selected Consolidated Financial Data” and our audited and unaudited consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other sections of this prospectus.

Overview

We are a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States and Canada. We produce a comprehensive offering of exterior building products, including vinyl windows, vinyl siding, vinyl railing and fencing, aluminum trim coil, aluminum and steel siding and related accessories, which we produce at our 11 manufacturing facilities. We also sell complementary products that are manufactured by third parties, such as roofing materials, cladding materials, insulation, exterior doors and equipment and tools, and provide installation services. We distribute these products through our extensive dual-distribution network to over 50,000 professional exterior contractors, builders and dealers, whom we refer to as our “contractor customers.” This dual-distribution network consists of 123 company-operated supply centers, through which we sell directly to our contractor customers, and our direct sales channel. Through our direct sales channel we sell to more than 275 independent distributors, dealers and national account customers. The products we sell are generally marketed under our brand names, such as Alside®, Revere®, Gentek®, UltraGuard® and Preservation®.

Because our exterior residential building products are consumer durable goods, our sales are impacted by, among other things, the availability of consumer credit, consumer interest rates, employment trends, changes in levels of consumer confidence and national and regional trends in the housing market. Our sales are also affected by changes in consumer preferences with respect to types of building products. Overall, we believe the long-term fundamentals for the building products industry remain strong, as homes continue to get older, pent-up demand in the R&R market normalizes, household formation is expected to be strong, demand for energy efficiency products continues and vinyl remains an optimal material for exterior window and siding solutions, all of which we believe bodes well for the demand for our products in the future.

Our net sales for the first quarter of 2013 were $209.0 million, down $4.0 million, or 1.9%, from the same period in 2012. Our net sales for the first quarter of 2012 were positively impacted by unseasonably warm weather, which allowed exterior building and renovation projects to proceed in the Midwest and Northeast that otherwise would likely have been deferred until the second quarter of 2012. Vinyl windows, vinyl siding, metal products and third-party manufactured products comprised approximately 32%, 19%, 15% and 24%, respectively, of our net sales for the quarter ended March 30, 2013 and approximately 31%, 20%, 17% and 25%, respectively, of our net sales for the quarter ended March 31, 2012. Vinyl windows, vinyl siding, metal products and third-party manufactured products comprised approximately 31%, 20%, 15% and 27%, respectively, of our net sales for the year ended December 29, 2012. Despite the lower revenue, we were able to improve our gross profit and reduce selling, general and administrative costs in both total dollars and as a percentage of sales. Our gross profit for the first quarter of 2013 was up $3.7 million, or 9.0%, compared to the first quarter of 2012, primarily due to lower material costs associated with certain products and favorable pricing and product mix relating to window products. Selling, general and administrative costs decreased $2.6 million, or 4.4%, compared to the prior year period.

Because most of our building products are intended for exterior use, sales tend to be lower during periods of inclement weather. Weather conditions in the first quarter of each calendar year usually result in that quarter producing significantly less net sales and net cash flows from operations than in any other period of the year. Consequently, we have historically had losses or small profits in the first quarter and reduced profits from operations in the fourth quarter of each calendar year. To meet seasonal cash flow needs during the periods of reduced sales and net cash flows from operations, we have typically utilized our revolving credit facilities and repay such borrowings in periods of higher cash flow. We typically generate the majority of our cash flow in the third and fourth quarters.

Our business is comprised of one reportable segment, which consists of the single business of manufacturing and distributing exterior residential building products. For financial information about our reportable segment as well as the geographic areas where we conduct business and long-lived assets by country, please see Note 18 to the audited consolidated financial statements included elsewhere in this prospectus.

The Merger

On October 13, 2010, AMH Holdings II, Inc. (“AMH II”), our then indirect parent company, completed its merger (the “Acquisition Merger”) with Carey Acquisition Corp. (“Merger Sub”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 8, 2010 (“Merger Agreement”), among Associated Materials Group, Inc. (“Parent”) (formerly known as AMH Investment Holdings Corp. and before that as Carey Investment Holdings Corp.), Holdings, Merger Sub, a wholly owned direct subsidiary of Holdings, and AMH II, with AMH II surviving such merger as a wholly owned direct subsidiary of Holdings. After a series of additional mergers (together with the Acquisition Merger, the “Merger”), AMH II merged with and into Associated Materials, LLC, with Associated Materials, LLC surviving such merger as a wholly owned direct subsidiary of Holdings. As a result of the Merger, Associated Materials, LLC is now an indirect wholly owned subsidiary of Parent. Approximately 97% of Parent’s capital stock is owned by the H&F Investors.

Upon consummation of the Merger, the holders of AMH II equity (including “in-the-money” stock options and warrants outstanding immediately prior to the consummation of the Acquisition Merger), received consideration consisting of approximately $600 million in cash, less (1) $16.2 million paid to affiliates of Harvest Partners and Investcorp in accordance with the management services agreement with Harvest Partners and (2) $26.2 million of transaction bonuses paid to senior management and certain other employees in connection with the Merger. Immediately prior to the consummation of the Merger, all outstanding shares of AMH II preferred stock were converted into shares of AMH II common stock.

In connection with the consummation of the Merger, we repaid and terminated our prior asset-based credit facility (“prior ABL facility”) and repaid our 20% Senior Notes due 2014 (“20% notes”). In addition, we called and discharged our obligations under the indentures governing the 9.875% Senior Secured Second Lien Notes due 2016 (“9.875% notes”) and the 11.25% Senior Discount Notes due 2014 (“11.25% notes”).

The Merger and the repayment of the 9.875% notes, the 11.25% notes and the 20% notes and related expenses were financed with (1) $553.5 million in cash contributed by Parent (which included $8.5 million invested by management), (2) the issuance of $730.0 million of 9.125% notes, (3) $73.0 million in cash drawn under the ABL facilities and (4) $45.9 million of cash from our balance sheet.

Results of Operations

Our results of operations, along with the results of our then existing direct and indirect parent companies, Associated Materials Holdings, LLC, AMH Holdings, LLC and AMH Holdings II, Inc., prior to the date of the Merger are presented as the results of the predecessor (“Predecessor”). The results of operations, including the Merger and results thereafter, are presented as the results of the successor (“Successor”).

The following table sets forth for the periods indicated our results of operations:

	Predecessor		Successor
	January 3, 2010 to October 12, 2010		October 13, 2010 to January 1, 2011		Year Ended				Quarter Ended
					December 31, 2011		December 29, 2012		March 31, 2012		March 30, 2013
	$	% of Net Sales	$	% of Net Sales	$	% of Net Sales	$	% of Net Sales	$	% of Net Sales	$	% of Net Sales
	(dollars in thousands)
Net sales(1)	$897,938	100.0%	$269,249	100.0%	$1,159,515	100.0%	$1,142,521	100.0%	$212,954	100%	$208,984	100%
Gross profit	239,429	26.7%	46,512	17.3%	265,182	22.9%	282,904	24.8%	41,094	19.3%	44,754	21.4%
Selling, general and administrative expenses	159,448	17.8%	53,543	19.9%	247,278	21.3%	240,027	21.0%	59,470	27.9%	56,835	27.2%
Impairment of goodwill	—	—	—	—	84,253	7.3%	—	—	—	—	—	—
Impairment of other intangible assets	—	—	—	—	79,894	6.9%	—	—	—	—	—	—
Merger costs	102,661	11.4%	7,411	2.8%	585	0.1%	—	—	—	—	—	—
Manufacturing restructuring costs	—	—	—	—	228	—	—	—	—	—	—	—

(Loss) income from operations	(22,680)	(2.5)%	(14,442)	(5.4)%	(147,056)	(12.7)%	42,877	3.8%	(18,376)	(8.6)%	(12,081)	(5.8)%

Interest expense, net	58,759		16,120		75,729		75,520		18,687		18,841
Gain (loss) on debt extinguishment	(15,201)		25,129		—		—		—		—
Foreign currency (gain) loss	(184)		771		438		119		38		253

Loss before income taxes	(66,054)		(56,462)		(223,223)		(32,762)		(37,101)		(31,175)
Income tax expense (benefit)	5,220		8,553		(20,434)		5,605		769		169

Net loss	$(71,274)		$(65,015)		$(202,789)		$(38,367)		$(37,870)		$(31,344)

Other Data:
EBITDA(2)	10,287		(29,844)		(96,168)		93,436		(5,290)		(1,451)
Adjusted EBITDA(2)	102,656		30,583		87,321		96,397		(2,760)		(1,302)
Depreciation and amortization	17,582		10,498		51,326		50,678		13,124		10,883
Capital expenditures	(10,302)		(5,160)		(15,447)		(5,371)		(738)		(1,361)

(1)	The following table presents a summary of net sales by principal product offering:

	Predecessor	Successor
	January 3, 2010 to October 12, 2010	October 13, 2010 to January 1, 2011	Year Ended		Quarter Ended
			December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands)
Vinyl windows	$316,102	$118,778	$362,570	$357,267	$66,888	$67,635
Vinyl siding products	181,904	41,504	224,388	227,374	43,358	39,737
Metal products	147,321	35,226	178,398	174,111	35,667	31,861
Third-party manufactured products	196,587	55,511	320,852	302,966	52,094	51,016
Other products and services	56,024	18,230	73,307	80,803	14,947	18,735

Total	$897,938	$269,249	$1,159,515	$1,142,521	$212,954	$208,984

(2)	EBITDA is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to reflect certain adjustments (other than run-rate cost savings) that are used in calculating covenant compliance under the amended and restated revolving credit agreement governing our ABL facilities (the “Amended and Restated Revolving Credit Agreement”) and the Indenture. We consider EBITDA and Adjusted EBITDA to be important indicators of our operational strength and performance of our business. We have included Adjusted EBITDA because it is a key financial measure used by our management to (i) assess our ability to service our debt or incur debt and meet our capital expenditure requirements; (ii) internally measure our operating performance; and (iii) determine our incentive compensation programs. EBITDA and Adjusted EBITDA have not been prepared in accordance with GAAP. Adjusted EBITDA as presented by us may not be comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA are not measures determined in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of our operating results or net cash provided by operating activities (as determined in accordance with GAAP) as a measure of our liquidity.

The reconciliation of our net loss to EBITDA and Adjusted EBITDA is as follows:

	Predecessor	Successor
	January 3, 2010 to October 12, 2010	October 13, 2010 to January 1, 2011	Year Ended		Quarter Ended
			December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands)
Net loss	$(71,274)	$(65,015)	$(202,789)	$(38,367)	$(37,870)	$(31,344)
Interest expense, net	58,759	16,120	75,729	75,520	18,687	18,841
Income tax expense (benefit)	5,220	8,553	(20,434)	5,605	769	169
Depreciation and amortization	17,582	10,498	51,326	50,678	13,124	10,883

EBITDA	10,287	(29,844)	(96,168)	93,436	(5,290)	(1,451)
Impairment of goodwill and other intangible assets(a)	—	—	164,147	—	—	—
Merger costs(b)	103,467	7,411	585	—	—	—
(Gain) loss on debt extinguishments(c)	(15,201)	25,129	—	—	—	—
Purchase accounting related adjustments(d)	—	21,427	(3,786)	(3,872)	(970)	(962)
Restructuring costs(e)	88	—	228	—	—	—
Loss (gain) on disposal or write-offs of assets(f)	43	1,230	215	(12)	18	32
Executive officer separation and hiring costs(g)	—	1,397	6,706	3,366	1,647	21
Stock-based compensation expense(h)	—	—	709	96	26	38
Non-cash expense (benefit) adjustments(i)	—	—	7,574	(3,300)	799	—
Other normalizing and unusual items(j)	4,156	3,062	6,673	6,564	972	767
Foreign currency (gain) loss(k)	(184)	771	438	119	38	253

Adjusted EBITDA(l)	$102,656	$30,583	$87,321	$96,397	$(2,760)	$(1,302)

(a)	We review goodwill and other intangible assets with indefinite lives for impairment on an annual basis, or more frequently if events or circumstances change that would impact the value of these assets. During the third quarter of 2011, the weaker economic conditions and lower results of operations resulted in management changing our outlook and lowering our forecast used for our discounted cash flow analysis. As a result of the lower management projections for operating results and the calculated lower per share equity value, we believed that we had an indicator of impairment and performed interim impairment testing on goodwill and indefinite lived intangibles as of September 3, 2011 resulting in impairment charges of $84.3 million during the fourth quarter of 2011 and $72.2 million during the third quarter of 2011, respectively.

In addition to the interim impairment testing, we performed our annual impairment test on goodwill and indefinite lived intangibles in the fourth quarter of 2011. We had revised our forecasts downward after the date of the interim impairment testing based on our annual budgeting process which resulted in an additional impairment charge related to indefinite lived intangibles of $7.7 million. No additional impairment charges were required as a result of the annual impairment test of goodwill for 2011.

(b)	Represents the following:

	Predecessor	Successor
	January 3, 2010 to October 12, 2010	October 13, 2010 to January 1, 2011	Year Ended		Quarter Ended
			December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands)
Transaction costs(i)	$38,416	$7,411	$585	$—	$—	$—
Transaction bonuses(ii)	26,231	—	—	—	—	—
Stock option compensation(iii)	38,014	—	—	—	—	—
Stock warrants expense(iv)	806	—	—	—	—	—

Total	$103,467	$7,411	$585	$—	$—	$—

(i)	Predecessor expenses include investment banking, legal and other expenses, including $16.2 million of expense accrued and paid to affiliates of Investcorp International Inc. and Harvest Partners in connection with the amended and restated management agreement with Harvest Partners. Successor expenses primarily include fees paid on behalf of Merger Sub related to due diligence activities.
(ii)	Represents transaction bonuses paid to senior management and certain employees in connection with the Merger.
(iii)	Represents stock option compensation expense recognized as a result of the modification of certain stock option awards in connection with the Merger and the fair value of an in-the-money stock option award granted immediately prior to the Merger.
(iv)	Represents expense for stock warrants, which were redeemed for cash in connection with the Merger. The expense associated with the stock warrants has been recognized in our results of operations as a reduction in net sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 505-50, Equity-Based Payments to Non-Employees.
(c)

Expenses recorded by the Predecessor for the period ended October 12, 2010 include the write-off of an accrual for all future interest payments on the 20% notes outstanding before the Merger, partially offset with the write-off of deferred financing fees associated with the prior ABL facility, which was recorded during the year ended January 2, 2010, in accordance with FASB ASC 470-60, Troubled

Debt Restructurings by Debtors. Expenses recorded by the Successor include the loss on the extinguishment of the 9.875% notes and the 11.25% notes totaling $13.6 million and fees of $11.5 million related to an interim financing facility, which was negotiated, but ultimately not utilized, in conjunction with the financing for the Merger.
(d)	Represents the following:

	Predecessor	Successor
	January 3, 2010 to October 12, 2010	October 13, 2010 to January 1, 2011	Year Ended		Quarter Ended
			December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands)
Pension expense adjustment(i)	$—	$(589)	$(2,694)	$(2,689)	$(672)	$(669)
Amortization related to fair value adjustment of leased facilities(ii)	—	(95)	(456)	(448)	(114)	(110)
Amortization related to warranty liabilities(iii)	—	(153)	(736)	(735)	(184)	(183)
Inventory adjustment related to Merger(iv)	—	22,264	—	—	—	—
Inventory adjustment related to supply center acquisition(v)	—	—	100	—	—	—

Total	$—	$21,427	$(3,786)	$(3,872)	$(970)	$(962)

(i)	Represents the elimination of the impact of reduced pension expense as a result of purchase accounting adjustments associated with the Merger.
(ii)	Represents the elimination of the impact of amortization related to net liabilities recorded in purchase accounting for the fair value of our leased facilities as a result of the Merger.
(iii)	Represents the elimination of the impact of amortization related to net liabilities recorded in purchase accounting for the fair value of warranty liabilities as a result of the Merger.
(iv)	Represents $23.1 million of amortization for the step-up in basis of inventory, partially offset by $0.8 million of other purchase accounting related adjustments to inventory included in cost of sales.
(v)	Represents the adjustment to inventory that was acquired as part of the supply center acquisition completed during the second quarter of 2011.
(e)	Represents manufacturing restructuring charges of $0.2 million during the year ended December 31, 2011 and legal and accounting fees of $0.1 million in connection with tax restructuring projects during the predecessor period ended October 12, 2010. During 2008, we relocated a portion of our vinyl siding production from Ennis, Texas to West Salem, Ohio and Burlington, Ontario. In connection with this change, during 2009, we discontinued the use of the warehouse facility adjacent to the Ennis manufacturing plant and recorded lease costs associated with our discontinued use of the warehouse facility adjacent to the Ennis manufacturing plant. During the second quarter of 2011, we recognized a charge of $0.2 million within selling, general and administrative expenses as a result of re-measuring the restructuring liability related to the discontinued use of the warehouse facility adjacent to our Ennis manufacturing plant.
(f)	Represents loss (gain) on disposals or write-offs of assets principally including $0.2 million for loss on sale of fixed assets during the year ended December 31, 2011 and $1.2 million of loss incurred during the successor period ended January 1, 2011 related to issues with a new product line, and the ultimate discontinuation of the product line by the Successor.
(g)	Represents separation and hiring costs, including payroll taxes and certain benefits, as follows:
(i)	Separation and hiring costs, including payroll taxes and certain benefits, and professional fees of $3.4 million during the year ended December 29, 2012 related to the hirings of Mr. Nagle, our President, AMI Distribution and Mr. Morrisroe, our Senior Vice President, Chief Financial Officer and Secretary, the termination of Mr. Graham, our former Senior Vice President, Chief Financial Officer and Secretary in February 2012, the termination of Mr. Haumesser, our former Senior Vice President of Human Resources in April 2012 and the hiring of Mr. Kenyon, our Senior Vice President and Chief Human Resources Officer in June 2012. $1.6 million of such costs was incurred in the quarter ended March 31, 2012.
(ii)	Separation and hiring costs, including payroll taxes and certain benefits, and professional fees of $6.7 million during the year ended December 31, 2011 related to the terminations of Mr. Chieffe, our former President and Chief Executive Officer, and Mr. Arthur, our former Senior Vice President of Operations, in June 2011, the hiring of Mr. Snyder, our former Interim Chief Executive Officer, in June 2011, the hiring of Mr. Gaydos, our Senior Vice President of Operations in August 2011, and the hiring of Mr. Burris, our President and Chief Executive Officer in September 2011.
(iii)	Separation costs, including payroll taxes and certain benefits, of $1.4 million in the successor period ended January 1, 2011 related to the termination of Mr. Franco, our former President of AMI Distribution.
(h)	Represents stock-based compensation related to restricted shares issued to certain of our directors and officers.
(i)	Represents the non-cash provision for warranties greater (less) than claims paid.

(j)	Represents the following:

	Predecessor	Successor
	January 3, 2010 to October 12, 2010	October 13, 2010 to January 1, 2011	Year Ended		Quarter Ended
			December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands)
Professional fees(i)	$2,734	$2,973	$3,271	$1,342	$383	$438
Discontinued inventory expense(ii)	—	—	1,066	—	—	—
Accretion on lease liability(iii)	296	89	498	545	128	149
Excess severance costs(iv)	389	—	590	170	9	59
Operating lease termination penalty(v)	—	—	773	—	—	—
Insurance claim payment in dispute(vi)	—	—	—	330	—	—
Excess legal expense(vii)	—	—	362	4,044	452	88
Management fees(viii)	681	—	—	—	—	—
Bank audit fees(ix)	56	—	113	133	—	33

Total	$4,156	$3,062	$6,673	$6,564	$972	$767

(i)	Represents management’s estimate of unusual consulting and advisory fees primarily associated with cost savings and other strategic initiatives.
(ii)	Represents management’s estimate of unusual inventory obsolescence recorded related to a new window product launch and an inventory write-off related to a process change.
(iii)	Represents accretion on the liability recorded at present value for future lease costs in connection with our warehouse facility adjacent to the Ennis manufacturing plant, which we discontinued using during 2009.
(iv)	Represents management’s estimates for excess severance expense due primarily to unusual changes within senior management.
(v)	Represents the excess of cash paid over the estimated fair values of purchased equipment previously leased.
(vi)	Represents an unusual insurance claim paid by us, which is in dispute with our insurance carrier.
(vii)	Represents excess legal expense incurred in connection with the defense of actions filed by plaintiffs and a putative nationwide class of homeowners regarding certain warranty related claims related to steel and aluminum siding. See Note 17 to the audited consolidated financial statements included elsewhere in this prospectus.
(viii)	Represents annual management fees paid to Harvest Partners before the Merger.
(ix)	Represents bank audit fees incurred under our current ABL facilities and our prior ABL facility.
(k)	Represents foreign currency (gain) loss recognized in the income statement, including loss (gain) on foreign currency exchange hedging agreements.
(l)	Does not include adjustments for “run-rate” cost saving as allowed by the terms of the Indenture and our ABL facilities. Run-rate cost savings adjustments include the following:

	Predecessor	Successor
	January 3, 2010 to October 12, 2010	October 13, 2010 to January 1, 2011	Year Ended		Quarter Ended
			December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands)
Run-rate cost savings(i)	$—	$—	$9,449	$10,711	$—	$—
Insourcing glass production savings(ii)	462	—	—	—	—	—
Procurement savings(iii)	141	—	—	—	—	—

Total	$603	$—	$9,449	$10,771	$—	$—

(i)	Represents our estimate of run-rate cost savings related to actions taken or to be taken within 12 months after the consummation of any acquisition, amalgamation, merger or operational change and prior to or during such period, calculated on a pro forma basis as though such cost savings had been realized on the first day of the period for which Adjusted EBITDA is being calculated, net of the amount of actual benefits realized during such period from such actions and net of the further adjustments required by the ABL facilities and the Indenture, as described below. Run-rate cost savings include actions around operational and engineering improvements, procurement savings and reductions in selling, general and administrative expenses. The run-rate cost savings were estimated to be approximately $13 million and $17 million for the years ended December 29, 2012 and December 31, 2011, respectively. Our ABL facilities and the Indenture permit us to include run-rate cost savings in our calculation of Adjusted EBITDA in an amount, taken together with the amount of certain restructuring costs, up to 10% of Consolidated EBITDA, as defined in such debt instruments. As such, only $10.7 million of the approximately $13 million of run-rate cost savings for 2012 and $9.4 million of the approximately $17 million of run-rate cost savings for 2011 were included in the calculation of Adjusted EBITDA under the ABL facilities and the Indenture for 2012 and 2011, respectively.
(ii)	Represents management’s estimates of cost savings that could have resulted from producing glass in-house at our Cuyahoga Falls, Ohio window facility had such production started on January 4, 2009.
(iii)	Represents management’s estimate of cost savings that could have resulted from entering into our leveraged procurement program with an outside consulting firm had such program been entered into on January 4, 2009.

Quarter Ended March 30, 2013 Compared to Quarter Ended March 31, 2012

Net Sales

Net sales were $209.0 million for the first quarter of 2013, a decrease of $4.0 million, or 1.9%, compared to $213.0 million for the same period in 2012. The decrease was primarily due to a $3.6 million, or 8.4%, decline in sales of vinyl siding as a result of a decline in unit volume of approximately 5%. Net sales for metal products decreased $3.8 million, or 10.7%, compared to the prior year period. Partially offsetting these declines was a $3.8 million increase in net sales in our Installed Sales Solutions business and a $0.7 million increase in vinyl window sales, compared to the same period in 2012, which both benefited from increased demand in new construction business. Vinyl windows, vinyl siding, metal products and third-party manufactured products comprised approximately 32%, 19%, 15% and 24%, respectively, of our net sales for the quarter ended March 30, 2013 and approximately 31%, 20%, 17% and 25%, respectively, of our net sales for the quarter ended March 31, 2012.

Gross Profit

Gross profit in the first quarter of 2013 was $44.8 million, or 21.4% of net sales, compared to gross profit of $41.1 million, or 19.3% of net sales, for the same period in 2012. The increase of $3.7 million in gross profit was primarily due to lower costs for certain raw materials and favorable pricing and product mix relating to window products, compared to the prior year period.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $56.8 million, or 27.2% of net sales, for the first quarter of 2013 versus $59.5 million, or 27.9% of net sales, for the same period in 2012. The decrease of $2.6 million in selling, general and administrative expenses was primarily due to a $1.6 million decrease in executive officers’ separation and hiring costs and a $1.0 million decrease in marketing costs.

Loss from Operations

Loss from operations was $12.1 million for the quarter ended March 30, 2013 compared to a loss from operations of $18.4 million for the quarter ended March 31, 2012. The reduction in loss from operations compared to the prior year was due primarily to an improvement in gross profit and a decrease in selling, general and administrative expenses as described above.

Interest Expense

Interest expense was $18.8 million and $18.7 million for the quarters ended March 30, 2013 and March 31, 2012, respectively. Interest expense for the quarter ended March 30, 2013 and March 31, 2012 both relate to interest on the 9.125% notes and borrowings under our ABL facilities.

Income Tax Expense

The income tax expense for the first quarter of 2013 reflected a negative effective income tax rate of 0.5%, whereas the income tax expense for the same period in 2012 reflected a negative effective income tax rate of 2.1%.

Net Loss

Net loss for the quarter ended March 30, 2013 was $31.3 million compared to a net loss of $37.9 million for the same period in 2012.

Year Ended December 29, 2012 Compared to Year Ended December 31, 2011

Net Sales

Net sales were $1,142.5 million for the year ended December 29, 2012, a decrease of $17.0 million, or 1.5%, compared to net sales of $1,159.5 million for the year ended December 31, 2011. Vinyl windows, vinyl siding, metal products and third-party manufactured products comprised approximately 31%, 20%, 15% and 27%, respectively, of our net sales for the year ended December 29, 2012 and approximately 31%, 19%, 15% and 28%, respectively, of our net sales for the year ended December 31, 2011. The decrease in sales was primarily due to a decline in third-party manufactured product sales primarily driven by a reduction in roofing product sales of $17.9 million, or 5.6%, compared to the prior year. Third-party manufactured product sales in 2011 were positively impacted by increased storm related activity. Our focus on driving profitable growth in 2012 also contributed to lower sales of third-party manufactured products as we pulled back from some lower margin sales in order to drive pricing discipline. In addition, vinyl windows sales for the year ended December 29, 2012 decreased by $5.3 million as a result of a decline in unit volumes of approximately 2%. These decreases were partially offset by a $7.7 million increase in Installed Sales Solutions sales and a $3.0 million increase in vinyl siding sales as unit volumes increased by approximately 1% compared to 2011. Net sales were also negatively impacted by $2.1 million due to the weaker Canadian dollar in 2012.

Gross Profit

Gross profit for the year ended December 29, 2012 was $282.9 million, or 24.8% of net sales, compared to gross profit of $265.2 million, or 22.9% of net sales, for 2011. The increase in gross profit was primarily the result of an increase in sales volume and improved margin associated with vinyl siding, partially offset by the impact of lower sales volumes in vinyl windows and third-party manufactured products. Compared to the prior year, gross profit as a percentage of sales improved across all core products due to increased sales of higher margin products and lower material costs associated with certain products, partially offset by a shift in product mix to the lower margin window products.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $240.0 million, or 21.0% of net sales, for the year ended December 29, 2012 versus $247.3 million, or 21.3% of net sales, for 2011. The decrease of $7.3 million in selling, general and administrative expenses was primarily due to a $3.4 million decrease in executive officer separation and hiring costs, a $3.1 million decrease in sales incentives and marketing expenses and a $1.9 million decrease in certain professional fees, which includes professional services associated with cost savings initiatives. There was also a $1.6 million decrease in compensation primarily due to lower supply center headcount compared to the prior year. These decreases were partially offset by a $3.7 million increase in legal fees related to the Steel Peel litigation and a $0.9 million increase under the performance-based incentive compensation program. In addition, selling, general and administrative expenses for the year ended December 31, 2011 included a $0.8 million lease termination penalty and $0.6 million in costs related to the Merger completed on October 13, 2010.

Impairment of Goodwill and Indefinite Lived Intangible Assets

During 2011, weaker economic conditions and lower results of operations resulted in management changing our outlook and lowering our forecast used for our discounted cash flow analysis. As a result of the lower management projections for operating results and the calculated lower per share equity value, we believed that we had an indicator of impairment and performed interim impairment testing on goodwill and indefinite lived intangibles as of September 3, 2011. As a result, we recorded impairment charges of $84.3 million during the fourth quarter and $72.2 million during the third quarter, respectively. In addition to the interim impairment testing, we performed our annual impairment test on goodwill and indefinite lived intangibles in the fourth quarter of 2011, which resulted in an additional impairment charge related to indefinite lived intangibles of $7.7 million. No additional impairment charges were required as a result of the annual impairment test of goodwill.

Loss from Operations

Income from operations was $42.9 million for the year ended December 29, 2012 compared to a loss from operations of $147.1 million for 2011.

Interest Expense

Interest expense was $75.5 million and $75.7 million for the years ended December 29, 2012 and December 31, 2011, respectively. Interest expense for the year ended December 29, 2012 and December 31, 2011 both relate to interest on the 9.125% notes and borrowings under our ABL facilities.

Income Tax Expense

Income tax expense for the year ended December 29, 2012 was $5.6 million reflecting a negative effective income tax rate of 17.1%, whereas the income tax benefit for 2011 was $20.4 million reflected an effective income tax rate of 9.2%. The changes in the effective income tax rates for 2012 compared to 2011 were primarily due to changes between periods of the valuation allowance, goodwill impairment and tax liability on remitted earnings. The valuation allowance was recorded based upon a review of historical earnings, trends, forecasted earnings and current economic conditions.

Net Loss

Net loss for the year ended December 29, 2012 was $38.4 million compared to a net loss of $202.8 million for the same period in 2011.

EBITDA

EBITDA was $93.4 million and Adjusted EBITDA was $96.4 million for the year ended December 29, 2012. EBITDA was a loss of $96.2 million and Adjusted EBITDA was $87.3 million for the year ended December 31, 2011. For a reconciliation of our net income (loss) to EBITDA and Adjusted EBITDA and additional details of the EBITDA adjustments, see the table shown above.

Year Ended December 31, 2011 Compared to the Successor Period Ended January 1, 2011 and Predecessor Period Ended October 12, 2010

Net Sales

Net sales for the year ended December 31, 2011 were $1,159.5 million and primarily consisted of 31% vinyl windows, 19% siding products, 15% metal products and 28% third-party manufactured products. Third-party manufactured products were positively impacted as a result of our roll-out of roofing materials to additional supply centers and increased storm-related activity. Vinyl window sales were negatively impacted by the significant reduction in energy tax incentives compared to 2010, which affected consumer purchasing decisions in 2011. The macroeconomic drivers for our industry continued to decline during 2011 and negatively affected consumer confidence and spending. In addition, we realized $9.0 million from the impact of the stronger Canadian dollar in 2011. Net sales for the successor period October 13, 2010 to January 1, 2011 were $269.2 million and primarily consisted of approximately 44% vinyl windows, 15% siding products, 13% metal products and 21% third-party manufactured products. Net sales for the predecessor period January 3, 2010 to October 12, 2010 were $897.9 million and primarily consisted of approximately 35% vinyl windows, 20% siding products, 16% metal products and 22% third-party manufactured products. Sales for the successor period October 13, 2010 to January 1, 2011 reflected strong demand in vinyl windows and third-party manufactured products and benefited from the impact of the stronger Canadian dollar during 2010.

Gross Profit

Gross profit for the year ended December 31, 2011 was $265.2 million, or 22.9% of net sales. We experienced negative trends in gross margin primarily related to product mix, including a greater percentage of lower margin third-party manufactured products, increased material costs and lower absorption of costs due to lower production volumes. We also experienced increased production costs in our window manufacturing plants, resulting in higher costs per unit produced. Freight costs were also higher and we experienced increases in commodity costs for certain raw materials. Price increases were instituted to cover commodity cost increases; however, our sales pricing typically lags the change in purchase cost. Gross profit for the successor period October 13, 2010 to January 1, 2011 was $46.5 million, or 17.3% of net sales, and reflects a reduction of $23.1 million for the amortization of the step-up in basis of inventory related to purchase accounting, partially offset by $1.2 million of other purchase accounting related adjustments, and $1.2 million for the impairment related to issues with and the ultimate discontinuation of a new product line. Gross profit for the predecessor period January 3, 2010 to October 12, 2010 was $239.4 million, or 26.7% of net sales.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $247.3 million, or 21.3% of net sales, for the year ended December 31, 2011. Selling, general and administrative expenses for the period were negatively impacted by increased depreciation and amortization related to the application of purchase accounting for the Merger of approximately $20.0 million, executive officer separation and hiring costs of $6.7 million, higher delivery expense reflecting increased fuel costs, supply center and roofing distribution expansion costs, an operating lease termination penalty of $0.8 million, stock compensation expense related to restricted shares issued to certain board members of $0.7 million and $0.6 million of excess severance primarily due to changes within management, partially offset by reduced pension expense of $1.9 million as a result of the application of purchase accounting. For the successor period October 13, 2010 to January 1, 2011, selling, general and administrative expenses totaled $53.5 million, or 19.9% of net sales, and included increased depreciation of fixed assets and amortization of intangible assets of approximately $5.0 million as a result of the revaluation of certain assets as part of the application of the purchase accounting fair value adjustments in 2010, professional fees associated with cost savings initiatives of $3.0 million, $1.2 million in impairment and write-offs of assets and employee termination costs totaling $1.4 million. Selling, general and administrative expenses for the predecessor period January 3, 2010 to October 12, 2010 totaled $159.4 million, or 17.8% of net sales. Selling, general and administrative expenses for the predecessor period January 3, 2010 to October 12, 2010 included professional fees associated with cost savings initiatives of $2.7 million, excess severance of $0.4 million and management fees expense of $0.7 million. Selling, general and administrative expenses also included increased costs as a result of the translation impact on Canadian expenses as a result of the stronger Canadian dollar and increased salaries and incentive compensation programs.

Impairment of Goodwill and Indefinite Lived Intangible Assets

During the third quarter of 2011, the weaker economic conditions and lower results of operations resulted in management changing our outlook and lowering our forecast used for our discounted cash flow analysis. As a result of the lower management projections for operating results and the calculated lower per share equity value, we believed that we had an indicator of impairment and performed interim impairment testing on goodwill and indefinite lived intangibles as of September 3, 2011 resulting in impairment charges of $84.3 million during the fourth quarter of 2011 and $72.2 million during the third quarter, respectively.

In addition to the interim impairment testing, we performed our annual impairment test on goodwill and indefinite lived intangibles in the fourth quarter of 2011. We had revised our forecasts downward after the date of the interim impairment testing based on our annual budgeting process, which resulted in an additional impairment charge related to indefinite lived intangibles of $7.7 million. No additional impairment charges were required as a result of the annual impairment test of goodwill.

Merger Costs

Transaction costs associated with the Merger were $0.6 million for the year ended December 31, 2011. For the successor period October 13, 2010 to January 1, 2011, transaction costs associated with the Merger were $7.4 million. Merger costs for the predecessor period January 3, 2010 to October 12, 2010 included $38.4 million related to investment banking fees and expenses, legal fees and expenses and sponsor fees paid to Harvest Partners and Investcorp International Inc. In addition, we recorded $26.2 million of expense related to transaction bonuses paid to certain members of management in connection with the completion of the Merger and $38.0 million of stock option compensation expense related to the modification of certain Predecessor stock options in connection with the Merger and the fair value of an in-the-money stock option award granted immediately prior to the Merger.

Loss from Operations

Loss from operations of $147.1 million for the year ended December 31, 2011 was primarily due to the impairment charges related to goodwill and other intangible assets, a full year of increased depreciation and amortization related to the application of purchase accounting for the Merger, reduced gross profit margins, executive officer separation and hiring costs and lower supply center expense leverage. Loss from operations was $14.4 million for the successor period October 13, 2010 to January 1, 2011 and was primarily due to the purchase accounting related adjustments reflected in gross margin and transaction costs related to the Merger. Loss from operations was $22.7 million for the predecessor period January 3, 2010 to October 12, 2010 and was primarily due to the Merger costs included in the results of operations.

Interest Expense

Interest expense was $75.7 million for the year ended December 31, 2011 and $16.1 million for the successor period ended January 1, 2011 and primarily consisted of interest on the 9.125% notes and borrowings under our ABL facilities and amortization of deferred financing costs. Interest expense of $58.8 million for the predecessor period January 3, 2010 to October 12, 2010 primarily consisted of interest expense on the 11.25% notes, the 9.875% notes and the prior ABL facility for the period January 3, 2010 through October 12, 2010 and amortization of deferred financing costs. The 9.875% notes and the 11.25% notes were redeemed and the indentures related thereto were discharged in October 2010 in connection with the Merger.

Loss on Debt Extinguishment

The loss on debt extinguishment of $25.1 million for the successor period October 13, 2010 to January 1, 2011 was comprised of $13.6 million related to the redemption of the previously outstanding 9.875% notes and 11.25% notes and $11.5 million of expense related to an interim financing facility, which was negotiated but ultimately not utilized. The net gain on debt extinguishment of $15.2 million for the predecessor period January 3, 2010 to October 12, 2010 was recorded by the Predecessor in connection with the Merger and related to the write-off of the troubled debt accrued interest associated with the redemption of the previously outstanding 13.625% notes and the write-off of the financing fees related to the prior ABL facility.

Income Tax Benefit

The income tax benefit for the year ended December 31, 2011 was $20.4 million and reflected an effective income tax rate of 9.2%. The income tax provision for the successor period October 13, 2010 to January 1, 2011 was $8.6 million on a loss before income taxes of $56.5 million and reflects an effective income tax rate of approximately 15.1%. The changes in the effective income tax rates for the year ended December 31, 2011 and the successor period ended January 1, 2011 were primarily due to the impact of the changes in the valuation allowance between periods and the goodwill impairment charge. After a review of historical earnings, trends, forecasted earnings and current economic conditions, we determined that it is more likely than not that our net U.S. deferred tax assets would not be realized. The increase in the valuation allowance during this period was related to an increase in the deferred tax assets related to the net operating loss carryforwards and the net movement of other deferred tax assets and liabilities. The income tax provision for the predecessor period January 3, 2010 to October 12, 2010 of $5.2 million on a loss before income taxes of $66.1 million, or an effective income tax rate of approximately 7.9%, reflects the impact of the changes between years in the valuation allowance. This valuation allowance was recorded based upon a review of historical earnings, trends, forecasted earnings and current economic conditions. The increase in the valuation allowance during this period was related to an increase in the deferred tax assets related to the net operating loss carryforwards and the net movement of other deferred tax assets and liabilities.

Net Loss

Net loss for the year ended December 31, 2011 was $202.8 million. Net loss for the successor period October 13, 2010 to January 1, 2011 was $65.0 million. Net loss for the predecessor period January 3, 2010 to October 12, 2010 was $71.3 million.

EBITDA

EBITDA was a loss of $96.2 million and Adjusted EBITDA was $87.3 million for the year ended December 31, 2011. EBITDA was a loss of $29.8 million and Adjusted EBITDA was $30.6 million for the successor period October 13, 2010 to January 1, 2011. EBITDA was $10.3 million and Adjusted EBITDA was $102.7 million for the predecessor period January 3, 2010 to October 12, 2010. For a reconciliation of our net income (loss) to EBITDA and Adjusted EBITDA and additional details of the EBITDA adjustments, see the table shown above.

Quarterly Financial Data

Because most of our building products are intended for exterior use, sales and operating profits tend to be lower during periods of inclement weather. Weather conditions in the first quarter of each calendar year usually result in that quarter producing significantly less net sales and net cash flows from operations than in any other period of the year. Consequently, we have historically had losses or small profits in the first quarter and reduced profits from operations in the fourth quarter of each calendar year. To meet seasonal cash flow needs during the periods of reduced sales and net cash flows from operations, we have typically utilized our revolving credit facilities and repay such borrowings in periods of higher cash flow. We typically generate the majority of our cash flow in the third and fourth quarters.

Summary financial data for 2011, 2012 and 2013 to date are shown in the tables below:

	Quarter Ended
	April 2, 2011	July 2, 2011	October 1, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012	March 30, 2013
	(in thousands)
Net sales	$196,736	$310,459	$349,201	$303,119	$212,954	$314,391	$325,034	$290,142	$208,984
Gross profit	40,079	80,340	85,159	59,604	41,094	80,706	81,604	79,500	44,754
(Loss) income from operations	(18,837)	14,716	(50,659)	(92,276)	(18,376)	21,164	22,153	17,936	(12,081)
Net (loss) income	(37,118)	(7,193)	(48,018)	(110,460)	(37,870)	373	530	(1,400)	(31,344)

Certain significant items included in (loss) income from operations:
Impairment of goodwill	$—	$—	$—	$84,253	$—	$—	$—	$—	$—
Impairment of intangible assets	—	—	72,242	7,652	—	—	—	—	—
Executive officer separation and hiring costs	—	5,467	807	432	1,647	1,228	46	445	21
Excess legal expense (benefit)	221	44	17	80	452	(7)	196	3,403	88

Total	$221	$5,511	$73,066	$92,417	$2,099	$1,221	$242	$3,848	$109

Liquidity and Capital Resources

At March 30, 2013, we had cash and cash equivalents of $6.1 million and available borrowing capacity of $44.0 million under our ABL facilities, after giving effect to outstanding letters of credit and borrowing base limitations. We believe that our cash flow from operations, borrowing capacity under the credit facilities and current cash and cash equivalents are expected to provide sufficient liquidity to maintain our current operations and capital expenditure requirements and service our debt obligations for at least the next 12 months.

On April 18, 2013, Associated Materials, Holdings and certain direct or indirect wholly owned U.S. and Canadian restricted subsidiaries of Associated Materials entered into the Amended and Restated Revolving Credit Agreement, which amended the revolving credit agreement governing the ABL facilities to, among other things: reduce the interest rate margins in respect of the loans by 75 basis points; and extend the maturity of the loans and commitments to the earlier of (1) April 18, 2018 and (2) 90 days prior to the maturity of our 9.125% notes and permit the offering of the Private Notes (as defined below).

On May 1, 2013, Associated Materials and AMH New Finance, Inc. issued and sold $100.0 million in aggregate principal amount of additional 9.125% notes (the “Private Notes”) in a private placement. We used the net proceeds of the offering to repay outstanding borrowings under our ABL facilities and for other general corporate purposes. The Private Notes were issued as additional notes under the same indenture, dated as of October 13, 2010, governing the $730.0 million aggregate principal amount of 9.125% notes issued on October 13, 2010, as supplemented by a supplemental indenture (the “Indenture”). See “Description of Notes.”

We may from time to time, in our sole discretion, purchase, redeem or retire the 9.125% notes in privately negotiated or open market transactions by tender offer or otherwise. On July 15, 2013, Parent announced that it had filed a registration statement on Form S-1 with the SEC for a proposed initial public offering of its common stock. Parent intends to use proceeds from such offering to redeem a portion of the outstanding 9.125% notes.

Covenant Compliance

There are no financial maintenance covenants included in the Amended and Restated Revolving Credit Agreement and the Indenture, other than a springing fixed charge coverage ratio of at least 1.00 to 1.00 under the ABL facilities, which is triggered as of the end of the most recently ended four consecutive fiscal quarter period for which financial statements have been delivered prior to such date of determination, only when excess availability is less than, for a period of five consecutive business days, the greater of $20.0 million and 10.0% of the sum of (i) the lesser of (A) the U.S. tranche A borrowing base and (B) the U.S. tranche A revolving credit commitments, and which applies until the 30th consecutive day that excess availability exceeds such threshold. The fixed charge coverage ratio was 1.34:1.00 for the four consecutive fiscal quarter test period ended March 30, 2013. The Amended and Restated Revolving Credit Agreement and the Indenture permit the inclusion of run-rate cost savings in the calculation of Consolidated EBITDA in an amount, taken together with the amount of certain restructuring costs, up to 10% of Consolidated EBITDA for the relevant test period.

As of June 29, 2013, Associated Materials has not triggered such fixed charge coverage ratio covenant for 2013, and it currently does not expect to be required to test such covenant for the remainder of fiscal year 2013, although Associated Materials would be in compliance with such covenant if it were required to be tested. Should the current economic conditions or other factors described herein cause Associated Materials’ results of operations to deteriorate beyond our expectations, it may trigger such covenant and, if so triggered, may not be able to satisfy such covenant and be forced to refinance such debt or seek a waiver. Even if new financing is available, it may not be available on terms that are acceptable to it. If Associated Materials is required to seek a waiver, it may be required to pay significant amounts to the lenders under the ABL facilities to obtain such a waiver.

In addition to the financial covenant described above, certain incurrences of debt and investments require compliance with financial covenants under the Amended and Restated Revolving Credit Agreement and the Indenture. The breach of any of these covenants could result in a default under the Amended and Restated Revolving Credit Agreement and the Indenture, and the lenders or note holders, as applicable, could elect to declare all amounts borrowed due and payable. See “Risk Factors.”

Consolidated EBITDA is calculated by reference to net income plus interest and amortization of other financing costs, provision for income taxes, depreciation and amortization. Consolidated EBITDA, as defined in the Amended and Restated Revolving Credit Agreement and the Indenture, is calculated by adjusting EBITDA to reflect adjustments permitted in calculating covenant compliance under these agreements. Consolidated EBITDA will be referred to as Adjusted EBITDA herein. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors to demonstrate the ability of Associated Materials to comply with its financial covenant.

Associated Materials was in compliance with its debt covenants as of March 30, 2013.

Cash Flows

The following sets forth a summary of our cash flows:

	Predecessor	Successor
	January 3, 2010 to October 12, 2010	October 13, 2010 to January 1, 2011	Year Ended		Quarter Ended
			December 31, 2011	December 29, 2012	March 31, 2012	March 30, 2013
	(in thousands)
Net cash provided by (used in) operating activities	$28,569	$(72,141)	$(2,005)	$(589)	$(4,120)	$(14,001)
Net cash used in investing activities	(10,302)	(562,751)	(16,503)	(5,277)	(734)	(1,708)
Net cash (used in) provided by financing activities	(8,406)	582,324	15,902	4,155	(1,407)	12,294

Cash Flows from Operating Activities

Successor Company

Net cash used in operating activities was $14.0 million for the quarter ended March 30, 2013, compared to $4.1 million for the same period in 2012, which was a $9.9 million increase in the use of cash from the comparable prior year period. The factors typically impacting cash flows from operating activities during the first quarter of the year include the seasonal increase of inventory levels and use of cash to pay liabilities including payments of incentive compensation and customer sales incentives. Accounts receivable was a source of cash of $0.4 million for the quarter ended March 30, 2013, compared to a source of cash of $2.9 million for the quarter ended March 31, 2012. The fluctuation was primarily due to timing of collections from customers, partially offset by the impact of slightly lower sales volume compared to the prior year period. Inventory was a use of cash of $52.4 million during the quarter ended March 30, 2013, compared to a use of cash of $36.3 million during the quarter ended March 31, 2012. The higher usage of cash in the current period was primarily due to timing of inventory build for seasonal demands in later quarters as well as increased purchases as part of our winter buy program to take advantage of favorable pricing. Accounts payable and accrued liabilities were a source of cash of $63.2 million for the quarter ended March 30, 2013, compared to a source of cash of $58.9 million for the quarter ended March 31, 2012, which was a net increase in cash flows of $4.3 million primarily as a result of increased inventory purchases. Cash flows used in operating activities for the quarter ended March 30, 2013 include income tax payments of $2.8 million compared to $6.9 million of income tax payments for the same period in 2012.

Net cash used in operating activities was $0.6 million for the year ended December 29, 2012, compared to $2.0 million for the year ended December 31, 2011, an improvement of $1.4 million. Cash flow from changes in operating assets and liabilities for the year ended December 29, 2012 were a use of cash of $17.8 million, compared to a source of cash of $9.4 million for the year ended December 31, 2011. Accounts receivable was a use of cash of $1.3 million in 2012 compared to a use of cash of $7.8 million in 2011. The year-over-year fluctuation was primarily due to timing of collections from customers and lower sales compared to the prior year. Inventory was a use of cash of $1.6 million for the year ended December 29, 2012, compared to a source of cash of $29.7 million for the year ended December 31, 2011. Capital optimization initiatives during 2011 effectively brought down inventory levels at the end of 2011 which contributed to the large source of cash in 2011 and also led to a relatively small use of cash in 2012. Accounts payable and accrued liabilities used $3.7 million of cash in the year ended December 29, 2012 compared to a use of cash of $15.5 million in the year ended December 31, 2011. The changes from year to year were largely attributable to reduced inventory purchases and the difference in performance-based management incentive compensation payments during each year. The year ended December 29, 2012 included the compensation payment for the prior year, where the payment was minimal due to the lower operating results, and the year ended December 31, 2011 included the compensation payment for the prior year, where the performance target was met. Income taxes receivable/payable were a use of cash of $4.2 million for the year ended December 29, 2012, compared to a source of cash of $8.1 million for the year ended December 31, 2011. The source of cash in 2011 was a result of receiving a federal income tax refund of $3.2 million related to the carryback of net operating losses to the 2009 tax year, along with an increase in the Canadian taxes payable related to the Canadian partnership.

Net cash used in operating activities was $72.1 million for the successor period October 13, 2010 to January 1, 2011. Cash flows from operating activities for the successor period ended January 1, 2011 were reduced by $71.4 million of costs related to the Merger. Cash flows from changes in operating assets and liabilities for the successor period ended January 1, 2011 were a use of cash totaling $76.4 million. The change in accounts receivable was a source of cash of $42.9 million for the successor period primarily due to the collection of customer payments for sales earlier in the year. Inventories for the same period provided a source of cash of $13.1 million due to reduced inventory levels during the fourth quarter of 2010. Prepaid expenses were a use of cash totaling $1.3 million for the same period. Changes in accounts payable and accrued liabilities were a use of cash of $131.0 million for the successor period October 13, 2010 to January 1, 2011, primarily related to the payment of costs related to the Merger which were accrued in the predecessor period ended October 12, 2010, along with the seasonal decline in accounts payable.

Predecessor Company

Net cash provided by operating activities was $28.6 million for the predecessor period January 3, 2010 to October 12, 2010. Cash flows from operating activities for the predecessor period ended October 12, 2010 were reduced by $0.7 million of costs related to the Merger. Cash flows from changes in operating assets and liabilities for the predecessor period ended October 12, 2010 were a source of cash totaling $47.6 million. The change in accounts receivable was a use of cash $49.9 million for the predecessor period ended October 12, 2010 primarily due to increased sales levels during 2010. Inventories for the same period were a use of cash of $42.0 million due to increased inventory levels and rising commodity costs during 2010. Prepaid expenses were a source of cash totaling $1.7 million for the same period. Changes in accounts payable and accrued liabilities were a source of cash of $137.8 million for the predecessor period January 3, 2010 to October 12, 2010. The change was primarily due to the initial impact of improved vendor terms in 2009, reduced inventory purchase requirements during the fourth quarter of 2008 and expenses accrued in connection with the Merger which were paid in the successor period October 13, 2010 to January 1, 2011.

Cash Flows from Investing Activities

Successor Company

Net cash used in investing activities during the quarter ended March 30, 2013 consisted of $1.4 million of capital expenditures primarily related to various investments at our manufacturing facilities and $0.3 million for a supply center acquisition. During the quarter ended March 31, 2012, net cash used in investing activities consisted of capital expenditures of $0.7 million.

Investing activities used $5.3 million of cash in the year ended December 29, 2012, compared to $16.5 million in the year ended December 31, 2011. The use of cash in the current year consisted of capital expenditures of $5.4 million offset by proceeds received from the sale of certain assets of $0.1 million. The use of cash during the year ended December 31, 2011 consisted of capital expenditures of $15.4 million and a supply center acquisition of $1.6 million, partially offset by proceeds received from the sale of certain assets of $0.5 million. Capital expenditures in 2012 decreased as compared to the prior year primarily due to higher spending in 2011 as a result of our roll-out of roofing materials to supply centers.

For the successor period October 13, 2010 to January 1, 2011, net cash used in investing activities included $557.6 million of cash used in connection with the Merger to purchase the Predecessor’s equity interests, including in-the-money stock options and warrants, and capital expenditures of $5.2 million. Capital expenditures were primarily at supply centers for continued operations and relocations and various enhancements at plant locations.

Predecessor Company

For the predecessor period January 3, 2010 to October 12, 2010, net cash used in investing activities included capital expenditures of $10.3 million. Capital expenditures were primarily at supply centers for continued operations and relocations, the continued development of our new glass insourcing process and various enhancements at plant locations.

Cash Flows from Financing Activities

Successor Company

Net cash provided by financing activities for the quarter ended March 30, 2013 included borrowings of $44.7 million under our ABL facilities offset by repayments of $32.4 million. Net cash used in financing activities for the quarter ended March 31, 2012 included borrowings of $30.1 million under our ABL facilities offset by repayments of $31.6 million.

Net cash provided by financing activities was $4.2 million for the year ended December 29, 2012, compared to $15.9 million for the year ended December 31, 2011. The source of cash primarily related to net borrowings under our ABL facilities of $4.3 million and $16.0 million in 2012 and 2011, respectively.

Net cash provided by financing activities for the successor period October 13, 2010 to January 1, 2011 included an equity contribution of $553.5 million in connection with the Merger, proceeds from the issuance of the 9.125% notes of $730.0 million, and net borrowings under our current ABL facilities of $58.0 million. These inflows were partially offset by cash paid of $720.0 million to redeem the 20% notes, the 11.25% notes and the 9.875% notes and payments of $39.2 million of financing costs related to the Merger.

Predecessor Company

Net cash used by financing activities for the predecessor period January 3, 2010 to October 12, 2010 included $10.0 million of repayments, net of borrowings, under our prior ABL facility and payments of $0.2 million of financing costs in connection with the Merger, offset by $1.8 million related to the excess tax benefit from the redemption of options in connection with the Merger.

For 2013, cash requirements for working capital, capital expenditures, interest and tax payments will continue to impact the timing and amount of borrowings on our ABL facilities.

Contractual Obligations

The following table presents our contractual obligations as of March 30, 2013:

	Payments Due by Fiscal Year
	Total	2013	2014	2015	2016	2017	After 2017
	(in thousands)
Long-term debt(1)	$820,432	$—	$—	$90,432	$—	$730,000	$—
Interest payments on 9.125% notes(2)	333,065	66,613	66,613	66,613	66,613	66,613	—
Operating leases(3)	131,615	36,526	30,601	20,775	14,432	10,962	18,319
Expected pension contributions(4)	65,998	12,087	13,986	14,118	13,814	11,993	—

Total	$1,351,110	$115,226	$111,200	$191,938	$94,859	$819,568	$18,319

(1)	Represents principal amounts, but not interest. Does not reflect (a) the issuance on May 1, 2013 of $100.0 million principal amount of new 9.125% notes or (b) the amendment to the revolving credit agreement governing our ABL facilities on April 18, 2013. As of March 30, 2013, our long-term debt consists of $90.4 million in borrowings under the ABL facilities and $730.0 million aggregate principal amount of 9.125% notes. We are not able to estimate reasonably the cash payments for interest associated with the ABL facilities due to the significant estimation required related to both market rates as well as projected principal payments. The stated maturity date of our 9.125% notes is November 1, 2017. See Note 12 to the audited consolidated financial statements included elsewhere in this prospectus.
(2)	Does not reflect the issuance on May 1, 2013 of $100.0 million principal amount of new 9.125% notes.
(3)	For additional information on our operating leases, see Note 16 to the audited consolidated financial statements included elsewhere in this prospectus.
(4)	Based on actuarial data as of December 31, 2012. Although subject to change, the amounts set forth in the table above represent the estimated minimum funding requirements under current law. Due to uncertainties regarding significant assumptions involved in estimating future required contributions to our pension plans, including: (i) interest rate levels, (ii) the amount and timing of asset returns and (iii) what, if any, changes may occur in pension funding legislation, the estimates in the table may differ materially from actual future payments. We cannot reasonably estimate payments beyond 2017.

Net long-term deferred income tax liabilities as of December 29, 2012 were $130.8 million. This amount is not included in the contractual obligations table because we believe this presentation would not be meaningful. Deferred income tax liabilities are calculated based on temporary differences between the tax bases of assets and liabilities and their respective book bases, which will result in taxable amounts in future years when the liabilities are settled at their reported financial statement amounts. The results of these calculations do not have a direct connection with the amount of cash taxes to be paid in any future periods. As a result, we believe scheduling deferred income tax liabilities as payments due by period could be misleading, because this scheduling would not relate to liquidity needs. At December 29, 2012, we had unrecognized tax benefits of $7.1 million relating to uncertain tax positions. Due to our federal net operating loss position, the settlement of such tax positions would be offset by the net operating losses resulting in no outlay of cash.

Consistent with industry practice, we provide to homeowners limited warranties on certain products, primarily related to window and siding product categories. We have recorded reserves of $97.5 million at December 29, 2012 related to warranties issued to homeowners. We estimate that $9.4 million of payments will be made in 2013 to satisfy warranty obligations. However, we cannot reasonably estimate payments by year for 2014 and thereafter due to the nature of the obligations under these warranties.

Off-Balance Sheet Arrangements

We have no special purpose entities or off-balance sheet debt, other than operating leases in the ordinary course of business, which are disclosed in Note 16 to the audited consolidated financial statements included elsewhere in this prospectus.

At December 29, 2012 and March 30, 2013, we had stand-by letters of credit of $9.3 million and $11.4 million, respectively, with no amounts drawn under the stand-by letters of credit. These letters of credit reduce the availability under the ABL facilities. Letters of credit are purchased guarantees that ensure our performance or payment to third parties in accordance with specified terms and conditions.

Under certain agreements, indemnification provisions may require us to make payments to third parties. In connection with certain facility leases, we may be required to indemnify the lessors for certain claims. Also, we may be required to indemnify our directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. The duration of these indemnity provisions under the terms of each agreement varies. The majority of indemnities do not provide for any limitation of the maximum potential future payments we could be obligated to make. In 2012, we did not make any payments under any of these indemnification provisions or guarantees, and we have not recorded any liability for these indemnities in the accompanying consolidated balance sheets.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We have outstanding borrowings under our ABL facilities and may incur additional borrowings from time to time for general corporate purposes, including working capital and capital expenditures. As of March 30, 2013 (without giving effect to the April 2013 amendment to our ABL facilities), the interest rate applicable to outstanding loans under the U.S. and Canadian tranche A revolving facilities is, at our option, equal to either a U.S. or Canadian adjusted base rate plus an applicable margin ranging from 1.50% to 2.00%, or LIBOR plus an applicable margin ranging from 2.50% to 3.00%, with the applicable margin in each case depending on our quarterly average “excess availability” as defined in the credit facilities. The interest rate margins for each loan under either the U.S. or Canadian tranche B revolving facilities are determined by reference to the level of borrowing availability under the U.S. and Canadian tranche A revolving facilities increased by 200 basis points.

As of March 30, 2013, we had borrowings outstanding of $90.4 million under the ABL facilities. The effect of a 1.00% increase or decrease in interest rates would increase or decrease total annual interest expense by $0.9 million. As of March 30, 2013, we are not party to any interest rate swaps.

We have $730.0 million aggregate principal amount of 9.125% notes outstanding as of March 30, 2013, without giving effect to the May 2013 issuance of $100.0 million principal amount of Private Notes. The fair value of our 9.125% notes is sensitive to changes in interest rates. In addition, the fair value is affected by our overall credit rating, which could be impacted by changes in our future operating results. These notes have an estimated fair value of $779.3 million based on quoted market prices as of March 30, 2013.

Foreign Currency Exchange Rate Risk

Our revenues are primarily from domestic customers and are realized in U.S. dollars. However, we realize revenues from sales made through our Canadian distribution centers in Canadian dollars. Our Canadian manufacturing facilities acquire raw materials and supplies from U.S. vendors, which results in foreign currency transactional gains and losses upon settlement of the obligations. Payment terms among Canadian manufacturing facilities and these vendors are short-term in nature. We may, from time to time, enter into foreign exchange forward contracts with maturities of less than three months to reduce our exposure to fluctuations in the Canadian dollar. As of March 30, 2013, we were a party to foreign exchange forward contracts for Canadian dollars, the value of which was $0.1 million. A 10% strengthening or weakening from the levels experienced during the first quarter of 2013 of the U.S. dollar relative to the Canadian dollar would have resulted in a $0.2 million decrease or increase, respectively, in comprehensive loss for the quarter ended March 30, 2013.

Commodity Price Risk

See “—Effects of Inflation” below for a discussion of the market risk related to our principal raw materials (vinyl resin, aluminum, steel, resin stabilizers and pigments, glass, window hardware and packaging materials) and diesel fuel.

Effects of Inflation

The principal raw materials used by us are vinyl resin, aluminum, steel, resin stabilizers and pigments, glass, window hardware, and packaging materials, as well as diesel fuel, all of which have historically been subject to price changes. Raw material pricing on our key commodities has fluctuated significantly over the past several years. Our freight costs may also fluctuate based on changes in gasoline and diesel fuel costs related to our trucking fleet. Our ability to maintain gross margin levels on our products during periods of rising raw material costs and freight costs depends on our ability to obtain selling price increases. Furthermore, the results of operations for individual quarters can be negatively impacted by a delay between the timing of raw material cost increases and price increases on our products. There can be no assurance that we will be able to maintain the selling price increases already implemented or achieve any future price increases. At March 30, 2013, we had no raw material hedge contracts in place.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we evaluate our estimates, including those related to recoverability of intangibles and other long-lived assets, customer programs and incentives, allowance for doubtful accounts, inventories, warranties, valuation allowances for deferred tax assets, share-based compensation, pensions and postretirement benefits and various other allowances and accruals. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

We primarily sell and distribute our products through two channels: direct sales from our manufacturing facilities to independent distributors and dealers and sales to contractors through our company-operated supply centers. Direct sales revenue is recognized when our manufacturing facility ships the product and title and risk of loss passes to the customer or when services have been rendered. Sales to contractors are recognized either when the contractor receives product directly from the supply center or when the supply center delivers the product to the contractor’s job site. For both direct sales to independent distributors and sales generated through our supply centers, revenue is not recognized until collectability is reasonably assured.

Revenues are recorded net of estimated returns, customer incentive programs and other incentive offerings including special pricing agreements, promotions and other volume-based incentives. Revisions to these estimates are charged to income in the period in which the facts that give rise to the revision become known. For contracts involving installation, revenue is recognized when the installation is complete. We collect sales, use, and value added taxes that are imposed by governmental authorities on and concurrent with sales to our customers. Revenues are presented net of these taxes as the obligation is included in accrued liabilities until the taxes are remitted to the appropriate taxing authorities.

We offer certain sales incentives to customers who become eligible based on the level of purchases made during the calendar year and are accrued as earned throughout the year. The sales incentives programs are considered customer volume rebates, which are typically computed as a percentage of customer sales, and in certain instances the rebate percentage may increase as customers achieve sales hurdles. Volume rebates are accrued throughout the year based on management estimates of customers’ annual sales volumes and the expected annual rebate percentage achieved. For these programs, we do not receive an identifiable benefit in exchange for the consideration, and therefore, we characterize the volume rebate to the customer as a reduction of revenue in our consolidated statements of comprehensive loss.

Accounts Receivable

We record accounts receivable at selling prices which are fixed based on purchase orders or contractual arrangements. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on a review of the overall condition of accounts receivable balances and a review of significant past due accounts. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts receivable which are not expected to be collected within one year are reclassified as long-term accounts receivable. Long-term accounts receivable balances, net of the related allowance for doubtful accounts are included in other assets in the Consolidated Balance Sheets.

Inventories

We value our inventories at the lower of cost (first-in, first-out) or market value. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. Market value is estimated based on the inventories’ current replacement costs by purchase or production; however, market value shall not exceed net realizable value or be lower than net realizable value less normal profit margins. The market and net realizable values of inventory require estimates and judgments based on our historical write-down experience, anticipated write-downs based on future merchandising plans and consumer demand, seasonal considerations, current market conditions and expected industry trends. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. Our estimates of market value generally are not sensitive to management assumptions. Replacement costs and net realizable values are based on actual recent purchase and selling prices, respectively. We believe that our average days of inventory on hand indicate that market value declines are not a significant risk and that we do not maintain excess levels of inventory. In addition, we believe that our cost of inventories is recoverable as our realized gross profit margins have remained consistent with historical periods and management currently expects margins to generally remain in-line with historical results.

Goodwill and Other Intangible Assets

We review goodwill and other intangible assets with indefinite lives for impairment on an annual basis, or more frequently if events or circumstances change that would impact the value of these assets, in accordance with FASB ASC Topic 350, Intangibles—Goodwill and Other. The impairment test is conducted using an income approach. As we do not have a market for our equity, management performs the annual impairment analysis utilizing a discounted cash flow approach incorporating current estimates regarding performance and macroeconomic factors discounted at a weighted average cost of capital. We conduct our impairment test of goodwill and other intangible assets with indefinite lives annually at the beginning of the fourth quarter of each year or as indicators of impairment arise. The resulting fair value measures used in such impairment tests incorporate significant unobservable inputs, and as such, are considered Level 3 fair value measures.

Assumptions used in our impairment evaluation, such as long-term sales growth rates, forecasted operating margins and our discount rate are based on the best available market information and are consistent with our internal forecasts and operating plans. Changes in these estimates or a decline in general economic condition could change our conclusion regarding an impairment of goodwill and potentially result in a non-cash impairment loss in a future period. We utilize a cash flow model in estimating the fair value of our reporting unit for the income approach, where the discount rate reflects a weighted average cost of capital rate. The cash flow model used to derive fair value is most sensitive to the discount rate, long-term sales growth rate and forecasted operating margin assumptions used. Our 2012 Step 1 impairment test indicated that the fair value of our enterprise exceeded carrying value by approximately 5% as of December 29, 2012. Relatively small changes in these key assumptions could have resulted in us not passing Step 1.

During the third quarter of 2011, the weaker economic conditions and lower results of operations resulted in management changing our outlook and lowering our forecast used for our discounted cash flow analysis. As a result of the lower management projections for operating results and the calculated lower per share equity value, we believed that we had an indicator of impairment and performed interim impairment testing on goodwill and indefinite lived intangibles as of September 3, 2011 resulting in impairment charges of $84.3 million and $72.2 million, respectively. In addition to the interim impairment testing, we performed our annual impairment test on goodwill and indefinite lived intangibles in the fourth quarter of 2011. We had revised our forecasts downward after the date of the interim impairment testing based on our annual budgeting process which resulted in an additional impairment charge related to indefinite lived intangibles of $7.7 million. No additional impairment charges were required as a result of the annual impairment test of goodwill.

As of December 29, 2012, goodwill and intangible assets were $482.6 million and $599.6 million, respectively, and were associated with the Merger. Given the significant amount of goodwill and intangible assets, any future impairment could have an adverse effect on our results of operations and financial position.

Income Taxes

We account for income taxes in accordance with FASB ASC Topic 740, Income Taxes (“ASC 740”). Income tax expense includes both current and deferred taxes. Deferred tax assets and liabilities may be recognized for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. ASC 740 requires deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. We review the recoverability of any tax assets recorded on the balance sheet and provide any necessary allowances as required. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of expense and benefit to be recognized in the financial statement. No tax benefit is recognized in the financial statements for tax positions that do not meet the more likely than not threshold. We recognize interest and penalties related to uncertain tax positions within income tax expense. The effect of a change to the deferred tax assets or liabilities as a result of new tax law, including tax rate changes, is recognized in the period that the tax law is enacted.

Product Warranty Costs and Service Returns

Consistent with industry practice, we provide homeowners limited warranties on certain products, primarily related to window and siding product categories. Warranties are of varying lengths of time from the date of purchase up to and including lifetime. Warranties cover product failures such as seal failures for windows and fading and peeling for siding products, as well as manufacturing defects. We have various options for remedying product warranty claims including repair, refinishing or replacement and directly incur the cost of these remedies. Warranties also become reduced under certain conditions of time and change in home ownership. Certain metal coating suppliers provide warranties on materials sold to us that mitigate the costs incurred by us. Reserves for future warranty costs are provided based on management’s estimates utilizing an actuarial calculation performed by an independent actuary which projects future remedy costs using historical data trends of claims incurred, claim payments, sales history of products to which such costs relate and other factors.

As a result of the Merger and the application of purchase accounting, we adjusted our warranty reserves to represent an estimate of the fair value of the liability as of the closing date of the Merger. The estimated fair value of the liability was based on an actuarial calculation performed by an independent actuary which projected future remedy costs using historical data trends of claims incurred, claims payments and sales history of products to which such costs relate. The fair value of the expected future remedy costs related to products sold prior to the Merger was based on the actuarially determined estimates of expected future remedy costs and other factors and assumptions we believe market participants would use in valuing the warranty reserves. These other factors and assumptions included inputs for claims administration costs, confidence adjustments for uncertainty in the estimates of expected future remedy costs and a discount factor to arrive at the liability at the date of the Merger. The excess of the estimated fair value over the expected future remedy costs of $9.5 million, which was included in our warranty reserve at the date of the Merger, is being amortized as a reduction of warranty expense over the expected term such warranty claims will be satisfied. The remaining unamortized amount at December 29, 2012 is $7.9 million. Prior to the Merger, the reserves for future warranty costs were based on our estimates of such future costs. We believe that the adopted actuarial method provides us additional information to base our estimates of the expected future remedy costs and is a preferable method for estimating warranty reserves. The provision for warranties is reported within cost of sales in the consolidated statements of comprehensive loss.

Pensions

Our pension costs are developed from actuarial valuations. Inherent in these valuations are key assumptions including discount rates and expected return on plan assets. In selecting these assumptions, management considers current market conditions, including changes in interest rates and market returns on plan assets.

We used weighted-average discount rates of 4.54% and 5.17% as of December 29, 2012 to determine the net periodic pension costs for the domestic and foreign pension plans, respectively. A 100 basis point increase in the discount rate would decrease 2013 net periodic pension costs by approximately $0.1 million and $0.4 million for the domestic and foreign pension plans, respectively. A 100 basis point decrease in the discount rate would increase 2013 net periodic pension costs by approximately $0.7 million and $0.5 million for the domestic and foreign pension plans, respectively.

We used weighted-average long-term rate of return on assets of 7.50% and 6.50% as of December 29, 2012 to determine the net periodic pension costs for the domestic and foreign pension plans, respectively. A 100 basis point increase in the long-term rate of return would decrease 2013 net periodic pension costs by approximately $0.5 million and $0.6 million for the domestic and foreign pension plans, respectively. A 100 basis point decrease in the long-term rate of return would increase 2013 net periodic pension costs by approximately $0.5 million and $0.6 million for the domestic and foreign pension plans, respectively.

Changes in the related pension benefit costs may occur in the future due to changes in assumptions.

Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“ASU 2013-02”). ASU 2013-02 requires the disclosure of additional information about reclassification adjustments, including (1) changes in accumulated other comprehensive income balances by component and (2) significant items reclassified out of accumulated other comprehensive income. Required disclosures include disaggregation of the total change of each component of other comprehensive income and the separate presentation of reclassification adjustments and current-period other comprehensive income. In addition, ASU 2013-02 requires the presentation of information about significant items reclassified out of accumulated other comprehensive income by component either on the face of the statement where net income is presented or as a separate disclosure in the notes to the financial statements. The new disclosure requirements are effective, prospectively, for fiscal years, and interim periods within those years, beginning after December 15, 2012. ASU 2013-02 concerns presentation and disclosure only. Adoption of the provisions of ASU 2013-02 at the beginning of 2013 did not have an impact on our consolidated financial position, results of operations or cash flows.

In July 2012, the FASB issued ASU No. 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). ASU 2012-02 permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. If an entity determines that it is not more likely than not that the asset is impaired, the entity will have the option not to calculate annually the fair value of an indefinite-lived intangible asset. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. Adoption of the provisions of ASU 2012-02 at the beginning of 2013 did not have an impact on our consolidated financial position, results of operations or cash flows.

BUSINESS

General

We are a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States and Canada. We produce a comprehensive offering of exterior building products, including vinyl windows, vinyl siding, vinyl railing and fencing, aluminum trim coil, aluminum and steel siding and related accessories, which we produce at our 11 manufacturing facilities. We also sell complementary products that are manufactured by third parties, such as roofing materials, cladding materials, insulation, exterior doors, equipment and tools and provide installation services. We distribute these products through our extensive dual-distribution network to over 50,000 professional exterior contractors, builders and dealers, whom we refer to as our “contractor customers.” This dual-distribution network consists of 123 company-operated supply centers, through which we sell directly to our contractor customers, and our direct sales channel, through which we sell to more than 275 independent distributors, dealers and national account customers. The products we sell are generally marketed under our brand names, such as Alside®, Revere®, Gentek®, UltraGuard® and Preservation®. Our product sales of vinyl windows, vinyl siding, metal products and third-party manufactured products comprised approximately 31%, 20%, 15% and 27%, respectively, of our net sales for the year ended December 29, 2012.

Our company-operated supply centers provide “one-stop” shopping to our contractor customers by carrying the products, accessories and tools necessary to complete a project. In addition, our supply centers provide value-added services, including marketing support, installation support, technical support and warranty services that become a part of our contractor customers’ workflows, and these services form a critical component of the contractors’ offering to end consumers. Many of our supply centers also offer full-service product installation of our window, siding and third-party products through our ISS group. Our ISS group provides a turn-key solution for remodeling dealers and builders who benefit from purchasing bundled products and installation from a single source, allowing them to focus on generating new business. For the year ended December 29, 2012 and the quarter ended March 30, 2013, approximately 75% and 73%, respectively, of our net sales were generated through our network of supply centers.

We also distribute products through our direct sales channel, which consists of more than 275 independent distributors, dealers and national account customers. We sell to distributors and dealers both in markets where we have existing supply centers and in markets where we may not have a supply center presence, and we utilize our manufacturing and marketing capabilities to help these direct customers grow their businesses. Our distributor and dealer customers in this channel are carefully selected based on their ability to drive sales of our products, deliver high customer service levels and meet other performance factors. This sales channel also allows us to service larger regional and national account customers with a broader geographic scope, which drives additional volume. In addition, in many cases we are able to leverage our vertical integration in support of our distributor and dealer customers by selling and shipping our products directly to their contractor customers. For the year ended December 29, 2012 and the quarter ended March 30, 2013, we generated approximately 25% and 27%, respectively, of our net sales from this channel.

We estimate that, for the year ended December 29, 2012, approximately 70% of our net sales were generated in the R&R market and approximately 30% of our net sales were generated in the residential new construction market. We believe that the strength of our products and distribution network has resulted in strong brand loyalty and longstanding relationships with our contractor customers and has enabled us to develop and maintain a leading position in the markets that we serve. In addition, we believe that our focus on the R&R market provides us with a more attractive market than residential new construction due to the relative stability in demand, superior competitive dynamics and higher profit margins available in R&R.

Our Competitive Strengths

We believe that we are well-positioned in our industry, and we expect to utilize our strengths to capture additional market share from our competitors. Our key competitive strengths include:

Leading Market Position

We are one of the largest exterior building products companies focused exclusively in the U.S. and Canadian markets. We believe, based on industry data and our estimates, that we hold leading market positions within the North American exterior residential building products market, including top five positions in the vinyl windows and vinyl siding segments, based on sales, and that our market position is stronger within the R&R market in the geographies we serve. We believe that we have one of the broadest manufacturing and distribution footprints in North America in our industry, which allows us to service larger regional and national accounts that many of our competitors either cannot cover or can only do so by relying on a series of multiple independent distributors, and provides us capabilities that we believe make us a “go-to” provider of exterior building products for our customers.

Differentiated Dual-Distribution Network

Our distribution strategy successfully combines a network of company-operated supply centers with a complementary network of independent distributors and dealers. We believe we are the only major vinyl window and siding manufacturer that primarily markets products to contractors through company-operated supply centers. This dual-distribution strategy, which we have operated since 1952, is part of our corporate legacy. We believe there are significant barriers that make it difficult for our competitors to replicate this strategy, namely the capital costs of building a network of company-operated supply centers and the complexity of maintaining existing relationships with independent distributors and dealers while simultaneously operating a supply center network.

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Company-Operated Supply Centers.    We believe that our network of 123 U.S. and Canadian company-operated supply centers offers a superior distribution channel compared to the traditional network of third-party distributors and dealers used by our major competitors. Third-party distributors and dealers typically carry an assortment of brands and may not focus on any particular brand. Moreover, third-party distributors and dealers own the contractor relationships—acting as intermediaries between the contractors and the manufacturers. We, on the other hand, have built dedicated longstanding relationships directly with our contractor customers through our supply centers. In addition, we believe that distributing our products through our vertically integrated network of company-operated supply centers provides a compelling value proposition for our contractor customers through (1) comprehensive service offerings (including marketing and sales support, aftermarket service and private label and customized offerings), (2) integrated logistics between our manufacturing and distribution facilities (driving product availability and fulfillment) and (3) “one-stop” shopping. In addition, we believe that our supply centers facilitate innovation by allowing us to directly monitor developments in local customer preferences and to bring products to market faster. We also believe that our supply centers have played a critical role in helping us to establish our more than 430 person industry-leading sales force. By allowing our sales force to concentrate on and develop expertise in a single company’s product and service offerings, our supply center network also offers a compelling value proposition to top sales talent.

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Direct Sales Channel.    We believe that our strength in selling to independent distributors and dealers provides us with operational flexibility because it allows us to further penetrate markets and expand our geographic reach without requiring us to deploy the resources to establish a company-operated supply center. By offering different brands within a given market through our direct sales channel, we are able to augment our market position in areas that are also served by our company-operated supply centers. This reach also allows us to service larger customers with a broader geographic scope, many of whom cannot be serviced by local and regional competitors that lack geographic coverage. In addition, in many cases we are able to leverage our vertical integration to support our distributor and dealer customers by selling and shipping our products directly to their contractor customers, as evidenced by our approximately 1,000 ship-to locations. We believe that this enhances our value proposition to larger regional and national customers and differentiates us from our major competitors who in many cases must fulfill orders through a network of independent distributors.

Entrenched Customer Relationships

We believe that we are a deeply integrated partner to our customers. Contractors typically work with a limited number of manufacturers and distributors in order to streamline their processes of selling residential exterior building products and installation services to the end customer. We believe we are a critical part of this sales process and are integrated with our customers’ work flow given the services we provide, including marketing support, sales training, fulfillment, lead generation and, for certain larger customers, private label marketing services. We are able to serve as a single point of contact to our customers for their essential marketing needs because of the depth of our value-added marketing and service offerings. We believe our customer integration has led to longstanding relationships, high “share of wallet” and strong customer retention. For example, more than 95% of our independent distributor and dealer customers that generated more than $50,000 of annual sales in 2010 or 2011 were also our customers in 2012. Additionally, we have high levels of retention of the larger customers in our supply centers. For our top 100 U.S. supply center customers, the average length of our relationship is nine years.

Comprehensive Product and Service Offering

We believe that our broad product offering is a key advantage relative to competitors who focus on a limited number of products. We manufacture a diverse mix of vinyl windows, vinyl siding, vinyl railing and fencing, aluminum trim coil, aluminum and steel siding and related accessories. Furthermore, we offer broad product lines, ranging from entry-level economy products to premium products, including many products that have earned the highest ENERGY STAR® rating. All of our windows for the R&R market are made to order and are custom manufactured to existing window openings. We are in the process of a significant enhancement to our window platform to be launched in 2014, which we believe will result in increased energy efficiency, enhanced aesthetics and additional features and benefits. We utilize our supply center distribution base to sell complementary products to our core window and siding product offerings, such as roofing and insulation products. We believe our contractor customers often install more than one product type and prefer to purchase multiple products from a single source, and we aim to offer a one-stop solution for these customers. In total, we sell more than 2,000 products, and we believe our longstanding commitment to product innovation will help us continue to drive the expansion of our product offering.

We believe our brands are known for quality and durability in the residential building products industry and that these brands are a distinguishing factor for our customers. We sell our products under several brand names, including Alside®, Revere®, Gentek®, Preservation®, UltraGuard® and Alpine®. This portfolio allows us to offer various brands to contractors within a local market, which in turn allows local contractors to differentiate themselves to the end consumer.

We combine this strong product and brand portfolio with outstanding service offerings, which we believe differentiates us and helps us strengthen our customer relationships. Our contractor customers require significant support in order to effectively sell and install products. Whether through lead generation, marketing materials, product delivery or installation support, our service offerings allow our contractor customers to generate new business, differentiate themselves to end consumers and efficiently manage their installation resources. Our ISS offering, through which we provide full-service product installation services for our vinyl siding, vinyl window and third-party products, and our private label program are two examples of offerings that other manufacturers typically are unable to provide on their own.

Superior, Vertically Integrated Operating Model

Our operations, from manufacturing our own vinyl extrusions and in-sourcing our insulated glass units, to distributing our products through our network of 123 company-operated supply centers, provide us with a level of vertical integration that we believe differentiates us within the building products industry. We believe our vertically integrated platform offers us intimate knowledge of our customer base, enables us to meet their evolving product needs and facilitates superior service and quality control. In particular, we believe that our ability to service larger regional and national accounts through an integrated manufacturing, sales and delivery platform differentiates us from our competitors. Furthermore, we believe our vertically integrated operations provide us with a cost advantage over our non-vertically integrated competitors, given that we can retain the profit margins that would otherwise be earned by third-party suppliers or distributors.

Attractive Financial Model

We run a capital-efficient business, requiring relatively modest annual capital investment and resulting in strong returns on the tangible capital employed in our operations. In addition, our base of company-operated supply centers and manufacturing facilities provides a strong platform for growth, resulting in attractive incremental profit margins. We believe these dynamics, combined with a diverse customer base, a geographically diverse set of operations and a focus on the R&R market, result in sustainable earnings and attractive returns on capital. As evidence, based on an analysis of public filings we were able to maintain, on average, more attractive returns on capital and more stable margins during the 2007 through 2012 economic cycle than our peers, as a group.

We believe that we have multiple levers that will continue to drive our growth beyond the continued recovery in the residential new construction and R&R markets. We believe that the recent implementation of AMES, which focuses on the implementation of lean principles throughout our operations, coupled with our continued focus on operating efficiency and quality, provides us with the opportunity for further margin expansion. In addition, we believe that we have an ability to drive our sales growth over and above the growth of the market, by increasing our penetration at our existing customers, expanding our base of company-operated supply centers and introducing new products to the market.

Experienced Management Team

Beginning in the third quarter of 2011, we added a highly experienced executive management team with a track record of operational excellence to the extensive industry experience of our organization. Our Chief Executive Officer, Jerry Burris, spent over 20 years in various operating roles at General Electric Company, and most recently served as President of Precision Components at Barnes Group Inc., a manufacturer and distributor of aerospace and industrial components. Other members of our senior leadership team bring operating experience from American Standard Companies Inc., Barnes Group Inc., Danaher Corp., General Electric Company, Pernod Ricard SA, Rexnord Corp., Smith & Nephew plc and United Technologies Corp., among other firms. Through AMES, which was launched during 2012, we are leveraging the experiences of these executives to drive enhanced performance across both our manufacturing and distribution operations. The new additions to our management team complement a team of seasoned building materials industry veterans who bring extensive domain knowledge and customer intimacy. We believe this combination of blue-chip company executives coupled with building materials industry veterans positions us to deliver on our strategic imperatives of driving profitable growth, enhancing our customers’ experience and optimizing the efficiency of our capital deployed.

Our Strategy

We are committed to enhancing our customers’ experience by providing high quality products and excellent service, while profitably growing our business. We believe that our longstanding customer relationships are among our most critical assets. Our objective is to grow these existing relationships and to build new relationships by partnering with our contractor customers. By providing customized sales solutions through a dedicated sales, service and fulfillment platform, we seek to enable our customers to continue to grow their market share. We believe this strategy is critical to our positioning in our market and will allow us to grow our market share over time. Our leadership team is committed to delivering sustainable growth while maintaining a focus on improving profitability by executing on predictable, repeatable processes. With these processes intact, we believe we have significant room to expand our geographic footprint, grow our market share and enhance operating margins as our end markets recover.

Capitalize on Residential Recovery and Secular Trends

We expect the growing residential recovery to drive increases in our revenue and profitability. In addition, we believe that the market for vinyl-related building products, specifically windows and siding, is poised for growth. We expect this growth will be driven by favorable long-term demand drivers, a cyclical recovery in demand in the R&R and new residential construction markets from historically low levels, a demand for energy efficient products and the ongoing conversion to vinyl as a material of choice.

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Favorable Long-Term Demand Drivers.    We expect population growth, an aging housing stock and general economic growth to drive underlying demand for building products. Population growth and household formation are important drivers for both new home construction and R&R spending, requiring the construction of new homes and the alteration and expansion of existing homes. According to the American Housing Survey by the U.S. Census Bureau and the U.S. Department of Housing and Urban Development, more than 67% of the current U.S. housing stock was built before 1980 and the median estimated home age has increased from 23 years in 1985 to 37 years in 2011. In addition, expenditures for residential improvements and repairs grew at a 7.1% compound annual rate from 1995 through 2007, according to the U.S. Census Bureau. We believe the fundamentals listed above will drive long-term growth in our product categories and end markets.

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Recovery in Our End Markets.    We believe we are well positioned to benefit from a robust recovery in both new residential construction and R&R spending. Approximately 70% of our revenues in fiscal year 2012 were generated from the R&R market. We believe that many repair and remodel decisions have been deferred since the global financial crisis began, creating substantial pent-up demand. Based on our estimates and industry data, we believe that the average amount of time that passes before consumers replace their existing windows and siding has increased by over 40% versus the rate of replacement prior to the financial crisis. We also believe that R&R spending has historically lagged new home construction spending. We expect that a more prolonged recovery in R&R spending will be driven by increasing consumer confidence, falling unemployment rates and increasing home equity values. The Leading Indicator of Remodeling Activity provided by the Joint Center for Housing Studies at Harvard University expects 19.7% and 19.8% year-over-year increases in home improvement spending for the third and fourth quarters of 2013. Additionally, approximately 30% of our revenues in fiscal year 2012 were generated from new residential construction. We believe this category will grow rapidly over the next several years as housing starts improve to rates that are more consistent with historical levels. According to the U.S. Census Bureau, seasonally adjusted single- and multi-family housing starts in 2012 were 780,000 compared to a 50-year average of 1.5 million.

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Energy Efficiency.    We believe that there is strong and growing demand for energy efficient, “green” building products. Recent surveys demonstrate that consumers are willing to invest in energy efficient products that provide measurable savings over time. We expect to benefit from this increasing demand for energy efficient building products, as many of our products meet energy efficiency standards, including many of our window product lines that have earned the ENERGY STAR® rating.

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Continued Penetration of Vinyl Products.    We believe our focus on vinyl products will further drive our market share in the window and siding markets. Vinyl has greater durability, requires less maintenance and provides greater energy efficiency than many competing materials. In addition, we believe vinyl products have a price advantage over other material types. As a result, vinyl products have gained substantial share in the window and siding markets over the last decade and are expected to be a preferred material going forward.

Drive Incremental Same-Store Sales Growth

We believe that we can grow our business by expanding sales to our existing customers and attracting new customers with our high quality products and services. Our differentiated delivery model, outstanding service offering and high quality products provide the foundations for this growth. These elements in particular manifest themselves in our ability to differentially service larger regional and national customers versus our competitors. As many of these larger customers are regional and national homebuilders, these elements are an important driver of our ability to take advantage of the recovery in residential new construction. Our growth is further enhanced by our demonstrated ability to increase the number of products that we sell to each customer, for example by selling siding to customers who previously only purchased windows, and the continued rollout of our ISS offering, which enables our customers to expand their geographic presence without increasing their installer base. We believe our product and service offerings, coupled with both our AMES-led efforts to drive sales force and operating excellence and our investment in new sales representatives, will enable us to expand our customer base and increase our market share.

Expand Our Distribution Network

We believe that we have considerable room to expand our geographic coverage and intend to grow our network of company-operated supply centers through the creation and acquisition of new supply centers. We have added supply centers in six of the last nine years and have added two company-operated supply centers in the first six months of 2013. We maintain disciplined selection criteria for new supply centers, which include target investment return thresholds. We typically target cash flows from operations to achieve a break-even rate within two years of a new supply center opening. We believe our ability to add company-operated supply centers while effectively maintaining our relationship with third-party distributors differentiates us from our competitors. We believe there is significant market capacity for additional supply centers: a company-commissioned study suggested that we have the opportunity to add more than 200 locations to our existing supply center network, which would more than double our current base of supply centers. In addition, in areas in which we believe an opportunity for expansion exists but where we do not intend to open new company-operated supply centers, we will selectively pursue additional independent distributor and dealer relationships to drive additional sales.

Innovate and Expand Our Product Portfolio

We intend to expand our product portfolio through product innovation as well as through an increase in the breadth of third-party manufactured products that we sell through our company-operated supply centers. We plan to capitalize on our vinyl window and siding manufacturing expertise by continuing to develop innovative and complementary new products that offer long-term performance, cost, aesthetic and other competitive advantages. We believe that our vertically integrated operating model and strong customer relationships provide us with valuable insights into the latest product attributes that appeal to customers. We are currently developing a new window platform designed not only to increase the energy efficiency of our product line but also to increase our range of window products that we offer. We believe that our re-designed dual-pane window offering, which we expect will meet anticipated ENERGY STAR® Version 6.0 standards in a cost effective manner, will be a key differentiator versus our competitors. In addition we expect manufacturing and system enhancements in this new window platform to help drive operating improvements and lower cost in our manufacturing facilities.
In addition to investing in new manufactured products, we will continue to selectively increase the range of third-party manufactured products that we sell through our company-operated supply centers. For example, in 2008, we began an effort to significantly expand our roofing product offering within our supply center network. Our roofing products were offered at 25 of our locations at the beginning of 2008 and are now available at 74 of our 123 company-operated supply centers. We believe there are numerous other opportunities to provide additional exterior building products through our distribution network.

Drive Profitable Growth and Expand Margins

Over the past two years, we have focused on establishing an efficient operating platform in order to facilitate margin expansion and profitable growth. Following the addition of several key members to our management team, we developed and began implementing AMES. We believe that AMES positions us to significantly increase the efficiency of both our manufacturing and distribution operations. Our leadership team is focused on implementing predictable and repeatable processes, with the goal of more efficiently providing a broad range of high quality products with shorter lead times. We believe that these initiatives, combined with a substantially fixed cost base, should allow us to expand our margins as our revenues increase.

Products

Our core products are vinyl windows, vinyl siding, aluminum trim coil and aluminum and steel siding and accessories. For the year ended December 29, 2012 and the quarter ended March 30, 2013, vinyl windows and vinyl siding products together comprised approximately 51% of our net sales, while aluminum and steel products comprised approximately 15%. We also sell complementary products that are manufactured by third parties, such as roofing materials, insulation, exterior doors, vinyl siding in a shake and scallop design and installation equipment and tools.

We manufacture and distribute vinyl windows in the premium and standard categories, primarily under the Alside®, Revere®, Gentek®, Alpine® and Preservation® brand names. Vinyl window performance and price vary across categories and are generally based on a number of differentiating factors, including method of construction and materials used. Premium and standard windows are primarily geared toward the repair and remodeling segment, while economy products are typically used in new construction applications. Our vinyl windows are available in a broad range of models, including fixed, double- and single-hung, horizontal sliding, casement and decorative bay, bow and garden, as well as patio doors. All of our windows for the repair and remodeling market are made to order and are custom-manufactured to existing window openings. Additional features include frames that do not require painting, tilt-in sashes for easy cleaning and high-energy efficiency glass packages. Most models offer multiple finish and glazing options and substantially all are accompanied by a limited lifetime warranty. Key offerings include Excalibur®, a fusion-welded window featuring a slim frame design; Performance Series™, a new construction product with superior strength and stability; and Sheffield® and UltraMaxx®, an extra-thick premium window complete with higher-end options. Preservation® is a high-end siding and window bundled program available to specific dealers on an exclusive basis. Most replacement window lines feature the Frameworks® colors palette with seven interior woodgrains (White, Soft Maple, Rich Maple, Light Oak, Dark Oak, Foxwood and Cherry) and seven special exterior finishes (Architectural Bronze, English Red, Desert Clay, Hudson Khaki, Forest Green, American Terra and Castle Gray) along with solid colors of White, Beige and Almond/Clay.

We also manufacture and distribute vinyl siding and related accessories in the premium, standard and economy categories, primarily under the Alside®, Revere®, Gentek® and Preservation® brand names. Vinyl siding quality and price vary across categories and are generally based on rigidity, thickness, impact resistance, insulation benefits, color selection, ease of installation, as well as other factors. Premium and standard siding products are primarily geared towards the repair and remodeling segment, while economy products are typically used in new construction applications. Our vinyl siding is textured to simulate wood lap siding or shingles and is available in clapboard, Dutch lap and board-and-batten styles. Products are available in a wide palette of colors to satisfy individual aesthetic tastes. We also offer specialty siding products, such as shakes and scallops, beaded siding, insulated siding, extended length siding and variegated siding. Our product line is complemented by a broad array of color and style-matched accessories, including soffit, fascia and other components, which enable easy installation and provide numerous appearance options. All of our siding products are accompanied by limited 50-year to lifetime warranties. Key offerings include Charter Oak®, a premium product whose TriBeam® design system provides superior rigidity; Prodigy®, a premium product that includes an attached insulating underlayment with a surface texture of finely milled cedar lumber; and Odyssey®, an easy-to-install product designed for maximum visual appeal.

Our metal offerings include aluminum trim coil and flatstock, aluminum gutter coil, as well as aluminum and steel siding and accessories. These products are available in a broad assortment of colors, styles and textures and are color-matched to vinyl and other metal product lines with special features including multi-colored paint applications, which replicate the light and dark tones of the grain in natural wood. We offer steel siding in a full complement of profiles including 8”, vertical and Dutch lap. We manufacture aluminum siding and accessories in economy, standard and premium grades in a broad range of profiles to appeal to various geographic and contractor preferences. While aluminum siding sales are limited to niche markets, particularly Canada, aluminum accessories enjoy popularity in vinyl siding applications. All aluminum soffit colors match or complement our core vinyl siding colors, as well as those of several of our competitors.

We manufacture a broad range of painted and vinyl coated aluminum trim coil and flatstock for application in siding projects. Our innovative Color Clear Through® and ColorConnect® programs match core colors across our vinyl, aluminum and steel product lines, as well as those of other siding manufacturers. Trim coil and flatstock products are installed in most siding projects, whether vinyl, brick, wood, stucco or metal, and are used to seal and finish exterior corners, fenestration and other areas. These products are typically formed on site by professional installers to fit such surfaces. As a result, due to its superior pliability, aluminum remains the preferred material for these products and is rarely substituted by other materials. Trim coil and flatstock represent a majority of our metal product sales.

We generally market our products under our brand names, including Alside®, Revere®, Gentek®, Alpine® and Preservation®, and offer extensive product, sales and marketing support. A summary of our key window and siding product offerings is presented in the table below according to our product line classification:

Product Line	Window	Vinyl Siding/Soffit	Steel Siding	Aluminum Siding/Soffit
Premium	8000 Series Preservation Regency Sequoia Select Sheffield Sovereign UltraMaxx Westbridge Platinum

Alliance Soffit

Beaded Premium Soffit

Bennington

Board and Batten

Berkshire Beaded

Centennial Beaded

CenterLock

Charter Oak

Charter Oak Soffit

Cypress Creek

EnFusion

Fairweather

Greenbriar Soffit

Northern Forest Elite

Oxford Premium Soffit

Premium Beaded Soffit

Preservation

Prodigy

Sequoia Select

Sequoia Select Soffit

Sovereign Select

Sovereign Select Soffit

SuperSpan Soffit

Trilogy

TrimEssentials TrimWorks Williamsport

Beaded

			Cedarwood Driftwood	Aluminum HT Soffit Cedarwood Deluxe

Standard	Alpine 80 Series Berkshire Excalibur Fairfield 80 Sierra Signature Westbridge Elite	Advantage III Advantage Plus Amherst Berkshire Classic Concord Coventry Fair Oaks Odyssey Plus Signature Supreme Somerville III	Gallery Series Satinwood SuperGard SteelTek SteelSide

Economy	Alpine 70 Series Amherst Blue Print Series Builder Series Centurion Concord Fairfield 70 Series Geneva Performance Series	Aurora Conquest Driftwood		Aluminum Econ Soffit Woodgrain 2000 Series

We also produce vinyl fencing and railing materials under the brand name UltraGuard®, consisting of both agricultural and residential vinyl fencing components. We sell this product group to a single customer who fabricates the components into finished products and in turn sells the finished products through independent dealers and select Alside® supply centers.

To complete our line of exterior residential building products, we also distribute building products manufactured by other companies. The third-party manufactured products that we distribute complement our exterior building product offerings and include such products as roofing materials, insulation, housewrap, exterior doors, vinyl and polypropylene siding in shake and scallop designs, shutters and accents, and installation equipment and tools. Third-party manufactured products comprised approximately 27% of our net sales for the year ended December 29, 2012 and approximately 24% of our net sales for the quarter ended March 30, 2013.

We earn higher gross profit margins on the products that we manufacture and sell than on third-party manufactured products that we sell through our supply centers. Based on our historical results, we expect that on average our gross profit margins on products that we manufacture will be approximately 3 to 4 percentage points, as a percent of revenue, higher than the gross profit margins we earn on third party products that we distribute.

Marketing and Distribution

We market exterior residential building products to over 50,000 professional exterior contractors (whom we refer to as our contractor customers) engaged in home remodeling and new home construction. Primary distribution consists of our 123 company-operated supply centers, through which we sell directly to our contractor customers, and our direct sales channel, through which we sell to more than 275 independent distributors, dealers and national account customers. Traditionally, most windows and siding are sold to the home remodeling marketplace through independent distributors. We believe we are the only major vinyl window and siding manufacturer that primarily markets products to contractors through company-operated supply centers. For the year ended December 29, 2012, approximately 75% of our net sales were generated through our company-operated supply centers and for the quarter ended March 30, 2013, approximately 73% of our net sales were generated through our company-operated supply centers.

Our company-operated supply centers provide “one-stop” shopping to our contractor customers by carrying the products, accessories and tools necessary to complete a project. In addition, our supply centers provide value-added services, including marketing support, installation support, technical support and warranty services that become a part of our contractor customers’ workflows, and these services form a critical component of the contractors’ offering to end consumers. Many of our supply centers also offer full-service product installation of our window, siding and third-party products through our ISS group. Our ISS group provides a turn-key solution for remodeling dealers and builders who benefit from purchasing bundled products and installation from a single source, allowing them to focus on generating new business.

Our contractor customers look to their local supply center to provide a broad range of specialty product offerings in order to maximize their ability to attract remodeling and home building customers. Many have established longstanding relationships with their local supply center based on individualized service and credit terms, quality products, timely delivery, breadth of product offerings, strong sales and promotional programs and competitive prices. We support our contractor customer base with marketing and promotional programs that include a wide range of product samples, sales literature, presentation materials, visualization software, and other sales and promotional materials. Professional contractors use these materials to sell remodeling construction services to prospective consumers. The consumer generally relies on the professional contractor to specify the brand of window or siding to be purchased, subject to the consumer’s price, color and quality requirements. Our daily contact with our contractor customers also enables us to closely monitor activity in each of the remodeling and new construction markets in which we compete. This direct presence in the marketplace permits us to obtain current local market information, which helps us recognize trends in the marketplace earlier and adapt our product offerings on a location-by-location basis.

We believe that our strategic approach to provide a comprehensive product offering is a key competitive advantage relative to competitors who focus on a limited number of products. We also believe that our supply centers provide “one-stop shopping” to meet the specialized needs of our contractor customers by distributing more than 2,000 building and remodeling products, including a broad range of company-manufactured vinyl windows, vinyl siding, aluminum trim coil, aluminum and steel siding and accessories and vinyl fencing and railing, as well as products manufactured by third parties. We believe that our supply centers have strong appeal to contractor customers and that the ability to provide a broad range of products is a key competitive advantage because it allows our contractor customers, who often install more than one product type, to acquire multiple products from a single source. In addition, we have historically achieved economies of scale in sales and marketing by deploying integrated, multiple product programs on a national, regional and local level. Many of our supply centers also offer full-service product installation of our window, siding and third-party products through our ISS group. Our ISS group provides a turn-key solution for remodeling dealers and builders who benefit from purchasing bundled products and installation from one resource.

We also sell the products we manufacture directly to independent distributors, dealers and national account customers in the U.S., many of which operate in multiple locations. Independent distributors comprise the industry’s primary market channel for the types of products that we manufacture and, as such, remain a key focus of our marketing activities. With our multi-brand offering, we can often provide these customers with distinct brands and differentiated product, sales and marketing support. Our distribution partners are carefully selected based on their ability to drive sales of our products, deliver high customer service levels and meet other performance factors. We believe that our strength in independent distribution provides us with a high level of operational flexibility because it allows us to penetrate key markets and expand our geographic reach without deploying the necessary capital to establish a company-operated supply center. This reach also allows us to service larger customers with a broader geographic scope, which we believe results in additional sales. For the year ended December 29, 2012, sales to independent distributors and dealers accounted for approximately 25% of our net sales. For the quarter ended March 30, 2013, sales to independent distributors and dealers accounted for approximately 27% of our net sales. Despite their aggregate lower percentage of total sales, our largest individual customers are among our direct dealers and independent distributors. In 2010, 2011 and 2012, sales to Window World, Inc. and its licensees represented approximately 14%, 13% and 13% of net sales, respectively.

Manufacturing

We produce our core products at our 11 manufacturing facilities. We fabricate vinyl windows at our facilities in Cuyahoga Falls, Ohio; Bothell, Washington; Cedar Rapids, Iowa; Kinston, North Carolina; Yuma, Arizona and London, Ontario. We operate vinyl extrusion facilities in West Salem, Ohio; Ennis, Texas and Burlington, Ontario. We also have two metal manufacturing facilities located in Woodbridge, New Jersey and Pointe Claire, Quebec.

Our window fabrication plants in Cuyahoga Falls, Ohio; Kinston, North Carolina; Cedar Rapids, Iowa and London, Ontario each use vinyl extrusions manufactured by the West Salem, Ohio extrusion facility for a portion of their production requirements and utilize high-speed welding and cleaning equipment for their welded window products. By internally producing a large portion of our vinyl extrusions, we believe we achieve higher product quality compared to only purchasing these materials from third-party suppliers. Our Bothell, Washington and Yuma, Arizona facilities also have short-term contracts to purchase a portion of their vinyl extrusions from a third-party supplier, which we typically renew on an annual basis.

Our window plants, which have the capacity to operate on a three-shift basis, generally operate on a two-shift basis. Our vinyl extrusion plants generally operate on a three-shift basis to optimize equipment productivity and utilize additional equipment to increase capacity to meet higher seasonal needs.

We estimate that, in 2012, we spent approximately $60 million on fixed costs in our plants (included in our costs of goods sold), relating to costs of operating a plant regardless of the volumes that we produce (including, but not limited to, plant management personnel and support expense, depreciation of plant fixed assets, rent expense and taxes).

Raw Materials

The principal raw materials used by us are vinyl resin, aluminum, steel, resin stabilizers and pigments, glass, window hardware and packaging materials, all of which are available from a number of suppliers and have historically been subject to price changes. Raw material pricing on certain of our key commodities has fluctuated significantly over the past several years. In response, we have announced price increases over the past several years on certain of our product offerings to offset inflation in raw material pricing and continually monitor market conditions for price changes as warranted. We have a contract with our resin supplier through December 2015 to supply substantially all of our vinyl resin requirements. We believe that other suppliers could meet our requirements for vinyl resin in the event of supply disruptions or upon the expiration of the contract with our current resin supplier.

Competition

The market for our products and services is highly competitive. We compete with numerous small and large manufacturers of exterior residential building products, as well as numerous large and small distributors of building products in our capacity as a distributor of these products. We focus primarily on the market for professional contractor customers. We focus primarily on the vinyl market within windows and siding. We also face competition from alternative materials: wood and aluminum in the window market and wood, masonry and fiber cement in the siding market. We believe, based on industry data and our estimates, that we hold leading market positions within the North American exterior residential building products market, including top five positions in the vinyl windows and vinyl siding segments, based on sales, and that our market position is stronger within the R&R market in the geographies we serve. We believe that we have one of the broadest manufacturing and distribution footprints in North America in our industry, which allows us to service larger regional and national accounts that many of our competitors either cannot cover or can only do so by relying on a series of multiple independent distributors, and provides us capabilities that we believe make us a “go-to” provider of exterior building products for our customers.

Exterior building products manufacturers and distributors generally compete on price, product performance and reliability, service levels and sales and marketing support. Some of our competitors are larger in size and have greater financial resources than we do. While we believe we have been able to compete successfully in our industry to-date, there can be no assurance that we will be able to do so in the future.

Seasonality

Because most of our building products are intended for exterior use, sales tend to be lower during periods of inclement weather. Weather conditions in the first quarter of each calendar year usually result in that quarter producing significantly less net sales and net cash flows from operations than in any other period of the year. Consequently, we have historically had losses or small profits in the first quarter and reduced profits from operations in the fourth quarter of each calendar year. To meet seasonal cash flow needs during the periods of reduced sales and net cash flows from operations, we have typically utilized our revolving credit facilities and repay such borrowings in periods of higher cash flow. We typically generate the majority of our cash flow in the third and fourth quarters.

Backlog

Our backlog of orders is not considered material to, or a significant factor in, evaluating and understanding our business. Our backlog is subject to fluctuation due to various factors, including the size and timing of orders and seasonality for our products, and is not necessarily indicative of the level of future sales. We did not have a significant manufacturing backlog at March 30, 2013.

Trademarks and Other Intangible Assets

We rely on trademark and other intellectual property law and protective measures to protect our proprietary rights. We have registered and common law rights in trade names and trademarks covering the principal brand names and product lines under which our products are marketed. Although we employ a variety of intellectual property in our business, we believe that none of that intellectual property is individually critical to our current operations.

Government Regulation and Environmental Matters

Our operations are subject to various U.S. and Canadian environmental statutes and regulations, including those relating to materials used in our products and operations; discharge of pollutants into the air, water and soil; treatment, transport, storage and disposal of solid and hazardous wastes; and remediation of soil and groundwater contamination. Such laws and regulations may also impact the cost and availability of materials used in manufacturing our products. Our facilities are subject to inspections by governmental regulators, which occur from time to time. While our management does not currently expect the costs of compliance with environmental requirements to increase materially, future expenditures may increase as compliance standards and technology change and as we expand our geographic coverage and grow our network of company-operated supply centers.

For information regarding pending proceedings relating to environmental matters, see “Legal Proceedings.”

Properties

Our operations include both owned and leased facilities as described below:

Location	Principal Use	Square Feet
Cuyahoga Falls, Ohio	Corporate Headquarters	70,000
Cuyahoga Falls, Ohio	Vinyl Windows	577,000
Bothell, Washington	Vinyl Windows	159,000	(1)
Yuma, Arizona	Vinyl Windows	223,000	(1)(4)
Cedar Rapids, Iowa	Vinyl Windows	259,000	(1)
Kinston, North Carolina	Vinyl Windows	319,000	(1)
London, Ontario	Vinyl Windows	60,000
Burlington, Ontario	Vinyl Siding Products	387,000	(2)
Ennis, Texas	Vinyl Siding Products	538,000	(3)
West Salem, Ohio	Vinyl Window Extrusions, Vinyl Fencing and Railing	173,000
Pointe Claire, Quebec	Metal Products	278,000
Woodbridge, New Jersey	Metal Products	318,000	(1)
Ashtabula, Ohio	Distribution Center	297,000	(1)

(1)	Leased facilities.
(2)	We lease a portion of our warehouse space in this facility.
(3)	Includes a 237,000 square foot warehouse that was built during 2005, which, along with the land under the warehouse, is leased.
(4)	The land for this facility is owned by us, but we lease the use of the building.

Management believes that our facilities are generally in good operating condition and are adequate to meet anticipated requirements in the near future.

We also operate 123 supply centers in major metropolitan areas throughout the U.S. and Canada. Except for one owned location in Akron, Ohio, we lease our supply centers for terms generally ranging from five to seven years with renewal options. The supply centers range in size from 6,000 square feet to 74,000 square feet depending on sales volume and the breadth and type of products offered at each location.

The leases for our window plants expire in 2015 for the Bothell, Yuma and Kinston locations and in 2020 for the Cedar Rapids location. The leases for the Yuma and Kinston locations are renewable at our option for two additional five-year periods and one additional five-year period, respectively.

The lease for the warehouse at our Ennis location expires in 2020. In 2009, we transitioned the majority of the distribution of our U.S. vinyl siding products to a center located in Ashtabula, Ohio and committed to a plan to discontinue use of our warehouse facility adjacent to our Ennis, Texas vinyl manufacturing facility. The lease for the warehouse at our Ashtabula location expires in December 2013. The leases for our Burlington warehouse and our Woodbridge location expire in March 2014 and December 2014, respectively.

Employees

Our employment needs vary seasonally with sales and production levels. As of March 30, 2013, we had approximately 2,600 full-time employees, including approximately 1,290 hourly workers. We had approximately 210 employees in the U.S. and approximately 280 employees in Canada located at unionized facilities covered by collective bargaining agreements. We consider our labor relations to be good.

We utilize leased employees to supplement our own workforce at our manufacturing facilities. As of March 30, 2013, the aggregate number of leased employees in our manufacturing facilities on a full-time equivalency basis is approximately 1,100 workers.

Legal Proceedings

We are involved from time to time in litigation arising in the ordinary course of business, none of which, after giving effect to existing insurance coverage, is expected to have a material adverse effect on our financial position, results of operations or liquidity. From time to time, we are also involved in proceedings and potential proceedings relating to environmental and product liability matters.

Environmental Claims

The Woodbridge, New Jersey facility is currently the subject of an investigation and/or remediation before the New Jersey Department of Environmental Protection (“NJDEP”) under ISRA Case No. E20030110 for our indirect wholly owned subsidiary, Gentek Building Products, Inc. (“Gentek”). The facility is currently leased by Gentek. Previous operations at the facility resulted in soil and groundwater contamination in certain areas of the property. In 1999, the property owner and Gentek signed a remediation agreement with NJDEP, pursuant to which the property owner and Gentek agreed to continue an investigation/remediation that had been commenced pursuant to a Memorandum of Agreement with NJDEP. Under the remediation agreement, NJDEP required posting of a remediation funding source of approximately $100,000 that was provided by Gentek under a self-guarantee as of December 31, 2011. In March 2012, the self-guarantee was replaced by a $228,000 standby letter of credit provided to the NJDEP. In May 2013, the amount of the standby letter of credit was increased to $339,500. Although investigations at this facility are ongoing and it appears probable that a liability will be incurred, we cannot currently estimate the amount of liability that may be associated with this facility as the delineation process has not been completed. We believe this matter will not have a material adverse effect on our financial position, results of operations or liquidity.

Product Liability Claims

On September 20, 2010, Associated Materials and its subsidiary, Gentek Buildings Products, Inc. (“Gentek”), were named as defendants in an action filed in the United States District Court for the Northern District of Ohio, captioned Donald Eliason, et al. v. Gentek Building Products, Inc., et al (the “Eliason complaint”). The complaint was filed by a number of individual plaintiffs on behalf of themselves and a putative nationwide class of owners of steel and aluminum siding products manufactured by Associated Materials and Gentek or their predecessors. The plaintiffs assert a breach of express and implied warranty, along with related causes of action, claiming that an unspecified defect in the siding causes paint to peel off the metal and that Associated Materials and Gentek have failed adequately to honor their warranty obligations to repair, replace or refinish the defective siding. Plaintiffs seek unspecified actual and punitive damages, restitution of monies paid to the defendants and an injunction against the claimed unlawful practices, together with attorneys’ fees, costs and interest. Since such time that the Eliason complaint was filed, seven additional putative class actions have been filed.

On January 26, 2012, we filed a motion to coordinate or consolidate the actions as a multidistrict litigation. Plaintiffs in all cases agreed to a temporary stay while the Judicial Panel on Multidistrict Litigation considered the motion. On April 17, 2012, the Panel issued an order denying our motion to consolidate on the basis that since all plaintiffs’ have agreed to voluntarily dismiss their actions and re-file their cases in the Northern District of Ohio, there is no need to formally order the consolidation. On May 3, 2012, a complaint was filed in the Northern District of Ohio, consolidating the five actions that previously had been pending in other states (the “Patrick action”). On July 20, 2012, plaintiffs in the three actions already pending in the Northern District of Ohio filed a motion to consolidate those actions with the Patrick action, but specifically requesting that the first-filed action by plaintiff Eliason be permitted to proceed under a separate caption and on its own track. That same day, the Court issued an order requiring the parties to advise if any party objects to consolidation and requiring the parties to submit a joint consolidated pretrial schedule within ten days. Defendants filed a motion consenting to consolidation but requesting that all cases be consolidated under a single caption and proceed on a single track. On September 6, 2012, the Court issued an order granting defendants’ request for consolidation of all cases under a single caption, proceeding on a single track. The Court also ordered plaintiffs to file their single consolidated amended complaint by September 19, 2012, which plaintiffs did.

The Court also conducted a case management conference on September 5, 2012. At that conference, the Court deferred setting most case deadlines to permit the parties to attempt to resolve the case by mediation. A non-binding mediation was held on November 13, 2012. Subsequent to the mediation, on February 13, 2013, we entered into a Settlement Agreement and Release of Claims (the “Settlement”) with the named plaintiffs. A preliminary approval hearing was held by the Court on March 4, 2013 and the Settlement was preliminarily approved by the Court on March 5, 2013. The Settlement remains subject to final approval by the Court. The Court has scheduled an August 1, 2013 fairness hearing on the Settlement, following that hearing the Court may issue a final judgment and order approving the Settlement.

The Settlement provides for the certification of a class for settlement purposes only of commercial and residential property owners who purchased steel siding manufactured and warranted by us during the period January 1, 1991 to the date on which notice of the proposed Settlement is first sent to settlement class members and whose siding allegedly experienced “Steel Peel,” which is characterized for the purposes of settlement by the separation of any layer of the finish on the steel siding from the steel siding itself. Subject to the terms and conditions of the Settlement, we have agreed that (1) the first time an eligible settlement class member submits a valid Steel Peel warranty claim for siding, we will, at our option, repair or replace the siding or, at such class member’s option, make a cash settlement payment to such class member equal to the cost to us of the repair or replacement option selected by us; (2) the second time such class member submits a valid Steel Peel warranty claim for the same siding, the same options will be available; and (3) the third time such a claim is submitted, such class member may elect to have us either refinish or replace the siding or may elect to receive a one-time $8,000 payment. If the $8,000 payment option is chosen, we will have no further obligation to such class member in connection with the warranty.

Under the Settlement, we have agreed to pay the sum of $2.5 million to compensate class counsel for attorneys’ fees and litigation expenses incurred and to be incurred in connection with the lawsuit. We will also pay the costs associated with executing the notice provisions of the Settlement, which are estimated to be approximately $0.6 million. We expect to incur additional warranty costs associated with the Settlement, however, we do not believe the incremental costs, which currently cannot be estimated for recognition purposes, will be material.

The Settlement does not constitute an admission of liability, culpability, negligence or wrongdoing on our part, and we believe we have valid defenses to the claims asserted. Upon final approval by the court, the Settlement will release all claims that were or could have been asserted against us in the lawsuit or that relate to any aspect of the subject matter of the lawsuit.

Other environmental claims and product liability claims are administered by us in the ordinary course of business, and we maintain pollution and remediation and product liability insurance covering certain types of claims. Although it is difficult to estimate our potential exposure to these matters, we believe that the resolution of these matters will not have a material adverse effect on our financial position, results of operations or liquidity.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information about our directors and executive officers as of June 30, 2013:

Name	Age	Position
Jerry W. Burris	50	President, Chief Executive Officer and Director
Paul Morrisroe	50	Senior Vice President and Chief Financial Officer
Robert C. Gaydos	49	Senior Vice President, Operations
James T. Kenyon	55	Senior Vice President and Chief Human Resources Officer
Kenneth James	61	General Counsel and Secretary
David S. Nagle	49	President, AMI Distribution
Brad S. Beard	46	Senior Vice President, New Business Development and National Account Sales and Services
David L. King	54	Senior Vice President of Direct Sales
Erik D. Ragatz	40	Director, Chairman of the Board of Directors
Charles A. Carroll	63	Director
Dana R. Snyder	66	Director
Robert B. Henske	52	Director
Adam B. Durrett	32	Director

Set forth below is a brief description of the business experience of the directors and executive officers. All of our officers serve at the discretion of our board of directors.

Jerry W. Burris, Age 50. Mr. Burris has been our President and Chief Executive Officer since September 12, 2011. Before joining us, Mr. Burris served as President of Precision Components at Barnes Group Inc. from October 2008 to May 2011 and President of Barnes Industrial from July 2006 to September 2008. Previously, Mr. Burris served in various management roles at General Electric Company, including as President and Chief Executive Officer of Advanced Materials Quartz & Ceramics in 2006 and General Manager of Global Services for GE Healthcare from 2003 to 2006. Since 2007, Mr. Burris has also served on the board of directors of Pentair, Inc., a global diversified manufacturing company. Mr. Burris’ over 20 years of experience in management and executive positions at manufacturing and logistical services companies provides the board of directors with valuable insight regarding strategic decisions and our overall direction. Mr. Burris’ detailed knowledge of our operations, finances, strategies and industry qualify him to serve as our President and Chief Executive Officer and as a member of the board of directors.

Paul Morrisroe, Age 50. Mr. Morrisroe has been our Senior Vice President, Chief Financial Officer and Secretary since February 27, 2012. Before joining us, Mr. Morrisroe served in various management positions within Barnes Group Inc., including as Vice President of Finance, Precision Components from April 2011 to February 2012, Vice President, Internal Audit from February 2009 to March 2011, Barnes Industrial Group Controller from 2005 to 2008, Barnes Aerospace Group Controller from 2000 to 2004 and Director of Accounting and Planning from 1997 to 2000. Mr. Morrisroe held various roles with United Technologies Corporation from 1991 to 1997 and served as an auditor at Arthur Andersen LLP from 1986 to 1991.

Robert C. Gaydos, Age 49. Mr. Gaydos has been our Senior Vice President, Operations since August 1, 2011. Before joining us, Mr. Gaydos served as Senior Vice President, Global Operations—Orthopaedics Division and CT/Biologics Division from August 2008 to July 2011 and Vice President, Global Operations—Reconstructive Division from September 2004 to August 2008 of Smith & Nephew, Inc., a global medical technology business. Mr. Gaydos’ previous experience included roles at American Standard Companies Inc., Ingersoll-Rand, Inc., Nissan Forklift Corporation and Lincoln Electric Company.

James T. Kenyon, Age 55. Mr. Kenyon has been our Senior Vice President and Chief Human Resources Officer since June 4, 2012. Before joining us, Mr. Kenyon served as the Vice President, Human Resources at Rexnord Corporation’s Water Management Platform from 2010 through 2012. Mr. Kenyon also served as Vice President Human Resources for OM Group from 2008 to 2009. Mr. Kenyon held various roles with Danaher Corporation from 1996 to 2007 including Vice-President Human Resources for its Hand Tool Platform.

Kenneth James, Age 61. Mr. James has been our General Counsel since May 15, 2013. Before joining us, Mr. James served as Senior Counsel and Deputy General Counsel at Pernod Ricard USA, LLC from 2006 through 2012. Mr. James served as a principal of The James Group from 2004 to 2006. Mr. James also served as Vice President and Assistant General Counsel for Diageo North, Inc. from 2000 to 2003. Mr. James served as Counsel with General Electric Company, Lighting Business Group from 1990 to 2000.

David S. Nagle, Age 49. Mr. Nagle has been our President, AMI Distribution since February 20, 2012. Before joining us, Mr. Nagle was Corporate Vice President, Business Performance at J.D. Irving Limited of the Irving Group of Companies from January 2010 through December 2011. Mr. Nagle held several positions within Barnes Group Inc. from 2004 to 2010 including President, Barnes Distribution North America from 2007 to 2010, Vice President/General Manager, Associated Spring Raymond from 2006 to 2007 and Vice President, Operations, Barnes Distribution from 2004 to 2006. Prior to working for Barnes Group Inc., Mr. Nagle held various positions within General Electric Company from 1985 to 2004.

Brad S. Beard, Age 46. Mr. Beard was named Senior Vice President, New Business Development and National Account Sales and Services on February 20, 2012 after serving as our Vice President of AMI Distribution since December 2010. Mr. Beard joined our company in 2002 and has held various positions within the distribution business, most recently as Regional Vice President.

David L. King, Age 54. Mr. King was named Senior Vice President of Direct Sales on February 15, 2013. Mr. King has been with our company for 16 years, most recently as our Senior Vice President, AMI Sales since 2008. Prior to 2008, Mr. King served as our Vice President, National Credit manager.

Erik D. Ragatz, Age 40. Mr. Ragatz has been a director and the Chairman of the board of directors since October 2010. Mr. Ragatz is a Managing Director at Hellman & Friedman LLC. Before joining Hellman & Friedman LLC in 2001, Mr. Ragatz was a vice-president with Pacific Equity Partners in Sydney, Australia and an associate with Bain Capital in Boston, Massachusetts. Mr. Ragatz also worked as a management consultant for Bain & Company in San Francisco, California. Mr. Ragatz previously served as Chairman of the board of directors of Goodman Global Group, Inc. Mr. Ragatz was a member of the boards of directors of Texas Genco, LLC, Sheridan Holdings, Inc. and LPL Investment Holdings, Inc. As a member of the board of directors, Mr. Ragatz contributes his financial and capital markets expertise and draws on his years of experience with Hellman & Friedman LLC. Mr. Ragatz also brings his insight into the proper functioning and role of corporate boards of directors, gained through his years of service on the boards of directors of Hellman & Friedman LLC’s portfolio companies.

Charles A. Carroll, Age 63. Mr. Carroll has been a director since October 2010. Mr. Carroll served as President and Chief Executive Officer of Goodman Global, Inc. from September 2001 to April 2008. Before joining Goodman Global, Inc., Mr. Carroll served as President and Chief Executive Officer of Amana Appliances from January 2000 to July 2001, when substantially all of the assets of Amana Appliances were acquired by Maytag Corporation. From 1971 to March 1999, Mr. Carroll was employed by Rubbermaid, Inc. where, from 1993, he held the position of President and Chief Operating Officer and was a member of the board of directors. Mr. Carroll was previously a member of the board of directors of Goodman Global Group, Inc. Mr. Carroll contributes his knowledge of the building products industry, as well as substantial experience developing corporate strategy and assessing emerging industry trends and business operations, which make him well-qualified to serve as a member of the board of directors.

Dana R. Snyder, Age 66. Mr. Snyder has been a director since November 2010. From December 2004 to October 2010, Mr. Snyder served as a director of AMH Holdings II, Inc. Mr. Snyder also served as our Interim Chief Executive Officer from June 2011 through September 2011 and our Interim President and Chief Executive Officer from July 2006 through September 2006. Previously, Mr. Snyder was an executive with Ply Gem Industries, Inc. and The Stolle Corporation and served on the board of directors of Werner Ladder from 2004 to 2007. Mr. Snyder’s valuable experience in general management, manufacturing operations, sales and marketing, as well as cost reduction and acquisitions, adds value and extensive knowledge regarding our industry and evaluation of certain strategic alternatives. In addition, he has experience evaluating the financial and operational performance of companies within the building products industry. Mr. Snyder’s service as our Interim President and Chief Executive Officer and Interim Chief Executive Officer gave him an understanding of the financial and business issues relevant to us and make him well-qualified to serve as a member of the board of directors.

Robert B. Henske, Age 52. Mr. Henske has been a director since October 2010. Mr. Henske has served as a Managing Director at Hellman & Friedman LLC since July 2007. From May 2005 until July 2007, he served as Senior Vice President and General Manager of the Consumer Tax Group of Intuit Inc. He was Intuit’s Chief Financial Officer from January 2003 to September 2005. Before joining Intuit, he served as Senior Vice President and Chief Financial Officer of Synopsys, Inc. from May 2000 until January 2003. From January 1997 to May 2000, Mr. Henske was a Partner at Oak Hill Capital Management, a Robert M. Bass Group private equity investment firm. Mr. Henske is Chairman of the boards of directors of Ellucian and OpenLink Financial and also serves on the board of directors of VeriFone Systems, Inc. Mr. Henske was previously a member of the boards of directors of Activant Solutions, Inc., IRIS Software Group Limited, SSP Holdings plc., Goodman Global Group, Inc., Williams Scotsman, Inc., Grove Worldwide L.L.C., Reliant Building Products, Inc. and American Savings Bank. As a member of the board of directors, Mr. Henske contributes his financial and capital markets expertise and draw on his years of experience as a private equity investor and corporate executive. Mr. Henske also brings his insight into the proper functioning and role of corporate boards of directors, gained through his years of service on various boards of directors.

Adam B. Durrett, Age 32. Mr. Durrett has been a director since October 2010. Mr. Durrett is a Director at Hellman & Friedman LLC. Before joining Hellman & Friedman LLC in 2005, Mr. Durrett worked in the Media and Telecommunications Mergers and Acquisitions Department of Morgan Stanley & Co. in New York from 2003 to 2005. In addition, Mr. Durrett was a member of the Grosvenor Capital Management LP Advisory Board during 2011. As a member of the board of directors, Mr. Durrett contributes his financial expertise and draws on his years of experience with Hellman & Friedman LLC and in other financial positions.

Board Composition and Governance

Our Board of Directors consists of six directors. Our amended and restated limited liability company agreement provides that our Board of Directors shall consist of a number of directors between one and ten. The exact number of directors will be determined from time to time by the affirmative vote of a majority of directors then in office.

Each director serves until such director’s resignation, death, disqualification or removal. Vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by Holdings (our sole member) or the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

In connection with the closing of the Merger on October 13, 2010, Parent, Holdings and we entered into a stockholders agreement (the “Stockholders Agreement”) with certain investment funds affiliated with Hellman & Friedman LLC (the “H&F Investors”) and each member of our management and Board of Directors that held shares of common stock or options of Parent at that date. Under the Stockholders Agreement, before an initial public offering of the shares of Parent common stock, Parent’s board of directors will consist of the Chief

Executive Officer of Parent (unless otherwise determined in writing by the H&F Investors) and such other directors as shall be designated from time to time by the H&F Investors.

For a discussion regarding the Stockholders Agreement, please refer to “Certain Relationships and Related Party Transactions — Agreements Related to the Merger — Stockholders Agreement.”

The members of our Board of Directors have been determined by action of Holdings, our sole member and a 100% owned subsidiary of Parent. Parent has designated the members of its board of directors to also be the members of each of Holdings’ and our board of directors. Because we have a single member, we do not have a standing nominating committee of our Board of Directors and do not recommend directors for approval by Holdings.

We believe that Holdings seeks to ensure that our Board of Directors is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure. In that regard, we believe that Holdings considers all factors it deems appropriate, including the information discussed in each director’s biographical information set forth above and, in particular, with regard to Messrs. Ragatz, Henske, and Durrett, their significant experience, expertise and background with regard to financial matters.

Parent’s board of directors currently has two standing committees, the Audit Committee and the Compensation Committee.

Audit Committee

The members of Parent’s Audit Committee are appointed by Parent’s board of directors. The Audit Committee currently consists of Messrs. Ragatz, Henske, and Durrett, who were appointed to the Audit Committee in 2010. Mr. Durrett serves as the chairman of the Audit Committee. Mr. Henske is considered an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. Under the applicable listing standards, there are heightened requirements for determining whether the members of the Audit Committee are independent. Since Parent does not have a class of securities listed on any national securities exchange, Parent is not required to maintain an audit committee comprised entirely of “independent” directors under the heightened independence standards. The members of Parent’s Audit Committee do not qualify as independent under the heightened independence standards. Parent believes the experience and education of the directors on its Audit Committee qualify them to monitor the integrity of its financial statements, compliance with legal and regulatory requirements, the public accountant’s qualifications and independence, its internal controls and procedures for financial reporting and its compliance with applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder. In addition, the Audit Committee has the ability on its own to retain independent accountants, financial advisors or other consultants, advisors and experts whenever it deems appropriate.

Compensation Committee

The Compensation Committee currently consists of four directors, Messrs. Ragatz, Henske, Carroll and Snyder.

Compensation Committee Interlocks and Insider Participation

Compensation decisions are made by the board of directors and Compensation Committee of our board of directors. None of our executive officers has served as a member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a member of our board of directors or the Compensation Committee.

Messrs. Ragatz and Henske are managing directors of Hellman & Friedman LLC. As of June 30, 2013, the H&F Investors control approximately 97% of our outstanding common stock and are entitled to designate members of our board of directors. See “Certain Relationships and Related Party Transactions — Stockholders Agreement — Board of Directors.”

Section 16(a) Beneficial Ownership Reporting Compliance

As we do not have a class of securities registered pursuant to Section 12 of the Exchange Act, none of our directors, officers or members are subject to the reporting requirements of Section 16(a) of the Exchange Act.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer and all senior financial officers, including the chief financial officer, controller and other persons performing similar functions. This code of ethics is posted on our website at http://www.associatedmaterials.com. If we amend or waive any provision of our code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our internet website set forth above rather than by filing a Form 8-K. Information contained on our website shall not be deemed a part of this prospectus.

EXECUTIVE COMPENSATION

Named Executive Officers

For the fiscal year ended December 29, 2012 (the “2012 fiscal year”), the following individuals were our named executive officers:

•	Jerry W. Burris, President, Chief Executive Officer and Director

•	Paul Morrisroe, Senior Vice President, Chief Financial Officer and Secretary

•	Robert C. Gaydos, Senior Vice President, Operations

•	David S. Nagle, President, AMI Distribution

•	Brad S. Beard, Senior Vice President, New Business Development and National Account Sales and Services

•	Stephen E. Graham, former Senior Vice President, Chief Financial Officer and Secretary (resigned February 29, 2012)

•	John F. Haumesser, former Senior Vice President of Human Resources (resigned April 19, 2012)

Objectives of Our Executive Compensation Program

The goals of our executive compensation program are to: (1) attract and retain key executives, (2) align executive pay with corporate goals and (3) encourage a long-term commitment to enhance equity value.

Our primary key performance indicator is EBITDA. We utilize EBITDA as the primary measure of our financial performance. Accordingly, our compensation programs are primarily designed to reward executives for driving growth of our EBITDA, which we believe corresponds to the enhancement of equity value. “EBITDA,” as used in our annual incentive bonus program for both the 2012 and 2013 fiscal years and for purposes of establishing the vesting targets for performance vesting stock options, has the same meaning as “Adjusted EBITDA” as described under the heading “Prospectus Summary—Adjusted EBITDA” elsewhere in this prospectus. For this purpose, EBITDA does not include the run-rate cost savings add-back allowable under the Amended and Restated Revolving Credit Agreement and the Indenture and may be subject to additional adjustments as made in good faith by the Compensation Committee of our board of directors (the “Committee”) for non-recurring or unusual transactions such as acquisitions or dispositions of assets outside the ordinary course of business.

As discussed below under the heading “—Annual Incentive Bonus,” certain other operating metrics, which are established by the Committee, in mutual agreement with our Chief Executive Officer (“CEO”), within the first 90 days of each fiscal year are utilized as secondary performance indicators under our annual incentive bonus program.

Elements of Compensation

The compensation of our named executive officers consists of the following elements: (1) base salary, (2) discretionary bonus awards payable under special circumstances, (3) annual incentive bonus, (4) long-term incentive compensation in the form of both time and performance vesting stock options and (5) severance and change in control benefits. We believe that offering each of these elements is necessary to remain competitive in attracting and retaining talented executives. Furthermore, the annual incentive bonus and equity-based long-term incentive compensation align the executive’s goals with those of the organization and Parent’s stockholders.

Collectively, these elements of a named executive officer’s total compensation are designed to reward and influence the executive’s individual performance and our short-term and long-term performance. Base salaries and annual incentive bonuses are designed to reward executives for their performance and our short-term performance. Discretionary bonus awards typically include sign-on bonuses or incentives to attract executives, or awards to executives paid at the discretion of the Committee under special circumstances. We believe that providing long-term incentive compensation in the form of stock options ensures that our executives have a continuing stake in our long-term success and have incentives to increase Parent’s equity value. Severance benefits are commonplace in executive positions, and we believe that offering such benefits is necessary to remain competitive in the marketplace. Total compensation for each named executive officer is reviewed annually by the Committee to ensure that the proportions of the executive’s short-term incentives and long-term incentives are, in the view of the Committee, properly balanced.

Setting Executive Compensation

The Committee reviews and approves all employment agreements entered into by our named executive officers when they commence employment with us. The Committee is also responsible for approving any changes to the compensation of our named executive officers following their commencement of employment. Historically, the Committee has not engaged in any formal benchmarking of compensation. However, the Committee from time to time has reviewed data compiled from publicly available surveys regarding the compensation paid by similarly sized companies for similar positions and will consider this data both when determining whether the named executive officers should receive a base salary increase and in deciding whether to make any changes in the compensation of our named executive officers.

Each year, our Senior Vice President and Chief Human Resources Officer (“CHRO”) and our CEO conduct an assessment of each executive’s (other than the CEO’s) performance for the immediately preceding year. Following this assessment, our CEO presents recommendations to the Committee regarding base salary increases and any other proposed changes in the compensation of the executives, excluding himself. The Committee reviews these performance assessments and recommendations, and either approves these recommendations or adjusts such recommendations as it determines to be appropriate in its sole discretion in making changes to the compensation of any executive. Our CHRO also provides our CEO and the Committee with input regarding our annual bonus plan (as discussed below) and equity grants for executives, including but not limited to, recommendations regarding eligibility for such grants and the size of the applicable grant (determined as a percentage of base salary). Although our CEO and CHRO generally attend meetings of the Committee, each recuses himself from those portions of the meetings related to his compensation. In addition, our CEO provides input to the Committee with respect to setting the EBITDA targets under our annual bonus program and the other operating metrics under the annual bonus program are mutually agreed by the Committee and our CEO.

The Committee is exclusively responsible for determining any base salary increases for our CEO and for making any other compensation decisions with respect to our CEO. In making any such compensation decisions, the Committee has historically considered any relevant data from publicly available sources and its own assessment of the performance of our CEO for the preceding year.

At the beginning of the 2013 fiscal year, we engaged Organizational Consulting Group (“OCG”) to deliver a report reviewing our executive compensation program against the following peer group of companies developed by OCG:

•    Armstrong World Industries, Inc.

•    Beacon Roofing Supply, Inc.

•    Builders Firstsource, Inc.

•    Gibraltar Industries Inc.

•    Griffon Corporation

•    Martin Marietta Materials, Inc.

•    Universal Forest Products, Inc.

• NCI Building Systems, Inc. • Nortek Inc. • Ply Gem Holdings, Inc. • Pool Corp. • Quanex Building Products Corporation • A. O. Smith Corporation

Although OCG has delivered its report, as of the date of this prospectus, the Committee has not made any decisions regarding the compensation of any executive based on the data or recommendations contained in the report. Following the proposed initial public offering of Parent common stock, the Committee anticipates that it will retain an independent compensation consultant who will provide the Committee with input and guidance on all components of our executive compensation program and will advise the Committee with respect to market data for base salary, annual bonus and long-term equity compensation for similarly situated executives in the peer group. The Committee has not yet determined whether it will engage in any formal benchmarking of executive compensation against the peer group following such offering.

Base Salary

Base salaries are determined based on (1) a review of salary ranges for similar positions at companies of similar size based on annual revenues, (2) the specific experience level of the executive, and (3) expected contributions by the executive toward organizational goals. Annually, the Committee reviews base salaries of executives to ensure that, along with all other compensation, base salaries continue to be competitive with respect to similarly sized companies. The Committee may also award annual increases in base salary based upon the executive’s individual contributions and performance during the prior fiscal year. The base salaries of Messrs. Morrisroe and Nagle were determined as a result of negotiations with each such executive in connection with his commencement of employment with us and the Committee’s subjective judgment (based on the experience of its members) as to what a competitive salary would be for each such executive’s position. None of the named executive officers received a base salary increase in the 2012 fiscal year or in the 2013 fiscal year through the date of this prospectus.

Discretionary Bonus Awards

Discretionary bonus awards encompass any bonus provided outside of the annual incentive bonus program discussed below. Typical bonus awards include awards used to attract executives to us, such as signing bonuses or bonuses that guarantee a fixed or minimum payout as compared to a payout under the annual incentive bonus program based upon the achievement of defined performance goals. Bonus awards can also be awarded at the discretion of the Committee to recognize extraordinary achievements or contributions by our executives.

In connection with the commencement of employment of each of Messrs. Morrisroe and Nagle with us in the 2012 fiscal year, each received a one-time signing bonus of $125,000 and $26,000, respectively. These signing bonuses were intended to encourage each such executive to accept employment with us, to cover certain relocation expenses that are not reimbursable under our policy, and, in the case of Mr. Morrisroe, to serve as a partial make whole for an unvested equity award from his prior employer that he forfeited when he accepted employment with us.

Annual Incentive Bonus

For each fiscal year, the executives’ annual incentive bonuses are determined as a percentage of their base salaries (with a target bonus percentage set forth in each executive’s employment agreement), based on the achievement of the applicable performance goals.

2012 Fiscal Year Annual Bonus Program.    Seventy percent (70%) of the total target bonus for the 2012 fiscal year is based on achieving an EBITDA performance goal. Each year, the Committee establishes EBITDA performance goals, including threshold, target, and maximum performance goals. The EBITDA performance goals are established by the Committee, giving consideration to our prior fiscal year performance, expected growth in EBITDA, market conditions that may impact results, and a review of the budget prepared by management. The EBITDA performance goals are established to motivate superior performance by management to achieve challenging targets and results that are deemed to be in the best interest of us and our stockholders and to tie their interest to meeting and exceeding our established financial goals. Failure to achieve the internal

EBITDA performance goals is not necessarily an indication of our financial performance or our financial condition. If the EBITDA results for the period in question are between either the threshold and target performance goals or target and maximum performance goals, linear interpolation is used to calculate the portion of the incentive bonus payout that is based on the achievement of the EBITDA performance goal. As described above under the heading, “—Objectives of Our Executive Compensation Program,” EBITDA excludes the adjustment for run-rate cost savings and may be adjusted by the Committee, at its discretion, for non-recurring or unusual transactions, which may not otherwise be included as an adjustment to derive our Adjusted EBITDA as presented elsewhere in this prospectus.

The threshold, target and maximum EBITDA performance goals for the 2012 fiscal year were $95.0 million, $105.2 million and $126.2 million, respectively. EBITDA for the 2012 fiscal year was $96.4 million calculated on the same basis as Adjusted EBITDA for the 2012 fiscal year excluding run-rate cost savings of $10.7 million (as presented under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” and elsewhere in this prospectus), in accordance with the Committee’s discretion in permitting adjustments for non-recurring or unusual transactions as permitted under the Amended and Restated Revolving Credit Agreement governing our ABL facilities and the Indenture.

Thirty percent (30%) of the total target bonus is based on achieving other applicable operating metrics, which metrics are established by the Committee, in mutual agreement with our CEO, within the first 90 days of each fiscal year.

For the 2012 fiscal year, these other operating metrics consisted of (1) “Quality” of orders completed, weighted at 15% of the total target bonus, (2) our “Liquidity”, weighted at 7.5% of the total target bonus, and (3) “Working Capital”, weighted at 7.5% of the total target bonus. The threshold, target and maximum levels of each of these operating metrics was set with the following objectives: the target level is both challenging and achievable, reflects the midpoint of planned company performance and the performance ranges within which threshold and maximum payouts can be earned are consistent with the range of financial results within which performance is expected to occur; and a threshold payment is made to reward partial achievement of the targets and a maximum payment rewards attainment of an aggressive, but potentially achievable, level of performance.

“Quality” was determined by measuring the number of fully correct purchase orders invoiced during the fiscal year over the total number of purchase orders invoiced for that same period. If the threshold for Quality was achieved, 33% of Quality portion of the target bonus would be paid, if the target for Quality was achieved, 100% of the Quality portion of the target bonus would be paid, and if the maximum for Quality was achieved, 167% of the Quality portion of the target bonus would be paid. For 2012, the target performance goal for Quality was achieved at a level that corresponded to the Quality portion of the target bonus being paid at 160.7%.

“Liquidity” was determined over the first half of the 2012 fiscal year and was defined as the excess availability under the revolving credit agreement governing our ABL facilities. If the threshold Liquidity was achieved, 33% of the Liquidity portion of the target bonus would be paid, if the target Liquidity was achieved, 100% of the Liquidity portion of the target bonus would be paid, and if the maximum Liquidity was achieved, 167% of the Liquidity portion of the target bonus would be paid. For 2012, the maximum performance goal for Liquidity was achieved and the Liquidity portion of the target bonus was paid at 167%.

“Working Capital” was determined over the second half of the 2012 fiscal year and was defined as the amount of accounts receivable plus inventory less accounts payable, divided by our total sales over the previous three month period multiplied by four. If the threshold Working Capital was achieved, 33% of the Working Capital portion of the target bonus would be paid, if the target Working Capital was achieved, 100% of the Working Capital portion of the target bonus would be paid, and if the maximum Working Capital was achieved, 167% of the Working Capital portion of the target bonus would be paid. For the 2012 fiscal year, the threshold performance goal for Working Capital was not achieved and the Working Capital portion of the target bonus was not paid.

For the 2012 fiscal year, the threshold, target and maximum bonuses that could have been earned by each of our named executive officers (expressed as a percentage of base salary and based on the bonus they could have earned for the full year), as well as the amount of bonus actually paid to each named executive officer, are set forth below:

	2012 Annual Incentive Bonus Payout Percentage(1)			2012 Annual Incentive Bonus Payout
Name	Threshold	Target	Maximum	Actually Paid as Percentage of Base Salary(2)	Dollar Amount of Bonus
Jerry W. Burris	33%	100%	260%	66%	$364,815
Paul Morrisroe	20%	60%	156%	40%	$109,278
Robert C. Gaydos	20%	60%	156%	40%	$129,342
David S. Nagle	20%	60%	156%	40%	$110,045
Brad S. Beard	20%	60%	156%	40%	$99,494

(1)	Messrs. Graham’s and Haumesser’s employment terminated in 2012, and as a result, they did not receive a bonus payment for the 2012 fiscal year.
(2)	For Messrs. Morrisroe and Nagle, such percentages reflect the actual bonus earned (at approximately 40% of base salary) by each such executive as pro-rated for the number of days each such executive was employed by us in the 2012 fiscal year.

2013 Fiscal Year Annual Bonus Program.    For the 2013 fiscal year, the annual incentive bonus payable to each of our named executive officers will be determined based upon the same percentage of their base salaries as is set forth above. 70% of the target bonus is payable based upon the level at which the EBITDA performance goal established by the Committee is achieved (with EBITDA having the same definition as under the 2012 annual incentive bonus program), 15% of the target bonus is payable based upon the level at which the Sales Growth operating metric is achieved, and the remaining 15% of the target bonus is payable based upon the level at which the Window Quality Improvement operating metric is achieved Each of the operating metrics was established by the Committee in mutual agreement with the CEO and is designed to measure short-term initiatives specific to the 2013 fiscal year. We believe that the target, threshold and maximum targets established for EBITDA performance goal under the 2013 fiscal year annual incentive bonus program and the two operating metrics for the 2013 fiscal year represent confidential financial information, the disclosure of which could cause us competitive harm. Accordingly, it is our practice not to include such information in our public filings until the completion of the 2013 fiscal year. No bonuses will be payable under the 2013 fiscal year annual incentive program if the EBITDA performance goal is not achieved at the threshold level of performance.

Equity-Based Compensation

The Committee awards equity-based compensation, consisting of stock options of Parent, to executives based on the expected role of the executive in increasing equity value. Typically equity-based awards will be granted upon hiring or promotion of the executive; however, equity-based awards may be granted at any time at the discretion of the Committee.

In connection with the commencement of employment of each of Messrs. Morrisroe and Nagle with us in the 2012 fiscal year, we granted each an option to purchase 320,000 shares of Parent common stock subject to time-based vesting and 80,000 shares subject to performance-based vesting pursuant to Parent’s 2010 Stock Incentive Plan (the “2010 Plan”). The number of shares subject to each stock option award was determined based on grants to executives in similar positions of similarly sized companies (based on the above-described publicly available surveys), the result of negotiations with each of Messrs. Morrisroe and Nagle in connection with their commencement of employment with us and the Committee’s judgment (based on the experience of its members) as to what a competitive initial option grant would be for each such executive based on his position with us.

The time-based options vest with respect to 20% of the shares on each anniversary of the grant date, with accelerated vesting of all unvested shares in the event of a change in control, as defined below under the heading “—2010 Stock Incentive Plan.” The performance-based options vest based on the achievement of EBITDA targets as established by the Committee annually with respect to 20% of the shares per year over a five-year period, or if the target for a given year is not achieved, the option may vest if the applicable EBITDA target is achieved in the next succeeding year. As described above under the heading, “—Objectives of Our Executive Compensation Program,” EBITDA excludes the adjustment for run-rate cost savings and may be adjusted by the board of directors, at its discretion, for non-recurring or unusual transactions, which may not otherwise be included as an adjustment to derive our Adjusted EBITDA as presented elsewhere in this prospectus. In addition, the performance-based options also provide that in the event of a change in control, that portion of the option that was scheduled to vest in the year in which the change in control occurs and in any subsequent years shall become vested immediately prior to such change in control. All of the performance-based vesting options and 50% of the time-based vesting options granted to Messrs. Morrisroe and Nagle have an exercise price equal to the grant date fair market value of the underlying shares of Parent common stock; 25% of the time-based vesting options have an exercise price equal to two times the grant date fair market value of such stock; and the remaining 25% of the time-based vesting options have an exercise price equal to four times the grant date fair market value of such stock. The shares of common stock acquired upon the exercise of such stock options are subject to the terms of the Stockholders Agreement, as described below. The stock options expire on the tenth anniversary of the date of grant.

None of the other named executive officers was granted stock option or other equity-based awards in the 2012 fiscal year, and none of the named executive officers has been granted a stock option or other equity-based award in the 2013 fiscal year through the date of this prospectus.

Severance Compensation/Change in Control Benefits

Severance Benefits under Employment Agreements.    Each of the executives has entered into an employment agreement that provides for severance benefits in the event that we terminate the executive without “cause” (and other than due to death or disability) at any time. We believe that it is necessary to offer severance benefits in order to remain competitive in attracting talent to us (and to retain such talent). These executives’ employment agreements do not provide for enhanced severance if we have a change in control.

Change in Control Benefits under Stock Option Award Agreements. The stock option award agreements between Parent and our named executive officers provide that the time-based vesting options, granted pursuant to the 2010 Plan, will vest in full immediately prior to a change in control. In the event of a change in control, these option agreements also provide that the portion of the performance-based vesting options that was otherwise scheduled to vest in the year in which the change in control occurs and the portion that was scheduled to vest in any years subsequent to such change in control will become vested immediately prior to such change in control. Parent agreed to provide accelerated vesting of unvested time-based options and performance-based options (other than that portion of the performance-based option that did not vest in any year prior to a change in control) in order to ensure that our executives are solely focused on helping us consummate a change in control.

Perquisites

Upon commencement of employment, we offer relocation packages to our executives if necessary, which includes temporary living costs, house searching trips for the executive and the executive’s family, temporary use of a company-owned vehicle, the cost of moving household goods and reimbursement of closing costs and real estate expenses. We have also agreed to compensate each of Messrs. Burris and Morrisroe if the sale of his primary residence at the time he accepted employment with us results in a loss, as described in more detail below in the description of each such executive’s employment agreement.

Tax Implications

The Internal Revenue Code of 1986, as amended (the “Code”), Section 162(m) (as interpreted by IRS Notice 2007-49) denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the company’s chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. In addition, “grandfather” provisions may apply to certain compensation arrangements that were entered into by a corporation before it was publicly held. The Committee’s policy will be to qualify compensation paid to our named executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Committee will have the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise and to pay bonuses in any amount, including discretionary bonuses or bonuses with performance goals that are different from those under our annual incentive bonus program.

Summary Compensation Table

The table below summarizes the total compensation paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated executive officers, our former Chief Financial Officer and one additional individual who would have been among our three other most highly compensated executive officers but for his termination (collectively, our “named executive officers”) for services rendered to us during the 2012 fiscal year.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
Jerry W. Burris	2012	$550,000	$—	$—	$364,815	$78,580	(4)	$993,395
President and Chief Executive Officer	2011	168,878	168,157	—	—	24,689		361,724

Paul Morrisroe(6)	2012	274,583	125,000	—	109,278	27,884	(4)	536,745
Senior Vice President, Chief Financial Officer and Secretary

Robert C. Gaydos	2012	325,000	—	—	129,342	9,830		464,172
Senior Vice President, Operations	2011	135,420	125,000	—	—	47,653		308,073

David S. Nagle(6)	2012	276,513	26,000	—	110,045	23,067	(4)	435,625
President, AMI Distribution

Brad S. Beard	2012	250,000	—	—	99,494	9,289		358,783
Senior Vice President, New Business Development and National Account Sales and Services	2011	250,000	—	—	—	15,163		265,163

Stephen E. Graham(7)	2012	52,000	—	—	—	1,311,442	(5)	1,363,442
Former Senior Vice President, Chief Financial Officer and Secretary	2011	312,000	—	—	—	11,636		323,636
	2010	304,500	—	2,726,365	312,000	1,577,529		4,920,394

John F. Haumesser(7)	2012	80,472	—	—	—	1,106,958	(5)	1,187,430
Former Senior Vice President of Human Resources	2011	262,000	—	—	—	1,708		263,708
	2010	255,780	—	3,406,294	262,080	1,969,571		5,893,725

(1)	For Messrs. Morrisroe and Nagle, amounts consist of the signing bonuses paid to them in connection with their commencing employment with us.
(2)

Each of Messrs. Morrisroe and Nagle was granted an option to purchase 400,000 shares of Parent common stock subject to time and performance-based vesting as described above under the heading “Equity-Based Compensation.” No other options were granted to our named executive officers in 2012. However, as described in more detail in footnote 2 under the heading “—Grant of Plan-Based Awards in Fiscal Year 2012,” performance vesting stock options granted prior to the 2012 fiscal year that vest based on the attainment of the 2012 fiscal year EBITDA goal are considered granted in accordance with ASC 718 when the fiscal year 2012 EBITDA goal is set by the Committee and communicated to the executives. The dollar amount provided herein reflects the dollar amount recognized for financial statement purposes in accordance with ASC 718. The assumptions used by us in determining the grant date fair value of option awards and our general approach to our valuation methodology are set forth in Note 14 to our audited consolidated financial statements included elsewhere in this prospectus. For purposes of ASC 718, the grant date fair value of the options granted to Messrs. Morrisroe and Nagle, and the grant date fair value of the performance vesting options, deemed to be granted in fiscal year 2012, is $0.00. The grant date fair value is $0.00 because, prior to a liquidity event, stock purchased as a result of the exercise of options is subject to a post-termination repurchase right by Parent, and as a result, other than in limited circumstances, stock issued upon the exercise of the option could be repurchased at Parent’s discretion. This repurchase feature results in no compensation expense being recognized in connection with options granted by Parent, until such time as the exercise of the options could occur without repurchase of the shares by Parent (that is, on or after a liquidity event, such as a change in control or an initial public offering of shares of Parent common stock). Upon the consummation of a liquidity event offering, the repurchase feature will lapse, and we will accordingly begin to recognize compensation expense with respect to outstanding option awards.
(3)	Amounts in the column “Non-Equity Incentive Plan Compensation” reflect the annual cash incentive bonus approved by the Committee.
(4)	For Mr. Nagle, the amount includes $18,228 of moving expenses in 2012. For Messrs. Burris and Morrisroe, the amount includes $47,773 and $15,492 of moving expenses in 2012, respectively, and $10,772 and $4,554, respectively, as the incremental cost to us of their use of a company-owned vehicle in 2012.
(5)	For Messrs. Graham and Haumesser such amounts include $1,303,346 and $1,105,500 of severance payments, respectively.
(6)	Mr. Morrisroe commenced employment with us on February 27, 2012, and Mr. Nagle commenced employment with us on February 20, 2012 and their annual base salary and payments under the annual cash incentive bonus program are prorated accordingly.
(7)	On February 24, 2012, Mr. Graham resigned from his position as Senior Vice President—Chief Financial Officer and Secretary and on April 19, 2012, Mr. Haumesser resigned from his position as Senior Vice President of Human Resources.

Executive Employment Agreements

As a matter of practice, we enter into employment agreements with our executive officers that establish minimum salary levels, outline the terms of their discretionary and annual incentive bonuses, and provide for severance benefits in the event of a qualifying termination. The following is a summary of the significant terms of each named executive officer’s employment agreement.

Mr. Burris

Effective September 12, 2011, we entered into an employment agreement with Mr. Burris, pursuant to which he commenced serving as our President and Chief Executive Officer. Pursuant to the employment agreement, Mr. Burris will receive an annual base salary of $550,000, and is eligible for an annual bonus with a target bonus opportunity equal to 100% of his base salary and a maximum bonus opportunity equal to 255% of his base salary. The Committee increased Mr. Burris’ maximum bonus opportunity to 260% of his base salary. We reimbursed Mr. Burris for certain amounts in connection with his relocation to the Northeast Ohio area and related travel. In addition, in connection with his relocation, if Mr. Burris sells his primary residence in Connecticut for less than what he paid for such residence, he will be entitled to an amount equal to the loss on the sale of such residence, up to $600,000 (the “Make-Whole Payment”), plus an additional payment to fully reimburse him for all federal, state and local taxes with respect to Make-Whole Payment. The after-tax proceeds of any Make-Whole Payment received by Mr. Burris shall be used to repay the outstanding principal balance (plus any accrued and unpaid interest) of the September 2011 promissory note. On June 17, 2013, Mr. Burris sold his Connecticut residence and on June 26, 2013 received a Make-Whole Payment (including the additional amount for the tax gross up) in the amount of $827,930 and repaid the note in full on June 27, 2013.

If Mr. Burris’ employment is terminated by us other than for cause (and not due to death or disability), he will be entitled to (i) his base salary for two years, payable in equal installments, (ii) his incentive bonus, pro-rated for the year in which such termination occurs and in accordance with the terms of the employment agreement and (iii) continued medical and dental benefits for up to two years. The severance benefits are subject to Mr. Burris’ execution of a general release in favor of us and our affiliates and Mr. Burris’ continued compliance with the restrictive covenants in the employment agreement, and are capped to the extent such benefits would not be fully deductible by us for federal income tax purposes under Section 280G of the Code or would give rise to a related excise tax on Mr. Burris. Pursuant to the employment agreement, Mr. Burris will be subject to restrictions on competition and solicitation of employees and customers during his employment with us and for a period of two years thereafter. Mr. Burris’ employment agreement also contains customary confidentiality, invention assignment and non-disparagement covenants.

Mr. Morrisroe

On February 27, 2012, we entered into an employment agreement with Mr. Morrisroe, pursuant to which he agreed to serve as our Senior Vice President, Chief Financial Officer and Secretary. Pursuant to the employment agreement, Mr. Morrisroe will receive an annual base salary of $325,000, and is eligible for an annual bonus with a target bonus opportunity equal to 60% of his base salary and a maximum bonus opportunity equal to 156% of his base salary. In connection with the commencement of Mr. Morrisroe’s employment, he received a one-time signing bonus of $125,000. We reimbursed Mr. Morrisroe for certain amounts in connection with his relocation to the Northeast Ohio area and related travel. In addition, in connection with his relocation, if Mr. Morrisroe sells his primary residence in Connecticut for less than what he paid for such residence, he will be entitled to an amount equal to the loss on the sale of such residence, up to $50,000. As of the date of this filing, Mr. Morrisroe has not sold his Connecticut residence.

If Mr. Morrisroe’s employment is terminated by us other than for cause (and not due to disability or death), he will be entitled to (i) his base salary for twelve months, payable in equal installments, (ii) his incentive bonus, pro-rated for the year in which such termination occurs and in accordance with the terms of the employment agreement and (iii) continued medical and dental benefits for up to twelve months. The severance benefits are subject to Mr. Morrisroe’s execution of a general release in favor of us and our affiliates and Mr. Morrisroe’s continued compliance with the restrictive covenants in the employment agreement, and are capped to the extent such benefits would not be fully deductible by us for federal income tax purposes under Section 280G of the Code or would give rise to a related excise tax on Mr. Morrisroe. Mr. Morrisroe will also be subject to restrictions on competition and solicitation of employees and customers during his employment with us and for a period of two years thereafter. The employment agreement also contains customary confidentiality, invention assignment and non-disparagement covenants.

Mr. Gaydos

On August 1, 2011, we entered into an employment agreement with Mr. Gaydos, pursuant to which he agreed to serve as our Senior Vice President, Operations. Pursuant to the employment agreement, Mr. Gaydos will receive an annual base salary of $325,000 and will have a target annual bonus opportunity equal to 60% of his base salary and a maximum bonus opportunity equal to 156% of his base salary. We reimbursed Mr. Gaydos for certain amounts in connection with his relocation to the Northeast Ohio area and related travel.

If Mr. Gaydos’ employment is terminated by us other than for cause (and not due to disability or death), he will be entitled to (i) his base salary for twelve months, payable in equal installments, (ii) his incentive bonus, pro-rated for the year in which such termination occurs and in accordance with the terms of the employment agreement and (iii) continued medical and dental benefits for up to twelve months. The severance benefits are subject to Mr. Gaydos’ execution of a general release in favor of us and our affiliates and Mr. Gaydos’ continued compliance with the restrictive covenants in the employment agreement and are capped to the extent such benefits would not be fully deductible by us for federal income tax purposes under Section 280G of the Code or would give rise to a related excise tax on Mr. Gaydos. Mr. Gaydos will also be subject to restrictions on competition and solicitation of employees and customers during his employment with us and for a period of two years thereafter. The employment agreement also contains customary confidentiality, invention assignment and non-disparagement covenants.

Mr. Nagle

On February 20, 2012, we entered into an employment agreement with Mr. Nagle, pursuant to which he agreed to serve as our President, AMI Distribution. Pursuant to the employment agreement, Mr. Nagle will receive an annual base salary of $320,000, and is eligible for an annual bonus with a target bonus opportunity equal to 60% of his base salary and a maximum bonus opportunity equal to 156% of his base salary. In connection with the commencement of Mr. Nagle’s employment, he received a one-time signing bonus of $26,000. We reimbursed Mr. Nagle for certain amounts in connection with his relocation to the Northeast Ohio area and related travel.

If Mr. Nagle’s employment is terminated by us other than for cause (and not due to disability or death), he will be entitled to (i) his base salary for twelve months, payable in equal installments, (ii) his incentive bonus, pro-rated for the year in which such termination occurs and in accordance with the terms of the employment agreement and (iii) continued medical and dental benefits for up to twelve months. The severance benefits are subject to Mr. Nagle’s execution of a general release in favor of us and our affiliates and Mr. Nagle’s continued compliance with the restrictive covenants in the employment agreement, and are capped to the extent such benefits would not be fully deductible by us for federal income tax purposes under Section 280G of the Code or would give rise to a related excise tax on Mr. Nagle. Mr. Nagle will also be subject to restrictions on competition and solicitation of employees and customers during his employment with us and for a period of two years thereafter. The employment agreement also contains customary confidentiality, invention assignment and non-disparagement covenants.

Mr. Beard

On December 20, 2010, we entered into an employment agreement with Mr. Beard, pursuant to which he agreed to serve as our Vice President of AMI Distribution. Pursuant to the employment agreement, Mr. Beard will receive an annual base salary of $250,000 and will have a target annual bonus opportunity equal to 60% of his base salary and a maximum bonus opportunity equal to 156% of his base salary.

On February 15, 2012, Mr. Beard’s employment agreement was amended in connection with his assumption of the position of Senior Vice President, New Business Development and National Account Sales and Services, effective as of February 20, 2012. In the event he is terminated without cause (and not due to death or disability), at any time commencing on December 21, 2012, he will receive (i) an amount equal to his base salary and, solely if such termination occurred on or prior to June 19, 2013, an amount equal to his target bonus payable in 12 equal monthly installments in accordance with our payroll procedures over the twelve-month period following such termination of employment, (ii) a pro-rated portion of his annual target bonus and (iii) continued medical, dental and life insurance benefits for twelve months (or reimbursement for the cost of such benefits). The severance benefits are subject to Mr. Beard’s execution of a general release in favor of us and our affiliates and are capped to the extent such benefits would not be fully deductible by us for federal income tax purposes under section 280G of the Code or would give rise to a related excise tax on Mr. Beard.

Pursuant to the employment agreement, Mr. Beard will be subject to restrictions on competition and interference during his employment with us and for a period of two years thereafter. The employment agreement also contains standard confidentiality, invention assignment and non-disparagement covenants.

Definition of Cause

Under each of the above-described employment agreements, “cause” is generally defined as the executive’s: (i) embezzlement, theft or misappropriation of any of our property; (ii) breach of the restrictive covenants set forth in the employment agreement; (iii) breach of any other material provision of the employment agreement which breach is not cured, to the extent susceptible to cure, within 30 days after we give written notice to the executive describing such breach; (iv) willful failure to perform the duties of his employment which continues for a period of 14 days following written notice by us; (v) conviction of, or a plea of no contest (or a similar plea) to, any criminal offense that is a felony or involves fraud, or any other criminal offense punishable by imprisonment of at least one year or materially injurious to the business or reputation of us involving theft, dishonesty, misrepresentation or moral turpitude; (vi) gross negligence or willful misconduct in the performance of his duties as an employee, officer or director of us; (vii) breach of fiduciary obligations to us; (viii) commission of intentional, wrongful damage to our property; (ix) chemical dependence which adversely affects the performance of his duties and responsibilities to us; or (x) violation of our code of ethics, code of business conduct or similar policies applicable to the executive. The existence or non-existence of cause shall be determined in good faith by the board of directors.

Grants of Plan-Based Awards in Fiscal Year 2012

The following table summarizes the grants of equity and non-equity, plan-based awards made to our named executive officers during the 2012 fiscal year.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)		Grant Date Fair Value of Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)

Jerry W. Burris		181,500	550,000	1,430,000	—	—	—	—	—		—
	4/2/2012	—	—	—	—	74,000	—	—	5.00		—

Paul Morrisroe		54,917	164,750	428,350	—	—	—	—	—		—
	4/2/2012	—	—	—	—	16,000	—	—	5.00		—
	4/2/2012	—	—	—	—	—	—	120,000	5.00		—
	4/2/2012	—	—	—	—	—	—	100,000	10.00	(5)	—
	4/2/2012	—	—	—	—	—	—	100,000	20.00	(6)	—

Robert C. Gaydos		65,000	195,000	507,000	—	—	—	—	—		—
	4/2/2012	—	—	—	—	16,000	—	—	5.00		—

David S. Nagle		55,303	165,908	431,360	—	—	—	—	—		—
	4/2/2012	—	—	—	—	16,000	—	—	5.00		—
	4/2/2012	—	—	—	—	—	—	120,000	5.00		—
	4/2/2012	—	—	—	—	—	—	100,000	10.00	(5)	—
	4/2/2012	—	—	—	—	—	—	100,000	20.00	(6)	—

Brad S. Beard		50,000	150,000	390,000	—	—	—	—	—		—
	4/2/2012	—	—	—	—	13,555	—	—	5.00		—

Stephen E. Graham(7)		—	—	—	—	—	—	—	—		—

John F. Haumesser(7)		—	—	—	—	—	—	—	—		—

(1)	Amounts in the table above under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” reflect the annual cash incentive bonuses that could be earned by each of our named executive officers upon the achievement of defined EBITDA performance goals and the other operating metrics designed to measure short-term initiatives for 2012 at threshold, target and maximum levels of performance (based on the achievement of the goals applicable to the fiscal year).
(2)	This amount represents the tranche of performance vesting stock options that vest based on the attainment of the 2012 fiscal year EBITDA goal, which tranche, in the case of named executive officers other than Messrs. Morrisroe and Nagle, was granted to the named executive officers prior to the 2012 fiscal year. Each tranche of performance vesting stock options is not considered granted in accordance with ASC 718 until the EBITDA goal is set by the Committee and communicated to the executives. The performance vesting stock options vest upon the attainment of annual EBITDA-based performance targets. If the target for a given year is not achieved, the performance vesting stock options may vest if the applicable EBITDA target is achieved in the next succeeding year. Additional detail is provided below in the footnotes under the heading “—Outstanding Equity Awards At December 29, 2012.”
(3)	Total number of options granted in the 2012 fiscal year subject to time-based vesting. 30% of the total number of options granted have an exercise price equal to the grant date fair market value of the underlying common stock; 25% of the total number of options granted have an exercise price equal to two times the grant date fair market value of such stock; and the remaining 25% of the total number of options granted have an exercise price equal to four times the grant date fair market value of such stock. Each of the time vesting stock options vest solely upon the executive’s continued service over a five year period. Additional detail is provided below in the footnotes under the heading “—Outstanding Equity Awards At December 29, 2012.”
(4)

Each of Messrs. Morrisroe and Nagle was granted an option to purchase 400,000 shares of Parent common stock subject to time and performance-based vesting as described above under the heading “Equity-Based Compensation.” No other options were granted to our named executive officers in 2012. However, as described in more detail in footnote 2 under the heading “—Grant of Plan-Based Awards in Fiscal Year 2012,” performance vesting stock options granted prior to the 2012 fiscal year that vest based on the attainment of the 2012 fiscal year EBITDA goal are considered granted in accordance with ASC 718 when the fiscal year 2012 EBITDA goal is set by the Committee and communicated to the executives. The dollar amount provided herein reflects the dollar amount recognized for financial statement purposes in accordance with ASC 718. The assumptions used by us in determining the grant date fair value of option awards and our general approach to our valuation methodology are set forth in Note 14 to our audited consolidated financial statements included elsewhere in this prospectus. For purposes of ASC 718, the grant date fair value of the options granted to Messrs. Morrisroe and Nagle, and the grant date fair value of the performance vesting options, deemed to be granted in fiscal year 2012, is $0.00. The grant date fair value is $0.00 because, prior to a liquidity event, stock purchased as a result of the exercise of options is subject to a post-termination repurchase right by Parent, and as a result, other than in limited circumstances, stock issued upon the exercise of the option could be repurchased at Parent’s discretion. This repurchase feature results in no compensation expense being recognized in connection with options granted by Parent, until such time as the exercise of the options could occur without repurchase of the shares by Parent (that is, on or after a liquidity event, such as a change in control or an initial public offering of shares of Parent common stock). Upon the consummation of a liquidity event, the repurchase feature will lapse, and we will accordingly begin to recognize compensation expense with respect to outstanding option awards.
(5)	The exercise price equals two times the grant date fair market value of Parent common stock.
(6)	The exercise price equals four times the grant date fair market value of Parent common stock.
(7)	Messrs. Graham and Haumesser’s employment terminated in 2012 and, as a result, they forego all future payments under our non-equity incentive plan awards and forfeited all unvested equity awards.

Outstanding Equity Awards at December 29, 2012

The following table provides information regarding outstanding equity awards of Parent held by our named executive officers as of December 29, 2012:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jerry W. Burris	111,000	(1)	444,000	(1)	—		5.00	9/12/2021
	92,500	(1)	370,000	(1)	—		10.00	9/12/2021
	92,500	(1)	370,000	(1)	—		20.00	9/12/2021
	22,504	(2)	—		74,000	(2)	5.00	9/12/2021
Paul Morrisroe	—		120,000	(1)	—		5.00	4/2/2022
	—		100,000	(1)	—		10.00	4/2/2022
	—		100,000	(1)	—		20.00	4/2/2022
	—		—		16,000	(2)	5.00	4/2/2022
Robert C. Gaydos	24,000	(1)	96,000	(1)	—		5.00	8/1/2021
	20,000	(1)	80,000	(1)	—		10.00	8/1/2021
	20,000	(1)	80,000	(1)	—		20.00	8/1/2021
	16,000	(2)	—		16,000	(2)	5.00	8/1/2021
David S. Nagle	—		120,000	(1)	—		5.00	4/2/2022
	—		100,000	(1)	—		10.00	4/2/2022
	—		100,000	(1)	—		20.00	4/2/2022
	—		—		16,000	(2)	5.00	4/2/2022
Brad S. Beard	20,333	(1)	—		—		10.00	12/20/2020
	16,944	(1)	—		—		20.00	12/20/2020
	16,944	(1)	—		—		30.00	12/20/2020
	20,333	(1)	60,999	(1)	—		5.00	12/20/2020
	16,944	(1)	50,832	(1)	—		10.00	12/20/2020
	16,944	(1)	50,832	(1)	—		20.00	12/20/2020
	13,555	(2)	—		—		10.00	12/20/2020
					13,555	(2)	5.00	12/20/2020
Stephen E. Graham(3)	—		—		—		—	—
John F. Haumesser(3)	—		—		—		—	—

(1)	80% of the total number of options granted are subject to time-based vesting. Except for options repriced in 2011 (where the exercise price was reduced), of the total number of options granted, 30% have an exercise price equal to the grant date fair market value of the underlying common stock; 25% of the total number of options granted have an exercise price equal to two times the grant date fair market value of such stock; and the remaining 25% of the total number of options granted have an exercise price equal to either three or four times the grant date fair market value of such stock. Each of the time vesting stock options vest solely upon the executive’s continued service over a five year period. The vesting accelerates in full if there is a change in control.
(2)

20% of the total number of options granted are subject to performance-based vesting. Except for options repriced in 2011 (where the exercise price was reduced), the performance vesting stock options were granted with an exercise price equal to the grant date fair market value of the underlying stock and vest upon the attainment of EBITDA-based performance goals determined annually by the Committee over a five-year period, subject to the executive’s continued service over such period. The 2011 tranche of performance vesting stock options granted or modified in 2011 are vested and outstanding as of December 31, 2011. The 2012 tranche of performance-based awards granted were not vested as of December 29, 2012 since the goal for the 2012 fiscal year was not achieved. The remaining tranches of the performance vesting stock options are subject to vesting conditions based on the attainment of future annual EBITDA goals determined by the Committee within 90 days of the commencement of each fiscal year and are not considered granted until the future annual goals are communicated in accordance with ASC 718. If the goal for a given year is not achieved, the performance vesting stock option may vest if the applicable EBITDA goal is achieved in the next succeeding year. In the event of a change in control, that portion of the performance vesting stock option that was scheduled to vest in the year in which such change in control occurs and the portion that was scheduled to vest in any subsequent years shall become vested immediately prior to such change in control.
(3)	Unvested options held by Messrs. Graham and Haumesser were forfeited upon their respective resignations, and their vested options expired without being exercised at the end of the applicable post-termination exercise period.

Options Exercises in Fiscal Year 2012

None of our named executive officers exercised options during the 2012 fiscal year.

Pension Benefits

We do not maintain any pension plans which provide for payments or other benefits in connection with the retirement of any current named executive officer.

Non-Qualified Deferred Compensation

We do not maintain any non-qualified defined contribution or other deferred compensation plans.

Potential Payments upon Termination or Change in Control

Severance Benefits for Termination without Cause

Each of Messrs. Burris, Morrisroe, Gaydos, Nagle and Beard is party to an employment agreement that provides for severance benefits in the event that we terminate the executive without cause (and other than due to death or disability) at any time (without regard to whether such termination occurs following a change in control). Refer to the “Employment Agreements” section for an additional discussion regarding the employment agreements with our executives.

Change in Control Vesting in Option Agreements

The stock option award agreements between us and our named executive officers provide that the time vesting stock options, granted pursuant to the 2010 Plan, will vest in full immediately prior to a change in control. In the event of a change in control, these option agreements also provide that the portion of the performance vesting stock options that was otherwise scheduled to vest in the year in which the change in control occurs and the portion that was scheduled to vest in any years subsequent to such change in control will become vested immediately prior to such change in control.

The table below summarizes the severance benefits that would have been payable to our named executive officers in connection with a termination without cause had such event occurred on December 29, 2012.

	Severance Benefits
Name	Severance Payments(1)	Benefits(2)	Total
Jerry W. Burris	$1,464,815	$13,080	$1,477,895
Paul Morrisroe	434,278	6,540	440,818
Robert C. Gaydos	454,342	6,540	460,882
David S. Nagle	430,045	6,540	436,585
Brad S. Beard	499,494	6,540	506,034

(1)	Amounts represent the severance payable on termination without cause in accordance with the terms of each executive’s individual employment agreement and are based on both the executive’s current base salary and the pro-rata share of their annual incentive bonus (and, in the case of Mr. Beard, the additional severance payment equal to one times his annual target bonus).
(2)	Represents an estimate of the medical benefits, based on our current cost per employee, to which the executives would be entitled in the event of a termination without cause.

None of Messrs. Burris, Morrisroe, Gaydos, Nagle and Beard would be entitled to any additional payments or benefits upon a change in control because all of the options held by them have an exercise price that equals or exceeds the fair market value of Parent common stock as of December 29, 2012.

Named Executive Officers Terminated During 2012

On February 24, 2012, Mr. Graham resigned from his position as our Senior Vice President, Chief Financial Officer and Secretary. On April 19, 2012, Mr. Haumesser resigned from his position as our Vice President of Human Resources. We agreed to treat each such termination as if the executive were terminated without cause pursuant to the terms of his employment agreement, in each case, dated October 13, 2010. The terms of the employment agreements provided for the following severance if Mr. Graham or Mr. Haumesser was terminated by us without cause within two years from October 13, 2010 (i.e., the post-change in control period): (i) a payment in an amount equal to (A) two times base salary and (B) two times annual incentive pay (equal to the highest amount of incentive pay earned in any year during the preceding three years), which amount commenced being paid on the 61st day following such termination in 24 equal monthly installments (other than the first installment which included all amounts that would have otherwise been paid if payment had commenced immediately following such termination), (ii) for a period of 24 months, medical and dental insurance benefits consistent with the terms in effect for our active employees during this period (or reimbursement for the cost of such benefits), subject to reduction to the extent comparable benefits are actually received by the executive from another employer during this period and (iii) the cost of employee outplacement services equal to $30,000. Mr. Graham received $1,303,346 in severance pay and Mr. Haumesser received $1,105,500 in severance pay in connection with their respective terminations of employment with us. The employment agreements also provided that each of Messrs. Graham and Haumesser is subject to various restrictive covenants, including confidentiality and non-disparagement covenants, as well as a covenant not to solicit our employees and a non-competition covenant, for the two-year period following his resignation. The severance payments and benefits were conditioned upon each executive executing a general release of claims in favor of us and our affiliates within 60 days of such termination date, which releases were so executed.

Director Compensation

Each of Messrs. Snyder and Carroll are entitled to annual retainers of $40,000. They are each also entitled to receive an additional retainer of $10,000 per year for service on any committee of our board of directors. Each of Messrs. Snyder and Carroll also receives $2,000 for each board or committee meeting he attends in person and $1,500 for each such meeting which he attends telephonically. Messrs. Snyder and Carroll are both members of the compensation committee. Annual retainers for board and committee service, as applicable, along with meeting fees, are payable to Messrs. Snyder and Carroll quarterly, one quarter in arrears. We also pay direct travel expenses in connection with attending meetings and functions of our board of directors and committee(s) in accordance with applicable policies as in effect from time to time.

On December 31, 2012, each of Messrs. Snyder and Carroll was granted a restricted stock award of 12,000 shares of Parent common stock that will vest in full on October 13, 2013, subject to each director’s continued service on our board of directors.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Erik D. Ragatz	$—	$—	$—	$—	$—	$—	$—
Charles A. Carroll	66,500	—	—	—	—	—	66,500
Dana R. Snyder	66,500	—	—	—	—	—	66,500
Robert B. Henske	—	—	—	—	—	—	—
Adam B. Durrett	—	—	—	—	—	—	—

(1)	Mr. Burris, our CEO, is not included in this table as he is our employee and thus receives no compensation for his services as a director. The compensation received by Mr. Burris is shown in the Summary Compensation Table. In addition, each of Messrs. Ragatz, Henske and Durrett did not receive any compensation for their services on our board of directors since they are employed by and receive compensation from the H&F Investors.
(2)	On December 29, 2012, none of our non-employee directors held any outstanding equity awards.

2010 Stock Incentive Plan

Options have been issued to our named executive officers under the 2010 Plan.

In October 2010, in connection with the Merger, we adopted the 2010 Plan, pursuant to which a total of 6,150,076 shares of Parent common stock, par value $0.01 per share, are reserved for issuance pursuant to awards under the 2010 Plan. As of June 29, 2013,              shares of Parent common stock are subject to outstanding awards under the 2010 Plan. If any award is forfeited or if any option terminates, expires or lapses without being exercised, the Parent common stock subject to such award will again be made available for future grant. If there is any change in our corporate capitalization, the Committee will make or recommend to our board of directors for approval substitutions or adjustments to the number of shares reserved for issuance under the 2010 Plan, the number of shares covered by awards then outstanding under the 2010 Plan, the limitations on awards under the 2010 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate in its sole discretion.

The 2010 Plan provides for the grant of stock options, restricted stock awards, and other equity-based incentive awards. To date, we have only granted stock options and restricted stock awards under the 2010 Plan. The Committee administers the 2010 Plan and selects eligible executives, directors, and employees of, and consultants to, us and our subsidiaries, to receive awards under the 2010 Plan. Shares of Parent common stock acquired pursuant to awards granted under the 2010 Plan will be subject to certain transfer restrictions and repurchase rights set forth in the 2010 Plan. The Committee has full discretion to administer and interpret the 2010 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the number of shares of stock covered by awards granted under the 2010 Plan and the terms of each award, including but not limited to, the terms under which stock options may be exercised, the exercise price of the stock options and other terms and conditions of the options and other awards in accordance with the provisions of the 2010 Plan.

In the event we undergo a change of control, the Committee may, at its discretion, accelerate the vesting or cause any restrictions to lapse with respect to outstanding awards, or may cancel such awards for fair value (as determined by the Committee), or may provide for the issuance of substitute awards. Under the 2010 Plan, a “change in control” is generally defined as a sale or disposition of all or substantially all of the assets of us and our subsidiaries (taken as a whole) to any person other than to the H&F Investors, any person or group (other than the H&F Investors) becomes the beneficial owner of more than 50% of the total voting power of the outstanding voting stock of Parent, or prior to an initial public offering of Parent common stock, the H&F

Investors do not have the ability to cause the election of a majority of the members of the board of directors and any person or group (other than the H&F Investors) beneficially owns outstanding voting stock of Parent representing a greater percentage of voting power with respect to the general election of members of the board than the shares of outstanding voting stock of Parent the H&F Investors beneficially own.

Subject to particular limitations specified in the 2010 Plan, our board of directors may amend or terminate the 2010 Plan. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient. The 2010 Plan will terminate no later than 10 years following its effective date; however, any awards outstanding under the 2010 Plan will remain outstanding in accordance with their terms.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreement

In connection with the closing of the Merger on October 13, 2010, we, Holdings and Associated Materials entered into the Stockholders Agreement with the H&F Investors and the Management Investors. We may not issue any equity securities (prior to an initial public offering) without the consent of the H&F Investors and unless the recipient thereof agrees to become a party to the Stockholders Agreement. The Stockholders Agreement contains the following principal provisions:

Board of Directors

The Stockholders Agreement provides that, until an initial public offering of shares of our common stock, the owners of such shares who are parties to the agreement will vote their shares to elect a board of directors comprised of the following persons:

•	our Chief Executive Officer (unless otherwise determined in writing by the H&F Investors); and

•	such other directors as shall be designated from time to time by the H&F Investors.

Following an initial public offering, subject to certain exceptions, the H&F Investors will have the right to nominate a number of persons for election to our board of directors equal to the product (rounded up to the nearest whole number) of: (1) the percentage of outstanding equity securities beneficially owned by the H&F Investors and (2) the number of directors then on the board of directors. In addition, without the consent of the H&F Investors, each stockholder party (other than the H&F Investors) must vote all of his, her or its voting shares in favor of such H&F nominees, and each committee and subcommittee of our board of directors must include an H&F nominee, subject to applicable law and stock exchange rules.

Indemnification

We are generally required to indemnify and hold harmless the H&F Investors, together with each of their respective partners, stockholders, members, affiliates, directors, officers, fiduciaries, employees, managers, controlling persons and agents from any losses arising out of either of the following, subject to limited exceptions:

•	an H&F Investor’s or its affiliates’ ownership of our equity interests or other securities or their control of or ability to influence us or any of our subsidiaries; or

•	the business, operations, properties, assets or other rights or liabilities of us or any of our subsidiaries.

Transfer Restrictions

The Stockholders Agreement contains transfer restrictions applicable to the equity securities held by the H&F Investors and other stockholder parties. In particular, the consent of the H&F Investors is required for all transfers of equity securities by the other stockholder parties, subject to certain exceptions, which include transfers to permitted transferees (i.e., certain affiliates) or transfers in connection with a tag-along or drag- along sale or, in certain circumstances, the exercise of preemptive rights. The transfer restrictions expire on the twelve-month anniversary of an initial public offering.

Registration Rights

Following an initial public offering, the Stockholders Agreement provides the H&F Investors with “demand rights” allowing them to require us to register all or a portion of such number of registrable securities as they shall designate. In connection with a marketed underwritten offering of our common stock other than an initial public offering, subject to certain exceptions, all stockholder parties will have certain “piggyback” registration rights.

Tag-Along Rights

Under the Stockholders Agreement, in connection with any sale by an H&F Investor constituting not less than 15% of our equity securities, subject to certain exceptions, the other stockholder parties, including H&F Investors not initiating the sale, will have “tag-along” rights that allow them to sell a proportional amount of their equity securities on substantially the same terms as those sold by the selling H&F Investors. The tag-along rights expire on the twelve-month anniversary of an initial public offering.

Drag-Along Rights

Under the Stockholders Agreement, subject to certain exceptions, the H&F Investors have “drag-along” rights that allow them to cause the other stockholder parties to participate in a transaction or transactions involving the transfer of not less than 50% of our equity securities. The drag-along rights expire on the twelve-month anniversary of an initial public offering.

Preemptive Rights

In the event that we issue capital stock outside of specified exempted issuances, unless the H&F Investors have notified us that they will not exercise their preemptive rights, each stockholder party, including the H&F Investors, may purchase up to its pro rata portion of such new securities. The preemptive rights expire upon the consummation of an initial public offering.

Call Rights

Upon termination of a Management Investor’s employment, we will have the right, but not the obligation, to purchase the common stock held by such Management Investor or his, her or its permitted transferee. If, at any time before it terminates, we determine not to exercise such call right, we must promptly notify the H&F Investors, and the H&F Investors will then have the right to exercise such call right in the same manner. The call rights expire upon the consummation of an initial public offering.

Information Rights

Pursuant to the Stockholders Agreement, the H&F Investors and certain of their affiliates are entitled to certain information rights so long as they continue to own shares of our common stock. These information rights include, among other rights, the right to inspect our books and records and receive copies of certain financial and other information, the right to periodically consult with our officers and directors regarding our business and affairs and, in certain circumstances, the right to designate a non-voting board observer who will be entitled to attend all meetings of our board of directors and participate in all deliberations of the board of directors.

Agreements Related to the Merger

In connection with the Merger, and in accordance with the amended and restated management agreement entered into in December 2004 between Harvest Partners and our company and the agreement entered into in December 2004 between Harvest Partners and Investcorp International Inc. (“III”), our prior sponsors, which agreement provided that transaction fees would be shared equally between Harvest Partners and III, we paid (1) a transaction fee of $6.5 million and management fees for the remaining term of the amended and restated management agreement, including the cancellation notice period, of $3.2 million to Harvest Partners and (2) a transaction fee of $6.5 million to III. In addition, we paid $1.1 million to H&F in reimbursement for third party transaction related expenses incurred on behalf of Merger Sub primarily related to due diligence activities.

Alix Partners

During the years ended December 29, 2012, December 31, 2011 and January 1, 2011, respectively, we paid Alix Partners, LLP, a former portfolio company of H&F, $0.5 million, $2.9 million and $2.2 million, respectively, in connection with operational improvement projects, including projects related to purchasing, manufacturing, inventory and logistics.

Relocation Arrangements with Certain Executive Officers

On June 17, 2013, a third-party relocation company, acting as our agent, entered into an agreement with Mr. Burris (the “Burris Relocation Agreement”) pursuant to which such relocation company purchased Mr. Burris’ former primary residence for $1.2 million. The Relocation Agreement was entered into in furtherance of the relocation arrangements in Mr. Burris’ employment agreement, which were entered into to permit Mr. Burris to reside, on a full-time basis, near our corporate headquarters. The purchase price for the residence of $1.2 million was determined based on independent third-party appraisals of the market value of the residence. Pursuant to his employment agreement and the Burris Relocation Agreement, we paid Mr. Burris a make-whole payment of $0.8 million to compensate him for the loss recognized by him on the sale of the residence. See “Executive Compensation—Executive Employment Agreements—Mr. Burris.”

On June 17, 2013, a third-party relocation company, acting as our agent, entered into an agreement with Mr. Morrisroe (the “Morrisroe Relocation Agreement”) pursuant to which such company purchased Mr. Morrisroe’s former primary residence for $0.5 million. The Morrisroe Relocation Agreement was entered into in furtherance of the relocation arrangements in Mr. Morrisroe’s employment agreement, which were entered into to permit Mr. Morrisroe to reside, on a full-time basis, near our corporate headquarters. The purchase price for the residence of $0.5 million was determined based on independent third-party appraisals of the market value of the residence. Pursuant to his employment agreement and the Morrisroe Relocation Agreement, we paid Mr. Morrisroe a make-whole payment of $0.1 million to compensate him for the loss recognized by him on the sale of the residence. See “Executive Compensation—Executive Employment Agreements—Mr. Morrisroe.”

Indemnification of Directors and Officers

In February 2011, Parent, Holdings and our company, (collectively, the “Companies”) entered into indemnification agreements with each of Messrs. Carroll, Snyder, Ragatz, Henske and Durrett, each of whom is a director of the Companies. In September 2011, the Companies entered into an indemnification agreement with Mr. Burris, a director of the Companies and our President and Chief Executive Officer. The indemnification agreements provide that the Companies will jointly and severally indemnify each director to the fullest extent permitted by the Delaware general corporation law from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding. Additionally, the Companies will generally advance to the indemnitee all out-of-pocket costs of any type or nature whatsoever incurred in connection therewith.

Our amended and restated limited liability company agreement provides that we will indemnify each of our members, directors and officers to the fullest extent permitted by law for claims arising by reason of the fact that such person is or was a member, director or officer of our company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise.

Policies and Procedures for Review and Approval of Related Party Transactions

We have written policies governing conflicts of interest with our employees. In addition, we circulate director and executive officer questionnaires on an annual basis to identify potential conflicts of interest and related party transactions with such directors and officers. Although we do not have a formal process for approving related party transactions, the board of directors as a matter of practice has reviewed all of the transactions described under “Certain Relationships and Related Party Transactions.”

Director Independence

The Board of Directors has determined that Messrs. Ragatz, Carroll, Henske and Durrett qualify as independent directors within the meaning of Nasdaq Marketplace Rule 5605(a), which is the definition used by the Board of Directors for determining the independence of its directors. Mr. Burris is not an independent director because of his employment by us. Mr. Snyder is not an independent director because of his employment as our Interim Chief Executive from June 2011 to September 2011. Under the applicable listing standards, there are heightened requirements for determining whether the members of the Audit Committee of the Board of Directors are independent. The members of the Audit Committee (Messrs. Durrett, Ragatz and Henske) do not qualify as independent under the heightened independence requirements for audit committees. The Audit Committee of the Board of Directors is not comprised solely of independent members under the heightened independence requirements because we are a privately held company and not subject to applicable listing standards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Associated Materials Group, Inc. (“Parent”), our indirect parent company, indirectly owns all of our equity interests through its direct ownership of all of the issued and outstanding capital stock of Associated Materials Incorporated (“Holdings”). Parent currently has one class of common stock outstanding. All of Parent’s issued and outstanding common stock is owned by the H&F Investors and certain members of Parent’s and our board of directors and management. See “Certain Relationships and Related Party Transactions.”

All of our equity interests have been pledged as collateral to the lenders under the ABL facilities. If we were to default on the ABL facilities, the lenders could foreclose on these equity interests, which would result in a change of control.

We have no outstanding equity compensation plans under which securities of our company are authorized for issuance. Equity compensation plans are maintained by Parent. See “Executive Compensation.”

The following table sets forth certain information as of June 30, 2013, regarding the beneficial ownership of Parent common stock by:

•	each person known by us to own beneficially 5% or more of our outstanding voting preferred stock or voting common stock of Parent;

•	each of the directors and named executive officers of Parent and our company; and

•	all directors and executive officers of Parent and our company as a group.

We determined beneficial ownership in accordance with the rules of the SEC, which generally require inclusion of shares over which a person has voting or investment power. Share ownership in each case includes shares that may be acquired within 60 days as of June 30, 2013 through the exercise of any options or the conversion of convertible debt. None of the shares of Parent common stock has been pledged as collateral. Except as otherwise indicated, the address for each of the named individuals is c/o Associated Materials Group, Inc., 3773 State Road, Cuyahoga Falls, Ohio 44223.

Percentage of beneficial ownership is based on 55,668,294 shares of Parent common stock outstanding as of June 30, 2013.

	Shares Beneficially Owned

Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Investment funds affiliated with Hellman & Friedman LLC(1)	53,995,660	97.0%
Executive Officers and Directors:
Jerry W. Burris(2)	538,504	*
Paul Morrisroe(3)	64,000	*
Robert C. Gaydos(4)	144,000	*
James Kenyon(5)	87,000	*
Ken James	—	—
Dave S. Nagle(6)	64,000	*
Brad S. Beard(7)	121,997	*
Dave King(8)	168,071	*
Erik D. Ragatz(1)	—	—
Charles A. Carroll(9)	530,000	*
Dana R. Snyder(10)	94,958	*
Robert B. Henske(1)	—	—
Adam B. Durrett(1)	—	—
All directors and executive officers as a group (13 persons)(11)	1,812,530	3.2%

*	Indicates ownership of less than 1%.
(1)	Hellman & Friedman Capital Partners VI, L.P. (“HFCP VI”), Hellman & Friedman Capital Partners VI (Parallel), L.P. (“HFCP VI (Parallel)”), Hellman & Friedman Capital Executives VI, L.P. (“HFCE VI”) and Hellman & Friedman Capital Associates VI, L.P. (“HFCA VI,” and together with HFCP VI, HFCP VI (Parallel) and HFCE VI, the “H&F Entities”) beneficially own 53,995,660 shares of our common stock. The address for each of the H&F Entities is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, CA 94111. Such shares of our common stock are owned of record by HFCP VI, which owns 42,584,221 shares, HFCP VI (Parallel), which owns 11,179,259 shares, HFCE VI, which owns 176,025 shares, and HFCA VI, which owns 56,155 shares. Hellman & Friedman Investors VI, L.P. (“H&F Investors VI”) is the general partner of each of the H&F Entities. Hellman & Friedman LLC (“H&F”) is the general partner of H&F Investors VI. As the general partner of H&F Investors VI, H&F may be deemed to have beneficial ownership of the shares over which any of the H&F Entities has voting or dispositive power. An investment committee of H&F has sole voting and dispositive control over such shares of our common stock. Messrs. Ragatz and Henske serve as Managing Directors of Hellman & Friedman, but none of them serves on the investment committee. Each of the members of the investment committee, as well as Messrs. Ragatz, Henske and Durrett, disclaim beneficial ownership of such shares of our common stock, except to the extent of their respective pecuniary interest therein.
(2)	Includes 318,504 shares of our common stock issuable pursuant to options that are exercisable as of or within 60 days of June 30, 2013.
(3)	Includes 64,000 shares of our common stock issuable pursuant to options that are exercisable as of or within 60 days of June 30, 2013.
(4)	Includes 144,000 shares of our common stock issuable pursuant to options that are exercisable as of or within 60 days of June 30, 2013.
(5)	Includes 60,000 shares of our common stock issuable pursuant to options that are exercisable as of or within 60 days of June 30, 2013 and 21,600 shares of restricted stock that have not vested.
(6)	Includes 64,000 shares of our common stock issuable pursuant to options that are exercisable as of or within 60 days of June 30, 2013.
(7)	Includes 121,997 shares of our common stock issuable pursuant to options that are exercisable as of or within 60 days of June 30, 2013.
(8)	Includes 121,997 shares of our common stock issuable pursuant to options that are exercisable as of or within 60 days of June 30, 2013.
(9)	Includes 12,000 shares of restricted stock that have not vested.
(10)	Includes 12,000 shares of restricted stock that have not vested.
(11)	Includes 894,498 shares of our common stock issuable pursuant to options that are exercisable as of or within 60 days of June 30, 2013 and 45,600 shares of restricted stock that have not vested.

DESCRIPTION OF OTHER INDEBTEDNESS

ABL Facilities

On April 18, 2013, Associated Materials, Holdings, certain direct or indirect wholly owned U.S. and Canadian restricted subsidiaries of Associated Materials designated as a borrower or guarantor under the revolving credit agreement governing the ABL facilities, certain of the lenders party to the revolving credit agreement governing the ABL facilities, UBS AG, Stamford Branch and UBS AG Canada Branch, as administrative and collateral agents, and Wells Fargo Capital Finance, LLC, as co-collateral agent, amended and restated the revolving credit agreement governing the ABL facilities in the amount of $225.0 million (comprised of a $150.0 million U.S. facility and a $75.0 million Canadian facility) pursuant to a revolving credit agreement maturing on the date that is the earlier of (i) April 18, 2018 and (ii) 90 days prior to the maturity date of the existing notes.

As of March 30, 2013, there was $90.4 million drawn under the Amended and Restated Revolving Credit Agreement and $44.0 million available for additional borrowings. The weighted average per annum interest rate applicable to borrowings under the U.S. portion and the Canadian portion of the ABL facilities was 3.6% and 5.1% as of March 30, 2013, respectively. Associated Materials had letters of credit outstanding of $11.4 million as of March 30, 2013 primarily securing deductibles of insurance policy, certain lease facilities and purchasing card program.

Interest Rate and Fees

At Associated Materials’ option, the U.S. and Canadian tranche A revolving credit loans under the Amended and Restated Revolving Credit Agreement governing the ABL facilities bear interest at the rate equal to (1) LIBOR (for eurodollar loans under the U.S. facility) or CDOR (for loans under the Canadian facility), plus an applicable margin of 2.00%, or (2) the alternate base rate (for alternate base rate loans under the U.S. facility, which is the highest of a prime rate, the Federal Funds Effective Rate plus 0.50% and a one-month LIBOR rate plus 1.0% per annum) or the alternate Canadian base rate (for loans under the Canadian facility, which is the higher of a Canadian prime rate and the 30-day CDOR Rate plus 1.0%), plus an applicable margin of 1.00%, in each case, which interest rate margin may vary in 25 basis point increments between three pricing levels determined by reference to the average excess availability in respect of the U.S. and Canadian tranche A revolving credit loans. In addition to paying interest on outstanding principal under the ABL facilities, Associated Materials is required to pay a commitment fee in respect of the U.S. and Canadian tranche A revolving credit loans, payable quarterly in arrears, of 0.375%.

Borrowing Base

Availability under the U.S. and Canadian facilities are subject to a borrowing base, which is based on eligible accounts receivable and inventory of certain of our U.S. subsidiaries and eligible accounts receivable, inventory and, with respect to the Canadian tranche A revolving credit loans, equipment and real property, of certain of Associated Materials’ Canadian subsidiaries, after adjusting for customary reserves established or modified from time to time by and at the permitted discretion of the administrative agent thereunder. To the extent that eligible accounts receivable, inventory, equipment and real property decline, the borrowing base will decrease and the availability under the ABL facilities may decrease below $213.0 million. In addition, if the amount of outstanding borrowings and letters of credit under the U.S. and Canadian facilities exceeds the borrowing base or the aggregate revolving credit commitments, Associated Materials is required to prepay borrowings to eliminate the excess.

Guarantors

All obligations under the U.S. facility are guaranteed by each existing and subsequently acquired direct and indirect wholly owned material U.S. restricted subsidiary of Associated Materials and the direct parent of

Associated Materials, other than certain excluded subsidiaries (“U.S. guarantors”). All obligations under the Canadian facility are guaranteed by each existing and subsequently acquired direct and indirect wholly owned material Canadian restricted subsidiary of Associated Materials, other than certain excluded subsidiaries (“Canadian guarantors,” and together with U.S. guarantors, “ABL guarantors”) and the U.S. guarantors.

Security

The U.S. security agreement provides that all obligations of the U.S. borrowers and the U.S. guarantors are secured by a first-priority perfected security interest in substantially all of the present and future property and assets of Associated Materials, including a first priority security interest in the capital stock of Associated Materials and a second-priority security interest in the capital stock of each direct, material wholly owned restricted subsidiary of Associated Materials. The Canadian security agreement provides that all obligations of the Canadian borrowers and the Canadian guarantors are secured by the U.S. ABL collateral and a first-priority perfected security interest in substantially all of Associated Materials’ Canadian assets, including a first priority security interest in the capital stock of the Canadian borrowers and each direct, material wholly owned restricted subsidiary of the Canadian borrowers and Canadian guarantors.

Covenants, Representations and Warranties

The Amended and Restated Revolving Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, with respect to negative covenants, among other things, restrictions on indebtedness, liens, investments, fundamental changes, asset sales, dividends and other distributions, prepayments or redemption of junior debt, transactions with affiliates and negative pledge clauses. There are no financial covenants included in the Amended and Restated Revolving Credit Agreement, other than a springing fixed charge coverage ratio of at least 1.00 to 1.00, which will be tested only when excess availability is less than the greater of (i) 10.0% of the sum of (x) the lesser of (A) the U.S. tranche A borrowing base and (B) the U.S. tranche A revolving credit commitments and (y) the lesser of (A) the Canadian tranche A borrowing base and (B) the Canadian tranche A revolving credit commitments and (ii) $20.0 million for a period of five consecutive business days until the 30th consecutive day when excess availability exceeds the above threshold.

THE EXCHANGE OFFER

General

We are offering to exchange a like principal amount of Exchange Notes for any or all Private Notes on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your Private Notes pursuant to the exchange offer.

As of the date of this prospectus, there is $100,000,000 aggregate principal amount of Private Notes outstanding. This prospectus, together with the letter of transmittal, is first being sent to all registered holders of Private Notes known to us on or about             , 2013. Our obligation to accept Private Notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under “—Conditions to the Exchange Offer” below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

In connection with the private offering and sale of the Private Notes, we entered into a registration rights agreement with the initial purchasers of the Private Notes in which we agreed, under certain circumstances, to use commercially reasonable efforts to file a registration statement with respect to a registered offer to exchange the Private Notes for the Exchange Notes and use commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act no later than 180 days following the closing date of the issuance of the Private Notes. The description of the registration rights agreement contained in this prospectus is only a brief summary of the agreement. It does not purport to be complete and is qualified in its entirety by reference to all of the terms, conditions and provisions of the registration rights agreement. For further information, please refer to the registration rights agreement filed as an exhibit to our Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2013. The exchange offer is referred to in this prospectus as the “exchange offer.” The form and terms of the Exchange Notes will be substantially identical in all material respects to the form and terms of the Private Notes, except that the Exchange Notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights or any increase in interest rate upon a failure to fulfill certain of our obligations under the registration rights agreement. The Private Notes were issued on May 1, 2013 (the “Private Notes Issue Date”).

If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer, (ii) the exchange offer is not consummated within 180 days of the Private Notes Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request, or (iv) in the case of any holder of Private Notes that participates in the exchange offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours or as a participating broker-dealer), then in each case, we will (x) promptly deliver to the holders and the trustee for the Notes written notice thereof and (y) at our sole expense, as promptly as practicable, use our commercially reasonable efforts to file a shelf registration statement covering resales of the Private Notes and use commercially reasonable efforts to keep effective the shelf registration statement until the earliest of 180 days after the shelf registration statement is declared effective or such time as all of the applicable notes have been sold thereunder or otherwise sold.

If you wish to exchange your Private Notes for Exchange Notes in the exchange offer, you will be required to make the following written representations:

•	you are not our “affiliate” within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes in violation of the Securities Act; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where the broker-dealer acquired the Private Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes in violation of the provisions of the Securities Act; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our “affiliate,” or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Private Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer any Private Notes that are validly tendered and not validly withdrawn prior to the expiration date. Private Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In exchange for each outstanding note surrendered in the exchange offer, we will issue Exchange Notes with a like principal amount.

The form and terms of the Exchange Notes will be substantially identical in all material respects to the form and terms of the Private Notes, except that the Exchange Notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights or any increase in interest rate upon a failure to fulfill certain of our obligations under the registration rights agreement. The Exchange Notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the Private Notes. For a description of the indenture, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange.

As of the date of this prospectus, there is $100,000,000 million aggregate principal amount of the Private Notes outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of Private Notes. There will be no fixed record date for determining registered holders of Private Notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Private Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ series of Private Notes and the registration rights agreement, except that we will not have any further obligation to you to provide for the registration of the Private Notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered Private Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your Private Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Private Notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on             , 2013. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension or written notice, followed by notification by press release or other public announcement to the registered holders of the Private Notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any Private Notes (only in the case that we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied by giving written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the Private Notes. If we amend an exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable Private Notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Private Notes, and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the Private Notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Private Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any Private Notes by giving written notice of such extension to their holders. We will return any Private Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any Private Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Private Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any Private Notes tendered, and will not issue Exchange Notes in exchange for any such Private Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Private Notes

To tender your Private Notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, you will comply with either of the following conditions:

•	the exchange agent must receive certificates for Private Notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of Private Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of Private Notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing Private Notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Private Notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the Private Notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your Private Notes, either:

•	make appropriate arrangements to register ownership of the Private Notes in your name; or

•	obtain a properly completed bond power from the registered holder of Private Notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the Private Notes surrendered for exchange are tendered:

•	by a registered holder of the Private Notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any Private Notes listed on the Private Notes, such Private Notes must be endorsed or accompanied by a properly completed bond power.

The bond power must be signed by the registered holder as the registered holder’s name appears on the Private Notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should indicate when signing in such capacity and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the Private Notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering Private Notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

•	DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue Exchange Notes for Private Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	Private Notes or a timely book-entry confirmation of such Private Notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering Private Notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the Exchange Notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes in violation of the provisions of the Securities Act; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive Exchange Notes for its own account in exchange for Private Notes must represent that such Private Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Private Notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular Private Notes not properly tendered or to not accept any particular Private Notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular Private Notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of Private Notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Private Notes for exchange, nor will any of them incur any liability for any failure to give notification. Any Private Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the Private Notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the Private Notes by causing the book-entry transfer facility to transfer those Private Notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of Private Notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of Private Notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive Exchange Notes for tendered Private Notes, or the guaranteed delivery procedures described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of Private Notes who are unable to deliver confirmation of the book-entry tender of their Private Notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their Private Notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your Private Notes but your Private Notes are not immediately available or you cannot deliver your Private Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of Private Notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the Private Notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered Private Notes in proper form for transfer or a book-entry confirmation of transfer of the Private Notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your Private Notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of Private Notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Private Notes to be withdrawn;

•	identify the Private Notes to be withdrawn, including the certificate numbers and principal amount of the Private Notes; and

•	where certificates for Private Notes have been transmitted, specify the name in which such Private Notes were registered, if different from that of the withdrawing holder.

If certificates for Private Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If Private Notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Private Notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Private Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the Private Notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Private Notes may be retendered by following the procedures described under “—Procedures for Tendering Private Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank, National Association also acts as trustee under the Indenture. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand Delivery:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC # N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Operations MAC # N9303-121 Sixth Street & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Building, 12th Floor 608 Second Avenue South Minneapolis, MN 55402
By Facsimile Transmission: (eligible institutions only): (612) 667-6282 Telephone Inquiries: (800) 344-5128

Note: Delivery of letters of transmittal to an address other than as set forth above or transmission of instructions other than as set forth above will not constitute a valid delivery.

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than to the facsimile number set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the Exchange Notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Private Notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of Private Notes pursuant to the exchange offer.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Private Notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the Notes.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of Private Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing Private Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Private Notes tendered;

•	tendered Private Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Private Notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

If you do not exchange your Private Notes for Exchange Notes under the exchange offer, your Private Notes will remain subject to the restrictions on transfer of such Private Notes:

•

as set forth in the legend printed on the Private Notes as a consequence of the issuance of the Private Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the Private Notes.

In general, you may not offer or sell your Private Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Private Notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Private Notes in open market or privately negotiated transactions through subsequent exchange offers or otherwise. We have no present plans to acquire any Private Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Private Notes.

DESCRIPTION OF NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to Associated Materials, LLC (and any successor entity, “AMLLC”) and its consolidated Subsidiaries; and (ii) the term “Issuers” refers only to AMLLC and AMH New Finance, Inc. (and any successor entity, the “Co-Issuer”), and not any of their respective Subsidiaries.

The Issuers previously issued $730,000,000 aggregate principal amount of 9.125% senior secured notes due 2017 (the “Original Notes”) under the Indenture dated as of October 13, 2010 (as amended or supplemented, the “Indenture”), among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and as collateral agent (the “Notes Collateral Agent”). On July 22, 2011, the Issuers exchanged the Original Notes for a like principal amount of notes registered under the Securities Act (the “Existing Registered Notes”). On May 1, 2013 (the “Private Notes Issue Date”) the Issuers issued $100,000,000 aggregate principal amount of 9.125% senior secured notes due 2017 (the “Private Notes”) pursuant to the Indenture in a private transaction that was not subject to the registration requirements of the Securities Act. The Private Notes constitute, and the Exchange Notes will constitute, “Additional Notes” (as defined in the Indenture), and the Private Notes are, and the Exchange Notes will be, treated as a single class with the Existing Registered Notes under the Indenture, except that the Private Notes have registration rights and related additional interest terms and initially are subject to restrictions on transfer. Once exchanged for Exchange Notes (as defined in the Indenture) registered under the Securities Act, the Private Notes are expected to have the same CUSIP and ISIN numbers as, and to trade fungibly with, the Existing Registered Notes. Prior to that, the Private Notes have been issued under CUSIP and ISIN numbers that are different from those of the Existing Registered Notes and trade separately from the Existing Registered Notes. The Private Notes have, and the Exchange Notes will have, the same terms as to status, redemption, collateral and otherwise (other than issue date, issue price and first interest payment date) as the Existing Registered Notes, and such terms include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. As used in this Description of Notes, the term “Notes” refers to the Private Notes, the Original Notes, if any, the Existing Registered Notes and any Exchange Notes issued in exchange for the Private Notes pursuant to the exchange offer (the “Exchange Offer”) to which this prospectus relates, as well as any Additional Notes.

The following description is only a summary of the material provisions of the Notes and the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those instruments and agreements, including the definitions therein of certain terms used below. We urge you to read the Notes and the Indenture because they, not this description, define your rights as Holders of the Notes. You may request copies of the Notes and the Indenture at our address set forth in this prospectus.

The Private Notes, the Exchange Notes and the Existing Registered Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of Private Notes who do not exchange their Private Notes in the Exchange Offer will vote together with the holders of the Exchange Notes for all relevant purposes under the Indenture. Accordingly, when determining whether the required holders have given notice, consent or waiver or taken any other action permitted under the Indenture, any Private Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes and the Existing Registered Notes. All references herein to specified percentages in aggregate principal amount of Notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, the percentage in aggregate principal amount of Private Notes, Exchange Notes and Existing Registered Notes outstanding.

Brief Description of Notes

The Notes are:

•	jointly and severally issued by the Issuers;

•	general senior obligations of the Issuers;

•	pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Agreement and other Lenders Debt) of the Issuers;

•

secured on a first-priority basis by the Notes Collateral owned by the Issuers and on a second-priority basis by the ABL Collateral owned by the Issuers, in each case subject to certain Liens permitted under the Indenture;

•	equal in priority as to the Notes Collateral owned by the Issuers with respect to any Obligations under any Other Pari Passu Lien Obligations incurred after the Issue Date;

•	senior in right of payment to any future Subordinated Indebtedness of the Issuers;

•

guaranteed on a senior basis by each Domestic Subsidiary that is a Wholly Owned Subsidiary (other than Excluded Subsidiaries) that guarantees the Obligations under the Senior Credit Agreement and will also be guaranteed in the future by each Domestic Subsidiary that is a Wholly Owned Subsidiary (other than Excluded Subsidiaries) that guarantees any Indebtedness of an Issuer or any Guarantor, subject to certain exceptions;

•

effectively senior to all existing and future unsecured Indebtedness of the Issuers to the extent of the value of the Collateral owned by the Issuers (after giving effect to any senior Lien on such Collateral), and effectively senior to all existing and future Obligations under the Senior Credit Agreement and other Lenders Debt to the extent of the value of the Notes Collateral owned by the Issuers;

•

effectively subordinated to (i) the Issuers’ existing and future Obligations under the Senior Credit Agreement and other Lenders Debt to the extent of the value of the ABL Collateral owned by the Issuers and (ii) any existing or future Indebtedness of the Issuers that is secured by Liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets;

•	structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of Subsidiaries of AMLLC that are not Guarantors; and

•	with respect to the Private Notes, subject to registration with the SEC pursuant to a Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

Each Domestic Subsidiary that is a Wholly Owned Subsidiary (other than Excluded Subsidiaries) that guarantees the Obligations under the Senior Credit Agreement or future Indebtedness of an Issuer or any Guarantor, subject to certain exceptions, guarantees the Notes.

Each Guarantee is:

•	a general senior obligation of each Guarantor;

•	pari passu in right of payment with all existing and future Senior Indebtedness of that Guarantor, including its guarantee of all Obligations under the Senior Credit Agreement and other Lenders Debt;

•

secured on a first-priority basis by the Notes Collateral owned by that Guarantor and on a second-priority basis by the ABL Collateral owned by that Guarantor, in each case subject to certain Liens permitted under the Indenture;

•	equal in priority as to the Notes Collateral owned by that Guarantor with respect to any Obligations under any Other Pari Passu Lien Obligations incurred after the Issue Date;

•	senior in right of payment to all existing and future Subordinated Indebtedness of that Guarantor;

•

effectively senior to all existing and future unsecured Indebtedness of that Guarantor, to the extent of the value of the Collateral owned by that Guarantor (after giving effect to any senior lien on such Collateral), and effectively senior to all existing and future guarantees of the Obligations under the Senior Credit Agreement and other Lenders Debt of that Guarantor to the extent of the value of the Notes Collateral owned by that Guarantor;

•

effectively subordinated to (i) any existing or future guarantee of that Guarantor of the Obligations under the Senior Credit Agreement and of other Lenders Debt to the extent of the value of the ABL Collateral owned by that Guarantor and (ii) any existing or future Indebtedness of that Guarantor that is secured by Liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets; and

•	structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of any subsidiaries of that Guarantor that are not Guarantors.

Not all of the Issuers’ Subsidiaries currently or will in the future guarantee the Notes. In particular, none of our Foreign Subsidiaries currently or will in the future guarantee the Notes, although our Canadian Subsidiaries that do not guarantee the Notes are borrowers and/or guarantors under the Canadian sub-facility of the Senior Credit Agreement. See “Risk Factors—Risks Related to the Exchange Offer and the Notes—The Notes are structurally subordinated to the obligations of our non-guarantor subsidiaries. Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”

In the future, certain of AMLLC’s Subsidiaries may not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of such non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuers or Guarantors.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed Obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. If a Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Exchange Offer and the Notes—The guarantees and the liens securing the guarantees may not be enforceable because of fraudulent conveyance laws; if so, you may be required to return payments received by you in respect of the guarantees and liens.”

Each Guarantee by a Guarantor provides and shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Guarantor, in each case, if such sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture; provided, however, that such Guarantor is also released from its guarantees and all pledges and security, if any, granted in connection with the Senior Credit Agreement and any other Indebtedness for borrowed money of an Issuer or another Guarantor;

(b) the release or discharge of the guarantee or direct obligation by such Guarantor of the Senior Credit Agreement and other Lenders Debt or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subsequent to a contingent reinstatement is still a release);

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the Issuers exercising the legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

The Indebtedness evidenced by the Notes and the Guarantees is Senior Indebtedness of the Issuers or the applicable Guarantor, as the case may be, ranks equal in right of payment with all existing and future Senior Indebtedness of the Issuers and the Guarantors, as the case may be, and is secured by the Collateral, which Collateral is shared on an equal and ratable basis with any Other Pari Passu Lien Obligations incurred thereafter. The Obligations under the Notes, the Indenture, the Guarantees and any Other Pari Passu Lien Obligations have a first-priority security interest with respect to the Notes Collateral and have a second-priority security interest with respect to the ABL Collateral. Obligations under the Senior Credit Agreement and any other Lenders Debt are also secured by the Collateral. The Obligations under the Senior Credit Agreement and any other Lenders Debt have a first priority security interest with respect to the ABL Collateral and have a second priority security interest with respect to the Notes Collateral. Such security interests are described under “—Security for the Notes.” The phrase “in right of payment” refers to the contractual ranking of a particular Obligation, regardless of whether an Obligation is secured.

As of March 30, 2013, on an as adjusted basis after giving effect to the offering of the Private Notes and the application of the net proceeds of such offering, AMLLC and its Subsidiaries would have had $830.0 million aggregate principal amount of Indebtedness outstanding (excluding unused commitments), comprising Indebtedness represented by the Notes. In addition, as of March 30, 2013, on an as adjusted basis after giving effect to such offering, the application of the net proceeds of such offering to repay all outstanding borrowings under the ABL facilities and the amendment to our ABL facilities in April 2013, AMLLC and its Subsidiaries would have been able to incur an additional $225.0 million of Indebtedness under the Senior Credit Agreement (without giving effect to letters of credit outstanding and borrowing base limitations).

A significant portion of the operations of AMLLC are conducted through its Subsidiaries. Unless the Subsidiary is a Guarantor, claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of AMLLC, including the holders of the Notes. The Notes, therefore, are structurally subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of AMLLC that are not Guarantors. Although the Indenture limits the incurrence of Indebtedness by and the issuance of Disqualified Stock and preferred stock of certain of AMLLC’s Subsidiaries, such limitation is subject to a number of significant qualifications. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Not all of our Subsidiaries guarantee the Notes. As of March 30, 2013, our non-guarantor Subsidiaries had approximately $134.2 million of total indebtedness and other liabilities (including trade payables and excluding intercompany liabilities), all of which is structurally senior to the Notes and accounts for approximately 10% of our total liabilities. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and other liabilities, including their trade creditors and holders of their preferred stock, if any, before they will be able to distribute any of their assets to us. The non-guarantor Subsidiaries generated on a historical basis approximately 21% and 27% of our net sales and operating profit (excluding intercompany items), respectively, for the year ended December 29, 2012, and held approximately 28% and 9% of our total assets and total liabilities (including trade payables and excluding intercompany liabilities), respectively, as of December 29, 2012. For the quarter ended March 30, 2013, the non-guarantor subsidiaries accounted for approximately 28% of our net sales (excluding intercompany items).

Although the Indenture contains limitations on the amount of Other Pari Passu Lien Obligations and additional Secured Indebtedness that the Issuers and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Other Pari Passu Lien Obligations and Secured Indebtedness could be substantial. See “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.”

Paying Agent and Registrar for the Notes

The Issuers will maintain one or more paying agents for the Notes. The current paying agent for the Notes is the Trustee.

The Issuers will also maintain a registrar. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuers.

The Issuers may change the paying agents or the registrars without prior notice to the Holders. Either Issuer or any of AMLLC’s Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuers previously issued $730,000,000 in aggregate principal amount of Existing Registered Notes on July 22, 2011 and $100,000,000 in aggregate principal amount of Private Notes on May 1, 2013 and will issue up to $100,000,000 aggregate principal amount of Exchange Notes in this offering. The Notes will mature on November 1, 2017. Subject to compliance with the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuers may issue additional Notes from time to time after this offering under the Indenture (“Additional Notes”). The Notes offered by the Issuers and any other Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture. Once exchanged for Exchange Notes registered under the Securities Act, the Private Notes are expected to have the same CUSIP and ISIN numbers as, and to trade fungibly with, the Existing Registered Notes. Prior to that, the Private Notes have been issued under CUSIP and ISIN numbers that are different from those of the Existing Registered Notes and have traded separately from the Existing Registered Notes. The Private Notes have, and the Exchange Notes will have, the same terms as to status, redemption, collateral and otherwise (other than issue date, issue price and first interest payment date) as the Existing Registered Notes, and such terms include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.

Interest on the Notes accrues at the rate of 9.125% per annum and is payable semi-annually in arrears on May 1 and November 1, commencing, with respect to the Private Notes and, if issued by such date, the Exchange Notes, on November 1, 2013, to the Holders of Notes of record on the immediately preceding April 15 and October 15. Interest on the Private Notes and any Exchange Notes issued in exchange therefor will accrue from May 1, 2013. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes are and will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

Additional Interest

Additional Interest may accrue on the Private Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Private Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

Security for the Notes

The Notes and the Guarantees have the benefit of the Collateral, which consists of (i) the Notes Collateral, as to which the holders of the Notes and holders of Other Pari Passu Lien Obligations have a first-priority security interest (subject to Permitted Liens) and the Bank Lenders and the other holders of Lenders Debt have a second-priority security interest, and (ii) the ABL Collateral, as to which the Bank Lenders and the other holders of Lenders Debt have a first-priority security interest and the Holders of the Notes and holders of certain Other Pari Passu Lien Obligations have a second-priority security interest (subject to Permitted Liens).

The Issuers and the Guarantors will be able to incur additional Indebtedness in the future which could share in the Collateral. The amount of all such additional Indebtedness will be limited by the covenants disclosed under “—Certain Covenants—Liens” and “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Under certain circumstances the amount of such additional Secured Indebtedness could be significant. Not all assets of AMLLC and its Subsidiaries constitute Collateral and the ABL Collateral does not constitute all collateral securing the Senior Credit Agreement and the other Lenders Debt. See “Risk Factors—Risks Related to the Exchange Offer and the Notes—We may be able to incur more indebtedness, in which case the risks associated with our substantial leverage, including our ability to service our indebtedness, would increase.”

Notes Collateral

The Notes Collateral is pledged as collateral to the Notes Collateral Agent for the benefit of the Trustee, the Notes Collateral Agent and the Holders of the Notes, and the holders of Other Pari Passu Lien Obligations (if any). The Notes and Guarantees, together with Other Pari Passu Lien Obligations (if any), are secured by first-priority security interests in the Notes Collateral, subject to Permitted Liens. The Notes Collateral generally consists of the following assets of the Issuers and the Guarantors:

•	subject to the limitation described below under “—Limitations on Stock Collateral,” all of the Capital Stock owned by an Issuer or any Guarantor other than Excluded Capital Stock;

•	any fee owned real property owned by the Issuers and the Guarantors with a fair market value in excess of $5.0 million;

•	equipment;

•	U.S. patents, U.S. trademarks, U.S. copyrights and other U.S. intellectual property;

•	general intangibles, instruments, books and records and supporting obligations related to the foregoing and proceeds of the foregoing (other than accounts that are proceeds of the sale of inventory);

•	any promissory note in a principal amount in excess of $5.0 million; and

•	substantially all of the other present and future tangible and intangible assets of the Issuers and the Guarantors,

in each case other than (i) the ABL Collateral and (ii) Excluded Assets.

Currently, subject to Permitted Liens, only the Notes and Guarantees have the benefit of the first-priority security interest in the Notes Collateral. Except for Indebtedness secured by Permitted Liens, no other Indebtedness incurred by the Issuers may share in the first-priority security interest in the Notes Collateral other than Other Pari Passu Lien Obligations.

The Issuers and the Guarantors granted a second-priority lien on and security interest in the Notes Collateral for the benefit of the Bank Lenders and the other holders of Lenders Debt, which currently consists of the loans outstanding under the Senior Credit Agreement made by the Bank Lenders, obligations with respect to letters of credit issued under the Senior Credit Agreement, certain hedging and cash management obligations incurred with the Bank Lenders or their affiliates and any other Obligations under the Senior Credit Agreement or constituting Lenders Debt. Any additional Indebtedness that is incurred by the Issuers in compliance with the terms of the Indenture may also be given a Lien on and security interest in the Notes Collateral that ranks equally or junior to the lien of the Notes in the Notes Collateral. See “—Certain Covenants—Liens.” Except as provided in the Intercreditor Agreement, holders of such junior liens will not be able to take any enforcement action with respect to the Notes Collateral so long as any Notes are outstanding.

ABL Collateral

The Notes, the Guarantees and any Other Pari Passu Lien Obligations are also secured by a second-priority lien on and security interest in the ABL Collateral (subject to Permitted Liens). The ABL Collateral generally consists of the following assets of the Issuers and the Guarantors:

•	all accounts receivable (except to the extent constituting proceeds of equipment, real property or intellectual property);

•	all inventory;

•	all instruments, chattel paper and other contracts, in each case, evidencing, or substituted for, any accounts receivable;

•	all guarantees, letters of credit, security and other credit enhancements in each case for the accounts receivable;

•	all documents of title for any inventory;

•	all commercial tort claims and general intangibles (other than intellectual property) to the extent relating to any of the accounts receivable or inventory;

•

all bank accounts or securities accounts into which any proceeds of accounts receivable or inventory are deposited (including all cash and other funds on deposit therein, except to the extent constituting identifiable proceeds of the Notes Collateral) but excluding Excluded Accounts;

•	all tax refunds;

•	all books and records relating to any of the foregoing; and

•	all substitutions, replacements, accessions, products or proceeds (including, without limitation, insurance proceeds) of any of the foregoing.

The ABL Collateral shall exclude any assets or Capital Stock owned by our Canadian Subsidiaries and the Capital Stock of our Foreign Subsidiaries organized in Canada that are owned by the Issuers and the Guarantors, even though certain of such assets and Capital Stock secures the Canadian sub-facility of the Senior Credit Agreement on a first priority basis.

The Issuers or any Guarantor may grant an additional Lien on any property or asset that constitutes ABL Collateral in order to secure any obligation permitted to be incurred pursuant to the Indenture. Any such additional Lien may be a first-priority Lien that is senior to the Lien securing the Notes or may be a second-priority Lien that will rank equal with the second priority Lien securing the Notes or a Lien that will rank junior to the second-priority Lien securing the Notes. See “—Certain Covenants—Liens.”

Limitations on Stock Collateral

The Capital Stock and other securities of a Subsidiary of AMLLC that are owned by AMLLC or any Guarantor constitute Notes Collateral only to the extent that such Capital Stock and other securities can secure the Notes and/or the Guarantees without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary (other than the Issuers) due to the fact that such Subsidiary’s Capital Stock and other securities secure the Notes and/or the Guarantees, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Notes Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of the Trustee, any Holder of Notes or holder of Other Pari Passu Lien Obligations, to the extent necessary to release the first-priority security interests in the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Notes Collateral.

In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Notes and/or the Guarantees in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Notes Collateral (but only to the extent necessary to not be subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of the Trustee, any Holder of Notes or holder of Other Pari Passu Lien Obligations, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and other securities.

In accordance with the limitations set forth in the two immediately preceding paragraphs, the Notes Collateral includes shares of Capital Stock of Subsidiaries of AMLLC only to the extent that the applicable value of such Capital Stock (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes and Other Pari Passu Lien Obligations outstanding. However, the portion of the Capital Stock of Subsidiaries constituting Notes Collateral may decrease or increase in the future as described above.

The security interest in the Capital Stock of any of our Foreign Subsidiaries is required to be perfected only by the filing of UCC financing statements.

Limitation on Certain Perfection Items

The Issuers and their respective Subsidiaries shall not be required under the terms of the Indenture or the Security Documents to deliver landlord lien waivers, estoppels or collateral access letters and shall not be required to (i) take actions to perfect by control, other than with respect to (a) control agreements with respect to securities and deposit accounts relating to ABL Collateral and (b) promissory notes, letter of credit rights and commercial tort claims, in each case of this clause (b) in excess, individually, of $5.0 million or (ii) take any actions under laws outside the United States to grant, perfect or make enforceable any security interest.

Information Regarding Collateral

The Issuers will furnish to the Notes Collateral Agent, with respect to the Issuers or any Guarantor, prompt written notice of any change in such Person’s (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure or (iv) organizational identification number. The Issuers and the Guarantors have agreed to make all filings under the Uniform Commercial Code or otherwise that are required by applicable law in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Further Assurances and After Acquired Property

Subject to the applicable limitations set forth in the Security Documents and the Indenture (including with respect to Excluded Assets), the Issuers and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Notes Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. Subject to the applicable limitations set forth in the Security Documents and the Indenture (including with respect to Excluded Assets) if an Issuer or a Guarantor acquires property that is not automatically subject to a perfected security interest under the Security Documents and such property constitutes (or would constitute) Collateral or an entity becomes a Guarantor, then such Issuer or Guarantor will, within 90 days after acquisition (with respect to real property and related fixtures) and as soon as practicable (with respect to other assets), provide security over such property (or, in the case of a new Guarantor, its assets that would constitute Collateral under the Security Documents) in favor of the Notes Collateral Agent and deliver certain joinder agreements or supplements as required by the Indenture and the Security Documents. Notwithstanding the foregoing, until Discharge of ABL Obligations, the Issuers and the Guarantors shall only be required to comply with the foregoing requirements with respect to any ABL Collateral to the extent that such ABL Collateral is concurrently being pledged to secure the Obligations under the Lenders Debt.

Security Documents and Certain Related Intercreditor Provisions

On the Issue Date, the Issuers, the Guarantors and the Notes Collateral Agent (on behalf of the Trustee, the Holders of the Notes and the holders of any Other Pari Passu Lien Obligations) entered into Security Documents creating and establishing the terms of the security interests that secure the Notes and the Guarantees and any Other Pari Passu Lien Obligations. These security interests secure the payment and performance when due of all of the obligations of the Issuers and the Guarantors under the Notes, the Indenture, the Guarantees and the Security Documents and any applicable Other Pari Passu Lien Obligations, as provided in the Security Documents. Wells Fargo Bank, National Association is the Notes Collateral Agent. The Trustee, the Notes Collateral Agent and each Holder of Notes and each other holder of, or obligee in respect of, any Obligations in respect of the Notes outstanding at such time are referred to collectively as the “Noteholder Secured Parties.”

Intercreditor Agreement

On the Issue Date, the Issuers, the Guarantors, the Notes Collateral Agent and the Bank Collateral Agent entered into the Intercreditor Agreement. Although the holders of the Notes are not and will not be party to the

Intercreditor Agreement, by their acceptance of the Notes they agree to be bound thereby. Pursuant to the terms of the Intercreditor Agreement, the Notes Collateral Agent will determine the time and method by which the security interests in the Notes Collateral will be enforced and the Bank Collateral Agent will determine the time and method by which the security interests in the ABL Collateral will be enforced.

The aggregate amount of the Indebtedness secured by the ABL Collateral may, subject to the limitations set forth in the Indenture, be increased. All or a portion of the Obligations secured by the ABL Collateral consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and such Indebtedness may, subject to the limitations set forth in the Indenture, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the liens held by the holders or the provisions of the Intercreditor Agreement defining the relative rights of the parties thereto. The lien priorities provided for in the Intercreditor Agreement will not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Obligations secured by the ABL Collateral or the Obligations secured by the Notes Collateral, by the release of any Collateral or of any guarantees securing any secured Obligations or by any action that any representative or secured party may take or fail to take in respect of any Collateral.

No Action with Respect to the ABL Collateral

The Intercreditor Agreement provides that none of the Noteholder Secured Parties may commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the ABL Collateral under any Security Document, applicable law or otherwise, at any time prior to the Discharge of ABL Obligations. Only the Bank Collateral Agent shall be entitled to take any such actions or exercise any such remedies prior to the Discharge of ABL Obligations. Notwithstanding the foregoing, the Notes Collateral Agent may, but shall have no obligation to, take all such actions (not adverse to the priority status of the Lien of the Bank Collateral Agent on the ABL Collateral, or the rights of the Bank Collateral Agent to exercise rights, powers, and/or remedies in respect thereof) it determines to perfect or continue the perfection of the holders’ second-priority security interest in the ABL Collateral. The Bank Collateral Agent is subject to similar restrictions with respect to its ability to enforce the second-priority security interest in the Notes Collateral held by the Bank Lenders and other holders of Lenders Debt.

No Duties of Bank Collateral Agent

The Intercreditor Agreement provides that neither the Bank Collateral Agent nor any holder of any Lenders Debt secured by any ABL Collateral will have any duties or other obligations to any Noteholder Secured Party with respect to the ABL Collateral, other than to serve as agent for perfection with respect to certain ABL Collateral and to transfer to the Notes Collateral Agent (i) any proceeds of any such ABL Collateral in which the Notes Collateral Agent continues to hold a security interest remaining following any sale, transfer or other disposition of such ABL Collateral (in each case, unless the holders’ Lien on all such ABL Collateral is terminated and released prior to or concurrently with such sale, transfer, disposition, payment or satisfaction), following the Discharge of ABL Obligations, or (ii) if the Bank Collateral Agent is in possession of all or any part of such ABL Collateral after the Discharge of ABL Obligations, such ABL Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Bank Collateral Agent or any such holder of Lenders Debt. In addition, the Intercreditor Agreement provides that, until the Discharge of ABL Obligations, the Bank Collateral Agent will be entitled, for the benefit of the holders of the Lenders Debt, to sell, transfer or otherwise dispose of or deal with such ABL Collateral without regard to any second-priority security interest therein or any rights to which any Noteholder Secured Party would otherwise be entitled as a result of such second-priority security interest. Without limiting the foregoing, the Notes Collateral Agent has agreed in the Intercreditor Agreement and each holder of the Notes will agree by its acceptance of the Notes, and each holder of any Other Pari Passu Lien Obligations agrees by its acceptance of such Other Pari Passu Lien Obligations, that neither the Bank Collateral Agent nor any holder of any Lenders Debt secured by any ABL Collateral will have any duty or obligation first to marshal or realize upon the ABL Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the ABL Collateral, in any manner that would maximize the return to the Noteholder Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Noteholder Secured Parties from such realization, sale, disposition or liquidation. The Intercreditor Agreement has similar provisions regarding the duties owed to the Bank Collateral Agent and the holders of any Lenders Debt by the Noteholder Secured Parties with respect to the Notes Collateral.

The Intercreditor Agreement additionally provides that the Notes Collateral Agent waives, and each Holder of the Notes waives by its acceptance of the Notes, and each holder of any Other Pari Passu Lien Obligations waives by its acceptance of such Other Pari Passu Lien Obligations, any claim that may be had against the Bank Collateral Agent or any holder of any Lenders Debt arising out of (i) any actions which the Bank Collateral Agent or such holder of Lenders Debt take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Lenders Debt from any account debtor, guarantor or any other party), or the valuation, use, protection or release of any security for such Lenders Debt, (ii) any election by the Bank Collateral Agent or such holder of Lenders Debt, in any proceeding instituted under Title 11 of the United States Code of the application of Section 1111(b) of Title 11 of the United States Code or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of Title 11 of the United States Code to, an Issuer or any of their respective Subsidiaries as debtor-in-possession. The Bank Collateral Agent and holders of Lenders Debt agree to waive similar claims with respect to the actions of any of the Noteholder Secured Parties.

No Interference; Payment Over; Reinstatement

The Notes Collateral Agent has agreed in the Intercreditor Agreement and each Holder of the Notes agrees by its acceptance of the Notes, and each holder of any Other Pari Passu Lien Obligations will agree by its acceptance of such Other Pari Passu Lien Obligations, that:

•

it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien that the Holders of the Notes or the holders of any Other Pari Passu Lien Obligations have on the ABL Collateral equal with, or to give the Notes Collateral Agent, the Holders of the Notes or the holders of any Other Pari Passu Lien Obligations any preference or priority relative to, any Lien that the holders of any Lenders Debt secured by any ABL Collateral have with respect to such ABL Collateral;

•

it will not challenge or question in any proceeding the validity or enforceability of any first-priority security interest in the ABL Collateral, the validity, attachment, perfection or priority of any lien held by the holders of any Lenders Debt secured by any ABL Collateral, or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement;

•

it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the ABL Collateral by the Bank Collateral Agent or the holders of any Lenders Debt secured by such ABL Collateral;

•

it will have no right to (i) direct the Bank Collateral Agent or any holder of any Lenders Debt secured by any ABL Collateral to exercise any right, remedy or power with respect to such ABL Collateral or (ii) consent to the exercise by the Bank Collateral Agent or any holder of any Lenders Debt secured by the ABL Collateral of any right, remedy or power with respect to such ABL Collateral;

•

it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Bank Collateral Agent or any holder of any Lenders Debt secured by any ABL Collateral seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Bank Collateral Agent nor any holders of any Lenders Debt secured by any ABL Collateral will be liable for, any action taken or omitted to be taken by the Bank Collateral Agent or such lenders with respect to such ABL Collateral;

•	it will not seek, and will waive any right, to have any ABL Collateral or any part thereof marshaled upon any foreclosure or other disposition of such ABL Collateral;

•	it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement; and

•	it will not object to the forbearance by the Bank Collateral Agent from pursuing any right of enforcement with respect to the ABL Collateral.

The Bank Collateral Agent and the holders of Lenders Debt agree to similar limitations with respect to their rights in the Notes Collateral and their ability to bring a suit against the Notes Collateral Agent, the Holders of the Notes or the holders of any Other Pari Passu Lien Obligations.

The Notes Collateral Agent has agreed in the Intercreditor Agreement and each Holder of the Notes agrees by its acceptance of the Notes, and each holder of any Other Pari Passu Lien Obligations will agree by its acceptance of such Other Pari Passu Lien Obligations, that if it obtains possession of the ABL Collateral or realizes any proceeds or payment in respect of the ABL Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time prior to the Discharge of ABL Obligations, then it will hold such ABL Collateral, proceeds or payment in trust for the Bank Collateral Agent and the holders of any Lenders Debt secured by such ABL Collateral and transfer such ABL Collateral, proceeds or payment, as the case may be, to the Bank Collateral Agent reasonably promptly after obtaining actual knowledge or notice from the Bank Collateral Agent that it has possession of such proceeds or payment prior to the receipt of such proceeds or payment. The Notes Collateral Agent and each Holder of the Notes, and each holder of any Other Pari Passu Lien Obligations, further agree that if, at any time, all or part of any payment with respect to any Lenders Debt secured by any ABL Collateral previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Bank Collateral Agent any payment received by it in respect of any such ABL Collateral and shall promptly turn any such ABL Collateral then held by it over to the Bank Collateral Agent, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such Lenders Debt. The Bank Collateral Agent and the holders of Lenders Debt are subject to similar limitations with respect to the Notes Collateral and any proceeds or payments in respect of any Notes Collateral. Any proceeds of Collateral, received prior to an issuance of any notice that an event of default has occurred under the Senior Credit Agreement or the Indenture (unless a bankruptcy or insolvency event of default then exists), whether or not deposited under control agreements, which are used by the Issuers or any Guarantor to acquire other property which is Collateral shall not (solely as between the Bank Lenders and the holders of Lenders Debt and the Noteholder Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.

Entry upon Premises by Bank Collateral Agent and Holders of Lenders Debt

The Intercreditor Agreement provides that if the Bank Collateral Agent takes any enforcement action with respect to the ABL Collateral, the Noteholder Secured Parties, among other things, (i) will cooperate with the Bank Collateral Agent in its efforts to enforce its security interest in the ABL Collateral and to finish any work-in-process and assemble the ABL Collateral, (ii) will not hinder or restrict in any respect the Bank Collateral Agent from enforcing its security interest in the ABL Collateral or from finishing any work-in-process or assembling the ABL Collateral, and (iii) will, subject to the rights of any landlords under real estate leases, permit the Bank Collateral Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the Bank Collateral Agent and the holders of Lenders Debt, to enter upon and use the Notes Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) intellectual property), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (A) assembling and storing the ABL Collateral and completing the processing of and turning into finished goods of any ABL Collateral consisting of work-in-process, (B) selling any or all of the ABL Collateral located on such Notes Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the ABL Collateral located on such Notes Collateral, or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the Bank Collateral Agent and the holders of Lenders Debt in and to the ABL Collateral; provided, however, that nothing contained in the Intercreditor Agreement restricts the rights of the Notes Collateral Agent from selling, assigning or otherwise transferring any Notes Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of the Intercreditor Agreement. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the Bank Collateral Agent conducts a public auction or private sale of the ABL Collateral at any of the real property included within the Notes Collateral, the Bank Collateral Agent shall provide the Notes Collateral Agent with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the Notes Collateral Agent’s use of such real property.

During the period of actual occupation, use or control by the Bank Collateral Agent or the holders of Lenders Debt or their agents or representatives of any Notes Collateral, the Bank Collateral Agent and the holders of Lenders Debt will (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity and water with respect to that portion of any premises so used or occupied, and (ii) be obligated to repair at their expense any physical damage to such Notes Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Notes Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. In the event, and only in the event, that in connection with its use of some or all of the premises constituting Notes Collateral, the Bank Collateral Agent requires the services of any employees of AMLLC or any of its Subsidiaries, the Bank Collateral Agent shall pay directly to any such employees the appropriate, allocated wages of such employees, if any, during the time periods that the Bank Collateral Agent requires their services. Notwithstanding the foregoing, in no event shall the Bank Collateral Agent or the holders of Lenders Debt have any liability to the Noteholder Secured Parties pursuant to the Intercreditor Agreement as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Collateral existing prior to the date of the exercise by the Bank Collateral Agent or the holders of Lenders Debt of their rights under the Intercreditor Agreement and the Bank Collateral Agent and the holders of Lenders Debt will not have any duty or liability to maintain the Notes Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by them, or for any diminution in the value of the Notes Collateral that results solely from ordinary wear and tear resulting from the use of the Notes Collateral by such persons in the manner and for the time periods specified under the Intercreditor Agreement. Without limiting the rights granted in the Intercreditor Agreement, the Bank Collateral Agent and the holders of Lenders Debt will cooperate with the Noteholder Secured Parties in connection with any efforts made by the Noteholder Secured Parties to sell the Notes Collateral.

Agreements with Respect to Bankruptcy or Insolvency Proceedings

If an Issuer or any of its Subsidiaries becomes subject to a case under the U.S. Bankruptcy Code and, as debtor(s)-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral with the consent of the DIP Lenders under Section 363 of the U.S. Bankruptcy Code, the Notes Collateral Agent has agreed in the Intercreditor Agreement and each Holder agrees by its acceptance of the Notes, and each holder of any Other Pari Passu Lien Obligations will agree by its acceptance of such Other Pari Passu Lien Obligations, that it will raise no objection to any such financing or to the Liens on the ABL Collateral securing the same

(“DIP Financing Liens”) or to any use of cash collateral that constitutes ABL Collateral (and, to the extent that such DIP Financing Liens are senior to, or rank equal with, the Liens of such Lenders Debt in such ABL Collateral, the Notes Collateral Agent will, for themselves and on behalf of the holders of the Notes, subordinate the liens of the Noteholder Secured Parties in such ABL Collateral to the liens of the Lenders Debt in such ABL Collateral and the DIP Financing Liens), so long as the Noteholder Secured Parties retain liens on all the Notes Collateral, including proceeds thereof arising after the commencement of such proceeding, with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code. The Bank Collateral Agent and the holders of Lenders Debt agree to similar provisions with respect to any DIP Financing secured by Liens on the Notes Collateral.

The Trustee and the Notes Collateral Agent have agreed in the Intercreditor Agreement and each Holder of the Notes agrees by its acceptance of the Notes, and each holder of any Other Pari Passu Lien Obligations will agree by its acceptance of such Other Pari Passu Lien Obligations, that it will not object to or oppose a sale or other disposition of any ABL Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Bank Collateral Agent and the holders of Lenders Debt shall have consented to such sale or disposition of such ABL Collateral. The Bank Collateral Agent and the holders of Lenders Debt agree to similar limitations with respect to their right to object to a sale of Notes Collateral.

Adequate Protection

None of the Notes Collateral Agent, the Holders of the Notes or the holders of Other Pari Passu Lien Obligations shall oppose (or support the opposition of any other Person) in any insolvency or liquidation proceeding to (i) any motion or other request by the Bank Collateral Agent or the holders of Lenders Debt for adequate protection of the Bank Collateral Agent’s Liens upon the ABL Collateral, including any claim of the Bank Collateral Agent or the holders of Lenders Debt to post-petition interest or otherwise as a result of their Lien on the ABL Collateral (so long as any post-petition interest paid as a result thereof is not paid from the proceeds of Notes Collateral), request for the application of proceeds of ABL Collateral to the Lenders Debt, and request for replacement or additional Liens on post-petition assets of the same type as the ABL Collateral, or (ii) any objection by the Bank Collateral Agent or the holders of Lenders Debt to any motion, relief, action or proceeding based on the Bank Collateral Agent or the holders of Lenders Debt claiming a lack of adequate protection with respect to their Liens in the ABL Collateral. In addition, the Bank Collateral Agent, for itself and on behalf of holders of Lenders Debt, may seek adequate protection of its junior interest in the Notes Collateral, subject to the provisions of the Intercreditor Agreement; provided that (x) the Notes Collateral Agent is granted adequate protection in the form of a replacement or additional Lien on post-petition assets of the same type as the Notes Collateral and (y) such adequate protection required by the Bank Collateral Agent is in the form of a replacement or additional Lien on post-petition assets of the same type as the Notes Collateral. Such Lien on post-petition assets of the same type as the Notes Collateral, if granted to the Bank Collateral Agent, will be subordinated to the adequate protection Liens granted in favor of the Notes Collateral Agent on such post-petition assets, and, if applicable, to the DIP Financing Liens of the Notes Collateral Agent or the Holders of the Notes or holders of Other Pari Passu Lien Obligations on such post- petition assets of the same type as the Notes Collateral. If the Bank Collateral Agent, for itself and on behalf of the holders of Lenders Debt, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the Notes Collateral in the form of a replacement or additional Lien on the post-petition assets of the same type as the Notes Collateral, then the Bank Collateral Agent, for itself and the holders of Lenders Debt, agrees that the Notes Collateral Agent shall also be granted a replacement or additional Lien on such post-petition assets as adequate protection of its senior interest in the Notes Collateral and that the Bank Collateral Agent’s replacement or additional Lien shall be subordinated to the replacement or additional Lien of the Notes Collateral Agent on the same basis as the Liens of the Bank Collateral Agent on the Notes Collateral are subordinated to the Liens of the Notes Collateral Agent on the Notes Collateral under the Intercreditor Agreement; in that regard, the Bank Collateral Agent, for itself and the holders of Lenders Debt, further agrees that it will not accept any such replacement or additional Liens on such post-petition assets of the same type as the Notes Collateral unless the Notes Collateral Agent shall also have received a replacement or additional Lien thereon as adequate protection of its senior interest in the Notes Collateral that is superior to the additional or replacement Liens so granted to the Bank Collateral Agent. If the Bank Collateral Agent or any holder of Lenders Debt receives as adequate protection a Lien on post-petition assets of the same type as the ABL Collateral, then such post-petition assets shall also constitute ABL Collateral to the extent of any allowed claim of the Bank Collateral Agent and the holders of Lenders Debt secured by such adequate protection Lien and shall be subject to the Intercreditor Agreement.

Neither the Bank Collateral Agent nor any holder of Lenders Debt shall oppose (or support the opposition of any other Person) in any insolvency or liquidation proceeding (i) any motion or other request by the Notes Collateral Agent, the Holders of the Notes or the holders of any Other Pari Passu Lien Obligations for adequate protection of the Notes Collateral Agent’s Liens upon any of the Notes Collateral, including any claim of the Notes Collateral Agent, the Holders of the Notes or the holders of Other Pari Passu Lien Obligations to post-petition interest or otherwise as a result of their Lien on the Notes Collateral (so long as any post-petition interest paid as a result thereof is paid solely from the proceeds of Notes Collateral), request for the application of proceeds of Notes Collateral to Obligations under the Notes or any Other Pari Passu Lien Obligations, and request for replacement or additional Liens on post-petition assets of the same type as the Notes Collateral or (ii) any objection by the Notes Collateral Agent, the Holders of the Notes or the holders of Other Pari Passu Lien Obligations to any motion, relief, action or proceeding based on the Notes Collateral Agent, the holders of the Notes or the holders of Other Pari Passu Lien Obligations claiming a lack of adequate protection with respect to Notes Collateral Agent’s Liens in the Notes Collateral. In addition, the Notes Collateral Agent, for itself and on behalf of the Holders of the Notes and the holders of Other Pari Passu Lien Obligations, may seek adequate protection of its junior interest in the ABL Collateral, subject to the provisions of the Intercreditor Agreement; provided that (x) the Bank Collateral Agent is granted adequate protection in the form of a replacement or additional Lien on post-petition assets of the same type as the ABL Collateral and (y) such adequate protection required by the Notes Collateral Agent is in the form of a replacement or additional Lien on post-petition assets of the same type as the ABL Collateral. Such Lien on post-petition assets of the same type as the ABL Collateral, if granted to the Notes Collateral Agent, will be subordinated to the adequate protection Liens granted in favor of the Bank Collateral Agent on such post-petition assets, and, if applicable, to the DIP Financing Liens of the Bank Collateral Agent or any other holder of Lenders Debt on such post-petition assets of the same type as the ABL Collateral. If the Notes Collateral Agent, for itself and on behalf of the holder of Lenders Debt, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the ABL Collateral in the form of a replacement or additional Lien on the post-petition assets of the same type as the ABL Collateral, then the Notes Collateral Agent, for itself, the holders of the Notes and the holders of Other Pari Passu Lien Obligations, agrees that the Bank Collateral Agent shall also be granted a replacement or additional Lien on such post-petition assets as adequate protection of its senior interest in the ABL Collateral and that the Notes Collateral Agent’s replacement or additional Lien shall be subordinated to the replacement or additional Lien of the Bank Collateral Agent on the same basis as the Liens of the Notes Collateral Agent on the ABL Collateral are subordinated to the Liens of the Bank Collateral Agent on the ABL Collateral under the Intercreditor Agreement; in that regard, the Notes Collateral Agent, for itself, the Holders of the Notes and the holders of Other Pari Passu Lien Obligations, further agrees that it will not accept any such replacement or additional Liens on such post-petition assets of the same type as the ABL Collateral unless the Bank Collateral Agent shall also have received a replacement or additional Lien thereon as adequate protection of its senior interest in the ABL Collateral that is superior to the additional or replacement Liens so granted to the Notes Collateral Agent. If the Notes Collateral Agent, any Holder of the Notes or any holder of Other Pari Passu Lien Obligations receives as adequate protection a Lien on post-petition assets of the same type as the Notes Collateral, then such post-petition assets shall also constitute Notes Collateral to the extent of any allowed claim of the Notes Collateral Agent, the Holders of the Notes and the holders of Other Pari Passu Lien Obligations secured by such adequate protection Lien and shall be subject to the Intercreditor Agreement.

Insurance

Unless and until written notice by the Bank Collateral Agent to the Notes Collateral Agent that the Discharge of ABL Obligations has occurred, as between the Bank Collateral Agent, on the one hand, and the

Notes Collateral Agent, as the case may be, on the other hand, only the Bank Collateral Agent will have the right (subject to the rights of the Grantors under the security documents related to the Senior Credit Agreement, the Indenture, the Security Documents and the documents related to the Other Pari Passu Lien Obligations) to adjust or settle any insurance policy or claim covering or constituting ABL Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Collateral. Unless and until written notice by the Notes Collateral Agent to the Bank Collateral Agent that the obligations under the Indenture and the Notes have been paid in full, as between the Bank Collateral Agent, on the one hand, and the Notes Collateral Agent, as the case may be, on the other hand, only the Notes Collateral Agent will have the right (subject to the rights of the Grantors under the security documents related to the Senior Credit Agreement, the Indenture, the Security Documents and the documents related to the Other Pari Passu Lien Obligations) to adjust or settle any insurance policy covering or constituting Notes Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Notes Collateral. To the extent that an insured loss covers or constitutes both ABL Collateral and Notes Collateral, then the Bank Collateral Agent and the Notes Collateral Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the security documents related to the Credit Agreement, the Indenture, the Security Documents and the documents related to the Other Pari Passu Lien Obligations) under the relevant insurance policy. If the Notes Collateral Agent receives any proceeds of any insurance policy in contravention of the Intercreditor Agreement, it shall hold such proceeds in trust and pay over such proceeds to the Bank Collateral Agent. The Bank Collateral Agent has agreed to similar turnover provisions.

Refinancings of the Senior Credit Agreement and the Notes

The Obligations under the Senior Credit Agreement and other Lenders Debt and the Obligations under the Indenture and the Notes and the Guarantees, and the obligations under any Other Pari Passu Lien Obligations, may be exchanged, replaced, refunded, refinanced, extended, renewed, restated, amended, supplemented or modified, in whole or in part, in each case, without notice to, or the consent of the Bank Collateral Agent or any holder of Lenders Debt or any Noteholder Secured Party, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided, however, that the holders or lenders of any such exchanged, replaced, refunded, refinanced, extended, renewed, restated, amended, supplemented or modified indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as the Bank Collateral Agent or the Notes Collateral Agent, as the case may be, shall reasonably request.

In connection with any exchange, refunding, extension, renewal, restatement, amendment, supplement or modification contemplated by the foregoing paragraph, the Intercreditor Agreement may be amended at the request and sole expense of the Issuers, and without the consent of either the Bank Collateral Agent or the Notes Collateral Agent, (i) to add parties (or any authorized agent or trustee therefor) providing any such exchange, refunding, extension, renewal, restatement, amendment, supplement or modification indebtedness, (ii) to establish that Liens on any Notes Collateral securing such refinancing or replacement Indebtedness shall have the same priority as the Liens on any Notes Collateral securing the Indebtedness being refinanced or replaced and (iii) to establish that the Liens on any ABL Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any ABL Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.

Use of Proceeds of ABL Collateral

After the Discharge of ABL Obligations, the Trustee and Notes Collateral Agent, in accordance with the terms of the Intercreditor Agreement, the Indenture and the Security Documents, and any Other Pari Passu Lien Obligations, will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration, including any amounts owed to the Trustee in its capacity as Trustee or Notes Collateral Agent) of the ABL Collateral received by it under the Security Documents for the ratable benefit of the Holders of the Notes and holders of any remaining Other Pari Passu Lien Obligations.

Subject to the terms of the Security Documents, the Issuers and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes, the Guarantees and any Other Pari Passu Lien Obligations (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Notes Collateral Agent or the Bank Collateral Agent in accordance with the provisions of the Security Documents and the documents related to the other Pari Passu Lien Obligations and other than set forth in such documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

See “Risk Factors—Risks Related to the Exchange Offer and the Notes—Rights of holders of the Notes in the collateral may be adversely affected by bankruptcy proceedings.”

Application of Proceeds

In the event that ABL Collateral and Notes Collateral are disposed of in a single transaction or series of related transactions in which the aggregate sales price is not allocated between ABL Collateral and Notes Collateral being sold (including in connection with or as a result of the sale of the Capital Stock of a Guarantor), then solely for purposes of the Intercreditor Agreement, the portion of the aggregate sales price determined to be proceeds of the ABL Collateral on the one hand, and Notes Collateral on the other hand, shall be allocated based upon (i) in the case of any ABL Collateral consisting of inventory, at book value as assessed on the date of such disposition, (ii) any ABL Collateral consisting of accounts receivable, at book value as assessed on the date of such disposition and (iii) all other ABL Collateral and Notes Collateral, at fair market value of such ABL Collateral and Notes Collateral sold, as determined by AMLLC in its reasonable judgment or, if the aggregate amount of such other ABL Collateral and Notes Collateral sold is greater than $20.0 million, an independent appraiser.

Release of Collateral

The Issuers and the Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

•	to enable the disposition of such property or assets, including Capital Stock, (other than to an Issuer or a Guarantor) to the extent not prohibited under the Indenture;

•	in the case of a Guarantor that is released from its Guarantee, the release of the property and assets of such Guarantor;

•	to the extent any lease is Collateral, upon termination of such lease;

•	with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by the Indenture; or

•	as described under “—Amendment, Supplement and Waiver” below.

The second-priority lien on the ABL Collateral securing the Notes and the Guarantees will terminate and be released automatically if the first-priority liens on the ABL Collateral are released by the Bank Collateral Agent (unless, at the time of such release of such first-priority liens, an Event of Default shall have occurred and be continuing under the Indenture), other than in connection with a Discharge of ABL Obligations. Notwithstanding the existence of an Event of Default, the second-priority lien on the ABL Collateral securing the Notes and the Guarantees shall also terminate and be released automatically to the extent the first priority liens on the ABL Collateral are released by the Bank Collateral Agent in connection with a sale, transfer or disposition of ABL Collateral that is either not prohibited under the Indenture or occurs in connection with the foreclosure of, or other exercise of remedies with respect to, ABL Collateral by the Bank Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the Lenders Debt), other than in connection with a Discharge of ABL Obligations. The liens on the Collateral securing the Notes and the

Guarantees that otherwise would have been released pursuant to the first sentence of this paragraph but for the occurrence and continuation of an Event of Default, will be released when such Event of Default and all other Events of Default under the Indenture cease to exist.

The security interests in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other obligations under the Indenture, the Guarantees under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “—Satisfaction and Discharge.”

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuers will not be entitled to redeem the Notes at their option prior to November 1, 2013.

At any time prior to November 1, 2013, the Issuers may redeem all or a part of the Notes, upon notice as described under the heading “Repurchase at the Option of Holders—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2013, the Issuers may redeem the Notes, in whole or in part, upon notice as described under the heading “Repurchase at the Option of Holders—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2013	106.844%
2014	104.563%
2015	102.281%
2016 and thereafter	100.000%

In addition, until November 1, 2013, the Issuers may, at their option, upon notice as described under the heading “Repurchase at the Option of Holders—Selection and Notice,” on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 109.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to AMLLC; provided that (a) at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

In addition, during any 12-month period prior to November 1, 2013, the Issuers will be entitled to redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued interest thereon, if any, to the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

Notice of any redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control may, at the Issuers’ discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control.

The Trustee shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs, unless, prior to the time the Issuers are required to make a Change of Control Offer (as defined below), the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption” or “Satisfaction and Discharge,” the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued Private Notes and such Private Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

(1) accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The Senior Credit Agreement provides, and future credit agreements or other agreements relating to Indebtedness to which the Issuers become a party may provide, that certain change of control events with respect to the Issuers would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Agreement and/or such other agreement, we could seek a waiver of such default or seek to refinance our Senior Credit Agreement and/or such other agreement. In the event we do not obtain such a waiver or refinance the Senior Credit Agreement and/or such other agreement, such default could result in amounts outstanding under our Senior Credit Agreement and/or such other agreement being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Exchange Offer and the Notes—We may not be able to repurchase the Notes upon a change of control.”

The Change of Control purchase feature of the Notes may in certain circumstances make it more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the initial purchasers of the Original Notes and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

With respect to the Notes, if Holders of not less than 95% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to the date of redemption.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of AMLLC to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of AMLLC. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control, including the definition of Change of Control, may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

(a) The Indenture provides that the Issuers will not, and will not permit any Restricted Subsidiary to consummate, directly or indirectly, an Asset Sale of any assets that do not constitute ABL Collateral (“Non-ABL Collateral”), unless:

(1) an Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by AMLLC) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by such Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale covered by this clause (a), such Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(i) to make one or more offers to the Holders of the Notes (and, at the option of the Issuers, the holders of Other Pari Passu Lien Obligations) to purchase Notes (and such Other Pari Passu Lien Obligations) pursuant to and subject to the conditions contained in the Indenture (each, an “Asset Sale Offer”); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (i), the Issuers or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if the Issuers or such Restricted Subsidiary shall so reduce any Other Pari Passu Lien Obligations, the Issuers will equally and ratably reduce Indebtedness under the Notes by making an offer to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer but without any further limitation in amount;

(ii) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in any Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets that are, in each of (a), (b) and (c), used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale (clauses (a), (b) and (c) together, the “Additional Assets”); or

(iii) to the extent such Net Proceeds are not from Asset Sales of Collateral, to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to an Issuer, a Guarantor or a Restricted Subsidiary;

provided that, in the case of clause (ii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as such Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds unless such Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sales covered by this clause (a) that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers shall make an Asset Sale Offer to all holders of the Notes, and, if required by the terms of any Other Pari Passu Lien Obligations, to the holders of such Other Pari Passu Lien Obligations, to purchase the maximum aggregate principal amount of the Notes and such Other Pari Passu Lien Obligations that is equal to $1,000 or an integral multiple thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $20.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the Application Period.

To the extent that the aggregate amount of Notes and such Other Pari Passu Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Other Pari Passu Lien Obligations surrendered by such Holders and holders thereof exceeds the amount of Excess Proceeds, the Issuers shall select the Notes and such Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Pari Passu Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Issuers or any Restricted Subsidiary have applied the Net Proceeds from any Asset Sale covered by this clause (a) as provided in, and within the time periods required by, this paragraph (a), the balance of such Net Proceeds, if any, from such Asset Sale shall be released by the Notes Collateral Agent to the Issuers or such Restricted Subsidiary for use by the Issuers or such Restricted Subsidiary for any purpose not prohibited by the terms of the Indenture.

(b) The Indenture provides that the Issuers will not, and will not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale of any ABL Collateral, unless:

(1) an Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by AMLLC) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap at least 75% of the consideration therefor received by an Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

Within 365 days after the receipt of any Net Proceeds from such Asset Sale covered by this clause (b), such Issuer or such Restricted Subsidiary may at its option do any one or more of the following:

(i) permanently reduce any Indebtedness under the Senior Credit Agreement or any other Indebtedness of AMLLC or a Guarantor that in each case is secured by a Lien on the ABL Collateral that is prior to the Lien on the ABL Collateral in favor of holders of Notes (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to an Issuer or a Subsidiary of AMLLC; or

(ii) to make an Investment in Additional Assets;

provided that, in the case of clause (ii) above, an Acceptable Commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess ABL Proceeds unless such Issuer or such Restricted Subsidiary enters into a Second Commitment within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess ABL Proceeds.

Any Net Proceeds from an Asset Sale covered by this clause (b) that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess ABL Proceeds.” When the aggregate amount of Excess ABL Proceeds exceeds $20.0 million, AMLLC shall make an offer to all Holders of the Notes, and, if required by the terms of any Other Pari Passu Lien Obligations, to the holders of such Other Pari Passu Lien Obligations (an “ABL Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such Other Pari Passu Lien Obligations, that is equal to $1,000 or an integral multiple thereof that may be purchased out of the Excess ABL Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an ABL Asset Sale Offer with respect to Excess ABL Proceeds within ten Business Days after the date that Excess ABL Proceeds exceed $20.0 million by mailing the notice required by the Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an ABL Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the Application Period.

To the extent that the aggregate amount of Notes and such Other Pari Passu Lien Obligations tendered pursuant to an ABL Asset Sale Offer is less than the Excess ABL Proceeds, the Issuers may use any remaining Excess ABL Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Other Pari Passu Lien Obligations surrendered by such Holders and holders thereof exceeds the amount of Excess ABL Proceeds, the Issuers shall select the Notes and such Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Pari Passu Lien Obligations tendered. Upon completion of any such ABL Asset Sale Offer, the amount of Excess ABL Proceeds shall be reset at zero.

(c) Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility (including under the Senior Credit Agreement) or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

(d) For the purposes of this covenant, any sale by AMLLC or a Restricted Subsidiary of the Capital Stock of AMLLC or a Restricted Subsidiary that owns assets constituting Non-ABL Collateral or ABL Collateral shall be deemed to be a sale of such Non-ABL Collateral or ABL Collateral (or, in the event of a Restricted Subsidiary that owns assets that include any combination of Non-ABL Collateral and ABL Collateral a separate sale of each of such Non-ABL Collateral and ABL Collateral). In the event of any such sale (or a sale of assets that includes any combination of Non-ABL Collateral and ABL Collateral), the proceeds received by AMLLC and the Restricted Subsidiaries in respect of such sale shall be allocated to the Non-ABL Collateral and ABL Collateral in accordance with their respective fair market values, which shall be determined by the Board of AMLLC or, at AMLLC’s election, an independent third party. In addition, for purposes of this covenant, any sale by AMLLC or any Restricted Subsidiary of the Capital Stock of any Person that owns only ABL Collateral will not be subject to paragraph (a) above, but rather will be subject to paragraph (b) above.

(e) For purposes of this covenant, the following are deemed to be cash or Cash Equivalents:

(1) any liabilities (as shown on AMLLC’s, or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on AMLLC’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by AMLLC) of AMLLC or any Restricted Subsidiary that have superior Lien priority on the Collateral relative to the Notes or constitute Other Pari Passu Lien Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which AMLLC and all Restricted Subsidiaries have been validly released by all creditors in writing;

(2) any securities, notes or other obligations received by AMLLC, a Guarantor or such Restricted Subsidiary from such transferee that are converted by AMLLC or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

(3) any Designated Non-cash Consideration received by AMLLC or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Selection and Notice

If the Issuers are redeeming or repurchasing less than all of the Notes issued by them at any time, the Trustee will select the Notes to be redeemed or repurchased (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (ii) on a pro rata basis to the extent practicable or (iii) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed or repurchased in part.

Notices of purchase or redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuers will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuers and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1)	“Repurchase at the Option of Holders—Asset Sales;”

(2)	“—Limitation on Restricted Payments;”

(3)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(4)	clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets;”

(5)	“—Transactions with Affiliates;” and

(6)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

In the event that the Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) the Issuers or any of their Affiliates enters into an agreement to effect a transaction and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuers and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.

The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds and Excess ABL Proceeds, in each case from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuers or any of the Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “—Limitation on Restricted Payments” had been in effect prior to, but not during the Suspension Period, and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuers’, or any of the Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends, payments or distributions by AMLLC payable solely in Equity Interests (other than Disqualified Stock) of AMLLC; or

(b) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, AMLLC or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of an Issuer or any Parent Entity, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuers or any Guarantor, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(b) the purchase, repurchase or other acquisition of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(c) the giving of an irrevocable notice of redemption with respect to transactions described in clauses (2) or (3) of the second paragraph of this covenant; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) (other than any exception thereto) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuers could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of AMLLC for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing prior to the Issue Date to the end of AMLLC’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of AMLLC, of marketable securities or other property received by AMLLC since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of AMLLC, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Board of AMLLC, of marketable securities or other property received from the sale of:

(x) Equity Interests to any employee, director or consultant of AMLLC, any Parent Entity and AMLLC’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to AMLLC, Equity Interests of the Parent Entities (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuers that have been converted into or exchanged for such Equity Interests of AMLLC or a Parent Entity;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuers sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of AMLLC, of marketable securities or other property contributed to the capital (other than Disqualified Stock) of AMLLC following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of AMLLC, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuers or a Restricted Subsidiary) of Restricted Investments made by the Issuers or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuers or the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuers or the Restricted Subsidiaries, in each case, after the Issue Date; or

(ii) the sale (other than to the Issuers or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of AMLLC in good faith or if such fair market value exceeds $50.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of an Issuer or any Equity Interests of any Parent Entity, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of AMLLC or any Parent Entity to the extent contributed to AMLLC (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Entity) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, defeasance, repurchase or other acquisition or retirement of (i) Subordinated Indebtedness of an Issuer or a Guarantor made by exchange for, or out of the proceeds a sale made within 90 days of, new Indebtedness of the Issuers or a Guarantor, as the case may be, or (ii) Disqualified Stock of the Issuers or a Guarantor made by exchange for, or out of the proceeds of a sale made within 90 days of, Disqualified Stock of the Issuers or a Guarantor, that, in each case is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired; and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of AMLLC or any Parent Entity held by any future, present or former employee, director or consultant of AMLLC, any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Notes issued by the Issuers or any Parent Entity in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Issuers or any Parent Entity in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year

$15.0 million (with unused amounts in any calendar year being carried over to the succeeding calendar year subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of AMLLC and, to the extent contributed to AMLLC, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case to any future, present or former employees, directors or consultants of AMLLC, any of its Subsidiaries or any Parent Entity that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by AMLLC or the Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to an Issuer or any Restricted Subsidiary from any future, present or former employees, directors or consultants of AMLLC, any Parent Entity or any of the Restricted Subsidiaries in connection with a repurchase of Equity Interests of AMLLC or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of AMLLC or any of the Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges;”

(6) (a)the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by AMLLC or any of the Restricted Subsidiaries after the Issue Date;

(b) the declaration and payment of dividends to a Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such Parent Entity issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuers from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of clause (a) and clause (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuers and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) [Reserved];

(8) payments made or expected to be made by the Issuers or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on AMLLC’s common equity (or the payment of dividends to any Parent Entity to fund a payment of dividends on such company’s common equity),

following consummation of the first public offering of an Issuer’s common equity or the common equity of any Parent Entity after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to AMLLC in or from any such public offering, other than public offerings with respect to AMLLC’s common equity registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an amount equal to the amount of Excluded Contributions previously received;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $55.0 million at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made in connection with the Transactions (including redemption of the Existing Registered Notes) and the fees and expenses related thereto or used to fund amounts owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates;”

(14) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales;” provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends by AMLLC to, or the making of loans to, any Parent Entity in amounts required for any Parent Entity to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income and similar taxes, to the extent such income taxes are attributable to the income, revenue, receipts, capital or margin of the Issuers and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuers and the Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuers, the Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such Parent Entity;

(c) customary salary, bonus and other benefits payable to officers, employees and directors of any Parent Entity to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuers and the Restricted Subsidiaries, including the Issuers’ proportionate share of such amount relating to such Parent Entity being a public company;

(d) general corporate operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any Parent Entity to the extent such costs and expenses are attributable to the ownership or operation of the Issuers and the Restricted Subsidiaries, including the Issuers’ proportionate share of such amount relating to such Parent Entity being a public company;

(e) fees and expenses other than to Affiliates of the Issuers related to any unsuccessful equity or debt offering of such Parent Entity; and

(f) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuers or any Parent Entity;

(16) the repurchase, redemption, or other acquisition for value of Equity Interests of AMLLC deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of AMLLC, in each case, permitted under the Indenture; and

(17) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuers or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (17), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Private Notes Issue Date, all of AMLLC’s Subsidiaries were Restricted Subsidiaries (other than the Co-Issuer). The Issuers will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuers and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuers will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Indebtedness), AMLLC may issue shares of Disqualified Stock, and any of the Restricted Subsidiaries (other than the Co-Issuer) may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for AMLLC and the Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries (other than the Co-Issuer) that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $25.0 million of Indebtedness of Disqualified Stock or Preferred Stock of Restricted Subsidiaries (other than the Co-Issuer) that are not Guarantors would be outstanding pursuant to this paragraph and clause (14) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by an Issuer or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $300.0 million and (y) the Borrowing Base as of the date of such incurrence, in each case less the aggregate amount of Indebtedness under a Receivables Facility incurred by a Receivables Subsidiary that is a consolidated entity in accordance with GAAP;

(2) the incurrence by an Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes), including any Exchange Notes and exchange guarantees issued therefor in accordance with the Registration Rights Agreement;

(3) Indebtedness of an Issuer and the Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by an Issuer or any of the Restricted Subsidiaries, to finance the purchase, lease, construction, installation or improvement of property (real or personal), equipment or other assets that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued and outstanding pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness under clause (13) incurred to refinance Indebtedness initially incurred in reliance on this clause (4), does not exceed the greater of 2.0% of AMLLC’s Total Assets and $35.0 million at any one time outstanding;

(5) Indebtedness incurred by an Issuer or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to bankers’ acceptances, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, however, that upon the drawing of such letters of credit or the issuance of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of an Issuer or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by AMLLC and the Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of an Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuers or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(8) Indebtedness of a Restricted Subsidiary owing to an Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor and if such Indebtedness is not in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business, such Indebtedness shall be expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to an Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to AMLLC or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to an Issuer or another of the Restricted Subsidiaries or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by an Issuer or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of an Issuer and Indebtedness, Disqualified Stock or Preferred Stock of an Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by AMLLC since immediately after the Issue Date from the issue or sale of Equity Interests of AMLLC or cash contributed to the capital of AMLLC (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuers or any of their respective Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of an Issuer and Indebtedness, Disqualified Stock or Preferred Stock of an Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $100.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuers or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by an Issuer or any Restricted Subsidiary of Indebtedness or the issuance by an Issuer or any Restricted Subsidiary of, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clauses (14) and (23) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

(b) to the extent such Refinancing Indebtedness, refunds, refinances, replaces, renews, extends or defeases (i) Indebtedness subordinated or pari passu (without giving effect to security interests) to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu (without giving effect to security interests) to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of an Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (a) of this clause (13) will not apply to any refunding, refinancing, replacement, renewal, extension or defeasance of any Secured Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) an Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by AMLLC or any Restricted Subsidiary or merged into, amalgamated with or consolidated with AMLLC or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, amalgamation, merger or consolidation, either

(a) the Issuers would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuers and the Restricted Subsidiaries is greater than immediately prior to such acquisition, merger or consolidation;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant, no more than $25.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries (other than the Co-Issuer) that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

(15) Cash management obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(16) Indebtedness of an Issuer or any of the Restricted Subsidiaries supported by a letter of credit issued pursuant to Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by an Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of an Issuer or of any other Restricted Subsidiary; provided that such Indebtedness is permitted under the terms of the Indenture;

(18) Indebtedness of Foreign Subsidiaries of AMLLC incurred not to exceed at any one time outstanding, and together with any other Indebtedness incurred under this clause (18), the greater of $25.0 million (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuers or such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness under a Receivables Facility;

(20) Indebtedness of an Issuer or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(21) Indebtedness of an Issuer or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(22) Indebtedness consisting of Indebtedness issued by an Issuer or any of the Restricted Subsidiaries to future current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of AMLLC or any Parent Entity to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments;” and

(23) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $25.0 million in the aggregate at any one time outstanding together with all other outstanding Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (23) and any outstanding Indebtedness under clause (23) incurred to refinance Indebtedness initially incurred in reliance on this clause (23) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (23)); and

(24) Indebtedness consisting of the Redemption Bridge Loans.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (24) of the preceding paragraph or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers, in their sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or paragraph; provided that all Indebtedness outstanding under the Senior Credit Agreement on the Issue Date is treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuers will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuers will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of an Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of an Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

For the avoidance of doubt, the amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clause (14) of the second paragraph, shall not exceed $25.0 million in the aggregate at any one time outstanding.

Liens

The Issuers will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of an Issuer or any Restricted Subsidiary, unless:

(1) in the case of Subject Liens on any Collateral, any Subject Lien if (i) such Subject Lien expressly has Junior Lien Priority on the Collateral relative to the Notes and Notes Guarantees; or (ii) such Subject Lien is a Permitted Lien; and

(2) in the case of any other asset or property, any Subject Lien if (i) the Notes are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Subordinated Indebtedness) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Initial Lien that gave rise to the obligation to so secure the Notes.

Merger, Consolidation or Sale of All or Substantially All Assets

No Issuer may consolidate or merge with or into or wind up into (whether or not an Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) one of the Issuers is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than an Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than an Issuer, expressly assumes all the obligations of the Issuers under the Indenture, the Security Documents and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company or the Issuers would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Issuers and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case the third succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement;

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture;

(7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8) the Collateral owned by or transferred to the Successor Company shall: (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens.

The Successor Company will succeed to, and be substituted for the Issuers, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to AMLLC or any Restricted Subsidiary; and

(2) AMLLC may consolidate or merge with an Affiliate of AMLLC, as the case may be, solely for the purpose of reincorporating AMLLC in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of AMLLC and the Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuers will not permit any a Guarantor to, consolidate or merge with or into or wind up into (whether or not AMLLC or Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists;

(d) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture;

(e) to the extent any assets of the Guarantor which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(f) the Collateral owned by or transferred to the Successor Person shall: (i) continue to constitute Collateral under the Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the holders of the Notes, and (iii) not be subject to any Lien other than Permitted Liens; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or AMLLC, (ii) merge with an Affiliate of an Issuer solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuers and the Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of the jurisdiction of such Guarantor.

Transactions with Affiliates

The Issuers will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of AMLLC (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuers or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuers deliver to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a resolution adopted by the majority of the Board of the Issuers approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuers or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments;”

(3) the payment of indemnification and other similar amounts to the Investors and reimbursement of expenses of the Investors approved by, or pursuant to arrangements approved by, the Board of an Issuer;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, employees or consultants of an Issuer, any of the Restricted Subsidiaries or any Parent Entity;

(5) transactions in which an Issuer or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to such Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to such Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by an Issuer or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by an Issuer or any of the Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, in each case as expressly contemplated in the offering memorandum for the Original Notes;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuers and the Restricted Subsidiaries, in the reasonable determination of the Board of AMLLC or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of AMLLC to any Parent Entity or to any Permitted Holder or to any director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of an Issuer, any of AMLLC’s Subsidiaries or any Parent Entity and the granting and performing of reasonable and customary registration rights;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) payments by an Issuer or any of the Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of AMLLC in good faith;

(13) payments or loans (or cancellation of loans) to employees, directors or consultants of an Issuer, any of the Restricted Subsidiaries or any Parent Entity and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants which, in each case, are approved by AMLLC in good faith;

(14) investments by any of the Investors in securities of AMLLC or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(15) payments to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of an Issuer, any of their respective Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by AMLLC in good faith;

(16) transactions with a Person that is an Affiliate of the Issuers solely because the Issuers owns any Equity Interest in, or controls, such Person;

(17) payments by an Issuer (and any Parent Entity) and their respective Subsidiaries pursuant to tax sharing agreements among the Issuers (and any such Parent Entity) and their respective Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuers, the Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuers, the Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such Parent Entity;

(18) any lease entered into between an Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuers, as lessor, which is approved by a majority of the disinterested Board of AMLLC;

(19) intellectual property licenses in the ordinary course of business; and

(20) the Redemption Bridge Loans.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuers will not, and will not permit any of the Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to AMLLC or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to an Issuer or any of the Restricted Subsidiaries;

(2) make loans or advances to an Issuer or any of the Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to an Issuer or any of the Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Agreement and the related documentation and related Hedging Obligations;

(b) the Indenture, the Notes and the Guarantees;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into an Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into an Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of an Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(j) customary provisions in joint venture agreements or arrangements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Issuers or any of the Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuers or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuers or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(m) any encumbrance or restriction with respect to a Guarantor or a Foreign Subsidiary or Receivables Subsidiary which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuers or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(n) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that, in the judgment of AMLLC, such incurrence will not materially impair the Issuers’ ability to make payments under the Notes when due;

(o) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuers, are necessary or advisable to effect such Receivables Facility; and

(p) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (o) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the

Issuers, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Additional Note Guarantees

AMLLC will not permit any of its Domestic Subsidiaries that is a Wholly Owned Subsidiary (and Domestic Subsidiaries that are non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of any Issuer or any Guarantor), other than a Guarantor, to guarantee the payment of any Indebtedness of any Issuer or any other Guarantor unless such Domestic Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Domestic Subsidiary, except that with respect to a guarantee of Indebtedness of any Issuer or any Guarantor:

(1) if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Domestic Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(2) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

provided that this covenant shall not be applicable to any guarantee of any Domestic Subsidiary that existed at the time such Person became a Domestic Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Domestic Subsidiary; and provided, further, no Excluded Subsidiary will be required to become a Guarantor at any time.

Reports and Other Information

Whether or not required by the rules and regulations of the SEC, the Indenture requires AMLLC to file the following information with the SEC from and after the Issue Date and as long as any Notes are outstanding:

(1) within 90 days after the end of each fiscal year (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of an annual report on Form 10-K by a non-accelerated filer), annual reports on Form 10-K, or any successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a quarterly report on Form 10-Q by a non-accelerated filer), quarterly reports on Form 10-Q or any successor or comparable form; and

(3) promptly from time to time after the occurrence of an event required to be therein reported, current reports on Form 8-K or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form or any successor or comparable form. If not otherwise available on the SEC’s EDGAR system or any successor system, the Indenture requires AMLLC to make such information available to the Trustee and Holders of the Notes (without exhibits) within 15 days after it files such information with the SEC, without cost to any Holder.

Notwithstanding the foregoing, AMLLC shall not be obligated to file such reports with the SEC prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement with respect to the Original Notes or if the SEC does not permit such filing, in which event AMLLC will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes in each case within the time AMLLC would be required to file such information with the SEC if it were a non-accelerated filer. In addition, to the extent not satisfied by the foregoing, AMLLC has agreed that, for so long as any Notes are outstanding, it will furnish to Holders and to any prospective investor that certifies it is a Qualified Institutional Buyer (as defined in the Securities Act), upon request and if not previously provided, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Parent may satisfy the obligations of AMLLC set forth above; provided that (i) the information filed with the SEC or delivered to Holders pursuant to this covenant should include consolidated financial statements for Parent, AMLLC, and its Subsidiaries, (ii) Parent becomes a Guarantor and (iii) Parent is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of AMLLC.

The requirements of the first two paragraphs of this covenant shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by (i) filing with the SEC the exchange offer registration statement or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act or (ii) (a) with respect to clause (1) of the first paragraph of this covenant, providing the information required under Items 6, 7, 7A and 8 of Form 10-K (as in effect on the Issue Date) on a freely accessible page of AMLLC’s website within the time period specified in clause (1), (b) with respect to clause (2) of the first paragraph of this covenant, providing the information required under Items 1, 2 and 3 of Form 10-Q (as in effect on the Issue Date) on a freely accessible page of AMLLC’s website within the time periods specified in clause (2) and (c) with respect to clause (3) of the first paragraph of this covenant, providing the information required under the following items of Form 8-K (as in effect on the Issue Date) on a freely accessible page of AMLLC’s website within the later of six Business Days after the occurrence of the specified event or such longer timeframe that would have been required for a current report on Form 8-K: Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.03 (Creation of a direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.06 (Material Impairment), 4.01 (Changes in Registrant’s Certifying Accountants), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant), 5.02(a),(b),(c) and (d) (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers) (other than any information relating to compensation arrangements with any directors or officers) and 9.01(a) (Financial Statements and Exhibits but only with respect to historical financial statements relating to transactions required to be reported pursuant to Item 2.01). Notwithstanding the foregoing, prior to the commencement of the exchange offer or effectiveness of the shelf registration statement with respect to the Original Notes, (A) in no event shall separate financial statements of any Guarantor or a consolidating footnote contemplated by Rule 3-10 of Regulation S-X of the Securities Act be required to be filed with the SEC or published on AMLLC’s website or otherwise delivered to the Trustee or Holders of such form and (B) no “current report” will be required under the Indenture to be furnished if the Issuers determine in their good faith judgment that such event is not material to Holders or the business, assets, operations, financial position or prospects of the Issuers and the Restricted Subsidiaries, taken as a whole. In addition, prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement, AMLLC shall not (nor shall the Co-Issuer or any Guarantor) be required to provide the information that would otherwise be required by Section 302 and 404 of the Sarbanes-Oxley Act of 2002 and Items 307, 308 or 308T of Regulation S-K in connection with any information provided under this covenant.

Restrictions on Activities of the Co-Issuer

The Indenture provides that the Co-Issuer may not hold any material assets, become liable for any material obligations or engage in any business activities or operations; provided that the Co-Issuer may (i) be a co-obligor with respect to Indebtedness (including, for the avoidance of doubt, the Notes) if an Issuer is a primary obligor on such Indebtedness, the net proceeds of such Indebtedness are received by such Issuer or one or more of the Restricted Subsidiaries and such Indebtedness is otherwise permitted to be incurred under the Indenture and (ii) guarantee any Obligations under the Senior Credit Agreement or any other Lenders Debt.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuers or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) or (2) above) contained in the Indenture or the Notes; provided that in the case of a failure to comply with the Indenture provisions described under “Reports and Other Information,” such period of continuance of such default or breach shall be 180 days after written notice described in this clause (3) has been given; provided, further, that failure by any Issuer or any Restricted Subsidiary to comply with the provisions of Section 314 of the Trust Indenture Act will not in itself be deemed a Default or an Event of Default under the Indenture;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by an Issuer or any of the Restricted Subsidiaries or the payment of which is guaranteed by an Issuer or any of the Restricted Subsidiaries, other than Indebtedness owed to an Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

(5) failure by an Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of AMLLC for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuers or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of AMLLC for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary);

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of AMLLC for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $50.0 million, any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the holders of the Notes the Liens purported to be created thereby, or any of the Security Documents is declared null and void or any Issuer or any Guarantor denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case (i) other than in accordance with the terms of the Indenture or the terms of the Senior Credit Agreement or the Security Documents or (ii) unless waived by the requisite lenders under the Senior Credit Agreement if, after that waiver, the Issuers are in compliance with the covenant described under “—Security for the Notes”), except to the extent that any loss of perfection or priority results from the failure of the Notes Collateral Agent or the Bank Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents, or otherwise results from the gross negligence or willful misconduct of the Trustee, the Notes Collateral Agent or the Bank Collateral Agent; provided, that if a failure of the sort described in this clause (8) is susceptible of cure (including with respect to any loss of Lien priority on material portions of the Collateral), no Event of Default shall arise under this clause (8) with respect thereto until 30 days after notice of such failure shall have been given to the Issuers by the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes issued under the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it in good faith determines that withholding notice is in their interest.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the Notes, provided such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of an Issuer or any Guarantor or any of their parent companies or entities shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees, the Security Documents or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuers and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuers may, at their option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) released and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a

Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Agreement or any other material agreement or instrument (other than the Indenture) to which, an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Agreement or any other material agreement or instrument (other than the Indenture) to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuers have paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, the Security Documents, the Intercreditor Agreement and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Security Documents, the Intercreditor Agreement or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by an Issuer or their Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse in any material respect to the Holders of the Notes.

In addition, without the consent of the Holders of at least 66 2/3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may (1) modify any Security Document, the Intercreditor Agreement or the provisions in the Indenture dealing with the Collateral or the Security Documents that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of the Indenture, the Security Documents and the Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral, (2) make any change in any Security Document, any Intercreditor Agreement or the provisions in the Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would adversely affect the Holders in any material respect or (3) modify the Intercreditor Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of the Indenture, Security Documents and the Intercreditor Agreement.

In addition, the Intercreditor Agreement provides that, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents securing the Obligations under the Senior Credit Agreement and other Lenders Debt, to the extent applicable to the ABL Collateral, will also apply automatically to the comparable Security Documents with respect to the holders’ interest in the ABL Collateral. The Intercreditor Agreement has a similar provision regarding the effect of any amendment, waiver or consent to any of the Security Documents, to the extent applicable to the Notes Collateral, on the corresponding collateral documents with respect to any Obligations under the Senior Credit Agreement and other Lenders Debt.

Notwithstanding the foregoing, the Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, the Security Documents, the Intercreditor Agreement and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, the Security Documents, the Intercreditor Agreement, Guarantees or the Notes to any provision of the “Description of Notes” included in the offering memorandum for the Original Notes to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Security Documents, the Intercreditor Agreement, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to add additional assets as Collateral; or

(14) to release Collateral from the Lien or any Guarantor from its Guarantee, in each case pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Indenture or the Security Documents.

The Intercreditor Agreement may be amended from time to time with the consent of certain parties thereto. In addition, the Intercreditor Agreement may be amended from time to time at the sole request and expense of the Issuers, and without the consent of the Notes Collateral Agent or the Bank Collateral Agent,

(1) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Other Pari Passu Lien Obligations that are incurred in compliance with the Senior Credit Agreement, the Indenture and the Security Documents, (B) to establish that the Liens on any Notes Collateral securing such Other Pari Passu Lien Obligations shall be equal under the Intercreditor Agreement with the Liens on such Notes Collateral securing the Obligations under the Indenture and the Notes and senior to the Liens on such Notes Collateral securing any Obligations under the Senior Credit Agreement and other Lenders Debt, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any ABL Collateral securing such Other Pari Passu Lien Obligations shall be equal under the Intercreditor Agreement with the Liens on such ABL Collateral securing the Obligations under the Indenture and the Notes and junior and subordinated to the Liens on such ABL Collateral securing any Obligations under the Senior Credit Agreement and other Lenders Debt, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment, and

(2) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Indebtedness that is incurred in compliance with the Indenture, the Senior Credit Agreement and the Security Documents, (B) to establish that the Liens on any ABL Collateral securing such Indebtedness shall be equal under the Intercreditor Agreement with the Liens on such ABL Collateral securing the Obligations under the Senior Credit Agreement and senior to the Liens on such ABL Collateral securing any Obligations under the Indenture and the Notes and to any Other Pari Passu Lien Obligations, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any Notes Collateral securing such Indebtedness shall be equal under the Intercreditor Agreement with the Liens on such Notes Collateral securing the Obligations under the Senior Credit Agreement and other

Lenders Debt and junior and subordinated to the Liens on such Notes Collateral securing any obligations under the Indenture and the Notes and to any Other Pari Passu Lien Obligations, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment. Any such additional party and Notes Collateral Agent shall be entitled to rely upon an Officers’ Certificate delivered by the Issuers certifying that such Other Pari Passu Lien Obligations or Indebtedness, as the case may be, were issued or borrowed in compliance with the Indenture and the Security Documents.

The Security Documents and the Intercreditor Agreement provide that, as between collateral agents in whose favor equal priority Liens have been granted on the applicable Collateral for the benefit of holders of different series of Indebtedness (e.g., the Notes Collateral Agent and the collateral agent for any Other Pari Passu Lien Obligations as to their respective first priority Liens on the Notes Collateral), the “Applicable Authorized Representative” will have the right to direct foreclosures and take other actions with respect to the applicable Collateral and the other collateral agent shall have no right to take actions with respect to such Collateral. The Applicable Authorized Representative shall be the collateral agent representing the series of Indebtedness with the greatest outstanding aggregate principal amount (or accreted value).

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of an Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign as Trustee.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“ABL Collateral” means the portion of the Collateral as to which the Notes and the Guarantees have a second-priority security interest, subject to Permitted Liens, as described under “—Security for the Notes—ABL Collateral.”

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the transactions contemplated by the Transaction Agreement.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 1, 2013 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through November 1, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“ Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of an Issuer or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions; in each case, other than:

(a) any disposition of Cash Equivalents or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of AMLLC in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments;”

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $10.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to an Issuer or by an Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 or any successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(k) any financing transaction with respect to property built or acquired by an Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(m) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(n) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuers are not material to the conduct of the business of the Issuers and the Restricted Subsidiaries taken as a whole; and

(r) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders-Asset Sales.”

“Bank Collateral Agent” means UBS AG, Stamford Branch and any successor under the Senior Credit Agreement, or if there is no Senior Credit Agreement, the “Bank Collateral Agent” designated pursuant to the terms of the Lenders Debt.

“Bank Lender” means any lender or holder or agent or arranger of Indebtedness under the Senior Credit Agreement.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, automated clearing house fund transfer services, purchase card, electronic funds transfer (including non-card e-payables services) and other cash management arrangements and commercial credit card and merchant card services.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board” with respect to a Person means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Borrowing Base” means, as of any date, an amount equal to:

(1) 85% of the aggregate book value of all accounts receivable owned by the Issuers and the Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(2) 85% of the net orderly liquidation value of all inventory owned by the Issuers and the Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(3) 85% of the net orderly liquidation value of all equipment owned by Canadian Subsidiaries of AMLLC as of the end of the most recent fiscal quarter preceding such date; plus

(4) 70% of the appraised fair market value of all real property owned by Canadian Subsidiaries of AMLLC as of the end of the most recent fiscal quarter preceding such date.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1) United States dollars or Canadian dollars;

(2) (a) euro pounds sterling or any national currency of any participating member state of the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above and (10) through (12) below;

(9) [Reserved];

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition;

(11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(12) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 12 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of AMLLC and its Subsidiaries, taken as a whole, to any Person other than the Permitted Holders; or

(2) the Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of AMLLC or any Parent Entity.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (w) any Additional Interest relating to the Registration Rights Agreement, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and the Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, attributable to such Person and the Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (including all fees and expenses relating thereto) or expenses (including the Transaction Expenses), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuers, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that

Consolidated Net Income of AMLLC shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of AMLLC will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to AMLLC or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to AMLLC and the Restricted Subsidiaries) in the inventory, property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9) any impairment charge, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities, the amortization of intangibles, and the effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), in each case, pursuant to GAAP shall be excluded,

(10) any (i) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded,

(13) [Reserved],

(14) any net gain or loss resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging shall be excluded,

(15) any net gain or loss resulting in such period from currency transaction or translation gains or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded,

(16) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item, shall be excluded; and

(17) any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the earlier of the maturity date of the Notes and the date on which all the Notes cease to be outstanding, shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof of the first paragraph), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuers and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuers and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuers or any of the Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuers and the Restricted Subsidiaries (other than Hedging Obligations) that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) AMLLC’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments and (2) the aggregate amount of all outstanding Disqualified Stock of AMLLC and all Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of AMLLC.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to an Issuer or any of the Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that exchange, replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by AMLLC or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuers, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of AMLLC or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by AMLLC or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuers or the applicable Parent Entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Discharge of ABL Obligations” means the date on which the Lenders Debt has been paid in full, in cash, all commitments to extend credit thereunder shall have been terminated (in each case other than contingent indemnification obligations not then due and payable); provided that the Discharge of ABL Obligations shall not be deemed to have occurred in connection with an exchange, replacement, refunding, refinancing, extension, renewal, restatement, amendment, supplement or modification of such Lenders Debt with Indebtedness secured by such ABL Collateral on a first-priority basis under an agreement that has been designated in writing by the Bank Collateral Agent under the Senior Credit Agreement so refinancing the Senior Credit Agreement and the Notes Collateral Agent in accordance with the terms of the Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of an Issuer or their respective Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by an Issuer or its respective Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(u) through 1(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income excluding cash distributions in respect thereof; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates;” plus

(i) the amount of net cost savings projected by AMLLC in good faith to be realized as a result of (A) the projected cost savings reflected in notes (h) and (j) of footnote (1) under the caption “Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data” in the offering memorandum for the Original Notes and (B) specified actions initiated or to be taken on or prior to the date that is 12 months after the Issue Date or 12 months after the consummation of any acquisition, amalgamation, merger or operational change and prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and quantifiable, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above and (z) the aggregate amount added back pursuant to clause (i)(B) taken together with any amounts added back pursuant to clause (e) above included in any four quarter period shall not exceed 10.0% of EBITDA for such four quarter period; provided, further, that the adjustments pursuant to this clause (i) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio;” provided, further, that for the avoidance of doubt, this clause (i) shall (x) not apply to any projected net cost savings of interest expense, accretion of principal amount, depreciation or amortization or other pro forma adjustments, in each case to the extent permitted to be made in accordance with Article 11 of Regulation S-X and (y) in no way limit pro forma adjustments made in accordance with Article 11 of Regulation S-X to the extent permitted by the definition of Fixed Charge Coverage Ratio; plus

(j) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by an Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of AMLLC or net cash proceeds of an issuance of Equity Interest of AMLLC (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments;” plus

(l) the amount of expenses relating to payments made to option holders of any Parent Entity or any Parent Entity in connection with, or as a result of, any distribution being made to shareholders of such Person or its Parent Entity, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the Indenture, and

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (2) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common equity or Preferred Stock of AMLLC or any Parent Entity (excluding Disqualified Stock), other than:

(1) public offerings with respect to AMLLC’s or any Parent Entity’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of AMLLC; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” means the deposit, securities and commodities accounts designated as such by the Bank Collateral Agent, which in any event shall include accounts that are used primarily for the purpose of making payments in respect of payroll, taxes and employee wages and benefits.

“Excluded Assets” means the collective reference to:

(1) any interest in leased real property;

(2) any fee interest in owned real property if the fair market value of such fee interest is less than $5.0 million;

(3) any property or asset to the extent that the grant of a security interest in such property or asset is prohibited by any applicable law, rule or regulation or requires a consent not obtained of any governmental authority pursuant to applicable law, rule or regulation;

(4) those assets that would constitute ABL Collateral but as to which the Bank Collateral Agent does not require a lien or security interest;

(5) Subject Property;

(6) any assets or property of AMLLC or any Restricted Subsidiary that is subject to a purchase money lien (or similar Lien under clause (6) of the definition of “Permitted Liens”) or capital lease permitted under the Indenture to the extent the documents relating to such lien or capital lease would not permit such assets or property to be subject to the Liens created under the Security Documents; provided that immediately upon the ineffectiveness, lapse or termination of any such restriction, such assets or property shall cease to be an “Excluded Asset;”

(7) any vehicles and any other assets subject to certificate of title;

(8) any property or assets owned by any Foreign Subsidiary, any Unrestricted Subsidiary or Receivables Subsidiary;

(9) any intellectual property, including any United States intent-to-use trademark applications, to the extent and for so long as the creation of a security interest therein would invalidate an Issuer’s or such Guarantor’s right, title or interest therein;

(10) assets to the extent a security interest in such assets would result in costs or consequences (including material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law, rule or regulation in any applicable jurisdiction)) as reasonably determined by AMLLC with respect to the granting or perfecting of a security interest that is excessive in view of the benefits to be obtained by the secured parties;

(11) Excluded Capital Stock;

(12) Excluded Accounts; and

(13) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (12), unless such proceeds or products would otherwise constitute Notes Collateral;

provided, however, that Excluded Assets will not include (a) any proceeds, substitutions or replacements of any Excluded Assets referred to in clause (3) (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Assets) or (b) any asset of AMLLC or the Guarantors that secures obligations with respect to Lenders Debt (other than Collateral described under “Limitations on Stock Collateral” and any assets or Capital Stock owned by our Canadian Subsidiaries and the Capital Stock of our Foreign Subsidiaries organized in Canada that are owned by the Issuers and the Guarantors).

“Excluded Capital Stock” means (a) any Capital Stock with respect to which AMLLC reasonably determines that the costs (including any costs resulting from material adverse tax consequences) of pledging such Capital Stock shall be excessive in view of the benefits to be obtained by the Holders therefrom and (b) (1) solely in the case of any pledge of Capital Stock of any Foreign Subsidiary to secure the Obligations under the Notes, any Capital Stock that is voting Capital Stock of such Foreign Subsidiary in excess of 65% of the outstanding voting Capital Stock of such class, (2) any Capital Stock to the extent the pledge thereof would be prohibited by any applicable law, rule or regulation or contractual obligation existing on the Issue Date or on the date such Capital Stock is acquired by an Issuer or a Guarantor or on the date the issuer of such Capital Stock is created, (3) the Capital Stock of any Subsidiary that is not wholly owned by the Issuers and the Guarantors at the time such Subsidiary becomes a Subsidiary (for so long as such Subsidiary remains a non-wholly owned Subsidiary) to the extent the pledge of such Capital Stock by an Issuer or Guarantor is prohibited by the terms of such Subsidiary’s organizational or joint venture documents, (4) the Capital Stock of any Immaterial Subsidiary, (5) the Capital Stock of any Subsidiary of a Foreign Subsidiary, (6) any Capital Stock of a Subsidiary to the extent the pledge of such Capital Stock would result in materially adverse tax consequences to any Issuer or its Subsidiaries, as reasonably determined by AMLLC, (7) the Capital Stock of any Subsidiary organized under the laws of Canada and (8) the Capital Stock of any Unrestricted Subsidiary.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by AMLLC from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of AMLLC or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuers) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of AMLLC,

in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by the principal financial officer of the Issuers on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Excluded Subsidiary” means (1) any Subsidiary that is not a Wholly Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary) other than a Domestic Subsidiary that is a non-Wholly Owned Subsidiary if such non-Wholly Owned Subsidiary guarantees other capital markets debt securities of any Issuer or any Guarantor, (2) any Subsidiary that is prohibited by any applicable law, rule or regulation or contractual obligation existing on the Issue Date or at the time such Subsidiary becomes a Restricted Subsidiary of AMLLC from guaranteeing the Notes (and for so long as such restrictions or any replacement or renewal thereof is in effect) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received (or is received after commercially reasonably efforts to obtain such consent, approval, license or authorization, which efforts may be requested by the Trustee), (3) a direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary, (4) any Immaterial Subsidiary (provided that AMLLC shall not be permitted to exclude Immaterial Subsidiaries from guaranteeing the Notes to the extent that (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by this clause (4) exceeds 5.0% of the consolidated gross revenues of AMLLC and the Restricted Subsidiaries for the most recently ended four fiscal quarter period for which financial statements have been delivered prior to the date of determination or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by this clause (4)

exceeds 5.0% of the Total Assets for the most recently ended four fiscal quarter period for which financial statements have been delivered prior to the date of determination), (5) each Foreign Subsidiary, (6) each Unrestricted Subsidiary, (7) each Receivables Subsidiary, (8) the Co-Issuer and (9) any Subsidiary to the extent that its Guarantee of the Notes would result in material adverse tax consequences to any Issuer or any Subsidiary as reasonably determined by AMLLC.

“Existing Notes” means, collectively, AMH Holdings II, Inc.’s 20% Senior Notes due 2014, AMH Holdings, LLC’s 11.25% Senior Discount Notes due 2014 and Associated Materials, LLC’s 9.875% Senior Secured Second Lien Notes due 2016.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by an Issuer in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that an Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by an Issuer or any of the Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into an Issuer or any of the Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of AMLLC and shall be made in accordance with Article 11 of Regulation S-X. In addition to pro forma adjustments made in accordance with Article 11 of Regulation S-X, pro forma calculations may also include operating expense reductions for such period resulting from any Asset Sale or other disposition or acquisition, investment, merger, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given that (A) have been realized or (B) for which specified actions have been taken or are reasonably expected to be realizable within twelve months of the date of such transaction; provided that (x) such cost savings are reasonably identifiable and quantifiable, (y) no cost savings shall be given pro forma effect to the extent duplicative of any expenses or charges relating to such cost savings that are added back to pursuant to the definition of EBITDA, and (z) cost savings given pro forma effect shall not include any cost savings related to the combination of (X) the operations of any Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Issue Date, and not subsequently so disposed of and (Y) any Unrestricted Subsidiary that is converted into a Restricted Subsidiary with the operations of the Issuers or any Restricted Subsidiary. Such pro forma adjustments may be in addition to (but not duplicative of) addbacks to EBITDA pursuant to clause (i) of the definition thereof. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.
“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary. In addition solely as used in the context of Guarantors, Guarantees, Collateral and Security Documents, Foreign Subsidiaries shall also include any Person that is both a Domestic Subsidiary and a Wholly Owned Subsidiary if (1) such Person is a disregarded entity for U.S. federal income tax purposes and (2) substantially all of such Person’s assets consist of the equity or indebtedness of one or more direct or indirect Foreign Subsidiaries as defined in the first sentence of this definition.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. At any time after the Issue Date, AMLLC may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee and the holders of Notes.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Grantors” means the Issuers and the Guarantors.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture and the Notes.

“Guarantor” means each Subsidiary of AMLLC that executes the Indenture as a Guarantor on the Issue Date and each other Subsidiary of AMLLC that thereafter guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency, commodity or equity risks either generally or under specific contingencies.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immaterial Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary (1) whose total assets (when combined with the assets of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) at the last day of the most recently ended four fiscal quarter period for which financial statements have been delivered on or prior to such determination date were less than 2% of the Total Assets of AMLLC and the Restricted Subsidiaries at such date and (2) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) for such period were less than 2% of the consolidated gross revenues of AMLLC and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until, after 30 days of becoming due and payable, has not been paid and such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(d) representing any Hedging Obligations; or

(e) obligations under a Receivables Facility;

if and to the extent that any of the foregoing Indebtedness in clauses (a) through (d) (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any Parent Entity appearing upon the balance sheet of AMLLC solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuers, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Deutsche Bank Securities Inc., UBS Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC.

“Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the Bank Collateral Agent, the Notes Collateral Agent, the Issuers and each Guarantor, as it may be amended from time to time in accordance with the Indenture.

“Investment Grade Rating” means (1) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or (2) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P and an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of AMLLC in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) ”Investments” shall include the portion (proportionate to the Issuers’ equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of an Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuers shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuers “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuers equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of AMLLC.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by an Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means Hellman & Friedman LLC and each of its Affiliates and any funds, partnerships or other investment vehicles managed or controlled by it or its Affiliates, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means October 13, 2010.

“Issuers” has the meaning set forth in the first paragraph under “General” and its permitted successors.

“Junior Lien Priority” means relative to specified Indebtedness, having a junior Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a basis that is no more favorable than the provisions applicable to the holders of Lenders Debt (in the case of Notes Collateral) or subject to intercreditor agreements providing holders of Indebtedness with Junior Lien Priority at least the same rights and obligations as the holders of Lenders Debt (in the case of the Notes Collateral) have pursuant to the Intercreditor Agreement as to the specified Collateral.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lenders Debt” means any (1) Indebtedness outstanding from time to time under the Senior Credit Agreement, (2) any Indebtedness which has a priority security interest relative to the Notes in the ABL Collateral (subject to Permitted Liens), (3) all Obligations with respect to such Indebtedness and any Hedging Obligations incurred with any Bank Lender (or its Affiliates) and (4) all Bank Products incurred with any Bank Lender (or its Affiliates).

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Mergers” means, collectively, the following: (1) the merger of Carey Acquisition Corp. with and into AMH Holdings II, Inc. and (2) the following mergers: (a) the merger of Associated Materials Holdings, LLC with and into AMH Holdings, LLC, with AMH Holdings, LLC surviving such merger, (b) the merger of AMH Holdings, LLC with and into AMH Holdings II, Inc., with AMH Holdings II, Inc. surviving such merger, and (c) the merger of AMH Holdings II, Inc. with and into Associated Materials, LLC, with Associated Materials, LLC surviving such merger. The Mergers occurred substantially simultaneously on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock (other than Disqualified Stock) dividends.

“Net Proceeds” means the aggregate cash proceeds received by an Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (i) of paragraph (a) or clause (i) of paragraph (b) of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by an Issuer or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by an Issuer or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Private Notes Issue Date” means May 1, 2013.

“Notes Collateral” means the portion of the Collateral as to which the Notes and the Guarantees have a first-priority security interest subject to Permitted Liens as described under “Security for the Notes—Notes Collateral.”

“Notes Collateral Agent” has the meaning set forth in the second paragraph under “General.”

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Issuers or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by an Officer of the Issuers or on behalf of any other Person, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuers or such other Person that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Other Pari Passu Lien Obligations” means any Indebtedness or other Obligations (including Hedging Obligations) having Pari Passu Lien Priority relative to the Notes with respect to the Collateral and is not secured by any other assets and, in the case of Indebtedness for borrowed money, has a stated maturity that is equal to or longer than the Notes; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Security Documents and the Intercreditor Agreement.

“Parent” means the direct parent company of AMLLC.

“Parent Entity” means Parent and any Person that is a direct or indirect parent of AMLLC.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuers or any of the Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant.

“Permitted Holders” means (i) each of the Investors and members of management of AMLLC (or any Parent Entity) who are holders of Equity Interests of AMLLC (or any Parent Entity) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of AMLLC or any Parent Entity or (ii) any Permitted Parent. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in an Issuer or any of the Restricted Subsidiaries;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by an Issuer or any of the Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date to the extent described in the offering memorandum for the Original Notes, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Issue Date or binding commitment in effect on the Issue Date to the extent described in the offering memorandum for the Original Notes; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

(6) any Investment acquired by an Issuer or any of the Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by an Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuers of such other Investment or accounts receivable;

(b) in satisfaction of judgments against other Persons; or

(c) as a result of a foreclosure by an Issuer or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of 3.0% of Total Assets and $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of AMLLC or any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments;”

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of 3.75% of Total Assets and $65.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuers are necessary or advisable to effect any Receivables Facility or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of AMLLC or any Parent Entity;

(17) advances, loans or extensions of trade credit in the ordinary course of business by an Issuer or any of the Restricted Subsidiaries;

(18) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(19) repurchases of Notes; and

(20) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(2) Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s and mechanics’, materialmen’s and repairmen’s Liens, contractors’, supplier of materials, architects’, and other like Liens, in each case for sums not yet overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of the issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances and completion guarantees provided for, in each case issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, drains, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building code or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (18) or (23) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that (a) Liens securing Indebtedness permitted to be incurred pursuant to such clause (4) extend only to the assets purchased with the proceeds of such Indebtedness and the proceeds and products thereof; (b) Liens securing Indebtedness permitted to be incurred pursuant to such clause (18) extend only to the assets of Foreign Subsidiaries; and (c) Liens securing Indebtedness permitted to be incurred pursuant to such clause (23) are solely on acquired property or extend only to the assets of the acquired entity, as the case may be, and the proceeds and products thereof; provided, further, that to the extent any Liens cover the Notes Collateral, this clause (6) shall be available to permit such Liens only to the extent that such Liens secure Other Pari Passu Lien Obligations;

(7) Liens existing on the Issue Date or pursuant to agreements in existence on the Issue Date;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such

Liens may not extend to any other property owned by an Issuer or any of the Restricted Subsidiaries (other than after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof);

(9) Liens on property or other assets at the time an Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into an Issuer or any of the Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by an Issuer or any of the Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to an Issuer or a Guarantor permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(11) Liens securing Hedging Obligations; provided that with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is permitted under the Indenture;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuers or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute, including the Personal Property Security Act) financing statement filings regarding operating leases or consignments entered into by the Issuers and the Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of an Issuer or any Guarantor;

(16) Liens on vehicles or equipment of an Issuer or any of the Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) and (41); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and (41) at the time the original Lien became a Permitted Lien under the Indenture, and (y) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations which obligations do not exceed the greater of $20.0 million and 1.5% of Total Assets at any one time outstanding, with the amount determined on the dates of incurrence of such obligations;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of an Issuer or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuers and the Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of an Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(27) Liens securing Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(28) [Reserved];

(29) Liens securing Obligations owed by an Issuer or any Restricted Subsidiary to any lender, agent or arranger under the Credit Facilities or any Affiliate of such a lender, agent or arranger in respect of any Hedging Obligations or Bank Products;

(30) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(31) Liens solely on any cash earnest money deposits made by an Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(32) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(33) Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by any Issuer or any Restricted Subsidiary in the ordinary course of business;

(34) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by any Issuer or any of its Subsidiaries are located;

(35) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(36) the reservations, limitations, provisos and conditions expressed in any original grants of real or immoveable property, which do not materially impair the use of the affected land for the purpose used or intended to be used by that Person;

(37) any Lien resulting from the deposit of cash or securities in connection with the performance of a bid, tender, sale or contract (excluding the borrowing of money) entered into in the ordinary course of business or deposits of cash or securities in order to secure appeal bonds or bonds required in respect of judicial proceedings;

(38) any Lien in favor of a lessor or licensor for rent to become due or for other obligations or acts, the payment or performance of which is required under any lease as a condition to the continuance of such lease;

(39) Liens arising solely from precautionary UCC or Personal Property Security Act financing statements or similar filings; and

(40) Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral; and

(41) Liens securing any Other Pari Passu Lien Obligations incurred pursuant to the first paragraph of the covenant “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” provided, however, that, at the time of incurrence of such Other Pari Passu Lien Obligations under this clause (41) and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 5.5 to 1.0;

(42) Liens on the assets of non-Guarantor Subsidiaries securing Indebtedness of such Subsidiaries that was permitted by the Indenture to be incurred;

(43) all rights of expropriation, access or use or other similar right conferred by or reserved by any federal, state or municipal authority or agency;

(44) any agreements with any governmental authority or utility that do not, in the aggregate, have a materially adverse effect on the use or value of real property and improvements thereon in the judgment of the management of AMLLC;

(45) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under “—Repurchase at the Option of Holders—Asset Sales,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien; and

(46) agreements to subordinate any interest of any Issuer or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by any Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business.

For purposes of determining compliance with this definition, (A) Lien need not be incurred solely by reference to one category of permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, AMLLC shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” means any Parent Entity formed not in connection with, or in contemplation of, a transaction (other than the Transactions) that, assuming such Parent Entity was not a Parent Entity, would constitute a Change of Control.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Personal Property Security Act” means the Personal Property Security Act (Ontario) and the legislation of other provinces or territories in Canada relating to security in personal property generally, including accounts receivable, as adopted by and in effect from time to time in such provinces or territories in Canada, as applicable.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuers in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to an Issuer or any of the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuers or any of the Restricted Subsidiaries sells its accounts receivable to either (1) a Person that is not a Restricted Subsidiary or (2) a Restricted Subsidiary or Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Redemption Bridge Loans” means subordinated promissory notes, in an aggregate principal amount not to exceed $5.0 million, delivered by AMLLC to certain of the Investors, which promissory notes shall have a maturity date of no more than 90 days after the Issue Date.

“Registration Rights Agreement” means the registration rights agreement related to the Private Notes dated as of the Private Notes Issue Date among the Issuers, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by an Issuer or a Restricted Subsidiary in exchange for assets transferred by an Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of AMLLC (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary or an Issuer; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by an Issuer or any of the Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuers or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of an Issuer or any of the Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in any assets or property in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties as contemplated by the Indenture.

“Senior Credit Agreement” means the Credit Facility under the credit agreement entered into as of the Issue Date by and among AMLLC, the lenders party thereto in their capacities as lenders thereunder and UBS AG, Stamford Branch, as Administrative Agent, and the other agents and other parties thereto, including any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, exchanges or refinancings thereof (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise) and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, exchange or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, exchange or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Senior Indebtedness” means:

(1) all Indebtedness of an Issuer or any Guarantor outstanding under the Senior Credit Agreement or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of an Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of an Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Bank Lender or any of its Affiliates (or any Person that was a Bank Lender or an Affiliate of such Bank Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of an Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to an Issuer or any of their respective Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuers and the Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Subject Property” means any contract, license, lease, agreement, instrument or other document to the extent that such grant of a security interest therein is (1) prohibited by, or constitutes a breach or default under, or results in the termination of, or requires any consent not obtained under, such contract, license, lease, agreement, instrument or other document, or, in the case of any Equity Interests or other securities, any applicable shareholder or similar agreement or (2) otherwise constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor under such contract, license, lease, agreement, instrument or other document, except, in each case, to the extent that applicable law or the term in such contract, license, lease, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law or purports to prohibit the granting of a Security Interest over all or a material portion of assets of any Grantor; provided, however, that the foregoing exclusions shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity; provided, further, that the Security Interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified above including, without limitation, any proceeds of such Subject Property.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of an Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of AMLLC and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of AMLLC or such other Person as may be expressly stated.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of September 8, 2010, among Carey Investment Holdings Corp., Carey Intermediate Holdings Corp., Carey Acquisition Corp. and AMH Holdings II, Inc., as amended prior to the Issue Date.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuers or any Restricted Subsidiary in connection with the Transactions, including payment to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Transactions” means the transactions contemplated by the Transaction Agreement, the Mergers, the refinancing of certain indebtedness of Parent and the Issuers, redemption of the Existing Notes, the issuance of the Original Notes and borrowings under the Senior Credit Agreement as in effect on the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to November 1, 2013; provided, however, that if the period from such Redemption Date to November 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of AMLLC which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuers, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuers may designate any Subsidiary of AMLLC (other than Associated Materials Finance, Inc.) (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, an Issuer or any Restricted Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments;” and

(2) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of an Issuer or any Restricted Subsidiary (other than Equity Interests in the Unrestricted Subsidiary).

The Issuers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuers could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” or

(2) the Fixed Charge Coverage Ratio for the Issuers the Restricted Subsidiaries would be greater than such ratio for the Issuers and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuers shall be notified by the Issuers to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of AMLLC or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly Owned Subsidiary” of AMLLC means a Subsidiary of AMLLC, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by AMLLC or by one or more Wholly Owned Subsidiaries of AMLLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The exchange of Private Notes for Exchange Notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Private Note exchanged therefor and the basis of the exchange note will be the same as the basis of the Private Note immediately before the exchange.

In any event, persons considering the exchange of Private Notes for Exchange Notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the Notes (and the exchange of Private Notes for Exchange Notes) by employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (“ERISA Plans”) from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes (including an exchange of Private Notes for Exchange Notes) by an ERISA Plan with respect to which an issuer or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes (or exchanging the Private Notes for Exchange Notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes (including the exchange of Private Notes for Exchange Notes).

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where the Private Notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days after the day this exchange offer expires (subject to extension pursuant to the registration rights agreement), we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus as such broker-dealer may request in the letter of transmittal.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or through a combination of these methods of resale at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of Exchange Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the Private Notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of Private Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Associated Materials, LLC as of December 29, 2012 and December 31, 2011, and for the years ended December 29, 2012 and December 31, 2011, the successor period October 13, 2010 to January 1, 2011 and the predecessor period January 3, 2010 to October 12, 2010 included elsewhere in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). In addition, to the extent not satisfied by the foregoing, we have agreed that, for so long as any Notes are outstanding, we will furnish to holders of the Notes and to any prospective investor in the Notes that certifies it is a Qualified Institutional Buyer (as defined in the Securities Act), upon request and if not previously provided, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Whether or not required by the rules and regulations of the SEC, we have agreed to file the following information with the SEC as long as any Notes are outstanding: (1) within 90 days after the end of each fiscal year (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of an annual report on Form 10-K by a non-accelerated filer), annual reports on Form 10-K, or any successor or comparable form; (2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a quarterly report on Form 10-Q by a non-accelerated filer), quarterly reports on Form 10-Q or any successor or comparable form; and (3) promptly from time to time after the occurrence of an event required to be therein reported, current reports on Form 8-K or any successor or comparable form; in each case, in a manner that complies in all material respects with the requirements specified in such form or any successor or comparable form. If not otherwise available on the SEC’s EDGAR system or any successor system, the Indenture requires us to make such information available to the trustee and holders of the Notes (without exhibits) within 15 days after we file such information with the SEC, without cost to any holder. See “Description of Notes—Certain Covenants—Reports and Other Information.”

ASSOCIATED MATERIALS, LLC

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements for the Years Ended December 29, 2012, December 31, 2011 and January 1, 2011
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 29, 2012 and December 31, 2011	F-3
Consolidated Statements of Comprehensive Loss	F-4
Years Ended December 29, 2012 and December 31, 2011 (Successor)
October 13, 2010 through January 1, 2011 (Successor)
January 3, 2010 through October 12, 2010 (Predecessor)
Consolidated Statements of Member’s Equity / Stockholders’ (Deficit)	F-5
Years Ended December 29, 2012 and December 31, 2011 (Successor)
October 13, 2010 through January 1, 2011 (Successor)
January 3, 2010 through October 12, 2010 (Predecessor)
Consolidated Statements of Cash Flows	F-6
Years Ended December 29, 2012 and December 31, 2011 (Successor)
October 13, 2010 through January 1, 2011 (Successor)
January 3, 2010 through October 12, 2010 (Predecessor)
Notes to Consolidated Financial Statements	F-7
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of March 30, 2013 and December 29, 2012	F-49
Condensed Consolidated Statements of Comprehensive Loss	F-50
Quarter ended March 30, 2013
Quarter ended March 31, 2012
Condensed Consolidated Statements of Cash Flows	F-51
Quarter ended March 30, 2013
Quarter ended March 31, 2012
Notes to Unaudited Condensed Consolidated Financial Statements	F-52

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Associated Materials, LLC

We have audited the accompanying consolidated balance sheets of Associated Materials, LLC and subsidiaries (the “Company”) as of December 29, 2012 and December 31, 2011, and the related consolidated statements of comprehensive loss, member’s equity, and cash flows for the years ended December 29, 2012 and December 31, 2011 and the period from October 13, 2010 to January 1, 2011. We have also audited the consolidated statements of comprehensive loss, stockholders’ (deficit), and cash flows of AMH Holdings II, Inc. and subsidiaries (the “Predecessor”) for the period from January 3, 2010 to October 12, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s or the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 29, 2012 and December 31, 2011, and the results of its operations and its cash flows for the years ended December 29, 2012 and December 31, 2011 and for the period from October 13, 2010 to January 1, 2011, and the results of the Predecessor’s operations and the Predecessor’s cash flows for the period January 3, 2010 to October 12, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

March 21, 2013

ASSOCIATED MATERIALS, LLC

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 29, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$9,594	$11,374
Accounts receivable, net	121,387	121,998
Inventories	117,965	115,653
Income taxes receivable	2,690	—
Deferred income taxes	8,734	8,013
Prepaid expenses	8,771	11,653

Total current assets	269,141	268,691
Property, plant and equipment, net	108,452	126,593
Goodwill	482,613	478,912
Other intangible assets, net	599,644	622,100
Other assets	22,434	24,872

Total assets	$1,482,284	$1,521,168

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$74,311	$80,260
Accrued liabilities	75,297	72,429
Deferred income taxes	3,469	4,967
Income taxes payable	5,697	6,989

Total current liabilities	158,774	164,645
Deferred income taxes	130,777	131,698
Other liabilities	153,473	150,361
Long-term debt	808,205	804,000
Commitments and contingencies
Member’s equity:
Membership interest	554,473	554,297
Accumulated other comprehensive loss	(17,247)	(16,029)
Accumulated deficit	(306,171)	(267,804)

Total member’s equity	231,055	270,464

Total liabilities and member’s equity	$1,482,284	$1,521,168

See accompanying notes to consolidated financial statements.

ASSOCIATED MATERIALS, LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Net sales	$1,142,521	$1,159,515	$269,249	$897,938
Cost of sales	859,617	894,333	222,737	658,509

Gross profit	282,904	265,182	46,512	239,429
Selling, general and administrative expenses	240,027	247,278	53,543	159,448
Impairment of goodwill	—	84,253	—	—
Impairment of other intangible assets	—	79,894	—	—
Merger costs:
Transaction costs	—	585	7,411	38,416
Transaction bonuses	—	—	—	26,231
Stock option compensation	—	—	—	38,014
Manufacturing restructuring costs	—	228	—	—

Income (loss) from operations	42,877	(147,056)	(14,442)	(22,680)
Interest expense, net	75,520	75,729	16,120	58,759
Loss (gain) on debt extinguishment	—	—	25,129	(15,201)
Foreign currency loss (gain)	119	438	771	(184)

Loss before income taxes	(32,762)	(223,223)	(56,462)	(66,054)
Income tax expense (benefit)	5,605	(20,434)	8,553	5,220

Net loss	$(38,367)	$(202,789)	$(65,015)	$(71,274)

Other comprehensive income (loss):
Pension and other postretirement benefit adjustments, net of tax	(9,446)	(18,640)	4,799	(12,663)
Foreign currency translation adjustments, net of tax	8,228	(7,374)	5,186	3,023

Total comprehensive loss	$(39,585)	$(228,803)	$(55,030)	$(80,914)

See accompanying notes to consolidated financial statements.

ASSOCIATED MATERIALS, LLC

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY / STOCKHOLDERS’ (DEFICIT)

(In thousands)

	Common Stock		Capital in Excess Of Par	Membership Interest	Accumulated Other Comprehensive Income (Loss)	Accumulated (Deficit) / Retained Earnings	Total Member’s Equity/ Stockholders’ (Deficit)
	Shares	Amount
Predecessor
Balance at January 2, 2010	1,721,076	$16	$15	$—	$(7,810)	$(317,426)	$(325,205)

Net loss		—	—	—	—	(71,274)	(71,274)
Other comprehensive loss		—	—	—	(9,640)	—	(9,640)
Accrued stock options		—	38,014	—	—	—	38,014
Accrued warrants		—	806	—	—	—	806
Excess tax benefit on stock options		—	1,817	—	—	—	1,817

Balance at October 12, 2010	1,721,076	$16	$40,652	$—	$(17,450)	$(388,700)	$(365,482)

Successor
Balance at October 13, 2010				$—	$—	$—	$—
Equity contribution				553,507	—	—	553,507
Net loss				—	—	(65,015)	(65,015)
Other comprehensive income				—	9,985	—	9,985

Balance at January 1, 2011				553,507	9,985	(65,015)	498,477

Net loss				—	—	(202,789)	(202,789)
Total comprehensive loss				—	(26,014)	—	(26,014)
Equity contribution from parent				300	—	—	300
Stock-based compensation expense				709	—	—	709
Restricted stock surrendered upon vesting				(219)	—	—	(219)

Balance at December 31, 2011				554,297	(16,029)	(267,804)	270,464

Net loss				—	—	(38,367)	(38,367)
Other comprehensive loss				—	(1,218)	—	(1,218)
Equity contribution from parent				80	—	—	80
Stock-based compensation expense				96	—	—	96

Balance at December 29, 2012				$554,473	$(17,247)	$(306,171)	$231,055

See accompanying notes to consolidated financial statements.

ASSOCIATED MATERIALS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
OPERATING ACTIVITIES
Net loss	$(38,367)	$(202,789)	$(65,015)	$(71,274)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	50,678	51,326	10,498	17,582
Deferred income taxes	(2,061)	(32,616)	8,267	4,278
Impairment of goodwill and other intangible assets	—	164,147	—	—
Impact of inventory step-up	—	—	23,091	—
Provision for losses on accounts receivable	2,420	3,114	1,343	3,292
(Gain) loss on sale or disposal of assets	(12)	215	—	43
Loss (gain) on debt extinguishment	—	—	25,129	(15,201)
Amortization of deferred financing costs	4,479	4,459	914	3,203
Stock-based compensation expense	96	709	—	38,014
Compensation expense related to warrants	—	—	—	806
Debt accretion	—	—	—	201
Changes in operating assets and liabilities:
Accounts receivable	(1,333)	(7,774)	42,933	(49,940)
Inventories	(1,647)	29,701	13,128	(41,998)
Prepaid expenses	2,953	(2,701)	(1,258)	1,712
Accounts payable	(6,407)	(8,573)	(67,762)	68,507
Accrued liabilities	2,666	(6,950)	(63,501)	69,282
Income taxes receivable/payable	(4,158)	8,078	(98)	(1,204)
Other assets	(1,755)	918	(32)	(566)
Other liabilities	(8,141)	(3,269)	222	1,832

Net cash (used in) provided by operating activities	(589)	(2,005)	(72,141)	28,569
INVESTING ACTIVITIES
Supply center acquisition	—	(1,550)	—	—
Acquisition, net of assumed debt	—	—	(557,591)	—
Capital expenditures	(5,371)	(15,447)	(5,160)	(10,302)
Proceeds from the sale of assets	94	494	—	—

Net cash used in investing activities	(5,277)	(16,503)	(562,751)	(10,302)
FINANCING ACTIVITIES
Borrowings under ABL facilities	208,471	455,149	157,480	143,500
Payments under ABL facilities	(204,171)	(439,149)	(99,480)	(153,500)
Repayment of Predecessor long-term debt, including redemption premiums and interest	—	—	(719,972)	—
Excess tax benefit from redemption of options	—	—	—	1,817
Issuance of senior notes	—	—	730,000	—
Equity contribution from parent	80	300	553,507	—
Financing costs	(225)	(398)	(39,211)	(223)

Net cash provided by (used in) financing activities	4,155	15,902	582,324	(8,406)
Effect of exchange rate changes on cash and cash equivalents	(69)	191	75	516

Net (decrease) increase in cash and cash equivalents	(1,780)	(2,415)	(52,493)	10,377
Cash and cash equivalents at beginning of the period	11,374	13,789	66,282	55,905

Cash and cash equivalents at end of the period	$9,594	$11,374	$13,789	$66,282

Supplemental Information:
Cash paid for interest	$71,122	$74,300	$8,729	$60,601

Cash paid for income taxes	$11,920	$5,918	$280	$292

See accompanying notes to consolidated financial statements.

ASSOCIATED MATERIALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

NATURE OF OPERATIONS

Associated Materials, LLC (the “Company”) was founded in 1947 when it first introduced residential aluminum siding under the Alside® name and is a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States (“U.S.”) and Canada. The Company produces a comprehensive offering of exterior building products, including vinyl windows, vinyl siding, aluminum trim coil and aluminum and steel siding and accessories, which are produced at the Company’s 11 manufacturing facilities. The Company distributes these products direct to independent distributors and dealers and through its 121 company-operated supply centers. The Company also sells complementary products that are manufactured by third parties, such as roofing materials, insulation, exterior doors, vinyl siding in a shake and scallop design and installation equipment and tools, which are largely distributed through the company-operated supply centers. Because most of the Company’s building products are intended for exterior use, the Company’s sales and operating profits tend to be lower during periods of inclement weather. Therefore, the results of operations for any interim period are not necessarily indicative of the results of operations for a full year.

BASIS OF PRESENTATION

On October 13, 2010, through a series of mergers (the “Merger”), the Company became a 100% owned subsidiary of AMH Intermediate Holdings Corp. (“Holdings”). Holdings is a wholly owned subsidiary of AMH Investment Holdings Corp. (“Parent”), which is controlled by investment funds affiliated with Hellman & Friedman LLC (“H&F”). Holdings and Parent do not have material assets or operations other than their direct and indirect ownership, respectively, of the membership interest of the Company.

Prior to the Merger , the Company was a wholly owned subsidiary of Associated Materials Holdings, LLC, which was a wholly owned subsidiary of AMH Holdings, LLC (“AMH”). AMH was a wholly owned subsidiary of AMH Holdings II, Inc. (“AMH II”), which was controlled by affiliates of Investcorp S.A. and Harvest Partners, L.P. Upon completion of the Merger, the Company’s then existing direct and indirect parent companies were merged into the Company. See Note 2 for further information.

The financial statements for the year ended December 29, 2012, December 31, 2011 and the period October 13, 2010 to January 1, 2011 have been presented to reflect the financial results of the Company subsequent to the Merger (“Successor”). The financial statements for the period January 3, 2010 to October 12, 2010 have been presented to reflect the financial results of the Company and its former direct and indirect parent companies, Associated Materials Holdings, LLC, AMH and AMH II (together, “Predecessor”). The Company’s financial position, results of operations and cash flows prior to the date of the Merger include the activity and results of its former direct and indirect parent companies, which principally consisted of borrowings and related interest expense, are presented as the results of the Predecessor. The results of operations, including the Merger and results thereafter, are presented as the results of the Successor.

The Company operates on a 52/53 week fiscal year that ends on the Saturday closest to December 31st. The Company’s 2012, 2011 and 2010 fiscal years ended on December 29, 2012, December 31, 2011 and January 1, 2011, respectively, and included 52 weeks of operations.

Certain items previously reported in specific financial statement captions have been reclassified to conform to the fiscal 2012 presentation.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances are eliminated in consolidation.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, the Company evaluates its estimates, including those related to recoverability of intangibles and other long-lived assets, customer programs and incentives, allowance for doubtful accounts, inventories, warranties, valuation allowance for deferred tax assets, share-based compensation, pensions and postretirement benefits and various other allowances and accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

REVENUE RECOGNITION

The Company primarily sells and distributes its products through two channels: direct sales from its manufacturing facilities to independent distributors and dealers and sales to contractors through its company-operated supply centers. Direct sales revenue is recognized when the Company’s manufacturing facility ships the product and title and risk of loss passes to the customer or when services have been rendered. Sales to contractors are recognized either when the contractor receives product directly from the supply center or when the supply center delivers the product to the contractor’s job site. For both direct sales to independent distributors and dealers and sales generated from the Company’s supply centers, revenue is not recognized until collectibility is reasonably assured. A substantial portion of the Company’s sales is in the repair and replacement segment of the exterior residential building products industry. Therefore, vinyl windows are manufactured to specific measurement requirements received from the Company’s customers. In 2012, 2011 and 2010, sales to one customer and its licensees represented approximately 13%, 13% and 14% of total net sales, respectively. The contract with this customer expires in December 2012. The Company is currently in the process of negotiating a renewal of this contract, which is expected to occur in the first half of 2013.

Revenues are recorded net of estimated returns, customer incentive programs and other incentive offerings including special pricing agreements, promotions and other volume-based incentives. Revisions to these estimates are charged to income in the period in which the facts that give rise to the revision become known. For contracts involving installation, revenue is recognized when the installation is complete. The Company collects sales, use, and value added taxes that are imposed by governmental authorities on and concurrent with sales to the Company’s customers. Revenues are presented net of these taxes as the obligation is included in accrued liabilities until the taxes are remitted to the appropriate taxing authorities.

The Company offers certain sales incentives to customers who become eligible based on the level of purchases made during the calendar year and are accrued as earned throughout the year. The sales incentives programs are considered customer volume rebates, which are typically computed as a percentage of customer sales, and in certain instances the rebate percentage may increase as customers achieve sales hurdles. Volume rebates are accrued throughout the year based on management estimates of customers’ annual sales volumes and the expected annual rebate percentage achieved. For these programs, the Company does not receive an identifiable benefit in exchange for the consideration, and therefore, the Company characterizes the volume rebate to the customer as a reduction of revenue in the Company’s Consolidated Statements of Comprehensive Loss.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company records accounts receivable at selling prices which are fixed based on purchase orders or contractual arrangements. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance for doubtful accounts is based on review of the overall condition of accounts receivable balances and review of significant past due accounts. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts receivable that are not expected to be collected within one year are reclassified as long-term accounts receivable. Long-term accounts receivable balances, net of the related allowance for doubtful accounts are included in other assets in the Consolidated Balance Sheets. See Note 4 for further information.

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out) or market. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. Fixed manufacturing overheads are allocated based on normal production capacity and abnormal manufacturing costs are recognized as period costs. See Note 5 for further information.

PROPERTY, PLANT AND EQUIPMENT

Additions to property, plant and equipment are stated at cost. The cost of maintenance and repairs of property, plant and equipment is charged to operations in the period incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. The estimated useful lives are approximately 20 to 30 years for buildings and improvements and 3 to 15 years for machinery and equipment. Leasehold improvements are amortized over the lesser of the lease term or the estimated life of the leasehold improvement. Property, plant and equipment are reviewed for impairment in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Depreciation on assets held for sale is discontinued and such assets are reported at the lower of the carrying amount or fair value less costs to sell. See Note 6 for further information.

GOODWILL AND OTHER INTANGIBLE ASSETS WITH INDEFINITE LIVES

The Company reviews goodwill and other intangible assets with indefinite lives for impairment on an annual basis, or more frequently if events or circumstances change that would impact the value of these assets, in accordance with FASB ASC Topic 350, Intangibles — Goodwill and Other. The impairment test is conducted using an income approach. As the Company does not have a market for its equity, management performs the annual impairment analysis utilizing a discounted cash flow approach incorporating current estimates regarding performance and macroeconomic factors discounted at a weighted average cost of capital. The Company conducts its impairment test of its goodwill and other intangible assets with indefinite lives annually at the beginning of the fourth quarter of each year or as indicators of impairment arise. The resulting fair value measures used in such impairment tests incorporate significant unobservable inputs, and as such, are considered Level 3 fair value measures. See Note 7 for further information.

PRODUCT WARRANTY COSTS AND SERVICE RETURNS

Consistent with industry practice, the Company provides to homeowners limited warranties on certain products, primarily related to window and siding product categories. Warranties are of varying lengths of time from the date of purchase up to and including lifetime. Warranties cover product failures such as seal failures for windows and fading and peeling for siding products, as well as manufacturing defects. The Company has various options for remedying product warranty claims including repair, refinishing or replacement and directly incurs the cost of these remedies. Warranties also become reduced under certain conditions of time and change in home ownership. Certain metal coating suppliers provide warranties on materials sold to the Company that mitigate the costs incurred by the Company. Reserves for future warranty costs are provided based on management’s estimates utilizing an actuarial calculation performed by an independent actuary which projects future remedy costs using historical data trends of claims incurred, claim payments, sales history of products to which such costs relate and other factors. See Note 10 for further information.

INCOME TAXES

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes (“ASC 740”). Income tax expense includes both current and deferred taxes. Deferred tax assets and liabilities may be recognized for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. ASC 740 requires deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company reviews the recoverability of any tax assets recorded on the balance sheet and provides any necessary allowances as required. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of expense and benefit to be recognized in the financial statement. No tax benefit is recognized in the financial statements for tax positions that do not meet the more likely than not threshold. The Company recognizes interest and penalties related to uncertain tax positions within income tax expense. The effect of a change to the deferred tax assets or liabilities as a result of new tax law, including tax rate changes, is recognized in the period that the tax law is enacted. See Note 13 for further information.

DERIVATIVES AND HEDGING ACTIVITIES

In accordance with FASB ASC Topic 815, Derivatives and Hedging, all of the Company’s derivative instruments are recognized on the balance sheet at their fair value. The Company uses techniques designed to mitigate the short-term effect of exchange rate fluctuations of the Canadian dollar on its operations by entering into foreign exchange forward contracts. The Company does not speculate in foreign currencies or derivative financial instruments. Gains or losses on foreign exchange forward contracts are recorded within foreign currency loss (gain) in the accompanying Consolidated Statements of Comprehensive Loss. At December 29, 2012, the Company was a party to foreign exchange forward contracts for Canadian dollars. The value of these contracts at December 29, 2012 was less than $0.1 million.

STOCK PLANS

The Company accounts for share-based payments to employees and directors, including grants of restricted stock awards, in accordance with FASB ASC Topic 718, Compensation — Stock Compensation (“ASC 718”), which requires that share-based payments (to the extent they are compensatory) be measured and recognized in the Company’s Consolidated Statements of Comprehensive Loss using a fair value method. See Note 14 for further information.

PENSIONS

Pension costs are developed from actuarial valuations. Inherent in these valuations are key assumptions including discount rates and expected return on plan assets. In selecting these assumptions, management considers current market conditions, including changes in interest rates and market returns on plan assets. Changes in the related pension benefit costs may occur in the future due to changes in assumptions. See Note 15 for further information.

LEASE OBLIGATIONS

Lease expense for operating leases that have escalating rentals over the term of the lease is recorded on a straight-line basis over the life of the lease, which commences on the date the Company has the right to control the property. The cumulative expense recognized on a straight-line basis in excess of the cumulative payments is included in accrued liabilities in the Consolidated Balance Sheets. Capital improvements that may be required to make a building suitable for the Company’s use are incurred by the landlords and are made prior to the Company having control of the property (lease commencement date), and are therefore, incorporated into the determination of the lease rental rate. See Note 16 for further information.

In connection with the Merger and the application of purchase accounting, the Company evaluated its operating leases and recorded adjustments to reflect the fair market values of its operating leases. As a result, a favorable lease asset of $0.8 million and an unfavorable lease liability of $5.0 million were recorded based on the then current market analysis. The favorable lease asset and unfavorable lease liability are being amortized over the related remaining lease terms and are reported within cost of sales and selling, general and administrative expenses in the Consolidated Statements of Comprehensive Loss beginning October 13, 2010. The unamortized balances as of December 29, 2012 for the lease asset and lease liability were $0.4 million and $3.6 million, respectively.

LITIGATION EXPENSES

The Company is involved in certain legal proceedings. The Company recognizes litigation related expenses in the period in which the litigation services are provided. See Note 17 for further information.

COST OF SALES AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

For products manufactured by the Company, cost of sales includes the purchase cost of raw materials, net of vendor rebates, payroll and benefit costs for direct and indirect labor incurred at the Company’s manufacturing locations including purchasing, receiving and inspection, inbound freight charges, freight charges to deliver product to the Company’s supply centers, and freight charges to deliver product to the Company’s independent distributor and dealer customers. It also includes all variable and fixed costs incurred to operate and maintain the manufacturing locations and machinery and equipment, such as lease costs, repairs and maintenance, utilities and depreciation. For third-party manufactured products, which are sold through the Company’s supply centers, cost of sales includes the purchase cost of the product, net of vendor rebates, as well as inbound freight charges.

As a result of the Merger, the Company’s inventory was increased by $23.1 million to reflect fair market value which was recognized as an increase to cost of goods sold in the Company’s Consolidated Statements of Comprehensive Loss during the successor period October 13, 2010 to January 1, 2011 as the related inventory was sold and replaced by manufactured inventory valued at cost.

Selling, general and administrative expenses include payroll and benefit costs including incentives and commissions of its supply center employees, corporate employees and sales representatives, building lease costs of its supply centers, delivery vehicle costs and other delivery charges incurred to deliver product from its supply centers to its contractor customers, sales vehicle costs, marketing costs, customer sales rewards, other administrative expenses such as supplies, legal, accounting, consulting, travel and entertainment as well as all other costs to operate its supply centers and corporate office. The customer sales rewards programs offer customers the ability to earn points based on purchases, which can be redeemed for products or services procured through independent third-party suppliers. The costs of the rewards programs are accrued as earned throughout the year based on estimated payouts under the program. Total customer rewards costs reported as a component of selling, general and administrative expenses totaled $4.5 million for the year ended December 29, 2012, $6.2 million for the year ended December 31, 2011, $0.1 million for the successor period October 13, 2010 to January 1, 2011, and $4.6 million for the predecessor period January 3, 2010 to October 12, 2010. Shipping and handling costs included in selling, general and administrative expense totaled $31.9 million for the year ended December 29, 2012, $32.1 million for the year ended December 31, 2011, $6.1 million for the successor period October 13, 2010 to January 1, 2011, and $21.4 million for the predecessor period January 3, 2010 to October 12, 2010.

MARKETING AND ADVERTISING

Marketing and advertising costs are generally expensed as incurred. Marketing and advertising expense was $11.0 million for the year ended December 29, 2012, $12.3 million for the year ended December 31, 2011, $2.7 million for the successor period October 13, 2010 to January 1, 2011 and $9.5 million for the predecessor period January 3, 2010 to October 12, 2010.

FOREIGN CURRENCY TRANSLATION

The financial position and results of operations of the Company’s Canadian subsidiary are measured using Canadian dollars as the functional currency. Assets and liabilities of the subsidiary are translated into U.S. dollars at the exchange rate in effect at each reporting period end. Income statement and cash flow amounts are translated into U.S. dollars at the average exchange rates prevailing during the year. Translation adjustments arising from the use of different exchange rates from period to period are reflected as a component of member’s equity within accumulated other comprehensive income (loss). Gains and losses arising from transactions denominated in a currency other than Canadian dollars occurring in the Company’s Canadian subsidiary are included in foreign currency loss (gain) in the Company’s Consolidated Statement of Comprehensive Loss.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2013, the FASB issued Accounting Standards Update (“ASU”) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“ASU 2013-02”). ASU 2013-02 requires the disclosure of additional information about reclassification adjustments, including (1) changes in accumulated other comprehensive income balances by component and (2) significant items reclassified out of accumulated other comprehensive income. Required disclosures include disaggregation of the total change of each component of other comprehensive income and separately present reclassification adjustments and current-period other comprehensive income. In addition, ASU 2013-02 requires the presentation of information about significant items reclassified out of accumulated other comprehensive income by component either on the face of the statement where net income is presented or as a separate disclosure in the notes to the financial statements. The new disclosure requirements are effective, prospectively, for fiscal years, and interim periods within those years, beginning after December 15, 2012 and early adoption is permitted. ASU 2013-02 concerns presentation and disclosure only. The Company does not believe that the adoption of the provisions of ASU 2013-02 will have an impact on its consolidated financial position, results of operations or cash flows.

In July 2012, the FASB issued ASU No. 2012-02, Intangibles — Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). ASU 2012-02 permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. If an entity determines that it is not more likely than not that the asset is impaired, the entity will have the option not to calculate annually the fair value of an indefinite-lived intangible asset. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company does not believe that the adoption of the provisions of ASU 2012-02 will have an impact on its consolidated financial position, results of operations or cash flows.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles — Goodwill and Other (Topic 350): Testing Goodwill for Impairment (“ASU 2011-08”). ASU 2011-08 provides the option to first assess qualitative factors to determine whether the existence of events or circumstance leads to the determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the entity determines it is not more likely than not that the fair value is less than the carrying amount, then performing the two-step impairment test is unnecessary. However, if the entity concludes otherwise, it is required to perform the first step of the two-step impairment test. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. Adoption of the provisions of ASU 2011-08 on January 1, 2012 did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 eliminates the option to report other comprehensive income and its components in the statement of changes in member’s equity and requires an entity to present the components of net income and the components of other comprehensive income and the total for comprehensive income, either in a single continuous statement or in two separate but consecutive statements. In addition, ASU 2011-05 requires presentation of reclassification adjustments for each component of accumulated other comprehensive income in both the statement in which net income is presented and the statement in which other comprehensive income is presented. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income — Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU 2011-05 (“ASU 2011-12”). ASU 2011-12 defers the effective date of the specific requirements made in ASU 2011-05 pertaining to presentation of reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. ASU 2011-12 reinstates the previous requirements to present reclassification adjustments either on the face of the statement in which other comprehensive income is reported or to disclose them in the notes to the financial statements. All other requirements in ASU 2011-05 are not affected by ASU 2011-12. ASU 2011-05 and ASU 2011-12 are effective for interim and annual periods beginning after December 15, 2011. Effective January 1, 2012, the Company adopted the single continuous statement approach for the presentation of components of net income and other comprehensive income and a total for comprehensive income. Adoption of ASU 2011-05 and ASU 2011-12 did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

2. BUSINESS COMBINATION

On October 13, 2010, AMH II, the then indirect parent company of the Company, completed its merger (the “Acquisition Merger”) with Carey Acquisition Corp. (“Merger Sub”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 8, 2010 (“Merger Agreement”), among Carey Investment Holdings Corp. (now known as AMH Investment Holdings Corp.) (“Parent”), Carey Intermediate Holdings Corp. (now known as AMH Intermediate Holdings Corp.), a 100% owned direct subsidiary of Parent (“Holdings”), Merger Sub, a wholly-owned direct subsidiary of Holdings, and AMH II, with AMH II surviving such merger as a wholly-owned direct subsidiary of Holdings. After a series of additional mergers (the “Downstream Mergers,” and together with the “Acquisition Merger,” the “Merger”), AMH II merged with and into the Company, with the Company surviving such merger as a wholly-owned direct subsidiary of Holdings. As a result of the Merger, the Company is now an indirect wholly-owned subsidiary of Parent. The Merger was completed to provide a liquidity event for the Company’s then indirect parent company and to provide the Company with additional growth opportunities and access to capital in order to capitalize on the long-term growth prospects of the business. Approximately 97% of the capital stock of Parent is owned by investment funds affiliated with H&F.

Upon consummation of the Merger, the holders of AMH II equity (including “in-the-money” stock options and warrants outstanding immediately prior to the consummation of the Acquisition Merger), received consideration consisting of approximately $600 million in cash, less (1) $16.2 million paid to affiliates of Harvest Partners and Investcorp in accordance with the management services agreement with Harvest Partners and (2) $26.2 million of transaction bonuses paid to senior management and certain other employees in connection with the Merger. Immediately prior to the consummation of the Merger, all outstanding shares of AMH II preferred stock were converted into shares of AMH II common stock.

In connection with the consummation of the Merger, the Company repaid and terminated the prior asset-based credit facility (“prior ABL Facility”) and repaid the 20% Senior Notes due 2014 (“20% notes”). In addition, the Company called and discharged its obligations under the indentures governing the 9.875% Senior Secured Second Lien Notes due 2016 (“9.875% notes”) and the 11.25% Senior Discount Notes due 2014 (“11.25% notes”). Expenses related to the redemption of the prior ABL Facility and the 20% notes were recorded as a net gain on debt extinguishment of the Predecessor. Expenses related to the redemption of the 9.875% notes and the 11.25% notes were in part recognized as fair value increases to the debt balances in the allocation of purchase price, with the remaining redemption costs in excess of the fair value adjustments totaling $13.6 million recognized as a net loss on debt extinguishment in the Successor’s results of operations.

The Merger and the repayment of the 9.875% notes, the 11.25% notes and the 20% notes and related expenses were financed with (1) $553.5 million in cash contributed by Parent (which includes $8.5 million invested by management), (2) the issuance of $730.0 million of 9.125% senior secured notes, (3) $73.0 million in cash drawn under the Company’s new $225.0 million asset-based lending facility (“ABL facilities”) and (4) $45.9 million of cash from the Company’s balance sheet. In connection with the Merger and new debt structure, the Successor paid deferred financing fees of $39.2 million in the period ended January 1, 2011, which included $11.5 million related to an interim financing facility, which was negotiated, but ultimately not utilized and expensed by the Successor in net loss on debt extinguishment in the Successor’s results of operations for the period ended January 1, 2011.

The Merger was accounted for using the acquisition method of accounting. The total purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values. The excess of the cost of the Merger over the fair value of the assets acquired and liabilities assumed was recorded as goodwill. The goodwill recorded was the result of the ability to earn a higher rate of return from the acquired business than would be expected if the assets had to be acquired or developed separately and would not be deductible for federal income tax purposes. The increase in basis of the acquired assets and assumed liabilities would result in non-cash expenses (income) in future periods, principally related to the step-up in the value of inventory, property, plant and equipment, intangible assets and warranty liability.

The following table summarizes the fair values of the assets acquired and liabilities assumed on October 13, 2010 (in thousands):

Total current assets	$423,548
Property, plant and equipment	137,152
Goodwill	564,072
Other intangible assets	734,100
Other assets	3,504

Total assets acquired	1,862,376
Total current liabilities	310,465
Deferred income taxes	147,796
Other liabilities	140,239
Long-term debt	706,285

Total liabilities assumed	1,304,785

Net assets acquired	$557,591

The allocation of purchase price resulted in $564.1 million in goodwill and $734.1 million in other intangible assets, including $404.0 million of customer base intangibles with estimated useful lives ranging from 11 to 18 years and $330.1 million of marketing-based intangibles with indefinite lives.

In connection with the Merger, the Predecessor incurred certain transaction related costs, including investment banking fees and expenses, legal fees and expenses, sponsor fees payable to the Predecessor’s sponsors and other transaction related expenses, which have been classified as merger costs in the Predecessor’s results of operations. In addition, the Predecessor recorded transaction bonuses payable to certain members of management in connection with the completion of the Merger and stock option compensation expense in connection with the Merger related to the modification of certain Predecessor stock options and the fair value of an in-the-money stock option award granted immediately prior to the Merger. The Predecessor also recorded expense related to stock warrants payable as a result of the transaction, which had been classified as a reduction of net sales in accordance with FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees in the Predecessor’s results of operations for the period ended October 12, 2010. The Successor recorded transaction related expenses classified as Merger costs in the Successor’s results of operations for the period ended January 1, 2011 primarily for fees paid on behalf of Merger Sub related to due diligence activities.

Unaudited pro forma operating results of the Company for the year ended January 1, 2011 giving effect to the Merger on January 3, 2010 is summarized as follows (in thousands):

Net sales (1)	$1,167,993
Net loss (2)	(58,456)

(1)	Excluded $0.8 million of expense for stock warrants, which were redeemed for cash in connection with the Merger.
(2)	Excluded $143.9 million of non-recurring expenses directly related to the Merger as follows: (i) $38.4 million of Predecessor expenses including investment banking, legal and other expenses; (ii) $7.4 million of Successor expenses primarily including fees paid on behalf of Merger Sub related to due diligence activities; (iii) $26.2 million of transaction bonuses paid to senior management and certain employees in connection with the Merger; (iv) 38.0 million of stock option compensation expense recognized as a result of the modification of certain stock option awards in connection with the Merger and the fair value of an in-the-money stock option award granted immediately prior to the Merger; (v) $0.8 million of expense for stock warrants, which were redeemed for cash in connection with the Merger; (vi) $23.1 million for the amortization of the step-up in basis of inventory related to purchase accounting which is non-recurring; (vii) a $15.2 million net gain on debt extinguishment recorded by the Predecessor in connection with the Merger, which was related to the write-off of the troubled debt accrued interest associated with the redemption of the previously outstanding 13.625% notes and the write-off of the financing fees related to the prior ABL Facility; and (viii) a $25.1 million loss on debt extinguishment recorded by the Successor, which was comprised of $13.6 million related to the redemption of the previously outstanding 9.875% notes and 11.25% notes and $11.5 million of expense related to an interim financing facility, which was negotiated but ultimately not utilized, related to financing for the Merger.

3. RELATED PARTIES

During the years ended December 29, 2012 and December 31, 2011, the Company paid AlixPartners, LLP, a former portfolio company of H&F, $0.5 million and $2.9 million, respectively, in connection with operational improvement projects, including projects related to purchasing, manufacturing, inventory and logistics, which is included in selling, general and administrative expenses.

In connection with the Merger, and in accordance with the amended and restated management agreement between Harvest Partners and the Company, and the transaction fee sharing agreement between Harvest Partners and Investcorp International Inc. (“III”), the Company paid (1) a transaction fee of $6.5 million and management fees for the remaining term of the amended and restated management agreement, including the cancellation notice period, of $3.2 million to Harvest Partners and (2) a transaction fee of $6.5 million to III. These fees were included in the Predecessor’s results of operations as merger costs for the period ended October 12, 2010. In addition, the Company paid $1.1 million to H&F in reimbursement for third party transaction related expenses incurred on behalf of Merger Sub primarily related to due diligence activities, which was recorded in the Successor’s results of operations as merger costs for the period ended January 1, 2011.

During the predecessor period ended October 12, 2010, the Company paid $0.7 million of management fees to Harvest Partners for financial advisory and strategic planning services provided in accordance with an amended and restated management agreement, which were included in selling, general and administrative expenses in the Consolidated Statements of Comprehensive Loss. On October 13, 2010, upon consummation of the Merger, the amended and restated management agreement with Harvest Partners was terminated.

4. ALLOWANCE FOR DOUBTFUL ACCOUNTS

Changes in the allowance for doubtful accounts on accounts receivable are as follows (in thousands):

	December 29, 2012	December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Balance at beginning of period	$7,823	$9,203	$9,471	$8,015
Provision for losses	2,420	3,114	1,343	3,292
Losses sustained (net of recoveries)	(1,072)	(4,494)	(1,611)	(1,836)

Balance at end of period	$9,171	$7,823	$9,203	$9,471

Allowance for doubtful accounts on accounts receivable consists of (in thousands):

	December 29, 2012	December 31, 2011
Allowance for doubtful accounts, current	$3,737	$4,242
Allowance for doubtful accounts, non-current	5,434	3,581

	$9,171	$7,823

5. INVENTORIES

Inventories consist of (in thousands):

	December 29, 2012	December 31, 2011
Raw materials	$26,749	$29,770
Work-in-progress	11,589	8,580
Finished goods	79,627	77,303

	$117,965	$115,653

6. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of (in thousands):

	December 29, 2012	December 31, 2011
Land	$15,315	$15,032
Buildings	40,871	39,991
Machinery and equipment	105,708	98,500
Construction in process	642	2,797

	162,536	156,320
Less accumulated depreciation	54,084	29,727

	$108,452	$126,593

Depreciation expense was $23.2 million for the year ended December 29, 2012, $23.6 million for the year ended December 31, 2011, $5.0 million for the successor period October 13, 2010 to January 1, 2011, and $15.4 million for the predecessor period January 3, 2010 to October 12, 2010.

7. GOODWILL AND OTHER INTANGIBLE ASSETS

As a result of the Merger completed during the fourth quarter of 2010, the Company engaged an independent valuation firm to assist management in the estimation of the fair values of certain tangible and intangible assets. The valuation analyses were based on the definition of fair value as promulgated in FASB ASC Topic 805, Business Combinations, and FASB ASC Topic 820, Fair Value Measurements and Disclosures. The analysis was performed as of October 13, 2010, which was the closing date of the Merger.

The valuation analyses considered various valuation approaches, including the income approach, market approach and cost approach. The assets were valued by applying these techniques under the premise of the assets’ values to a prudent investor contemplating retention and use of the assets in an ongoing business. The valuation analyses considered financial and other information from management and various public, financial and industry sources. The valuation analyses required significant judgments and estimates, primarily regarding expected growth rates, royalty rates and discount rates. Expected growth rates were determined based on internally developed projections considering future financial plans of the Company. Royalty rates were estimated based on review of publicly disclosed royalty rates for similar products and based on an analysis of economic profit attributable to the Company’s brands. The discount rates used were estimated based on the Company’s weighted average cost of capital, which considered market assumptions and other risk premiums estimated by the independent valuation firm assisting the Company with the valuation of its intangible assets. Estimates could be materially impacted by factors such as specific industry conditions and changes in growth trends. The assumptions used were management’s best estimates based on projected results and market conditions as of the closing date of the Merger.

The Company reviews goodwill for impairment on an annual basis at the beginning of the fourth quarter, or more frequently if events or circumstances change that would impact the value of these assets. During 2012, the Company completed the annual impairment test of goodwill as of the beginning of the fourth quarter and based on the results of the testing, no impairment charges were recorded.

During 2011, the Company’s results of operations deteriorated as compared to management’s projections for the year. Management believed that the declines experienced during the first half of 2011 were primarily related to the impact of the reduction to the energy tax credit, a weakened economic environment and unfavorable weather conditions, all of which can impact the demand for exterior building products. Management believed that some portion of these conditions were temporary in nature. During the third quarter of 2011, the weaker economic conditions and lower results of operations persisted, resulting in management changing its outlook and lowering its forecast used for its discounted cash flow analysis. In addition, Parent granted stock options in September 2011 to its newly appointed President and Chief Executive Officer at an exercise price of $5 per share based on a determination of fair market value by Parent’s board of directors, and also modified certain other outstanding options to an exercise price of $5 per share. As a result of the lower management projections for operating results and the calculated lower per share equity value, the Company believed that it had an indicator of impairment and performed interim impairment testing as of September 3, 2011.

The Company, comprised of a single reporting unit, completed the first step of its goodwill impairment testing with the assistance of an independent valuation firm and determined that the fair value of its reporting unit was lower than its carrying value prior to filing its third quarter Form 10-Q on November 15, 2011. The Company’s fair value was determined using a discounted cash flow approach incorporating current estimates regarding future financial performance and macroeconomic factors discounted at a weighted average cost of capital. The Company had not finalized its review of the interim impairment analysis due to the limited time period from the first indication of potential impairment to the date of its third quarter filing and the complexities involved in estimating the fair value of certain assets and liabilities. Accounting guidance provides that in circumstances in which step two of the impairment analysis has not been completed, a company should recognize an estimated impairment charge to the extent that a company determines that it is probable that an impairment loss has occurred and such impairment loss can be reasonably estimated using the guidance of accounting for contingencies. Given that the second step of the valuation analysis had not been completed and the complexities involved in such analysis, management could not reasonably estimate the amount of an impairment charge prior to the filing of the third quarter Form 10-Q, but had concluded that an impairment loss was probable.

Prior to the completion of the 2011 annual financial statements, the Company finalized the valuation work necessary to complete the second step of the impairment analysis, in which it determined the fair value of its identified tangible and intangible assets and liabilities with the assistance of the same independent valuation firm utilized to assist in the first step of its impairment testing. Based on that analysis, the Company calculated an implied fair value of goodwill, which was lower than the book value of goodwill, resulting in the Company recording a goodwill impairment charge of $84.3 million during the fourth quarter of 2011. The goodwill impairment charge was a non-cash item and did not affect the calculation of the borrowing base or financial covenants in the Company’s credit agreement. There was no tax benefit associated with this non-cash charge.

In addition to the interim impairment testing of goodwill, the Company conducted its annual impairment test as of beginning of the fourth quarter of 2011. The annual fourth quarter test occurred in connection with the Company’s annual budgeting process. In connection with this process, the Company further lowered its financial projections and with the assistance of an independent valuation firm determined that the fair value of its reporting unit was lower than its carrying value as of the annual testing date. As a result, the Company was required to conduct a second step impairment analysis, in which it updated the fair value estimates of its identified tangible and intangible assets and liabilities. The second step impairment analysis indicated the fair value of implied goodwill exceeded the carrying value, and as a result, no further impairment of goodwill was recorded.

Changes in the net carrying amount of goodwill are as follows (in thousands):

Goodwill
Balance at January 1, 2011	$566,423
Foreign currency translation	(3,258)
Impairment loss	(84,253)

Balance at December 31, 2011	478,912
Foreign currency translation	3,701

Balance at December 29, 2012	$482,613

At December 29, 2012, December 31, 2011 and January 1, 2011, accumulated goodwill impairment losses were $84.3 million, $84.3 million and $0, respectively, exclusive of foreign currency translation.

The Company’s other intangible assets consist of the following (in thousands):

	December 29, 2012			December 31, 2011
	Cost	Accumulated Amortization	Net Carrying Value	Cost	Accumulated Amortization	Net Carrying Value
Amortized customer bases	$331,582	$57,897	$273,685	$330,080	$31,498	$298,582
Amortized non-compete agreements	10	5	5	10	2	8

Total amortized intangible assets	331,592	57,902	273,690	330,090	31,500	298,590
Non-amortized trade names (1)	325,954	—	325,954	323,510	—	323,510

Total intangible assets	$657,546	$57,902	$599,644	$653,600	$31,500	$622,100

(1)	Balances at December 29, 2012 and December 31, 2011 reflected impairment charges of $72.2 million and $7.7 million recorded during the third and fourth quarters of 2011, respectively.

The Company’s non-amortized intangible assets consist of the Alside®, Revere®, Gentek®, Preservation® and Alpine trade names and are tested for impairment at least annually at the beginning of the fourth quarter. In addition, the Company tests such assets for impairment on a more frequent basis if there are indications of potential impairment. During 2012, the Company completed the annual impairment test of intangible assets with indefinite lives as of the beginning of the fourth quarter and based on the results of the testing, no impairment charges were recorded.

During the third quarter of 2011, as indicated previously, due to the weaker economic conditions and lower projections for results of operations, the Company believed potential indicators of impairment existed for the non-amortized trade names and completed an interim test of the fair value with the assistance of an independent valuation firm. The Company determined that the fair value using the income approach of certain non-amortized trade names was lower than the carrying value. Accordingly, the Company recorded an impairment charge of $72.2 million during the third quarter of 2011 associated with its non-amortized trade names.

In addition to the interim impairment testing of other intangible assets, the Company conducted its annual impairment test at the beginning of the fourth quarter of 2011. The Company had revised its forecasts downward after the date of the interim impairment testing based on its annual budgeting process. Using the income approach, the Company concluded that the fair value of certain non-amortized trade names was lower than the carrying value determined during the interim impairment test. Accordingly, the Company recorded an additional impairment charge of $7.7 million during the fourth quarter of 2011 associated with its non-amortized trade names.

Finite lived intangible assets, which consist of amortized customer bases and amortized non-compete agreements, are amortized on a straight-line basis over their estimated useful lives. The estimated average amortization period for amortized customer bases and amortized non-compete agreements is 13 years and 3 years, respectively. Amortization expense related to other intangible assets was $26.2 million for the years ended December 29, 2012 and December 31, 2011, respectively, $5.5 million for the successor period October 13, 2010 to January 1, 2011 and $2.1 million for the predecessor period January 3, 2010 to October 12, 2010. Amortization expense is estimated to be $26.2 million per year for fiscal years 2013, 2014, 2015, 2016 and 2017.

8. ACCRUED AND OTHER LIABILITIES

Accrued liabilities consist of (in thousands):

	December 29, 2012	December 31, 2011
Employee compensation	$15,586	$13,426
Sales promotions and incentives	16,852	18,326
Warranty reserves	9,368	9,779
Employee benefits	7,918	6,080
Interest	11,682	11,842
Taxes other than income taxes	3,255	2,902
Other	10,636	10,074

	$75,297	$72,429

Other liabilities consist of (in thousands):

	December 29, 2012	December 31, 2011
Pensions and other postretirement plans	$55,532	$49,762
Warranty reserves	88,103	91,384
Other	9,838	9,215

	$153,473	$150,361

9. MANUFACTURING RESTRUCTURING COSTS

The Company discontinued its use of the warehouse facility adjacent to the Ennis manufacturing plant during the second quarter of 2009. As a result, the related lease costs associated with the discontinued use of the warehouse facility were recorded as a restructuring charge of $5.3 million during 2009. During the second quarter of 2011, the Company re-measured its restructuring liability due to changes in the expected timing and amount of cash flows over the remaining lease term. As a result, the Company recorded an adjustment to increase the restructuring liability and recognized a charge of $0.2 million within selling, general and administrative expenses reported in the Consolidated Statements of Comprehensive Loss for the year ended December 31, 2011.

Changes in the manufacturing restructuring liability are as follows (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Balance at beginning of period	$4,086	$4,583	$4,728	$5,036
Additions	—	228	—	—
Reclass of related lease obligations	—	—	—	389
Accretion of related lease obligations	545	498	89	295
Payments	(1,244)	(1,223)	(234)	(992)

Balance at end of period	$3,387	$4,086	$4,583	$4,728

The remaining restructuring liability was included in accrued liabilities and other liabilities in the Consolidated Balance Sheets and will continue to be paid over the lease term, which ends April 2020.

10. PRODUCT WARRANTY COSTS AND SERVICE RETURNS

Consistent with industry practice, the Company provides to homeowners limited warranties on certain products, primarily related to window and siding product categories. Changes in the warranty reserve are as follows (in thousands):

	December 29, 2012	December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Balance at beginning of period	$101,163	$94,712	$93,387	$33,016
Provision for warranties issued and changes in estimates for pre-existing warranties	4,098	14,661	2,599	7,602
Claims paid	(8,133)	(7,823)	(1,441)	(5,675)
Foreign currency translation	343	(387)	167	210

Balance at end of period	$97,471	$101,163	$94,712	$35,153

As a result of the Merger and the application of purchase accounting, the Company adjusted its warranty reserves to represent an estimate of the fair value of the liability as of the closing date of the Merger. The estimated fair value of the liability was based on an actuarial calculation performed by an independent actuary which projected future remedy costs using historical data trends of claims incurred, claims payments and sales history of products to which such costs relate. The fair value of the expected future remedy costs related to products sold prior to the Merger was based on the actuarially determined estimates of expected future remedy costs and other factors and assumptions the Company believes market participants would use in valuing the warranty reserves. These other factors and assumptions included inputs for claims administration costs, confidence adjustments for uncertainty in the estimates of expected future remedy costs and a discount factor to arrive at the estimated fair value of the liability at the date of the Merger. The excess of the estimated fair value over the expected future remedy costs of $9.5 million, which was included in the Company’s warranty reserve at the date of the Merger, is being amortized as a reduction of warranty expense over the expected term such warranty claims will be satisfied. The remaining unamortized amount at December 29, 2012 was $7.9 million. Prior to the Merger, the reserves for future warranty costs were based on management estimates of such future costs. Management believes that the adopted actuarial method provides management additional information to base its estimates of the expected future remedy costs and is a preferable method for estimating warranty reserves. The provision for warranties was reported within cost of sales in the Consolidated Statements of Comprehensive Loss.

11. EXECUTIVE OFFICERS’ SEPARATION AND HIRING COSTS

On February 20, 2012, David S. Nagle was appointed President, AMI Distribution. On February 24, 2012, Stephen E. Graham resigned from his position as Senior Vice President — Chief Financial Officer and Secretary of the Company. On February 27, 2012, the Company entered into an employment agreement with Paul Morrisroe, pursuant to which he agreed to serve as the Company’s Senior Vice President, Chief Financial Officer and Secretary. The Company’s Senior Vice President of Human Resources, John F. Haumesser, resigned from his position effective April 19, 2012 and was succeeded by James T. Kenyon, who was named Senior Vice President and Chief Human Resources Officer on June 4, 2012.

On June 2, 2011, Thomas N. Chieffe resigned from his position as President and Chief Executive Officer and as a director of the Company, and Dana R. Snyder, a director of the Company, was appointed Interim Chief Executive Officer. On June 29, 2011, Warren J. Arthur resigned from his position as Senior Vice President of Operations of the Company. On August 1, 2011, Robert C. Gaydos was appointed Senior Vice President, Operations. On September 12, 2011, Jerry W. Burris was appointed President and Chief Executive Officer, and Mr. Snyder resigned from his position as Interim Chief Executive Officer. Robert M. Franco, President of AMI Distribution, left the Company on March 31, 2011.

The Company recorded $3.4 million, $6.7 million and $1.4 million for the years ended December 29, 2012, December 31, 2011 and for the successor period October 13, 2010 to January 1, 2011, respectively, for separation and hiring costs, including payroll taxes, certain benefits and related professional fees. These separation and hiring costs had been recorded as a component of selling, general and administrative expenses. As of December 29, 2012, remaining separation costs of $3.4 million were accrued, which will be paid at various dates through 2014.

12. LONG-TERM DEBT

Long-term debt consists of (in thousands):

	December 29, 2012	December 31, 2011
9.125% notes	$730,000	$730,000
Borrowings under the ABL facilities	78,205	74,000

Total long-term debt	$808,205	$804,000

9.125% Senior Secured Notes due 2017

On October 13, 2010, in connection with the consummation of the Merger, the Company and AMH New Finance, Inc. (collectively, the “Issuers”) issued and sold $730.0 million of 9.125% Senior Secured Notes due November 1, 2017 (“9.125% notes” or “notes”) pursuant to the indenture, dated as of October 13, 2010 (“Indenture”). The notes bear interest at a rate of 9.125% per annum payable May 1 and November 1 of each year commencing May 1, 2011. The Company completed the exchange of all outstanding privately placed 9.125% notes for newly registered notes in July 2011. The notes have an estimated fair value of $742.8 million and $636.9 million based on quoted market prices as of December 29, 2012 and December 31, 2011, respectively.

Guarantees. The notes are unconditionally guaranteed, jointly and severally, by each of the Issuers’ direct and indirect domestic subsidiaries (“guarantors”) that guarantee the Company’s obligations under the senior secured asset-based revolving credit facilities (“ABL facilities”).

Collateral. The notes and the guarantees are secured by a first-priority lien on substantially all of the Issuers’ and the guarantors’ present and future assets located in the United States (other than the ABL collateral, in which the notes and the guarantees have a second-priority lien, and certain other excluded assets), including equipment, owned real property valued at $5.0 million or more and all present and future shares of capital stock of each of the Issuers’ and each guarantor’s material directly 100% owned domestic subsidiaries and 65% of the present and future shares of capital stock, of each of the Issuers’ and each guarantor’s directly owned foreign restricted subsidiaries (other than Canadian subsidiaries), in each case subject to certain exceptions and customary permitted liens. In addition, the notes and the guarantees are secured by a second-priority lien on substantially all of the Issuers’ and the guarantors’ present and future assets, which assets also secure the Issuers’ obligations under the ABL facilities, including accounts receivable, inventory, related general intangibles, certain other related assets and the proceeds thereof.

Optional Redemption. The Issuers have the option to redeem the notes, in whole or in part, at any time on or after November 1, 2013 at redemption prices (expressed as percentages of principal amount of the notes to be redeemed) of 106.844%, 104.563%, 102.281% and 100.000% during the 12-month periods commencing on November 1, 2013, 2014, 2015 and 2016, respectively, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. Prior to November 1, 2013, the Issuers may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus a make-whole premium. In addition, prior to November 1, 2013, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of the notes from the net cash proceeds of one or more equity offerings (to the extent such net cash proceeds are received by or contributed to the Company) at a redemption price equal to 109.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date; provided that (a) at least 50% of the sum of the aggregate principal amount of notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption and (b) that each such redemption occurs within 120 days of the date of closing of each such equity offering. In addition, during any 12-month period prior to November 1, 2013, the Issuers may redeem up to 10% of the aggregate principal amount of the notes issued under the Indenture at a redemption price equal to 103.000% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date.

Change of Control. Upon the occurrence of a change of control, as defined in the Indenture, the Issuers must give holders of notes the opportunity to sell the Issuers their notes at 101% of their face amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Covenants. The Indenture contains covenants limiting the Issuers’ ability and the ability of their restricted subsidiaries to, among other things: pay dividends or distributions, repurchase equity, prepay junior debt and make certain investments; incur additional debt or issue certain disqualified stock and preferred stock; incur liens on assets; merge or consolidate with another company or sell all or substantially all assets; enter into transactions with affiliates; and enter into agreements that would restrict our subsidiaries to pay dividends or make other payments to us. These covenants are subject to important exceptions and qualifications as described in the Indenture. Most of these covenants will cease to apply for so long as the notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

ABL Facilities

On October 13, 2010, in connection with the consummation of the Merger, the Company entered into the ABL facilities in the amount of $225.0 million (comprised of a $150.0 million U.S. facility and a $75.0 million Canadian facility) pursuant to a revolving credit agreement maturing in 2015 (as amended, “Revolving Credit Agreement”).

On April 26, 2012, the Company, Holdings, certain direct or indirect wholly-owned U.S. and Canadian restricted subsidiaries of the Company designated as a borrower or guarantor under the Revolving Credit Agreement, certain of the lenders party to the Revolving Credit Agreement, UBS AG, Stamford Branch and UBS AG Canada Branch, as administrative and collateral agents, and Wells Fargo Capital Finance, LLC, as co-collateral agent, entered into Amendment No. 1 (“Amendment”) to the Revolving Credit Agreement, which, among other things, reallocates (i) $8.5 million of the $150.0 million U.S. revolving credit commitments in existence prior to the Amendment (“Pre-Amended U.S. Facility”) as U.S. tranche B revolving credit commitments and the remaining $141.5 million of the Pre-Amended U.S. Facility as U.S. tranche A revolving credit commitments and (ii) $3.5 million of the $75.0 million Canadian revolving credit commitments in existence prior to the Amendment (“Pre-Amended Canadian Facility”) as Canadian tranche B revolving credit commitments and the remaining $71.5 million of the Pre-Amended Canadian Facility as Canadian tranche A revolving credit commitments. The U.S. and Canadian tranche B revolving facilities are “first-in, last-out,” which requires the entire principal amount available for borrowing under the U.S. and Canadian tranche B revolving credit facilities to be drawn in full before any loans may be drawn under the U.S. and Canadian tranche A revolving credit facilities, and are subject to separate borrowing base restrictions, which provide higher advance rates, for such facilities. The outstanding swingline loans and outstanding letters of credit under the pre-amended Revolving Credit Agreement have been continued under the U.S. and Canadian tranche A revolving facilities, as applicable, under the Revolving Credit Agreement. The U.S. and Canadian tranche B revolving facilities are available for borrowing from January 1 to September 30 of each year and must be repaid in full by October 1 of each year.

Interest Rate and Fees. At the Company’s option, the U.S. and Canadian tranche A revolving credit loans under the Revolving Credit Agreement bear interest at the rate equal to (1) the London Interbank Offered Rate (“LIBOR”) (for eurodollar loans under the U.S. facility) or the Canadian Dealer Offered Rate (“CDOR”) (for loans under the Canadian facility), plus an applicable margin of 2.75% as of December 29, 2012, or (2) the alternate base rate (for alternate base rate loans under the U.S. facility, which is the highest of a prime rate, the Federal Funds Effective Rate plus 0.50% and a one-month LIBOR rate plus 1.0% per annum) or the alternate Canadian base rate (for loans under the Canadian facility, which is the higher of a Canadian prime rate and the 30-day CDOR Rate plus 1.0%), plus an applicable margin of 1.75% as of December 29, 2012, in each case, which interest rate margin may vary in 25 basis point increments between three pricing levels determined by reference to the average excess availability in respect of the U.S. and Canadian tranche A revolving credit loans. The interest rate margins in respect of the U.S. and Canadian tranche B revolving credit loans are 200 basis points higher than a corresponding loan under either the U.S. or Canadian tranche A revolving credit facilities, as applicable. In addition to paying interest on outstanding principal under the revolving credit facility, the Company is required to pay a commitment fee (i) in respect of the U.S. and Canadian tranche A revolving credit loans, payable quarterly in arrears, of 0.50% if the average daily undrawn portion of the U.S. or Canadian tranche A revolving credit loans, as applicable, is less than or equal to 50% as of the most recent fiscal quarter or 0.375% if the average daily undrawn portion of the U.S. and Canadian tranche A revolving credit loans, as applicable, is greater than 50% as of the most recent fiscal quarter and (ii) in respect of the U.S. and Canadian tranche B revolving credit loans, payable quarterly in arrears, of 0.75%. After giving effect to the Amendment, the aggregate revolving credit commitments under the Revolving Credit Agreement were not increased.

Borrowing Base. Availability under the U.S. and Canadian facilities are subject to a borrowing base, which is based on eligible accounts receivable and inventory of certain of the Company’s U.S. subsidiaries and eligible accounts receivable, inventory and, with respect to the Canadian tranche A revolving credit loans, equipment and real property, of certain of the Company’s Canadian subsidiaries, after adjusting for customary reserves established or modified from time to time by and at the permitted discretion of the administrative agent thereunder. To the extent that eligible accounts receivable, inventory, equipment and real property decline, the

Company’s borrowing base will decrease and the availability under the Revolving Credit Facility may decrease below $225.0 million. In addition, if the amount of outstanding borrowings and letters of credit under the U.S. and Canadian facilities exceeds the borrowing base or the aggregate revolving credit commitments, the Company is required to prepay borrowings to eliminate the excess.

Guarantors. All obligations under the U.S. facility are guaranteed by each existing and subsequently acquired direct and indirect wholly-owned material U.S. restricted subsidiary of the Company and the direct parent of the Company, other than certain excluded subsidiaries (“U.S. guarantors”). All obligations under the Canadian facility are guaranteed by each existing and subsequently acquired direct and indirect wholly-owned material Canadian restricted subsidiary of the Company, other than certain excluded subsidiaries (“Canadian guarantors,” and together with U.S. guarantors, “ABL guarantors”) and the U.S. guarantors.

Security. The U.S. security agreement provides that all obligations of the U.S. borrowers and the U.S. guarantors are secured by a first-priority perfected security interest in substantially all of the present and future property and assets of the Company, including a first priority security interest in the capital stock of the Company and a second-priority security interest in the capital stock of each direct, material wholly-owned restricted subsidiary of the Company. The Canadian security agreement provides that all obligations of the Canadian borrowers and the Canadian guarantors are secured by the U.S. ABL collateral and a first-priority perfected security interest in substantially all of the Company’s Canadian assets, including a first priority security interest in the capital stock of the Canadian borrowers and each direct, material wholly-owned restricted subsidiary of the Canadian borrowers and Canadian guarantors.

Covenants, Representations and Warranties. The Revolving Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, with respect to negative covenants, among other things, restrictions on indebtedness, liens, investments, fundamental changes, asset sales, dividends and other distributions, prepayments or redemption of junior debt, transactions with affiliates and negative pledge clauses. There are no financial covenants included in the Revolving Credit Agreement, other than a springing fixed charge coverage ratio of at least 1.00 to 1.00, which will be tested only when excess availability is less than the greater of (i) 12.5% of the sum of (x) the lesser of (A) the U.S tranche A defined borrowing base and (B) the U.S tranche A revolving credit commitments and (y) the lesser of (A) the Canadian tranche A defined borrowing base and (B) the Canadian tranche A revolving credit commitments and (ii) $20.0 million for a period of five consecutive business days until the 30th consecutive day when excess availability exceeds the above threshold. The fixed charge coverage ratio was 1.26:1.00 for the four consecutive fiscal quarter test period ended December 29, 2012. The Company has not triggered such fixed charge coverage ratio covenant for 2012 and does not expect to be required to test such covenant for 2013.

As of December 29, 2012, there was $78.2 million drawn under the Company’s revolving credit commitment and $70.2 million available for additional borrowings. The per annum interest rate applicable to borrowings under the U.S. portion and the Canadian portion of the revolving credit commitment was 3.4% and 5.0%, respectively as of December 29, 2012. The Company had letters of credit outstanding of $9.3 million as of December 29, 2012 primarily securing deductibles of various insurance policies.

13. INCOME TAXES

(Loss) income before income taxes is as follows (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
U.S.	$(42,755)	$(202,200)	$(50,795)	$(98,441)
Canada	9,993	(21,023)	(5,667)	32,387

	$(32,762)	$(223,223)	$(56,462)	$(66,054)

Income tax expense (benefit) for the periods presented consists of (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Current:
Federal	$(107)	$1,462	$—	$(3,218)
State	328	844	92	477
Foreign	7,445	9,876	194	3,683

	7,666	12,182	286	942

Deferred:
Federal	(240)	(18,434)	10,036	452
State	(478)	(4,658)	66	(2,060)
Foreign	(1,343)	(9,524)	(1,835)	5,886

	(2,061)	(32,616)	8,267	4,278

Income tax expense (benefit)	$5,605	$(20,434)	$8,553	$5,220

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred income taxes are as follows (in thousands):

	December 29, 2012	December 31, 2011
Deferred income tax assets:
Medical benefits	$2,085	$2,135
Allowance for doubtful accounts	3,556	2,959
Pension and other postretirement plans	16,561	14,876
Inventory costs	1,111	1,166
Warranty costs	36,167	37,921
Net operating loss carryforwards	128,789	132,871
Foreign tax credit carryforwards	4,455	4,455
Accrued expenses and other	16,060	15,853

Total deferred income tax assets	208,784	212,236
Valuation allowance	(69,904)	(57,832)

Net deferred income tax assets	138,880	154,404

Deferred income tax liabilities:
Depreciation	22,325	26,314
Intangible assets	213,071	220,440
Tax liability on unremitted foreign earnings	—	4,693
Gain on debt extinguishment	22,321	23,385
Other	6,675	8,224

Total deferred income tax liabilities	264,392	283,056

Net deferred income tax liabilities	$(125,512)	$(128,652)

As of December 29, 2012, the Company has U.S. federal net operating loss (“NOL”) carryforwards of $327.5 million and foreign tax credit carryforwards of $4.5 million. The U.S. NOL carryforwards expire in years 2029 through 2032 and the foreign tax credit carryforward expires in year 2017. In addition, the Company has tax benefits related to state NOLs of $17.0 million, which expire in the years 2014 through 2031.

The Company has valuation allowances as of December 29, 2012 and December 31, 2011 of $69.9 million and $57.8 million, respectively, against its deferred tax assets. ASC 740 requires that a valuation allowance be recorded against deferred tax assets when it is more likely than not that some or all of a company’s deferred tax assets will not be realized based on available positive and negative evidence. After reviewing all available positive and negative evidence as of December 29, 2012 and December 31, 2011, the Company recorded a full valuation allowance against its U.S. net federal deferred tax assets. The net valuation allowance provided against these U.S. net deferred tax assets during 2012 increased by $12.1 million. Of this amount, $10.7 million was recorded as an increase in the current year provision for income taxes with the remainder being reflected through other comprehensive income. The Company reviews its valuation allowance related to deferred tax assets and will reverse this valuation allowance, partially or totally, when, and if, appropriate under ASC 740.

The reconciliation of the statutory rate to the Company’s effective income tax rate for the periods presented is as follows:

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Statutory rate	(35.0)%	(35.0)%	(35.0)%	(35.0)%
State income tax, net of federal income tax benefit	(0.3)%	(2.3)%	(3.3)%	(4.4)%
Tax liability on remitted and unremitted foreign earnings	12.4%	0.2%	(4.2)%	36.8%
Goodwill impairment	—%	12.4%	—%	—%
Foreign rate differential	(2.8)%	0.7%	0.6%	(2.3)%
Valuation allowance	32.7%	10.7%	53.2%	9.0%
Foreign tax credit and withholding taxes	7.3%	1.8%	—%	—%
Non-deductible merger transaction costs	—%	—%	3.2%	3.3%
Other	2.8%	2.3%	0.6%	0.5%

Effective rate	17.1%	(9.2)%	15.1%	7.9%

It is the Company’s intent to remit all earnings from its foreign subsidiary and as of December 29, 2012, the Company had repatriated all foreign earnings and a deferred tax liability is not necessary.

A reconciliation of the unrecognized tax benefits for the periods presented is as follows (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Unrecognized tax benefits, beginning of year	$7,860	$4,465	$2,775	$964
Gross increases for tax positions of prior years	707	3,594	—	—
Gross increases for tax positions of the current year	81	—	1,690	2,140
Gross decreases for tax positions of prior years	(142)	(177)	—	—
Settlements	(1,360)	(22)	—	(329)

Unrecognized tax benefits, end of year	$7,146	$7,860	$4,465	$2,775

As of December 29, 2012 and December 31, 2011, the Company recorded $0.1 million and $0.2 million, respectively, of accrued interest related to uncertain tax positions.

As of December 29, 2012, the Company is subject to U.S. federal income tax examinations for the tax years 2008 through 2011 and to non-U.S. income tax examinations for the tax years of 2005 through 2011. In addition, the Company is subject to state and local income tax examinations for the tax years 2006 through 2011. The Company had unrecognized tax benefits and accrued interest that would affect the Company’s effective tax rate if recognized of approximately $1.2 million and $3.4 million as of December 29, 2012 and December 31, 2011, respectively. The Company is currently undergoing examinations of its U.S. federal, non-U.S. federal and certain state income tax returns. During 2012, the Company agreed to U.S. federal tax adjustments of $1.3 million related to the 2009 tax year. The final outcome of any other examinations are not yet determinable; however, management anticipates that adjustments to unrecognized tax benefits, if any, would not result in a material change to the results of operations, financial condition, or liquidity.

The Company and its U.S. subsidiaries are included in the consolidated income tax returns filed by AMH Investment Holdings Corp., its indirect parent company. The Company and each of its subsidiaries entered into a tax sharing agreement under which federal income taxes are computed by the Company and each of its subsidiaries on a separate return basis. As of December 29, 2012 and December 31, 2011, there were no amounts due to or payable from AMH Investment Holdings Corp. related to the tax sharing agreement.

14. STOCK PLANS

On October 13, 2010, the Parent’s board of directors adopted the AMH Investment Holdings Corp. 2010 Stock Incentive Plan (“2010 Plan”). The 2010 Plan is an incentive compensation plan that permits grants of equity-based compensation awards to employees, directors and consultants of the Parent and its subsidiaries. Awards under the 2010 Plan may be in the form of stock options (either incentive stock options or non-qualified stock options) or other stock-based awards, including restricted stock awards and stock appreciation rights. The maximum number of shares reserved for the grant or settlement of awards under the 2010 Plan is 6,150,076 shares of Parent common stock, subject to adjustment in the event of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or any extraordinary dividend or other similar corporate transaction. Any shares subject to awards which terminate or lapse without payment of consideration may be granted again under the 2010 Plan. In the event of a change in control, Parent’s compensation committee may, at its discretion, accelerate the vesting or cause any restrictions to lapse with respect to outstanding awards, or may cancel such awards for fair value, or may provide for the issuance of substitute awards.

Options granted under the 2010 Plan were awarded at exercise prices at or above the fair market value of such stock on the date of grant. Each option holder was granted awards with time-based vesting and performance-based vesting provisions. The time-based options vest with respect to 20% of the shares on each anniversary of grant date, with accelerated vesting of all unvested shares in the event of a change in control, as defined in the 2010 Plan. The performance-based options vest based on the achievement of Adjusted EBITDA targets as established by Parent’s board of directors annually with respect to 20% of the shares per year over a five-year period, or if the target for a given year is not achieved, the option may vest if the applicable Adjusted EBITDA target is achieved in the next succeeding year. In addition, the performance-based options also provide that in the event of a change in control, that portion of the option that was scheduled to vest in the year in which the change in control occurs and in any subsequent years shall become vested immediately prior to such change in control. If a liquidity event occurs (defined as the first to occur of either a change in control or an initial public offering (“IPO”) of Parent’s common stock), any portion of the performance-based option that did not vest in any prior year because the applicable EBITDA target was not met will vest if and only if the investment funds affiliated with H&F that purchased Parent common stock in the Merger receive a three times return on their initial cash investment in Parent. Each option award has a contractual life of ten years.

The stock underlying the options awarded under the 2010 Plan is governed by the stockholders agreement of Parent. Stock purchased as a result of the exercise of options is subject to a call right by Parent, and as a result, other than in limited circumstances, stock issued upon the exercise of the option may be repurchased at the right of Parent. This repurchase feature results in no compensation expense recognized in connection with options granted by Parent, until such time as the exercise of the options could occur without repurchase of the shares by Parent, which is only likely to occur upon a liquidity event, change in control or IPO.

Stock option activity during the year ended December 29, 2012 is summarized below:

	Shares	Weighted Average Exercise Price	Remaining Contractual Term(years)
Options outstanding December 31, 2011	4,444,489	$11.94
Granted	1,192,839	10.15
Exercised	—	—
Forfeited	(1,125,658)	12.60

Options outstanding December 29, 2012	4,511,670	$11.30	8.6

Options exercisable December 29, 2012	985,658	$12.80	8.2

The fair value of the options granted during 2012, 2011 and 2010 was estimated at the date of the grant using the Black-Scholes model. The weighted average assumptions and fair value of the options were as follows:

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011
Dividend yield	—%	—%	—%
Annual risk-free rate	1.69%	1.92%	2.17%
Expected life of options (years)	8.27	8.57	8.37
Volatility	51.0%	54.8%	52.3%
Weighted average fair value of options granted per share	$1.74	$2.51	$3.88

The expected dividend yield is based on Parent’s historical and expected future dividend policy. The annual risk-free interest rate is based on zero coupon treasury bond rates corresponding to the expected life of the awards. The expected lives of the awards are based on the contractual term, the vesting period and the expected lives used by a peer group with similar option terms. Due to the fact that the common shares of both the Parent and the Predecessor’s then indirect parent company have not and do not trade publicly, the expected volatility assumption was derived by referring to changes in the common stock prices of several peer companies (with respect to industry, size and leverage) over the same timeframe as the expected life of the awards.

In September 2011, Parent’s board of directors modified certain performance-based and time-based options held by eligible participants to reduce the exercise price of such options. The number of options repriced was 2.4 million to 43 employees, with a weighted average exercise price prior to repricing of $19.25 and an average remaining contractual life of 9.3 years. The compensation cost relating to this repricing resulted in additional unrecognized non-cash expense of $1.3 million that may be recognized over the remaining life of the options subject to vesting conditions.

In June 2011, Parent’s board of directors modified certain outstanding performance-based options held by eligible participants to reduce the Adjusted EBITDA target of such options for the portion of the award vesting in 2011 and to defer the establishment of Adjusted EBITDA targets for subsequent tranches, which will be set at an amount equal to or greater than the Company’s budgeted Adjusted EBITDA as determined by Parent’s board of directors within 90 days of the commencement of each fiscal year. The number of options included in the modification was 0.5 million to 8 employees, with a weighted average exercise price of $10.00 and an average remaining contractual life of 9.3 years. There was no incremental compensation cost related to this modification.

All of the outstanding options issued pursuant to the Predecessor’s equity plans to acquire shares of the Company’s then direct and indirect parent companies’ common stock (except those options that were subject to vesting solely upon the achievement of certain internal rates of return in their investment in the Predecessor by our previous investors) became vested immediately prior to the Merger. Each vested option was redeemed for an amount of cash equal to the product of (1) the number of shares of common stock subject to each option as of the effective time of the Merger multiplied by (2) the excess, if any, of $133.95 over the exercise price per share of common stock subject to such option. Total cash paid to redeem outstanding options and warrants in connection with the Merger was $43.9 million, which was included in the Successor’s statement of cash flows as part of the acquisition in investing activities. The remaining unvested options under the Predecessor’s equity plans were cancelled in exchange for a nominal payment. In addition, immediately prior to the Merger, certain of the option awards were modified to eliminate provisions which caused variability in the number of shares underlying the options. In accordance with ASC 718, the Company determined the fair value of the options at the date of modification and recognized stock compensation expense for the amounts in excess of previously recorded amounts. The fair value of the modification, along with the fair value of an in-the-money stock option award granted to the Company’s Chief Executive Officer immediately prior to the Merger, totaled $38.0 million, which was recorded in the Predecessor’s results of operations during the fourth quarter of 2010.

Grants of restricted stock have been awarded to certain officers and board members under the 2010 Plan. The awards vest at various dates with vesting periods up to five years. The weighted average fair value of restricted share awards granted in 2012 and 2011 was $4.25 and $5.89, respectively, and was calculated using the estimated market value of the shares on the date of grant. No restricted stock grants were made in 2010. The following table summarizes the Company’s restricted stock award activity for the year ended December 29, 2012:

	Shares	Weighted Average Fair Value Per Share
Nonvested at December 31, 2011	24,000	$4.25
Granted	27,000	4.25
Vested	(24,000)	4.25
Forfeited	—	—

Nonvested at December 29, 2012	27,000	$4.25

As of December 29, 2012, there was $12.7 million of unrecognized compensation cost related to Parent’s stock based awards granted under the 2010 Plan and this cost is expected to be recognized at the time of a liquidity event, IPO or earlier exercise. Compensation cost of $0.1 million and $0.7 million was incurred related to Parent’s stock-based compensation plans recorded during 2012 and 2011, respectively, which was primarily included in selling, general and administrative expenses in the accompanying Consolidated Statements of Comprehensive Loss. The Company did not receive any cash as a result of vesting and exercise of stock-based compensation awards for the year ended December 29, 2012.

15. RETIREMENT PLANS

The Company sponsors defined benefit pension plans which cover hourly workers at its West Salem, Ohio plant, and hourly union employees at its Woodbridge, New Jersey plant as well as a defined benefit retirement plan covering U.S. salaried employees, which was frozen in 1998 and subsequently replaced with a defined contribution plan (the “Domestic Plans”). The Company also sponsors a defined benefit pension plan covering the Canadian salaried employees and hourly union employees at the Lambeth, Ontario plant, a defined benefit pension plan for the hourly union employees at its Burlington, Ontario plant and a defined benefit pension plan for the hourly union employees at its Pointe Claire, Quebec plant (the “Foreign Plans”).

The Company also provides postretirement benefits other than pension (“OPEB plans”) including health care or life insurance benefits to certain U.S. and Canadian retirees and in some cases, their spouses and dependents. The Company’s postretirement benefit plans in the U.S. include an unfunded health care plan for hourly workers at the Company’s former steel siding plant in Cuyahoga Falls, Ohio. With the closure of this facility in 1991, no additional employees are eligible to participate in this plan. There are three other U.S. unfunded plans covering either life insurance or health care benefits for small frozen groups of retirees. The Company’s foreign postretirement benefit plan provides life insurance benefits to active members at its Pointe Claire, Quebec plant and a closed group of Canadian salaried retirees. The actuarial valuation measurement date for the defined pension plans and postretirement benefits other than pension is December 31.

The Company sponsors defined contribution plans, which are qualified as tax-exempt plans. The plans cover all full-time, non-union employees with matching contributions of up to 3.5% of eligible compensation in both the United States and Canada, depending on length of service and levels of contributions. The Company’s pre-tax contributions to its defined contribution plans were $2.4 million for the year ended December 29, 2012 and $1.8 million for the year ended December 31, 2011. The Company did not make any matching contributions for the successor period October 13, 2010 to January 1, 2011 or for the predecessor period January 3, 2010 to October 12, 2010.

The change in benefit obligation and plan assets for the Company’s defined benefit pension and OPEB plans are as follows (in thousands):

	December 29, 2012			December 31, 2011
	Domestic Plans	Foreign Plans	OPEB Plans	Domestic Plans	Foreign Plans	OPEB Plans
Change in projected benefit obligation:
Projected benefit obligation at beginning of period	$68,462	$72,700	$6,245	$59,435	$67,119	$6,408
Service cost	752	2,421	13	620	2,575	11
Interest cost	3,056	3,925	233	3,095	3,782	272
Plan amendments	5	—	—	—	457	—
Actuarial loss	5,417	8,813	109	8,441	2,495	95
Participant contributions	—	329	7	—	349	8
Benefits paid	(3,469)	(4,269)	(589)	(3,129)	(2,322)	(582)
Retiree drug subsidy reimbursement	—	—	41	—	—	41
Effect of foreign exchange	—	1,775	8	—	(1,755)	(8)

Projected benefit obligation at end of period	74,223	85,694	6,067	68,462	72,700	6,245

Change in plan assets:
Fair value of assets at beginning of period	42,943	54,122	—	42,038	53,983	—
Actual return on plan assets	5,194	4,515	—	14	(2,445)	—
Employer contributions	3,254	5,950	582	4,020	5,837	574
Participant contributions	—	329	7	—	349	8
Benefits paid	(3,469)	(4,269)	(589)	(3,129)	(2,322)	(582)
Effect of foreign exchange	—	1,318	—	—	(1,280)	—

Fair value of assets at end of period	47,922	61,965	—	42,943	54,122	—

Funded status	$(26,301)	$(23,729)	$(6,067)	$(25,519)	$(18,578)	$(6,245)

Accumulated Benefit Obligation	$74,223	$78,413	$6,067	$68,462	$66,884	$6,245

The amounts recognized in consolidated balance sheets and other comprehensive income (loss) for the Company’s defined benefit pension and OPEB plans are as follows (in thousands):

	December 29, 2012			December 31, 2011
	Domestic Plans	Foreign Plans	OPEB Plans	Domestic Plans	Foreign Plans	OPEB Plans
Balance sheets:
Accrued liabilities	$—	$—	$(565)	$—	$—	$(580)
Other liabilities	(26,301)	(23,729)	(5,502)	(25,519)	(18,578)	(5,665)

Total recognized	$(26,301)	$(23,729)	$(6,067)	$(25,519)	$(18,578)	$(6,245)

Accumulated other comprehensive income (loss):
Net actuarial loss (gain)	$9,331	$15,111	$99	$5,888	$7,116	$(10)
Net prior service cost	5	401	—	—	423	—

Total recognized	$9,336	$15,512	$99	$5,888	$7,539	$(10)

For the defined benefit pension plans, the estimated net actuarial loss (gain) to be amortized from accumulated other comprehensive loss into periodic benefit cost over the next fiscal year is $0.7 million. Estimated amortization of prior service cost from accumulated other comprehensive loss for 2013 is nominal. For the OPEB plans, there is no net actuarial loss (gain) or prior service cost to be amortized from accumulated other comprehensive loss into periodic benefit cost over the next fiscal year.

The components of net periodic benefit cost for the Company’s pension benefit plans are as follows (in thousands):

	Year Ended December 29, 2012		Year Ended December 31, 2011		October 13, 2010 to January 1, 2011		January 3, 2010 to October 12, 2010
	Successor						Predecessor
	Domestic Plans	Foreign Plans	Domestic Plans	Foreign Plans	Domestic Plans	Foreign Plans	Domestic Plans	Foreign Plans
Service cost	$752	$2,421	$620	$2,575	$165	$560	$567	$1,568
Interest cost	3,056	3,925	3,095	3,782	647	809	2,447	2,801
Expected return on assets	(3,224)	(3,726)	(3,380)	(3,947)	(688)	(836)	(2,364)	(2,695)
Amortization of prior service cost	—	21	—	21	—	—	23	35
Amortization of net actuarial loss (gain)	4	45	(12)	—	—	—	1,003	151

Net periodic benefit cost	$588	$2,686	$323	$2,431	$124	$533	$1,676	$1,860

The components of other comprehensive income (loss) for the Company’s pension benefit plans are as follows (in thousands):

	Year Ended December 29, 2012		Year Ended December 31, 2011		October 13, 2010 to January 1, 2011		January 3, 2010 to October 12, 2010
	Successor						Predecessor
	Domestic Plans	Foreign Plans	Domestic Plans	Foreign Plans	Domestic Plans	Foreign Plans	Domestic Plans	Foreign Plans
Net actuarial loss (gain)	$3,447	$8,040	$11,807	$8,627	$(5,930)	$(1,512)	$7,597	$7,983
Prior service cost	5	—	—	443	—	—	—	—
Amortization of prior service cost	—	(21)	—	(21)	—	—	(23)	(35)
Amortization of net actuarial (loss) gain	(4)	(45)	12	—	—	—	(1,003)	(151)

Total recognized	$3,448	$7,974	11,819	9,049	$(5,930)	$(1,512)	$6,571	$7,797

The components of net periodic benefit cost for the Company’s OPEB Plans are as follows (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Service cost	$13	$11	$3	$7
Interest cost	233	272	53	226
Amortization of prior service cost	—	—	—	6
Amortization of net actuarial loss (gain)	1	(3)	—	19

Net periodic benefit cost	$247	$280	$56	$258

The components of other comprehensive income (loss) for the Company’s OPEB Plans are as follows (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Net actuarial loss (gain)	$109	$96	(109)	$344
Amortization of prior service cost	—	—	—	(6)
Amortization of net actuarial (loss) gain	(1)	3	—	(19)

Total recognized	$108	$99	$(109)	$319

The weighted average assumptions used to determine projected benefit obligation for the Company’s pension and OPEB plans are:

	December 29, 2012	December 31, 2011
Discount rate:
Domestic plans	3.97%	4.54%
Foreign plans	4.48%	5.17%
OPEB plans	3.43%	4.10%
Compensation increases:
Domestic plans	—%	—%
Foreign plans	3.50%	3.50%

The weighted average assumptions used to determine projected net periodic benefit cost for the Company’s pension and OPEB plans are:

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Discount rate:
Domestic plans	4.54%	5.31%	4.70%	5.77%
Foreign plans	5.17%	5.40%	5.30%	6.25%
OPEB plans	4.10%	4.75%	4.12%	5.21%
Long-term rate of return on assets:
Domestic plans	7.50%	8.00%	8.00%	8.00%
Foreign plans	6.50%	7.00%	7.00%	7.00%
Compensation increases:
Domestic plans	—%	—%	—%	3.75%
Foreign plans	3.50%	3.50%	3.50%	3.50%

The following table presents health care cost trend rates used to determine net periodic benefit cost for the Company’s OPEB plans, as well as information regarding the ultimate cost trend and the year in which their ultimate rate is reached:

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Assumed health care cost trend rate medical claims	7.5%	8.0%	8.0%	8.5%
Ultimate health care cost trend	5.0%	5.0%	5.0%	5.0%
Ultimate year health care cost trend rate is achieved	2018	2018	2017	2017

A one-percentage-point increase (decrease) in the assumed health care cost-trend rates has the following effects on postretirement obligations at December 29, 2012 (in thousands):

	1% Increase	1% Decrease
Increase (decrease) in accumulated postretirement benefit obligation	$389	$(338)
Increase (decrease) in aggregate service and interest cost	14	(12)

The discounts rates used for the Company’s domestic plans were set on a plan by plan basis and reflect the market rate for high-quality fixed-income U.S. debt instruments that are rated AA or higher by a recognized ratings agency as of the annual measurement date. The discount rate is subject to change each year. In selecting the assumed discount rate, the Company considered current available rates of return expected to be available during the period to maturity of the pension and other postretirement benefit obligations. The discount rate for the Company’s foreign plans was selected on the same basis as described above for the domestic plans, except that the discount rate was evaluated using the spot rates generated by a Canadian corporate AA bond yield curve.

The Company’s financial objectives with respect to its pension plan assets are to provide growth, income from plan assets and benefits to its plan participants. The investment portfolio is designed to maximize investment returns within reasonable and prudent levels of risk, and to maintain sufficient liquidity to meet benefit obligations on a timely basis. The expected return on plan assets takes into consideration expected long-term inflation, historical returns and estimated future long-term returns based on capital market assumptions applied to the asset allocation strategy. The expected return on plan assets assumption considers asset returns over a full market cycle. Target allocations for the Domestic Plans are 60% equities, 35% fixed income and 5% cash and cash equivalents. For the Foreign Plans, target allocations are 60% equities and 40% fixed income.

The fair values of domestic pension plan assets as of December 29, 2012 by asset category are (in thousands):

	December 29, 2012
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Equity Securities	$30,297	$—	$—	$30,297
Mutual Funds	—	7,057	—	7,057
Government Securities	—	8,612	—	8,612
Money Funds	—	1,923	—	1,923
Cash	33	—	—	33

Total	$30,330	$17,592	$—	$47,922

The fair values of domestic pension plan assets as of December 31, 2011 by asset category are (in thousands):

	December 31, 2011
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Equity Securities	$26,533	$—	$—	$26,533
Mutual Funds	—	6,529	—	6,529
Government Securities	—	7,698	—	7,698
Money Funds	—	2,141	—	2,141
Cash	42	—	—	42

Total	$26,575	$16,368	$—	$42,943

The fair values of foreign pension plan assets as of December 29, 2012 by asset category are (in thousands):

	December 29, 2012
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Pooled Funds	$—	$61,562	$—	$61,562
Cash	403	—	—	403

Total	$403	$61,562	$—	$61,965

The fair values of foreign pension plan assets as of December 31, 2011 by asset category are (in thousands):

	December 31, 2011
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Pooled Funds	$—	$54,106	$—	$54,106
Cash	16	—	—	16

Total	$16	$54,106	$—	$54,122

Equity Securities: Equity securities classified as Level 1 investments primarily include common stock of large, medium and small sized corporations and international equities. These investments are comprised of securities listed on an exchange, market or automated quotation system for which quotations are readily available. The valuation of these securities was determined based on the closing price reported on the active market on which the individual securities were traded.

Mutual Funds and Government Securities: Mutual funds and government securities classified as Level 2 investments primarily include government debt securities and bonds. The valuation of investments classified as Level 2 was determined using a market approach based upon quoted prices for similar assets and liabilities in active markets based on pricing models which incorporate information from market sources and observed market movements.

Money Funds: Money funds classified as Level 2 investments seek to maintain the net asset value (“NAV”) per share at $1.00. Money funds are valued under the amortized cost method which approximates current market value. Under this method, the securities are valued at cost when purchased and thereafter, a constant proportionate amortization of any discount or premium is recorded until the maturity of the security.

Pooled Funds: Pooled funds held by the Company’s foreign plans classified as Level 2 investments are reported at their NAV. These pooled funds use the close or last trade price as fair value of the investments to determine the daily transactional NAV for purchases and redemptions by its unit holders as determined by the fund’s trustee based on the underlying securities in the fund.

Estimated future benefit payments are as follows (in thousands):

	Pension Plans		OPEB Plans
	Domestic Plans	Foreign Plans	Gross	Medicare Prescription Drug Subsidy
2013	$3,182	$3,168	$565	$(35)
2014	3,283	3,254	560	(35)
2015	3,446	3,696	531	(35)
2016	3,568	3,876	497	(33)
2017	3,698	3,773	462	(33)
2018 — 2022	20,927	21,069	1,902	(150)
The Company expects to make $3.0 million, $8.6 million and $0.6 million in contributions to the Domestic Plans, Foreign Plans and OPEB Plans, respectively, in 2013. Although a decline in market conditions, changes in current pension law and uncertainties regarding significant assumptions used in the actuarial valuations may have a material impact on future required contributions to the Company’s pension plans, the Company currently does not expect funding requirements to have a material adverse impact on current or future liquidity.

Actuarial valuations require significant estimates and assumptions made by management, primarily the funding interest rate, discount rate and expected long-term return on plan assets. These assumptions are all susceptible to changes in market conditions. The funding interest rate and discount rate are based on representative bond yield curves maintained and monitored by an independent third party. In determining the expected long-term rate of return on plan assets, the Company considers historical market and portfolio rates of return, asset allocations and expectations of future rates of return.

16. LEASE COMMITMENTS

Commitments for future minimum lease payments under non-cancelable operating leases, principally for manufacturing and distribution facilities and certain equipment, are as follows (in thousands):

2013	$36,526
2014	30,601
2015	20,775
2016	14,432
2017	10,962
Thereafter	18,319

Total future minimum lease payments	$131,615

Lease expense was $40.1 million for the year ended December 29, 2012, $40.8 million for the year ended December 31, 2011, $8.3 million for the successor period October 13, 2010 to January 1, 2011 and $30.5 million for the predecessor period January 3, 2010 to October 12, 2010. The Company’s facility lease agreements typically contain renewal options.

During the second quarter ended July 2, 2011, the Company purchased previously leased equipment via a buy-out option and paid the lessor the present value of the remaining lease payments, the residual value and sales and personal property taxes. As a result, the Company recorded a charge of $0.8 million within selling, general and administrative expenses for the year ended December 31, 2011. The charge represents the excess of cash paid over the estimated fair values of the purchased equipment. The estimated fair values of the purchased equipment have been recorded within property, plant and equipment and are depreciated over their estimated remaining useful lives.

17. COMMITMENTS AND CONTINGENCIES

The Company is involved from time to time in litigation arising in the ordinary course of business, none of which, after giving effect to its existing insurance coverage, is expected to have a material adverse effect on its financial position, results of operations or liquidity. From time to time, the Company is also involved in proceedings and potential proceedings relating to environmental and product liability matters.

Environmental Claims

The Woodbridge, New Jersey facility is currently the subject of an investigation and/or remediation before the New Jersey Department of Environmental Protection (“NJDEP”) under ISRA Case No. E20030110 for the Company’s wholly owned subsidiary Gentek Building Products, Inc. (“Gentek”). The facility is currently leased by Gentek. Previous operations at the facility resulted in soil and groundwater contamination in certain areas of the property. In 1999, the property owner and Gentek signed a remediation agreement with NJDEP, pursuant to which the property owner and Gentek agreed to continue an investigation/remediation that had been commenced pursuant to a Memorandum of Agreement with NJDEP. Under the remediation agreement, NJDEP required posting of a remediation funding source of approximately $100,000 that was provided by Gentek under a self-guarantee as of December 31, 2011. In March 2012, the self-guarantee was replaced by a $228,000 standby letter of credit provided to the NJDEP. Although investigations at this facility are ongoing and it appears probable that a liability will be incurred, the Company cannot currently estimate the amount of liability that may be associated with this facility as the delineation process has not been completed. The Company believes this matter will not have a material adverse effect on its financial position, results of operations or liquidity.

Product Liability Claims

On September 20, 2010, the Company and Gentek were named as defendants in an action filed in the United States District Court for the Northern District of Ohio, captioned Donald Eliason, et al. v. Gentek Building Products, Inc., et al (the “Eliason complaint”). The complaint was filed by a number of individual plaintiffs on behalf of themselves and a putative nationwide class of owners of steel and aluminum siding products manufactured by the Company and Gentek or their predecessors. The plaintiffs assert a breach of express and implied warranty, along with related causes of action, claiming that an unspecified defect in the siding causes paint to peel off the metal and that the Company and Gentek have failed adequately to honor their warranty obligations to repair, replace or refinish the defective siding. Plaintiffs seek unspecified actual and punitive damages, restitution of monies paid to the defendants and an injunction against the claimed unlawful practices, together with attorneys’ fees, costs and interest. Since such time that the Eliason complaint was filed, seven additional putative class actions have been filed.

On January 26, 2012, the Company filed a motion to coordinate or consolidate the actions as a multidistrict litigation. Plaintiffs in all cases agreed to a temporary stay while the Judicial Panel on Multidistrict Litigation considered the motion. On April 17, 2012, the Panel issued an order denying the Company’s motion to consolidate on the basis that since all plaintiffs’ have agreed to voluntarily dismiss their actions and re-file their cases in the Northern District of Ohio, there is no need to formally order the consolidation. On May 3, 2012, a complaint was filed in the Northern District of Ohio, consolidating the five actions that previously had been pending in other states (the “Patrick action”). On July 20, 2012, plaintiffs in the three actions already pending in the Northern District of Ohio filed a motion to consolidate those actions with the Patrick action, but specifically requesting that the first-filed action by plaintiff Eliason be permitted to proceed under a separate caption and on its own track. That same day, the Court issued an order requiring the parties to advise if any party objects to consolidation and requiring the parties to submit a joint consolidated pretrial schedule within ten days. Defendants filed a motion consenting to consolidation but requesting that all cases be consolidated under a single caption and proceed on a single track. On September 6, 2012, the Court issued an order granting defendants’ request for consolidation of all cases under a single caption, proceeding on a single track. The Court also ordered plaintiffs to file their single consolidated amended complaint by September 19, 2012, which plaintiffs did.

The Court also conducted a case management conference on September 5, 2012. At that conference, the Court deferred setting most case deadlines to permit the parties to attempt to resolve the case by mediation. A non-binding mediation was held on November 13, 2012. Subsequent to the mediation, on February 13, 2013, the Company entered into a Settlement Agreement and Release of Claims (the “Settlement”) with the named plaintiffs. A preliminary approval hearing was held by the Court on March 4, 2013, and the Settlement was preliminarily approved by the Court on March 5, 2013. The Settlement remains subject to final approval by the Court.

The Settlement provides for the certification of a class for settlement purposes only of commercial and residential property owners who purchased steel siding manufactured and warranted by the Company during the period January 1, 1991 to the date on which notice of the proposed Settlement is first sent to settlement class members and whose siding allegedly experienced “Steel Peel,” which is characterized for the purposes of settlement by the separation of any layer of the finish on the steel siding from the steel siding itself. Subject to the terms and conditions of the Settlement, the Company has agreed that (1) the first time an eligible settlement class member submits a valid Steel Peel warranty claim for siding, the Company will, at its option, repair or replace the siding or, at such class member’s option, make a cash settlement payment to such class member equal to the cost to the Company of the repair or replacement option selected by the Company; (2) the second time such class member submits a valid Steel Peel warranty claim for the same siding, the same options will be available; and (3) the third time such a claim is submitted, such class member may elect to have the Company either refinish or replace the siding or may elect to receive a one-time $8,000 payment. If the $8,000 payment option is chosen, the Company will have no further obligation to such class member in connection with the warranty.

Under the Settlement, the Company has agreed to pay the sum of $2.5 million to compensate class counsel for attorneys’ fees and litigation expenses incurred and to be incurred in connection with the lawsuit. The Company will also pay the costs associated with executing the notice provisions of the Settlement, which are estimated to be approximately $0.6 million. The Company expects to incur additional warranty costs associated with the Settlement; however, the Company does not believe the incremental costs, which currently cannot be estimated for recognition purposes, will be material.

The Settlement does not constitute an admission of liability, culpability, negligence or wrongdoing on the part of the Company, and the Company believes it has valid defenses to the claims asserted. Upon final approval by the court, the Settlement will release all claims that were or could have been asserted against the Company in the lawsuit or that relate to any aspect of the subject matter of the lawsuit.

Other environmental claims and product liability claims are administered by the Company in the ordinary course of business, and the Company maintains pollution and remediation and product liability insurance covering certain types of claims. Although it is difficult to estimate the Company’s potential exposure to these matters, the Company believes that the resolution of these matters will not have a material adverse effect on its financial position, results of operations or liquidity.

18. BUSINESS SEGMENTS

The Company is in the single business of manufacturing and distributing exterior residential building products. The following table sets forth a summary of net sales by principal product offering (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Vinyl windows	$357,267	$362,570	$118,778	$316,102
Vinyl siding products	227,374	224,388	41,504	181,904
Metal products	174,111	178,398	35,226	147,321
Third-party manufactured products	302,966	320,852	55,511	196,587
Other products and services	80,803	73,307	18,230	56,024

	$1,142,521	$1,159,515	$269,249	$897,938

The Company operates principally in the United States and Canada. Net sales and long-lived assets by country were determined based on the location of the selling subsidiary as follows (in thousands):

	Year Ended December 29, 2012	Year Ended December 31, 2011	October 13, 2010 to January 1, 2011	January 3, 2010 to October 12, 2010
	Successor			Predecessor
Net Sales:
United States	$904,791	$911,854	$220,937	$688,129
Canada	237,730	247,661	48,312	209,809

	$1,142,521	$1,159,515	$269,249	$897,938

			December 29, 2012	December 31, 2011
Long-lived Assets:
United States			$69,183	$83,417
Canada			39,269	43,176

			$108,452	$126,593

19. SUBSIDIARY GUARANTORS

The Company’s payment obligations under its 9.125% notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis, by its domestic 100% owned subsidiaries, Gentek Holdings, LLC and Gentek Building Products, Inc. AMH New Finance, Inc. (formerly Carey New Finance, Inc.) is a co-issuer of the 9.125% notes and is a domestic 100% owned subsidiary of the Company having no operations, revenues or cash flows for the periods presented.

Associated Materials Canada Limited, Gentek Canada Holdings Limited and Gentek Buildings Products Limited Partnership are Canadian companies and do not guarantee the Company’s 9.125% notes. In the opinion of management, separate financial statements of the respective Subsidiary Guarantors would not provide additional material information that would be useful in assessing the financial composition of the Subsidiary Guarantors.

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET

December 29, 2012 (Successor)

(In thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Reclassification/ Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$7,320	$—	$—	$2,274	$—	$9,594
Accounts receivable, net	91,556	—	9,179	20,652	—	121,387
Intercompany receivables	371,236	—	56,097	1,794	(429,127)	—
Inventories	83,523	—	7,359	27,083	—	117,965
Income taxes receivable	—	—	—	2,690	—	2,690
Deferred income taxes	5,317	—	3,417	—	—	8,734
Prepaid expenses	5,025	—	784	2,962	—	8,771

Total current assets	563,977	—	76,836	57,455	(429,127)	269,141
Property, plant and equipment, net	67,236	—	1,947	39,269	—	108,452
Goodwill	300,641	—	24,650	157,322	—	482,613
Other intangible assets, net	399,650	—	45,104	154,890	—	599,644
Investment in subsidiaries	(38,564)	—	(127,136)	—	165,700	—
Intercompany receivable	—	730,000	—	—	(730,000)	—
Other assets	20,207	—	171	2,056	—	22,434

Total assets	$1,313,147	$730,000	$21,572	$410,992	$(993,427)	$1,482,284

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$54,003	$—	$4,826	$15,482	$—	$74,311
Intercompany payables	1,794	—	—	427,333	(429,127)	—
Accrued liabilities	55,599	—	10,173	9,525	—	75,297
Deferred income taxes	—	—	—	3,469	—	3,469
Income taxes payable	1,495	—	3,053	1,149	—	5,697

Total current liabilities	112,891	—	18,052	456,958	(429,127)	158,774
Deferred income taxes	76,968	—	17,633	36,176	—	130,777
Other liabilities	92,733	—	24,451	36,289	—	153,473
Long-term debt	799,500	730,000	—	8,705	(730,000)	808,205
Member’s equity	231,055	—	(38,564)	(127,136)	165,700	231,055

Total liabilities and member’s equity	$1,313,147	$730,000	$21,572	$410,992	$(993,427)	$1,482,284

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

For The Year Ended December 29, 2012 (Successor)

(In thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Reclassification/ Eliminations	Consolidated
Net sales	$861,092	$—	$169,610	$279,464	$(167,645)	$1,142,521
Cost of sales	649,672	—	155,262	222,328	(167,645)	859,617

Gross profit	211,420	—	14,348	57,136	—	282,904
Selling, general and administrative expenses	184,840	—	9,922	45,265	—	240,027

Income from operations	26,580	—	4,426	11,871	—	42,877
Interest expense, net	73,761	—	—	1,759	—	75,520
Foreign currency loss	—	—	—	119	—	119

(Loss) income before income taxes	(47,181)	—	4,426	9,993	—	(32,762)
Income tax (benefit) expense	(9,828)	—	12,120	3,313	—	5,605

(Loss) income before equity (loss) income from subsidiaries	(37,353)	—	(7,694)	6,680	—	(38,367)
Equity (loss) income from subsidiaries	(1,014)	—	6,680	—	(5,666)	—

Net (loss) income	$(38,367)	$—	$(1,014)	$6,680	$(5,666)	$(38,367)
Other comprehensive income (loss):
Pension and other postretirement benefit adjustments, net of tax	(9,446)	—	(6,481)	(5,909)	12,390	(9,446)
Foreign currency translation adjustments, net of tax	8,228	—	8,228	8,228	(16,456)	8,228

Total comprehensive (loss) income	$(39,585)	$—	$733	$8,999	$(9,732)	$(39,585)

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For The Year Ended December 29, 2012 (Successor)

(In thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidated
Net cash (used in) provided by operating activities	$(7,641)	$—	$2,724	$4,328	$(589)
Investing Activities
Capital expenditures	(4,335)	—	(68)	(968)	(5,371)
Proceeds from the sale of assets	90	—	1	3	94

Net cash used in investing activities	(4,245)	—	(67)	(965)	(5,277)
Financing Activities
Borrowings under ABL facilities	116,100	—	—	92,371	208,471
Payments under ABL facilities	(117,600)	—	—	(86,571)	(204,171)
Intercompany transactions	12,980	—	(58,446)	45,466	—
Dividends paid	—	—	55,789	(55,789)	—
Equity contribution	80	—	—	—	80
Financing costs	(209)	—	—	(16)	(225)

Net cash provided by (used in) financing activities	11,351	—	(2,657)	(4,539)	4,155

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(69)	(69)

Net decrease in cash and cash equivalents	(535)	—	—	(1,245)	(1,780)
Cash and cash equivalents at beginning of period	7,855	—	—	3,519	11,374

Cash and cash equivalents at end of period	$7,320	$—	$—	$2,274	$9,594

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET

December 31, 2011

(In thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Reclassification/ Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$7,855	$—	$—	$3,519	$—	$11,374
Accounts receivable, net	89,297	—	10,408	22,293	—	121,998
Intercompany receivables	384,210	—	—	4,058	(388,268)	—
Inventories	83,257	—	6,473	25,923	—	115,653
Deferred income taxes	6,173	—	1,840	—	—	8,013
Prepaid expenses	7,599	—	942	3,112	—	11,653

Total current assets	578,391	—	19,663	58,905	(388,268)	268,691
Property, plant and equipment, net	80,520	—	2,897	43,176	—	126,593
Goodwill	300,642	—	24,650	153,620	—	478,912
Other intangible assets, net	419,632	—	45,554	156,914	—	622,100
Investment in subsidiaries	(41,092)	—	(78,082)	—	119,174	—
Intercompany receivable	—	730,000	—	—	(730,000)	—
Other assets	22,432	—	(1)	2,441	—	24,872

Total assets	$1,360,525	$730,000	$14,681	$415,056	$(999,094)	$1,521,168

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$56,891	$—	$3,593	$19,776	$—	$80,260
Intercompany payables	4,286	—	2,121	381,861	(388,268)	—
Accrued liabilities	55,645	—	6,735	10,049	—	72,429
Deferred income taxes	—	—	—	4,967	—	4,967
Income taxes payable	(2,763)	—	4,448	5,304	—	6,989

Total current liabilities	114,059	—	16,897	421,957	(388,268)	164,645
Deferred income taxes	81,394	—	13,204	37,100	—	131,698
Other liabilities	93,608	—	25,672	31,081	—	150,361
Long-term debt	801,000	730,000	—	3,000	(730,000)	804,000
Member’s equity	270,464	—	(41,092)	(78,082)	119,174	270,464

Total liabilities and member’s equity	$1,360,525	$730,000	$14,681	$415,056	$(999,094)	$1,521,168

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

For The Year Ended December 31, 2011

(In thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Reclassification/ Eliminations	Consolidated
Net sales	$865,247	$—	$159,846	$291,588	$(157,166)	$1,159,515
Cost of sales	674,764	—	153,540	223,195	(157,166)	894,333

Gross profit	190,483	—	6,306	68,393	—	265,182
Selling, general and administrative expenses	197,357	—	5,877	44,044	—	247,278
Impairment of goodwill	52,791	—	5,293	26,169	—	84,253
Impairment of other intangible assets	56,900	—	6,153	16,841	—	79,894
Transaction costs	513	—	—	72	—	585
Manufacturing restructuring costs	228	—	—	—	—	228

Loss from operations	(117,306)	—	(11,017)	(18,733)	—	(147,056)
Interest expense, net	73,877	—	—	1,852	—	75,729
Foreign currency loss	—	—	—	438	—	438

Loss before income taxes	(191,183)	—	(11,017)	(21,023)	—	(223,223)
Income tax (benefit) expense	(18,641)	—	(2,145)	352	—	(20,434)

Loss before equity (loss) income from subsidiaries	(172,542)	—	(8,872)	(21,375)	—	(202,789)
Equity (loss) income from subsidiaries	(30,247)	—	(21,375)	—	51,622	—

Net (loss) income	$(202,789)	$—	$(30,247)	$(21,375)	$51,622	$(202,789)
Other comprehensive income (loss):
Pension and other postretirement benefit adjustments, net of tax	(18,640)	—	(8,723)	(6,719)	15,442	(18,640)
Foreign currency translation adjustments, net of tax	(7,374)	—	(7,374)	(7,374)	14,748	(7,374)

Total comprehensive (loss) income	$(228,803)	$—	$(46,344)	$(35,468)	$81,812	$(228,803)

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2011 (Successor)

(In thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidated
Net cash (used in) provided by operating activities	$(19,728)	$—	$(13,830)	$31,553	$(2,005)
Investing Activities
Supply center acquisition	(1,550)	—	—	—	(1,550)
Capital expenditures	(12,268)	—	(40)	(3,139)	(15,447)
Proceeds from sale of assets	494	—	—	—	494

Net cash used in investing activities	(13,324)	—	(40)	(3,139)	(16,503)
Financing Activities
Borrowings under ABL facilities	307,100	—	—	148,049	455,149
Payments under ABL facilities	(294,100)	—	—	(145,049)	(439,149)
Equity contribution from parent	300	—	—	—	300
Financing costs	(398)	—	—	—	(398)
Intercompany transactions	22,094	—	13,870	(35,964)	—

Net cash provided by (used in) financing activities	34,996	—	13,870	(32,964)	15,902
Effect of exchange rate changes on cash and cash equivalents	—	—	—	191	191

Net increase (decrease) in cash and cash equivalents	1,944	—	—	(4,359)	(2,415)
Cash and cash equivalents at beginning of year	5,911	—	—	7,878	13,789

Cash and cash equivalents at end of year	$7,855	$—	$—	$3,519	$11,374

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

For the Period October 13, 2010 to January 1, 2011 (Successor)

(In thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Reclassification/ Eliminations	Consolidated
Net sales	$210,944	$—	$30,795	$56,269	$(28,759)	$269,249
Cost of sales	170,252	—	30,133	51,111	(28,759)	222,737

Gross profit	40,692	—	662	5,158	—	46,512
Selling, general and administrative expense	43,206	—	555	9,782	—	53,543
Transaction costs	7,411	—	—	—	—	7,411

(Loss) income from operations	(9,925)	—	107	(4,624)	—	(14,442)
Interest expense, net	15,860	—	—	260	—	16,120
Loss on debt extinguishment	25,117	—	—	12	—	25,129
Foreign currency loss	—	—	—	771	—	771

(Loss) income before income taxes	(50,902)	—	107	(5,667)	—	(56,462)
Income tax expense (benefit)	12,477	—	(2,286)	(1,638)	—	8,553

(Loss) income before equity (loss) income from subsidiaries	(63,379)	—	2,393	(4,029)	—	(65,015)
Equity (loss) income from subsidiaries	(1,636)	—	(4,029)	—	5,665	—

Net (loss) income	$(65,015)	$—	$(1,636)	$(4,029)	$5,665	$(65,015)
Other comprehensive income (loss):
Pension and other postretirement benefit adjustments, net of tax	4,799	—	1,686	1,095	(2,781)	4,799
Foreign currency translation adjustments, net of tax	5,186	—	5,186	5,186	(10,372)	5,186

Total comprehensive (loss) income	$(55,030)	$—	$5,236	$2,252	$(7,488)	$(55,030)

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Period October 13, 2010 to January 1, 2011 (Successor)

(In thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidated
Net cash used in operating activities	$(58,847)	$—	$(12,153)	$(1,141)	$(72,141)
Investing Activities
Acquisition, net of assumed debt	(557,591)	—	—	—	(557,591)
Capital expenditures	(3,973)	—	(18)	(1,169)	(5,160)

Net cash used in investing activities	(561,564)	—	(18)	(1,169)	(562,751)
Financing Activities
Borrowings under ABL facilities	138,500	—	—	18,980	157,480
Payments under ABL facilities	(80,500)	—	—	(18,980)	(99,480)
Issuance of senior notes	730,000	—	—	—	730,000
Repayment of Predecessor long-term debt, including redemption premiums and interest	(719,972)	—	—	—	(719,972)
Equity contribution	553,507	—	—	—	553,507
Financing costs	(39,211)	—	—	—	(39,211)
Dividends paid	—	—	44,500	(44,500)	—
Intercompany transactions	(16,774)	—	(32,046)	48,820	—

Net cash provided by financing activities	565,550	—	12,454	4,320	582,324
Effect of exchange rate changes on cash and cash equivalents	—	—	—	75	75

Net (decrease) increase in cash and cash equivalents	(54,861)	—	283	2,085	(52,493)
Cash and cash equivalents at beginning of period	60,772	—	(283)	5,793	66,282

Cash and cash equivalents at end of period	$5,911	$—	$—	$7,878	$13,789

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

For the Period January 3, 2010 to October 12, 2010 (Predecessor)

(In thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Reclassification/ Eliminations	Consolidated
Net sales	$648,331	$—	$130,099	$246,842	$(127,334)	$897,938
Cost of sales	477,674	—	124,682	183,487	(127,334)	658,509

Gross profit	170,657	—	5,417	63,355	—	239,429
Selling, general and administrative expense	127,453	—	2,602	29,393	—	159,448
Transaction costs	38,416	—	—	—	—	38,416
Transaction bonuses	26,231	—	—	—	—	26,231
Stock option compensation	38,014	—	—	—	—	38,014

(Loss) income from operations	(59,457)	—	2,815	33,962	—	(22,680)
Interest expense, net	58,104	—	1	654	—	58,759
(Gain) loss on debt extinguishment	(16,306)	—	—	1,105	—	(15,201)
Foreign currency gain	—	—	—	(184)	—	(184)

(Loss) income before income taxes	(101,255)	—	2,814	32,387	—	(66,054)
Income tax (benefit) expense	(30,068)	—	25,720	9,568	—	5,220

(Loss) income before equity (loss) income from subsidiaries	(71,187)	—	(22,906)	22,819	—	(71,274)
Equity (loss) income from subsidiaries	(87)	—	22,819	—	(22,732)	—

Net (loss) income	$(71,274)	$—	$(87)	$22,819	$(22,732)	$(71,274)
Other comprehensive income (loss):
Pension and other postretirement benefit adjustments, net of tax	(12,663)	—	(6,714)	(5,918)	12,632	(12,663)
Foreign currency translation adjustments, net of tax	3,023	—	3,023	3,023	(6,046)	3,023

Total comprehensive (loss) income	(80,914)	—	(3,778)	19,924	(16,146)	(80,914)

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Period January 3, 2010 to October 12, 2010 (Predecessor)

(In thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidated
Net cash provided by (used in) operating activities	$1,946	$—	$(2,069)	$28,692	$28,569
Investing Activities
Capital expenditures	(7,869)	—	(55)	(2,378)	(10,302)
Other	385	—	—	(385)	—

Net cash used in investing activities	(7,484)	—	(55)	(2,763)	(10,302)
Financing Activities
Borrowings under ABL facilities	128,500	—	—	15,000	143,500
Payments under ABL facilities	(138,500)	—	—	(15,000)	(153,500)
Excess tax benefit from redemption of options	1,817	—	—	—	1,817
Dividends paid	—	—	20,000	(20,000)	—
Financing costs	(223)	—	—	—	(223)
Intercompany transactions	68,799	—	(18,241)	(50,558)	—

Net cash provided by (used in) financing activities	60,393	—	1,759	(70,558)	(8,406)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	516	516

Net increase (decrease) in cash and cash equivalents	54,855	—	(365)	(44,113)	10,377
Cash and cash equivalents at beginning of period	5,917	—	82	49,906	55,905

Cash and cash equivalents at end of period	$60,772	$—	$(283)	$5,793	$66,282

ASSOCIATED MATERIALS, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 30, 2013	December 29, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,132	$9,594
Accounts receivable, net	119,567	121,387
Inventories	170,059	117,965
Income taxes receivable	3,378	2,690
Deferred income taxes	8,734	8,734
Prepaid expenses	11,453	8,771

Total current assets	319,323	269,141
Property, plant and equipment, at cost	162,730	162,536
Less accumulated depreciation	58,036	54,084

Property, plant and equipment, net	104,694	108,452
Goodwill	479,633	482,613
Other intangible assets, net	590,276	599,644
Other assets	21,256	22,434

Total assets	$1,515,182	$1,482,284

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$135,118	$74,311
Accrued liabilities	77,290	75,297
Deferred income taxes	4,350	3,469
Income taxes payable	2,895	5,697

Total current liabilities	219,653	158,774
Deferred income taxes	130,128	130,777
Other liabilities	150,610	153,473
Long-term debt	820,432	808,205
Commitments and contingencies

Member’s equity	194,359	231,055

Total liabilities and member’s equity	$1,515,182	$1,482,284

See accompanying notes to Condensed Consolidated Financial Statements.

ASSOCIATED MATERIALS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Quarters Ended
	March 30, 2013	March 31, 2012
	(unaudited)
Net sales	$208,984	$212,954
Cost of sales	164,230	171,860

Gross profit	44,754	41,094
Selling, general and administrative expenses	56,835	59,470

Loss from operations	(12,081)	(18,376)
Interest expense, net	18,841	18,687
Foreign currency loss	253	38

Loss before income taxes	(31,175)	(37,101)
Income tax expense	169	769

Net loss	(31,344)	(37,870)
Other comprehensive income (loss):
Pension and other postretirement benefit adjustments, net of tax	153	—
Foreign currency translation adjustments, net of tax	(5,543)	7,954

Total comprehensive loss	$(36,734)	$(29,916)

See accompanying notes to Condensed Consolidated Financial Statements.

ASSOCIATED MATERIALS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarters Ended
	March 30, 2013	March 31, 2012
	(unaudited)
Operating Activities
Net loss	$(31,344)	$(37,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,883	13,124
Deferred income taxes	946	(1,147)
Provision for losses on accounts receivable	1,109	974
Amortization of deferred financing costs	1,126	1,112
Loss on sale or disposal of assets	32	22
Other non-cash charges	44	26
Changes in operating assets and liabilities:
Accounts receivable	446	2,858
Inventories	(52,422)	(36,335)
Accounts payable and accrued liabilities	63,227	58,877
Income taxes receivable / payable	(3,575)	(4,800)
Other assets and liabilities	(4,473)	(961)

Net cash used in operating activities	(14,001)	(4,120)
Investing Activities
Capital expenditures	(1,361)	(738)
Supply center acquisition	(348)	—
Proceeds from the sale of assets	1	4

Net cash used in investing activities	(1,708)	(734)
Financing Activities
Borrowings under ABL facilities	44,672	30,073
Payments under ABL facilities	(32,378)	(31,560)
Equity contribution from parent	—	80

Net cash provided by (used in) financing activities	12,294	(1,407)
Effect of exchange rate changes on cash and cash equivalents	(47)	101

Net decrease in cash and cash equivalents	(3,462)	(6,160)
Cash and cash equivalents at beginning of period	9,594	11,374

Cash and cash equivalents at end of period	$6,132	$5,214

Supplemental information:
Cash paid for interest	$982	$1,152

Cash paid for income taxes	$2,800	$6,856

See accompanying notes to Condensed Consolidated Financial Statements.

ASSOCIATED MATERIALS, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTER ENDED MARCH 30, 2013

(UNAUDITED)

1. BASIS OF PRESENTATION

Associated Materials, LLC (the “Company”) is a 100% owned subsidiary of AMH Intermediate Holdings Corp. (“Holdings”). Holdings is a wholly-owned subsidiary of AMH Investment Holdings Corp. (“Parent”), which is controlled by investment funds affiliated with Hellman & Friedman LLC (“H&F”). Holdings and Parent do not have material assets or operations other than their direct and indirect ownership, respectively, of the membership interest of the Company. Approximately 97% of the capital stock of Holdings is owned by investment funds affiliated with H&F.

The Condensed Consolidated Financial Statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles for interim financial reporting, the instructions to Form 10-Q, and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, these interim condensed consolidated financial statements contain all of the normal recurring accruals and adjustments considered necessary for a fair presentation of the unaudited results for the quarters ended March 30, 2013 and March 31, 2012. These financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 29, 2012. A detailed description of the Company’s significant accounting policies and management judgments is located in the audited financial statements for the year ended December 29, 2012, included in the Company’s Form 10-K filed with the Securities and Exchange Commission.

The Company was founded in 1947 when it first introduced residential aluminum siding under the Alside® name and is a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States and Canada. The Company produces a comprehensive offering of exterior building products, including vinyl windows, vinyl siding, aluminum trim coil and aluminum and steel siding and accessories, which are produced at the Company’s 11 manufacturing facilities. The Company distributes these products direct to approximately 275 independent distributors and dealers and through its 122 company-operated supply centers. The Company also sells complementary products that are manufactured by third parties, such as roofing materials, insulation, exterior doors, vinyl siding in a shake and scallop design and installation equipment and tools, which are largely distributed through the company-operated supply centers. In addition, the Company offers full-service product installation services primarily for our vinyl siding and vinyl window products. Because most of the Company’s building products are intended for exterior use, the Company’s sales and operating profits tend to be lower during periods of inclement weather. Therefore, the results of operations for any interim period are not necessarily indicative of the results of operations for a full year.

Certain items previously reported in specific financial statement captions have been reclassified to conform to the fiscal 2013 presentation.

Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“ASU 2013-02”). ASU 2013-02 requires the disclosure of additional information about reclassification adjustments, including (1) changes in accumulated other comprehensive income balances by component and (2) significant items reclassified out of accumulated other comprehensive income. Required disclosures include disaggregation of the total change of each component of other comprehensive income and the separate presentation of reclassification adjustments and current-period other comprehensive income. In addition, ASU 2013-02 requires the presentation of information about significant items reclassified out of accumulated other comprehensive income by component either on the face of the statement where net income is presented or as a separate disclosure in the notes to the financial statements. The new disclosure requirements are effective, prospectively, for fiscal years, and interim periods within those years, beginning after December 15, 2012. ASU 2013-02 concerns presentation and disclosure only. Adoption of the provisions of ASU 2013-02 at the beginning of 2013 did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In July 2012, the FASB issued ASU No. 2012-02, Intangibles — Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). ASU 2012-02 permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. If an entity determines that it is not more likely than not that the asset is impaired, the entity will have the option not to calculate annually the fair value of an indefinite-lived intangible asset. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. Adoption of the provisions of ASU 2012-02 at the beginning of 2013 did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

2. ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance for doubtful accounts is based on review of the overall condition of accounts receivable balances and review of significant past due accounts. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts receivable that are not expected to be collected within one year, net of the related allowance for doubtful accounts, are included in other assets in the Condensed Consolidated Balance Sheets.

Allowance for doubtful accounts on accounts receivable consists of the following (in thousands):

	March 30, 2013	December 29, 2012
Allowance for doubtful accounts, current	$3,553	$3,737
Allowance for doubtful accounts, non-current	6,142	5,434

	$9,695	$9,171

3. INVENTORIES

Inventories are valued at the lower of cost (first in, first out) or market. Inventories consist of the following (in thousands):

	March 30, 2013	December 29, 2012
Raw materials	$38,362	$26,749
Work-in-progress	13,054	11,589
Finished goods	118,643	79,627

	$170,059	$117,965

4. GOODWILL AND OTHER INTANGIBLE ASSETS

The Company reviews goodwill for impairment on an annual basis at the beginning of the fourth quarter, or more frequently if events or circumstances change that would impact the value of these assets. The Company did not recognize any impairment losses of its goodwill during the quarters ended March 30, 2013 and March 31, 2012.

The changes in the carrying amount of goodwill are as follows (in thousands):

Goodwill
Balance at December 29, 2012	$482,613
Foreign currency translation	(2,980)

Balance at March 30, 2013	$479,633

The Company’s other intangible assets consist of the following (in thousands):

	March 30, 2013			December 29, 2012
	Cost	Accumulated Amortization	Net Carrying Value	Cost	Accumulated Amortization	Net Carrying Value
Amortized customer bases	$330,463	$64,187	$266,276	$331,582	$57,897	$273,685
Amortized non-compete agreements	20	6	14	10	5	5

Total amortized intangible assets	330,483	64,193	266,290	331,592	57,902	273,690
Non-amortized trade names	323,986	—	323,986	325,954	—	325,954

Total intangible assets	$654,469	$64,193	$590,276	$657,546	$57,902	$599,644

The Company’s non-amortized intangible assets consist of the Alside®, Revere®, Gentek®, Preservation® and Alpine® trade names and are tested for impairment at least annually at the beginning of the fourth quarter and on a more frequent basis if there are indications of potential impairment. The Company did not recognize any impairment losses of its other intangible assets during the quarters ended March 30, 2013 and March 31, 2012.

Finite lived intangible assets are amortized on a straight-line basis over their estimated useful lives. The estimated average amortization period for amortized customer bases and amortized non-compete agreements is 13 years and 3 years, respectively. Amortization expense related to other intangible assets was $6.5 million and $6.6 million for the quarters ended March 30, 2013 and March 31, 2012, respectively.

5. MANUFACTURING RESTRUCTURING COSTS

The Company recorded a manufacturing restructuring liability related to discontinued use of the warehouse facility adjacent to the Ennis manufacturing plant. Changes in the manufacturing restructuring liability are as follows (in thousands):

	Quarters Ended
	March 30, 2013	March 31, 2012
Balance at the beginning of the period	$3,387	$4,086
Accretion of related lease obligations	149	127
Payments	(487)	(466)

Balance at the end of the period	$3,049	$3,747

The remaining restructuring liability was included in accrued liabilities and other liabilities in the Condensed Consolidated Balance Sheets and will continue to be paid over the lease term, which ends April 2020.

6. PRODUCT WARRANTY COSTS AND SERVICE RETURNS

Consistent with industry practice, the Company provides to homeowners limited warranties on certain products, primarily related to window and siding product categories. Changes in the warranty reserve are as follows (in thousands):

	Quarters Ended
	March 30, 2013	March 31, 2012
Balance at the beginning of the period	$97,471	$101,163
Provision for warranties issued and changes in estimates for pre-existing warranties	1,519	2,651
Claims paid	(1,725)	(2,036)
Foreign currency translation	(254)	329

Balance at the end of the period	$97,011	$102,107

7. EXECUTIVE OFFICERS’ SEPARATION AND HIRING COSTS

On February 20, 2012, David S. Nagle was appointed President, AMI Distribution. On February 24, 2012, Stephen E. Graham resigned from his position as Senior Vice President — Chief Financial Officer and Secretary of the Company. On February 27, 2012, the Company entered into an employment agreement with Paul Morrisroe, pursuant to which he agreed to serve as the Company’s Senior Vice President, Chief Financial Officer and Secretary.

The Company recorded an immaterial amount of expense related to separation and hiring costs, including payroll taxes, certain benefits and related professional fees, for the quarter ended March 30, 2013. Separation and hiring costs, including payroll taxes, certain benefits and related professional fees were $1.6 million for the quarter ended March 31, 2012. These separation and hiring costs have been recorded as a component of selling, general and administrative expenses. As of March 30, 2013, remaining separation costs payable to the Company’s former executives of $2.4 million are accrued, which will be paid at various dates through 2014.

8. LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

	March 30, 2013	December 29, 2012
9.125% notes	$730,000	$730,000
Borrowings under the ABL facilities	90,432	78,205

Total long-term debt	$820,432	$808,205

9.125% Senior Secured Notes due 2017

In October 2010, the Company and AMH New Finance, Inc. (collectively, the “Issuers”) issued and sold $730.0 million of 9.125% Senior Secured Notes due 2017 (“9.125% notes”). The 9.125% notes bear interest at a rate of 9.125% per annum and are unconditionally guaranteed, jointly and severally, by each of the Issuers’ direct and indirect domestic subsidiaries that guarantees the Company’s obligations under the senior secured asset-based revolving credit facilities (the “ABL facilities”). Interest payments are remitted on a semi-annual basis on May 1 and November 1 of each year.

These notes have an estimated fair value, classified as Level 1, of $779.3 million and $742.8 million based on quoted market prices as of March 30, 2013 and December 29, 2012, respectively.

ABL Facilities

In October 2010, the Company entered into the ABL facilities in the amount of $225.0 million (comprised of a $150.0 million U.S. facility and a $75.0 million Canadian facility) pursuant to a revolving credit agreement maturing in 2015 (the “Revolving Credit Agreement”). All obligations under the U.S. facility are guaranteed by each existing and subsequently acquired direct and indirect wholly-owned material U.S. restricted subsidiary of the Company and the direct parent of the Company, other than certain excluded subsidiaries. All obligations under the Canadian facility are guaranteed by each existing and subsequently acquired direct and indirect wholly-owned material Canadian restricted subsidiary of the Company, other than certain excluded subsidiaries. The revolving credit loans under the Revolving Credit Agreement bear interest at the rate of (1) the London Interbank Offered Rate (“LIBOR”) (for eurodollar loans under the U.S. facility) or the Canadian Dealer Offered Rate (“CDOR”) (for loans under the Canadian facility), plus an applicable margin of 2.75% as of March 30, 2013, (2) the alternate base rate (which is the highest of a prime rate, the Federal Funds Effective Rate plus 0.50% and a one-month LIBOR rate plus 1.0% per annum), plus an applicable margin of 1.75% as of March 30, 2013, or (3) the alternate Canadian base rate (which is the higher of a Canadian prime rate and the 30-day CDOR Rate plus 1.0%), plus an applicable margin of 1.75% as of March 30, 2013. In addition to paying interest on outstanding principal under the ABL facilities, the Company is required to pay a commitment fee, payable quarterly in arrears, of 0.50% if the average daily undrawn portion of the ABL facilities is greater than 50% as of the most recent fiscal quarter or 0.375% if the average daily undrawn portion of the ABL facilities is less than or equal to 50% as of the most recent fiscal quarter.

On April 26, 2012, the Company, Holdings, certain direct or indirect 100% owned U.S. and Canadian restricted subsidiaries of the Company designated as a borrower or guarantor under the Revolving Credit Agreement, certain of the lenders party to the Revolving Credit Agreement, UBS AG, Stamford Branch and UBS AG Canada Branch, as administrative and collateral agents, and Wells Fargo Capital Finance, LLC, as co-collateral agent, entered into an amendment (“Amendment No. 1”) to the Revolving Credit Agreement, which, among other things, reallocates (i) $8.5 million of the $150.0 million U.S. revolving credit commitments in existence prior to Amendment No. 1 (“Pre-Amended U.S. Facility”) as U.S. tranche B revolving credit commitments and the remaining $141.5 million of the Pre-Amended U.S. Facility as U.S. tranche A revolving credit commitments, and (ii) $3.5 million of the $75.0 million Canadian revolving credit commitments in existence prior to Amendment No. 1 (“Pre-Amended Canadian Facility”) as Canadian tranche B revolving credit commitments and the remaining $71.5 million of the Pre-Amended Canadian Facility as Canadian tranche A revolving credit commitments. The U.S. and Canadian tranche B revolving facilities are “first-in, last-out,” which requires the entire principal amount available for borrowing under the U.S. and Canadian tranche B revolving facilities to be drawn in full before any loans may be drawn under the U.S. and Canadian tranche A revolving facilities, and are subject to separate borrowing base restrictions, which provide higher advance rates, for such facilities. The outstanding swingline loans and outstanding letters of credit under the pre-amended Revolving Credit Agreement have been continued under the U.S. and Canadian tranche A revolving facilities, as applicable, under the Revolving Credit Agreement, as amended. The U.S. and Canadian tranche B revolving facilities are available for borrowing from January 1 to September 30 of each year and must be repaid in full by October 1 of each year.

After giving effect to Amendment No. 1, the aggregate revolving credit commitments under the Revolving Credit Agreement were not increased. However, the interest rate margins, which are determined by reference to the level of borrowing availability under the U.S. and Canadian tranche A revolving facilities were increased by 200 basis points for each loan under either the U.S. or Canadian tranche B revolving facilities.

In connection with Amendment No. 1, the Company also amended its U.S. and Canadian security agreements, dated as of October 13, 2010, to reflect the reallocation of obligations in respect of the U.S. and Canadian tranche A revolving facilities and U.S. and Canadian tranche B revolving facilities and the “last-out” status of the U.S. and Canadian tranche B revolving facilities.

As of March 30, 2013, there was $90.4 million drawn under the Company’s ABL facilities and $44.0 million available for additional borrowings. The weighted average per annum interest rate applicable to borrowings under the U.S. portion and the Canadian portion of the ABL facilities were 3.6% and 5.1% as of March 30, 2013, respectively. The Company had letters of credit outstanding of $11.4 million as of March 30, 2013 primarily securing insurance policy deductibles, certain lease facilities and purchasing card program.

9. ACCUMULATED OTHER COMPREHENSIVE LOSS

Changes in accumulated other comprehensive loss by component, net of tax, for the quarter ended March 30, 2013 are as follows (in thousands):

	Defined Benefit Pension and Other Postretirement Plans	Foreign Currency Translation	Accumulated Other Comprehensive Loss
Balance at the beginning of the period	$(23,287)	$6,040	$(17,247)
Other comprehensive loss before reclassifications	—	(5,543)	(5,543)
Reclassifications out of accumulated other comprehensive loss	153	—	153

Balance at the end of the period	$(23,134)	$497	$(22,637)

Reclassifications out of accumulated other comprehensive loss for the quarter ended March 30, 2013 consist of the following (in thousands):

Defined Benefit Pension and Other Postretirement Plans
Amortization of unrecognized prior service costs	$5
Amortization of unrecognized cumulative actuarial net loss	184

Total before tax	189
Tax benefit	(36)

Net of tax	$153

Amortization of prior service costs and actuarial losses are included in the computation of net periodic benefit cost for the Company’s pension and other postretirement benefit plans.

10. RETIREMENT PLANS

The Company sponsors defined benefit pension plans which cover hourly workers at its West Salem, Ohio plant, and hourly union employees at its Woodbridge, New Jersey plant as well as a defined benefit retirement plan covering U.S. salaried employees, which was frozen in 1998 and subsequently replaced with a defined contribution plan (the “Domestic Plans”). The Company also sponsors a defined benefit pension plan covering the Canadian salaried employees and hourly union employees at the Lambeth, Ontario plant, a defined benefit pension plan for the hourly union employees at its Burlington, Ontario plant and a defined benefit pension plan for the hourly union employees at its Pointe Claire, Quebec plant (the “Foreign Plans”).

The Company also provides postretirement benefits other than pension (“OPEB plans”) including health care or life insurance benefits to certain U.S. and Canadian retirees and in some cases, their spouses and dependents. The Company’s postretirement benefit plans in the U.S. include an unfunded health care plan for hourly workers at the Company’s former steel siding plant in Cuyahoga Falls, Ohio. With the closure of this facility in 1991, no additional employees are eligible to participate in this plan. There are three other U.S. unfunded plans covering either life insurance or health care benefits for small frozen groups of retirees. The

Company’s foreign postretirement benefit plan provides life insurance benefits to active members at its Pointe Claire, Quebec plant and a closed group of Canadian salaried retirees. The actuarial valuation measurement date for the defined benefit pension plans and postretirement benefits other than pension is December 31.

Components of net periodic benefit cost for the Company’s defined benefit pension plans and OPEB plans are as follows (in thousands):

	Quarters Ended
	March 30, 2013			March 31, 2012
	Domestic Plans	Foreign Plans	OPEB Plans	Domestic Plans	Foreign Plans	OPEB Plans
Net periodic benefit cost:
Service cost	$267	$717	$4	$178	$609	$4
Interest cost	721	962	50	760	987	61
Expected return on assets	(887)	(997)	—	(813)	(937)	—
Amortization of unrecognized:
Prior service costs	—	5	—	—	5	—
Cumulative actuarial net loss	49	133	2	2	11	—

Net periodic benefit cost	$150	$820	$56	$127	$675	$65

Although changes in market conditions, current pension law and uncertainties regarding significant assumptions used in the actuarial valuations may have a material impact on future required contributions to the Company’s pension plans, the Company currently does not expect funding requirements to have a material adverse impact on current or future liquidity.

The actuarial valuations require significant estimates and assumptions to be made by management, primarily the funding interest rate, discount rate and expected long-term return on plan assets. These assumptions are all susceptible to changes in market conditions. The funding interest rate and discount rate are based on representative bond yield curves maintained and monitored by independent third parties. In determining the expected long-term rate of return on plan assets, the Company considers historical market and portfolio rates of return, asset allocations and expectations of future rates of return.

11. BUSINESS SEGMENTS

The Company is in the single business of manufacturing and distributing exterior residential building products. Net sales by principal product offering are as follows (in thousands):

	Quarters Ended
	March 30, 2013	March 31, 2012
Vinyl windows	$67,635	$66,888
Vinyl siding products	39,737	43,358
Metal products	31,861	35,667
Third-party manufactured products	51,016	52,094
Other products and services	18,735	14,947

	$208,984	$212,954

12. SUBSEQUENT EVENTS

Amendment of ABL Facilities

On April 18, 2013, the Company, Holdings, certain direct or indirect wholly-owned U.S. and Canadian restricted subsidiaries of the Company designated as a borrower or guarantor under the Revolving Credit Agreement, certain of the lenders party to the Revolving Credit Agreement, UBS AG, Stamford Branch and UBS AG Canada Branch, as administrative and collateral agents, and Wells Fargo Capital Finance, LLC, as co-collateral agent, amended and restated the Revolving Credit Agreement (as so amended and restated, the “Amended and Restated Revolving Credit Agreement”), which amendment and restatement, among other things:

•	reduced the interest rate margins in respect of the loans made under such Amended and Restated Revolving Credit Agreement by 75 basis points;

•

fixed the commitment fee at a rate of 37.5 basis points for the tranche A revolving credit commitments in lieu of a rate of 50 basis points, which stepped down to 37.5 basis points based on utilization of the tranche A revolving credit commitments;

•	extended the maturity of the loans and commitments under such Amended and Restated Credit Agreement to the earlier of (1) April 18, 2018 and (2) 90 days prior to the maturity of the 9.125% notes;

•

permitted the offering of the new notes (as defined below), which required the proceeds of such offering in excess of $40.0 million to be used to prepay the outstanding borrowings under the Company’s tranche B revolving credit commitments and terminate the Company’s existing $12.0 million tranche B revolving credit commitments;

•

increased availability under the Canadian borrowing base by conducting reappraisals of the Company’s Canadian real property and equipment, providing the Company with incremental liquidity based on current appraised values of such real property and equipment;

•

after the prepayment and termination of the tranche B revolving credit commitments upon the issuance and sale of the new notes (as defined below), reduced the trigger to test the springing minimum fixed charge coverage ratio to only when excess borrowing availability is less than the greater of (1) 10% (from 12.5% under the pre-amendment Revolving Credit Agreement) of the sum of (x) the lesser of (A) the U.S. tranche A defined borrowing base and (B) the U.S. tranche A revolving credit commitments and (y) the lesser of (A) the Canadian tranche A defined borrowing base and (B) the Canadian tranche A revolving credit commitments and (2) $20.0 million for a period of five consecutive business days until the 30th consecutive day when excess availability exceeds the above threshold; and

•	made certain other amendments to the Revolving Credit Agreement.

Additional 9.125% Senior Secured Notes

On May 1, 2013, the Company and its wholly-owned subsidiary, AMH New Finance, Inc., issued and sold $100.0 million in aggregate principal amount of additional 9.125% notes (the “new notes”) at an issue price of 106.00% of the principal amount of the new notes in a private placement.

The Company used the net proceeds of the offering to repay outstanding borrowings under its ABL facilities, including the prepayment and termination of the Company’s existing tranche B revolving credit commitments, thereby reducing the Company’s total credit commitment by $12.0 million to $213.0 million, and for other general corporate purposes. The new notes were issued as additional notes under the same indenture, dated as of October 13, 2010, governing the $730.0 million aggregate principal amount of 9.125% notes issued on October 13, 2010 (the “existing notes”), as supplemented by a supplemental indenture. The new notes are consolidated with and form a single class with the existing notes and have the same terms as to status, redemption, collateral and otherwise (other than issue date, issue price and first interest payment date) as the existing notes.

13. SUBSIDIARY GUARANTORS

The Company’s payment obligations under its 9.125% notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis, by its domestic 100% owned subsidiaries, Gentek Holdings, LLC and Gentek Building Products, Inc. AMH New Finance, Inc. is a co-issuer of the 9.125% notes and is a domestic 100% owned subsidiary of the Company having no operations, revenues or cash flows for the periods presented.

Associated Materials Canada Limited, Gentek Canada Holdings Limited and Gentek Buildings Products Limited Partnership are Canadian companies and do not guarantee the Company’s 9.125% notes. In the opinion of management, separate financial statements of the respective Subsidiary Guarantors would not provide additional material information that would be useful in assessing the financial composition of the Subsidiary Guarantors.

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET

March 30, 2013

(Unaudited, in thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Reclassification/ Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$6,111	$—	$—	$21	$—	$6,132
Accounts receivable, net	82,792	—	9,941	26,834	—	119,567
Intercompany receivables	366,627	—	54,008	1,794	(422,429)	—
Inventories	114,140	—	15,801	40,118	—	170,059
Income taxes receivable	—	—	—	3,378	—	3,378
Deferred income taxes	5,317	—	3,417	—	—	8,734
Prepaid expenses	6,951	—	847	3,655	—	11,453

Total current assets	581,938	—	84,014	75,800	(422,429)	319,323
Property, plant and equipment, net	65,206	—	1,844	37,644	—	104,694
Goodwill	300,642	—	24,650	154,341	—	479,633
Other intangible assets, net	394,752	—	44,992	150,532	—	590,276
Investment in subsidiaries	(45,001)	—	(134,683)	—	179,684	—
Intercompany receivable	—	730,000	—	—	(730,000)	—
Other assets	19,337	—	98	1,821	—	21,256

Total assets	$1,316,874	$730,000	$20,915	$420,138	$(972,745)	$1,515,182

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$86,721	$—	$15,384	$33,013	$—	$135,118
Intercompany payables	1,794	—	—	420,635	(422,429)	—
Accrued liabilities	61,817	—	8,335	7,138	—	77,290
Deferred income taxes	946	—	—	3,404	—	4,350
Income taxes payable	1,502	—	213	1,180	—	2,895

Total current liabilities	152,780	—	23,932	465,370	(422,429)	219,653
Deferred income taxes	76,968	—	17,633	35,527	—	130,128
Other liabilities	91,482	—	24,351	34,777	—	150,610
Long-term debt	801,285	730,000	—	19,147	(730,000)	820,432
Member’s equity	194,359	—	(45,001)	(134,683)	179,684	194,359

Total liabilities and member’s equity	$1,316,874	$730,000	$20,915	$420,138	$(972,745)	$1,515,182

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

For The Quarter Ended March 30, 2013

(Unaudited, in thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Reclassification/ Eliminations	Consolidated
Net sales	$161,763	$—	$35,830	$46,200	$(34,809)	$208,984
Cost of sales	128,301	—	33,327	37,411	(34,809)	164,230

Gross profit	33,462	—	2,503	8,789	—	44,754
Selling, general and administrative expenses	44,404	—	1,435	10,996	—	56,835

(Loss) income from operations	(10,942)	—	1,068	(2,207)	—	(12,081)
Interest expense, net	18,453	—	—	388	—	18,841
Foreign currency loss	—	—	—	253	—	253

(Loss) income before income taxes	(29,395)	—	1,068	(2,848)	—	(31,175)
Income tax expense (benefit)	946	—	(34)	(743)	—	169

(Loss) income before equity (loss) income from subsidiaries	(30,341)	—	1,102	(2,105)	—	(31,344)
Equity (loss) gain from subsidiaries	(1,003)	—	(2,105)	—	3,108	—

Net (loss) income	(31,344)	—	(1,003)	(2,105)	3,108	(31,344)
Other comprehensive income (loss):
Pension and other postretirement benefit adjustments, net of tax	153	—	110	102	(212)	153
Foreign currency translation adjustments, net of tax	(5,543)	—	(5,543)	(5,543)	11,086	(5,543)

Total comprehensive (loss) income	$(36,734)	$—	$(6,436)	$(7,546)	$13,982	$(36,734)

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Quarter Ended March 30, 2013

(Unaudited, in thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidated
Net cash used in operating activities	$(5,962)	$—	$(2,079)	$(5,960)	$(14,001)
Investing Activities
Capital expenditures	(1,294)	—	(10)	(57)	(1,361)
Supply center acquisition	(348)	—	—	—	(348)
Proceeds from the sale of assets	1	—	—	—	1

Net cash used in investing activities	(1,641)	—	(10)	(57)	(1,708)
Financing Activities
Borrowings under ABL facilities	30,174	—	—	14,498	44,672
Payments under ABL facilities	(28,389)	—	—	(3,989)	(32,378)
Intercompany transactions	4,609	—	2,089	(6,698)	—

Net cash provided by financing activities	6,394	—	2,089	3,811	12,294
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(47)	(47)

Net decrease in cash and cash equivalents	(1,209)	—	—	(2,253)	(3,462)
Cash and cash equivalents at beginning of period	7,320	—	—	2,274	9,594

Cash and cash equivalents at end of period	$6,111	$—	$—	$21	$6,132

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET

December 29, 2012

(Unaudited, in thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Reclassification/ Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$7,320	$—	$—	$2,274	$—	$9,594
Accounts receivable, net	91,556	—	9,179	20,652	—	121,387
Intercompany receivables	371,236	—	56,097	1,794	(429,127)	—
Inventories	83,523	—	7,359	27,083	—	117,965
Income taxes receivable	—	—	—	2,690	—	2,690
Deferred income taxes	5,317	—	3,417	—	—	8,734
Prepaid expenses	5,025	—	784	2,962	—	8,771

Total current assets	563,977	—	76,836	57,455	(429,127)	269,141
Property, plant and equipment, net	67,236	—	1,947	39,269	—	108,452
Goodwill	300,641	—	24,650	157,322	—	482,613
Other intangible assets, net	399,650	—	45,104	154,890	—	599,644
Investment in subsidiaries	(38,564)	—	(127,136)	—	165,700	—
Intercompany receivable	—	730,000	—	—	(730,000)	—
Other assets	20,207	—	171	2,056	—	22,434

Total assets	$1,313,147	$730,000	$21,572	$410,992	$(993,427)	$1,482,284

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$54,003	$—	$4,826	$15,482	$—	$74,311
Intercompany payables	1,794	—	—	427,333	(429,127)	—
Accrued liabilities	55,599	—	10,173	9,525	—	75,297
Deferred income taxes	—	—	—	3,469	—	3,469
Income taxes payable	1,495	—	3,053	1,149	—	5,697

Total current liabilities	112,891	—	18,052	456,958	(429,127)	158,774
Deferred income taxes	76,968	—	17,633	36,176	—	130,777
Other liabilities	92,733	—	24,451	36,289	—	153,473
Long-term debt	799,500	730,000	—	8,705	(730,000)	808,205
Member’s equity	231,055	—	(38,564)	(127,136)	165,700	231,055

Total liabilities and member’s equity	$1,313,147	$730,000	$21,572	$410,992	$(993,427)	$1,482,284

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

For The Quarter Ended March 31, 2012

(Unaudited, in thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Reclassification/ Eliminations	Consolidated
Net sales	$159,860	$—	$37,321	$52,524	$(36,751)	$212,954
Cost of sales	128,043	—	36,312	44,256	(36,751)	171,860

Gross profit	31,817	—	1,009	8,268	—	41,094
Selling, general and administrative expenses	47,163	—	1,885	10,422	—	59,470
Loss from operations	(15,346)	—	(876)	(2,154)	—	(18,376)
Interest expense, net	18,378	—	—	309	—	18,687
Foreign currency loss	—	—	—	38	—	38

Loss before income taxes	(33,724)	—	(876)	(2,501)	—	(37,101)
Income tax expense (benefit)	1,365	—	52	(648)	—	769

Loss before equity loss from subsidiaries	(35,089)	—	(928)	(1,853)	—	(37,870)
Equity (loss) income from subsidiaries	(2,781)	—	(1,853)	—	4,634	—

Net (loss) income	(37,870)	—	(2,781)	(1,853)	4,634	(37,870)
Other comprehensive (loss) income:
Pension and other postretirement benefit adjustments, net of tax	—	—	—	—	—	—
Foreign currency translation adjustments, net of tax	7,954	—	7,954	7,954	(15,908)	7,954

Total comprehensive (loss) income	$(29,916)	$—	$5,173	$6,101	$(11,274)	$(29,916)

ASSOCIATED MATERIALS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For The Quarter Ended March 31, 2012

(Unaudited, in thousands)

	Company	Co-Issuer	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Consolidated
Net cash (used in) provided by operating activities	$(6,942)	$—	$10,759	$(7,937)	$(4,120)
Investing Activities
Capital expenditures	(507)	—	(25)	(206)	(738)
Proceeds from the sale of assets	4	—	—	—	4

Net cash used in investing activities	(503)	—	(25)	(206)	(734)
Financing Activities
Borrowings under ABL facilities	15,500	—	—	14,573	30,073
Payments under ABL facilities	(22,500)	—	—	(9,060)	(31,560)
Intercompany transactions	11,719	—	(10,729)	(990)	—
Equity contribution from parent	80	—	—	—	80

Net cash provided by (used in) financing activities	4,799	—	(10,729)	4,523	(1,407)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	101	101

Net (decrease) increase in cash and cash equivalents	(2,646)	—	5	(3,519)	(6,160)
Cash and cash equivalents at beginning of period	7,855	—	—	3,519	11,374

Cash and cash equivalents at end of period	$5,209	$—	$5	$—	$5,214

Associated Materials, LLC

AMH New Finance, Inc.

Offer to Exchange

$100,000,000 aggregate principal amount of its 9.125% Senior Secured Notes due 2017, which have been registered under the Securities Act of 1933, for any and all of the $100,000,000 aggregate principal amount of outstanding 9.125% Senior Secured Notes due 2017 issued in a private placement on May 1, 2013.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

(a) Associated Materials, LLC and Gentek Holdings, LLC (each a Delaware limited liability company and collectively referred to herein as the “LLCs”)

The LLCs are each empowered by Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

In accordance with this provision, (1) the Amended and Restated Limited Liability Company Agreement of Associated Materials, LLC provides for indemnification of any person who is or was a member, director or officer of such company to the fullest extent permitted by the DLLCA and (2) the Limited Liability Company Agreement of Gentek Holdings, LLC provides for indemnification of its sole member and any person who is or was one of its officers or who is or was any of its direct or indirect members, partners, directors, managing directors, officers, stockholders, employees, agents, affiliates or controlling persons in connection with any matter arising out of or in connection with such company’s business or affairs to the fullest extent permitted by law, except to the extent that costs incurred by any such person result solely from the willful misfeasance or bad faith of such person.

The LLCs maintain insurance on behalf of their members, directors and officers insuring them against any liability asserted against them in their capacities as members, directors and officers or arising out of such status.

(b) AMH New Finance, Inc. and Gentek Building Products, Inc. (each a Delaware corporation and collectively referred to herein as the “Corporations”)

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Corporations’ certificates of incorporation include a provision that limits the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the DGCL.

In accordance with these provisions, (1) the articles of incorporation of AMH New Finance, Inc. provide for indemnification of any person who is or was a director or officer of such corporation to the fullest extent permitted by the DGCL and (2) the articles of incorporation and by-laws of Gentek Building Products, Inc. provide for indemnification of any person who is or was a director, officer, employee or agent of such corporation to the fullest extent permitted by law, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Corporations maintain insurance on behalf of their directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this prospectus, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

All financial statement schedules have been omitted due to the absence of conditions under which they are required or because the information required is included in the consolidated financial statements or the notes thereto.

Item 22.	Undertakings.

(a) Each undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of such registrant under the Securities Act to any purchaser in the initial distribution of the securities, such undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cuyahoga Falls, State of Ohio, on July 24, 2013.

ASSOCIATED MATERIALS, LLC AMH NEW FINANCE, INC.

By:	/S/ JERRY W. BURRIS
Name:	Jerry W. Burris
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of each of Associated Materials, LLC and AMH New Finance, Inc. hereby constitute and appoint Jerry W. Burris, Paul Morrisroe and Erik D. Ragatz and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on July 24, 2013.

Signature	Title

/S/ JERRY W. BURRIS	President, Chief Executive Officer and Director (Principal Executive Officer)
Jerry W. Burris

/S/ PAUL MORRISROE	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
Paul Morrisroe

/S/ ERIK D. RAGATZ	Chairman of the Board of Directors
Erik D. Ragatz

/S/ CHARLES A. CARROLL	Director
Charles A. Carroll

/S/ DANA R. SNYDER	Director
Dana R. Snyder

/S/ ROBERT B. HENSKE	Director
Robert B. Henske

/S/ ADAM B. DURRETT	Director
Adam B. Durrett

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cuyahoga Falls, State of Ohio, on July 24, 2013.

GENTEK HOLDINGS, LLC

By:	ASSOCIATED MATERIALS, LLC, its sole member

By:	/S/ JERRY W. BURRIS
Name:	Jerry W. Burris
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers of Gentek Holdings, LLC hereby constitute and appoint Jerry W. Burris and Paul Morrisroe and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed below by the following persons in the capacities indicated on July 24, 2013.

Signature	Title

/S/ JERRY W. BURRIS	President and Chief Executive Officer (Principal Executive Officer)
Jerry W. Burris

/S/ PAUL MORRISROE	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Paul Morrisroe

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cuyahoga Falls, State of Ohio, on July 24, 2013.

GENTEK BUILDING PRODUCTS, INC.

By:	/S/ JERRY W. BURRIS
Name:	Jerry W. Burris
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Gentek Building Products, Inc. hereby constitute and appoint Jerry W. Burris and Paul Morrisroe and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed below by the following persons in the capacities indicated on July 24, 2013.

Signature	Title

/S/ JERRY W. BURRIS	President, Chief Executive Officer and Director (Principal Executive Officer)
Jerry W. Burris

/S/ PAUL MORRISROE	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
Paul Morrisroe

EXHIBIT INDEX

Exhibit Number	Description

3.1(a)	Certificate of Formation of Associated Materials, LLC (incorporated by reference to Exhibit 3.1 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on March 25, 2008).

3.1(b)

Amended and Restated Limited Liability Company Agreement of Associated Materials, LLC (incorporated by reference to Exhibit 3.2 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

3.2(a)	Restated Certificate of Incorporation of AMH New Finance, Inc. (incorporated by reference to Exhibit 3.2(a) to Associated Materials, LLC’s Registration Statement on Form S-4, filed with the SEC on April 26, 2011).

3.2(b)	Certificate of Amendment to the Certificate of Incorporation of AMH New Finance, Inc. (incorporated by reference to Exhibit 3.2(b) to Associated Materials, LLC’s Registration Statement on Form S-4, filed with the SEC on April 26, 2011).

3.2(c)	Bylaws of AMH New Finance, Inc. (incorporated by reference to Exhibit 3.2(c) to Associated Materials, LLC’s Registration Statement on Form S-4, filed with the SEC on April 26, 2011).

3.3(a)	Certificate of Formation of Gentek Holdings, LLC (incorporated by reference to Exhibit 3.6 to Amendment No. 1 to Associated Materials, LLC’s Registration Statement on Form S-4, filed with the SEC on January 6, 2010).

3.3(b)	Limited Liability Company Agreement of Gentek Holdings, LLC (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to Associated Materials, LLC’s Registration Statement on Form S-4, filed with the SEC on January 6, 2010).

3.4(a)	Certificate of Incorporation of Gentek Building Products, Inc. (incorporated by reference to Exhibit 3.8 to Amendment No. 1 to Associated Materials, LLC’s Registration Statement on Form S-4, filed with the SEC on January 6, 2010).

3.4(b)	Certificate of Amendment to Certificate of Incorporation of Gentek Building Products, Inc. (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to Associated Materials, LLC’s Registration Statement on Form S-4, filed with the SEC on January 6, 2010).

3.4(c)	By-laws of Gentek Building Products, Inc. (incorporated by reference to Exhibit 3.10 to Amendment No. 1 to Associated Materials, LLC’s Registration Statement on Form S-4, filed with the SEC on January 6, 2010).

4.1	Indenture, dated as of October 13, 2010, among Carey Acquisition Corp., Carey New Finance, Inc., Associated Materials, LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee and notes collateral agent (incorporated by reference to Exhibit 4.1 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

4.2	Form of 9.125% Senior Secured Note due 2017 (incorporated by reference to Exhibit 4.2 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

4.3	First Supplemental Indenture, dated as of May 1, 2013, among Associated Materials, LLC, AMH New Finance, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee and notes collateral agent (incorporated by reference to Exhibit 4.1 to Associated Materials, LLC’s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2013).

Exhibit Number	Description

4.4	Registration Rights Agreement, dated as of May 1, 2013, among Associated Materials, LLC, AMH New Finance, Inc., the guarantors named therein, Deutsche Bank Securities Inc., UBS Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 4.2 to Associated Materials, LLC’s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2013).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

10.1	Amended and Restated Revolving Credit Agreement, dated as of April 18, 2013, among Associated Materials, LLC, AMH Intermediate Holdings Corp. (f/k/a Carey Intermediate Holdings Corp.), Gentek Holdings, LLC, Gentek Building Products, Inc., AMH New Finance, Inc. (f/k/a Carey New Finance, Inc.), Associated Materials Canada Limited, Gentek Canada Holdings Limited, Gentek Building Products Limited Partnership and several lenders and agents party thereto (incorporated by reference to Exhibit 10.1 to Associated Materials, LLC’s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2013).

10.2	Amendment No. 1 to Revolving Credit Agreement and US Security Agreement, dated April 26, 2012, among Associated Materials, LLC, Associated Materials Incorporated (f/k/a AMH Intermediate Holdings Corp. and Carey Intermediate Holdings Corp.), Gentek Holdings, LLC, Gentek Building Products, Inc., AMH New Finance, Inc. (f/k/a Carey New Finance, Inc.), Associated Materials Canada Limited, Gentek Canada Holdings Limited, Gentek Building Products Limited Partnership and several Lenders and Agents thereto (incorporated by reference to Exhibit 99.1 to Associated Materials, LLC’s Current Report on Form 8-K, filed with the SEC on May 2, 2012).

10.3	Omnibus Amendment to Canadian Loan Documents, dated April 26, 2012, among Associated Materials Canada Limited, Gentek Canada Holdings Limited, Gentek Building Products Limited Partnership and the Canadian Collateral Agent (incorporated by reference to Exhibit 99.2 to Associated Materials, LLC’s Current Report on Form 8-K, filed with the SEC on May 2, 2012).

10.4	Notes Security Agreement, dated as of October 13, 2010, among Associated Materials, LLC, the other grantors named therein and Wells Fargo Bank, National Association, as notes collateral agent (incorporated by reference to Exhibit 10.10 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.5	Notes Pledge Agreement, dated as of October 13, 2010, among Associated Materials, LLC, the other pledgors named therein and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.11 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.6	US Security Agreement, dated as of October 13, 2010, among Carey Intermediate Holdings Corp., Associated Materials, LLC, the other grantors named therein and UBS AG, Stamford Branch, as US collateral agent (incorporated by reference to Exhibit 10.2 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.7	US Pledge Agreement, dated as of October 13, 2010, among Carey Intermediate Holdings Corp., Associated Materials, LLC, the other pledgors named therein and UBS AG, Stamford Branch, as US collateral agent (incorporated by reference to Exhibit 10.3 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.8	US Guarantee, dated as of October 13, 2010, among Carey Intermediate Holdings Corp., Associated Materials, LLC, the other guarantors named therein and UBS AG, Stamford Branch, as US collateral agent (incorporated by reference to Exhibit 10.4 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

Exhibit Number	Description

10.9	Canadian Security Agreement, dated as of October 13, 2010, among Associated Materials Canada Limited, Gentek Canada Holdings Limited, Gentek Building Products Limited Partnership, the other grantors named therein and UBS AG Canada Branch, as Canadian collateral agent (incorporated by reference to Exhibit 10.5 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.10	Canadian Pledge Agreement, dated as of October 13, 2010, among Associated Materials Canada Limited, Gentek Canada Holdings Limited, Gentek Building Products Limited Partnership, the other pledgors named therein and UBS AG Canada Branch, as Canadian collateral agent (incorporated by reference to Exhibit 10.6 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.11	Canadian Pledge Agreement, dated as of October 13, 2010, between Gentek Building Products, Inc. and UBS AG, Stamford Branch, as US collateral agent (incorporated by reference to Exhibit 10.7 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.12	Canadian Guarantee, dated as of October 13, 2010, among Associated Materials Canada Limited, Gentek Canada Holdings Limited, Gentek Building Products Limited Partnership, the other guarantors named therein and UBS AG Canada Branch, as Canadian collateral agent (incorporated by reference to Exhibit 10.8 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.13	Intercreditor Agreement, dated as of October 13, 2010, between UBS AG, Stamford Branch, as collateral agent under the revolving loan documents, and Wells Fargo Bank, National Association, as collateral agent under the indenture and notes collateral documents (incorporated by reference to Exhibit 10.9 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.14*	Stockholders Agreement, dated as of October 13, 2010, among Carey Investment Holdings Corp., Carey Intermediate Holdings Corp., Associated Materials, LLC and the stockholders and holders of options signatory thereto (incorporated by reference to Exhibit 10.12 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.15*	Associated Materials Group, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.16*	Form of Stock Option Agreement (Time Vesting Option) for awards made under the 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.17*	Form of Stock Option Agreement (Performance Vesting Option) for awards made under the 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.18*	Executive Cash Incentive Plan (incorporated by reference to Exhibit 10.2 to Associated Materials, LLC’s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2013).

10.19*	Employment Agreement, dated as of September 12, 2011, between Associated Materials, LLC and Jerry W. Burris (incorporated by reference to Exhibit 10.1 to Associated Materials, LLC’s Current Report on Form 8-K, filed with the SEC on September 12, 2011).

10.20*	Employment Agreement, dated as of October 13, 2010, between Associated Materials, LLC and Stephen Graham (incorporated by reference to Exhibit 10.17 Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

Exhibit Number	Description

10.21*	Employment Agreement, dated as of August 1, 2011, between Associated Materials, LLC and Robert C. Gaydos (incorporated by reference to Exhibit 10.1 to Associated Materials, LLC’s Current Report on Form 8-K, filed with the SEC on August 3, 2011).

10.22*	Amended and Restated Employment Agreement, dated as of February 20, 2012, between Associated Materials, LLC and Brad Beard (incorporated by reference to Exhibit 10.19 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on March 30, 2012).

10.23*	Employment Agreement, dated as of October 13, 2010, between Associated Materials, LLC and John F. Haumesser (incorporated by reference to Exhibit 10.20 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

10.24*	Employment Agreement, dated as of February 27, 2012, between Associated Materials, LLC and Paul Morrisroe (incorporated by reference to Exhibit 10.1 to Associated Materials, LLC’s Current Report on Form 8-K, filed with the SEC on March 1, 2012).

10.25*	Employment Agreement, dated as of February 10, 2012, between Associated Materials, LLC and David S. Nagle (incorporated by reference to Exhibit 10.26 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on March 30, 2012).

10.26*	Agreement, dated June 17, 2013, between Jerry W. Burris and Choice Relocation Management, LLC.

10.27*	Agreement, dated June 17, 2013, between Paul Morrisroe and Choice Relocation Management, LLC.

10.28*

Form of Indemnification Agreement between Associated Materials, LLC and certain of the directors and executive officers of Associated Materials, LLC (incorporated by reference to Exhibit 10.22 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Associated Materials, LLC’s Annual Report on Form 10-K, filed with the SEC on April 1, 2011).

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included in the signature pages to this Registration Statement).

25.1	Statement of Eligibility of Trustee.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice to Clients.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Notice of Guaranteed Delivery.

*	Management contract or compensatory plan or arrangement.